UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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ENVISION HEALTHCARE CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 13, 2018

To our Stockholders:

You are cordially invited to attend the upcoming annual meeting of stockholders of Envision Healthcare Corporation (which we refer to in this proxy statement as “Envision” or the “Company”) to be held on September 11, 2018, beginning at 9:00 a.m. local time at 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201.

As Envision previously announced, on June 10, 2018, Envision, Enterprise Parent Holdings Inc. (which we refer to in this proxy statement as “Parent”) and Enterprise Merger Sub Inc., an indirect wholly owned subsidiary of Parent (which we refer to in this proxy statement as “Merger Sub”), entered into an Agreement and Plan of Merger that provides for the acquisition of Envision by Parent (such agreement, as it may be amended from time to time, is referred to in this proxy statement as the “merger agreement”). Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Envision (which we refer to in this proxy statement as the “merger”), with Envision surviving the merger as an indirect wholly owned subsidiary of Parent. If the merger agreement is adopted and the merger is completed, each share of our common stock (other than certain shares specified in the merger agreement) will be converted into the right to receive $46.00 per share in cash, without interest and subject to required withholding taxes, representing a premium of approximately 32% over the volume-weighted average share price of our common stock from November 1, 2017, the day immediately following Envision’s first announcement that it was reviewing strategic alternatives, to the date of the merger agreement.

The Envision board of directors (which we refer to in this proxy statement as the “Envision board of directors”, the “board”, or “our board”) has unanimously determined that the merger, the terms of the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, Envision and its stockholders and approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement.

At the annual meeting, you will be asked to adopt the merger agreement, to vote on the election of Envision directors and to vote on other merger-related and annual-meeting matters. The board unanimously recommends that Envision stockholders vote “FOR” the adoption of the merger agreement and “FOR” each of the other proposals described in the accompanying proxy statement.

In considering the recommendation of the board with regards to the proposal to adopt the merger agreement, you should be aware that certain directors and executive officers of Envision will have interests in the merger that may be different from, or in addition to, the interests of Envision stockholders generally. See the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger” of the accompanying proxy statement.

Your vote is very important. The merger cannot be completed without the adoption of the merger agreement by the affirmative vote of the holders of a majority of the shares of Envision common stock outstanding and entitled to vote at the annual meeting. If you do not vote, that will have the effect of a vote against the merger agreement. It is important that your shares of Envision common stock be represented and voted regardless of the size of your holdings. Whether or not you plan to attend the annual meeting, Envision urges you to submit a proxy in advance of the annual meeting to have your shares voted by using one of the methods described in the accompanying proxy statement.

More information about the annual meeting, the merger and the other proposals for consideration at the annual meeting is contained in the accompanying proxy statement.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.

On behalf of the Envision board of directors, thank you for your continued support.

Sincerely,

William A. Sanger Chairman of the Board	Christopher A. Holden President and Chief Executive Officer

Neither the U.S. Securities and Exchange Commission, nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger, the merger agreement or the other transactions contemplated thereby, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 13, 2018 and is first being mailed to stockholders on or about August 13, 2018.

ENVISION HEALTHCARE CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	September 11, 2018

Time:	9:00 a.m., local time

Place:	150 Third Avenue South, Suite 2800, Nashville, TN 37201

Record Date:	August 10, 2018

To our Stockholders:

The 2018 annual meeting of stockholders of Envision Healthcare Corporation will be held to consider and vote upon the following proposals:

Proposal 1.	To adopt the Agreement and Plan of Merger, dated as of June 10, 2018, by and among Envision, Parent and Merger Sub;

Proposal 2.

To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Envision’s named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled “Proposal 1: Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments and Benefits to the Company’s Named Executive Officers in Connection with the Merger”;

Proposal 3.

To approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum;

Proposal 4.	To elect four members to Envision’s board of directors for terms ending at the 2021 annual meeting of stockholders;

Proposal 5.	To approve certain amendments to Envision’s certificate of incorporation, including the declassification of the board and the elimination of the Series A-1 Mandatory Convertible Preferred Stock;

Proposal 6.	To approve, on an advisory (non-binding) basis, the compensation of Envision’s named executive officers;

Proposal 7.	To ratify the appointment of Deloitte & Touche LLP as Envision’s independent registered public accounting firm for the current fiscal year; and

any other business that may properly come before the meeting and any adjournment or postponement thereof.

The accompanying proxy statement further describes the matters to be considered at the annual meeting. A copy of the merger agreement has been included as Annex A to the accompanying proxy statement.

Only stockholders of record as of the close of business on August 10, 2018 are entitled to notice of, and to vote at, the annual meeting. All stockholders of record as of that date are cordially invited to attend the annual meeting in person. Attendance at the annual meeting will be limited to Envision stockholders as of the close of business on the record date or their authorized representatives, as more fully described under the section entitled “The Annual Meeting”. If you wish to attend the annual meeting in person, please notify Investor Relations in advance at 1A Burton Hills Boulevard, Nashville, Tennessee 37215.

Please vote your shares.	If you are a stockholder of record, you may vote in the following ways:
We encourage stockholders to vote promptly. If you fail to vote with respect to Proposal 1 or Proposal 5, the effect will be the same as a vote “AGAINST” such proposal.	By Telephone In the United States or Canada you can vote by calling 1-800-690-6903.	By Internet You can vote online at www.proxyvote.com.	By Mail You can vote by mail by marking, dating and signing your proxy card and returning it in the postage-paid envelope.

In Person

You can vote in person at the annual meeting. Please refer to the section of this proxy statement entitled “Questions and Answers About the Annual Meeting” for further information regarding attending the annual meeting. If you wish to attend the annual meeting in person, please notify Investor Relations in advance at 1A Burton Hills Boulevard, Nashville, Tennessee 37215.

If your shares of common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

The board has unanimously determined that the merger is advisable, fair to, and in the best interests of, the Company and its stockholders, and unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement. The board unanimously recommends that Envision stockholders vote “FOR” Proposal 1 to adopt the merger agreement. The board also unanimously recommends that Envision stockholders vote “FOR” each of the following: Proposal 2 to approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger; Proposal 3 to approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies or in the absence of a quorum; Proposal 4 to elect four members to the board for terms ending at the 2021 annual meeting of stockholders; Proposal 5 to approve certain amendments to our certificate of incorporation; Proposal 6 to approve, on an advisory (non-binding) basis, the compensation of Envision’s named executive officers; and Proposal 7 to ratify the appointment of Deloitte & Touche LLP as Envision’s independent registered public accounting firm for the current fiscal year.

In considering the recommendation of the board with regards to Proposal 1, you should be aware that certain directors and executive officers of Envision will have interests in the merger that may be different from, or in addition to, the interests of Envision stockholders generally. See the section entitled “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” of the accompanying proxy statement.

Your vote is important, regardless of the number of shares of common stock you own. We cannot complete the merger unless Envision stockholders adopt the merger agreement by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Your failure to vote in person or by proxy, or to instruct your broker, bank or other nominee on how to vote, would have the same effect as a vote “AGAINST” Proposal 1 and Proposal 5. However, such failure to vote would not impact the approval of any of the other proposals listed in this proxy statement.

Under Delaware law, stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of the Company as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal before the vote on the proposal to adopt the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement. See the section of this proxy statement entitled “Appraisal Rights.”

You may revoke your proxy at any time before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement.

Only holders of record of Envision common stock as of the close of business on August 10, 2018, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting.

Before voting your shares, we urge you to, and you should, read the entire proxy statement carefully, including its annexes and the documents incorporated by reference in the proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By order of the Board of Directors,

Craig A. Wilson

Secretary

Nashville, Tennessee

August 13, 2018

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SUMMARY

This summary highlights selected information contained in this proxy statement, including with respect to the merger agreement and the merger. We encourage you to, and you should, read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you in determining how to vote. We have included page references to direct you to a more complete description of the topics presented in this summary. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”

The Companies (page 29)

Envision Healthcare Corporation

Envision Healthcare Corporation, referred to as “Envision,” the “Company,” “we,” “our” or “us,” is a Delaware corporation. Envision (NYSE: EVHC) is a leading provider of physician-led services, post-acute care, and ambulatory surgery services. As of March 31, 2018, Envision delivered physician services, including in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 45 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, we believe when combined, contribute to efficient and effective population health management strategies. Envision owns and operates 261 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. In total, Envision offers a differentiated suite of clinical solutions on a national scale.

Additional information about Envision is contained in its public filings, certain of which are incorporated by reference herein. See the sections of this proxy statement entitled “Where You Can Find Additional Information” and “The Companies — Envision Healthcare Corporation.”

Enterprise Parent Holdings Inc.

Enterprise Parent Holdings Inc., referred to as “Parent,” is a Delaware corporation. Parent is an affiliate of investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P., referred to as “KKR”. Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of the Company. See the section of this proxy statement entitled “The Companies — Enterprise Parent Holdings Inc.”

Enterprise Merger Sub Inc.

Enterprise Merger Sub Inc., referred to as “Merger Sub,” is a Delaware corporation and an indirect wholly owned subsidiary of Parent that will function as the merger subsidiary in the merger. Merger Sub is an affiliate of investment funds affiliated with KKR. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of the Company. Upon the completion of the merger, Merger Sub will merge with and into the Company and Merger Sub will cease to exist. See the section of this proxy statement entitled “The Companies — Enterprise Merger Sub Inc.”

The Annual Meeting (page 30)

Date, Time and Place of the Annual Meeting

The annual meeting of stockholders of Envision (referred to in this proxy statement as the “annual meeting”) will be held on September 11, 2018, at 9:00 a.m. local time, at 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201.

Purposes of the Annual Meeting

At the annual meeting, Envision stockholders will be asked to consider and vote on the following proposals, and may be asked to vote on any other business that may properly come before the annual meeting and any adjournment or postponement thereof:

•

Proposal 1:  To adopt the Agreement and Plan of Merger, dated as of June 10, 2018, by and among Envision, Parent and Merger Sub (we refer to this agreement in this proxy statement as the “merger agreement,” and we refer to this proposal in this proxy statement as the “merger proposal”);

•

Proposal 2:  To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Envision’s named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”;

•

Proposal 3:  To approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum;

•

Proposal 4:  To elect four members to the Envision board of directors (which we refer to in this proxy statement as the “Envision board of directors”, the “board”, or “our board”) for terms ending at the 2021 annual meeting of stockholders;

•

Proposal 5:  To approve certain amendments to Envision’s certificate of incorporation, including the declassification of the board and the elimination of the Series A-1 Mandatory Convertible Preferred Stock (which we refer to this proposal in this proxy statement as the “board declassification proposal”);

•	Proposal 6: To approve, on an advisory (non-binding) basis, the compensation of Envision’s named executive officers; and

•	Proposal 7: To ratify the appointment of Deloitte & Touche LLP as Envision’s independent registered public accounting firm for the current fiscal year.

Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to approve Proposal 1 to adopt the merger agreement, the merger will not occur. The approval of Proposals 2-7 is not a condition to the completion of the merger. See the sections of this proxy statement entitled “The Annual Meeting” and “The Merger Agreement.”

We do not expect that any matters other than the proposals set forth above will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Record Date, Notice and Quorum

The holders of record of Envision common stock as of the close of business on August 10, 2018, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date, 121,391,673 shares of Envision common stock were outstanding and entitled to vote at the annual meeting.

The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. A quorum is necessary to transact business at the annual meeting. Once a share is represented at the annual meeting, it will be counted for purposes of determining whether a quorum is present at the annual meeting. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to a later date. If a new record date is set for an adjourned annual meeting, a new quorum will have to be established. Abstentions and broker “non-votes” are counted as present and entitled to vote for the purpose of establishing a quorum.

Required Vote

The votes required for each proposal are as follows:

•

Proposal 1:  The Merger.  The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on such matter at the annual meeting is required to approve the merger proposal.

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Proposal 2:  Advisory Vote on Named Executed Officer Merger-Related Compensation.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the merger-related compensation payments.

•

Proposal 3:  Vote on Adjournment.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

•

Proposal 4:  Election of Directors.  Each nominee must be elected by a majority of the votes cast. The “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” the nominee’s election, not including abstentions and broker non-votes. Any director who does not receive a majority of votes cast is subject to the board’s director resignation policy, as set forth in our bylaws.

•

Proposal 5:  Amendments to Our Certificate of Incorporation.  The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on such matter at the annual meeting is required to approve the board declassification proposal.

•

Proposal 6:  Advisory Vote on Executive Compensation.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the compensation of Envision’s named executive officers.

•

Proposal 7: Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to ratify the appointment of Envision’s independent public accountant.

In addition, approval of any other proposal to be voted upon at the annual meeting requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting.

Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the annual meeting.

An abstention or failure to vote will have the following effect:

•

An abstention with respect to the merger proposal (Proposal 1) or the board declassification proposal (Proposal 5), or a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” such proposal.

•

An abstention with respect to the proposal for the election of directors (Proposal 4) will have no effect on the approval of such proposal. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on such proposal, assuming a quorum is present.

•

An abstention with respect to any of the other proposals listed in this proxy statement (Proposals 2, 3, 6-7) will have the same effect as a vote “AGAINST” such proposal. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals, assuming a quorum is present.

The Company’s directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the annual meeting, although they have no obligation to do so. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 1,177,250 shares of Company common stock, or approximately 0.97% of the outstanding shares of Company common stock entitled to vote at the annual meeting.

Proxies; Revocation

Any Envision stockholder of record entitled to vote at the annual meeting may submit a proxy by telephone or over the Internet, by returning the enclosed proxy card, or by attending the annual meeting and voting in person. If your shares of common stock are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the instructions provided by your broker, bank or other nominee.

Any proxy may be revoked at any time prior to its exercise by submitting a properly executed, later-dated proxy through any of the methods available to you, by giving written notice of revocation to Envision Healthcare Corporation, c/o Secretary, 1A Burton Hills Boulevard, Nashville, Tennessee 37215, or by attending the annual meeting and voting in person.

The Merger (page 36)

You will be asked to consider and vote upon the proposal to adopt the merger agreement. A copy of the merger agreement is attached to this proxy statement as Annex A. The merger agreement provides, among other things, that at the effective time of the merger (referred to in this proxy statement as the “effective time”), Merger Sub will be merged with and into the Company, with the Company surviving the merger (referred to in this proxy statement as the “surviving corporation”). In the merger, each share of common stock, par value $0.01 per share, of the Company (referred to in this proxy statement as the “common stock,” the “Company common stock” or the “Envision common stock”) issued and outstanding immediately before the effective time (other than certain shares specified in the merger agreement) will be converted into the right to receive $46.00 per share in cash, without interest (referred to in this proxy statement as the “merger consideration”), subject to required withholding taxes. Upon completion of the merger, the Company will be an indirect wholly owned subsidiary of Parent, the Company common stock will no longer be publicly traded and the Company’s existing stockholders will cease to have any ownership interest in the Company.

Treatment of Company Equity Awards (page 88)

Company Options.  Except as otherwise agreed prior to the effective time, each option to purchase shares of Company common stock (referred to in this proxy statement as “Company options”) that is outstanding as of immediately prior to the effective time will, at the effective time, be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the merger consideration over the exercise price per share of such Company option and (ii) the total number of shares subject to such Company option.

Company Restricted Shares.  Except as otherwise agreed prior to the effective time, each award of restricted shares of Company common stock (referred to in this proxy statement as “Company restricted shares”) that is subject to any vesting, forfeiture or other lapse restrictions and is outstanding as of immediately prior to the effective time will, at the effective time, become fully vested and be converted into the right to receive an amount in cash equal to the merger consideration.

Company RSUs.  Except as otherwise agreed prior to the effective time, each restricted stock unit award or deferred stock unit award in respect of Company common stock (referred to in this proxy statement as “Company RSUs”) that is outstanding as of immediately prior to the effective time will, at the effective time, be converted into the right to receive an amount in cash equal to the sum of (i) the product of (A) the total number of shares subject to such Company RSU immediately prior to the effective time and (B) the merger consideration and (ii) any accrued but unpaid dividend equivalents with respect to such Company RSU.

Company PSUs.  Except as otherwise agreed prior to the effective time, each performance share unit award in respect of Company common stock (referred to in this proxy statement as “Company PSUs”) that is outstanding as of immediately prior to the effective time will, at the effective time, be canceled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares subject to such Company PSU assuming target performance and (ii) the merger consideration (referred to in this proxy statement as the “Company PSU consideration”). The Company PSU consideration will generally be payable to the holder of the corresponding Company PSU in a single lump sum on the date on which the applicable Company PSU would have otherwise vested, subject to such holder’s continued service to Parent, the Company, or any of their subsidiaries through the applicable vesting date, and will otherwise have vesting and payment terms and conditions that are the same as the vesting and payment terms applicable to the corresponding Company PSU. If a holder experiences a termination without cause or resigns with good reason, in each case, prior to the applicable vesting date, then the Company PSU consideration will fully vest.

For more information, see “The Merger Agreement — Treatment of Company Equity Awards.”

Conditions to Completion of the Merger (page 112)

Each party’s obligation to complete the merger is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

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the affirmative vote of the holders of a majority of the outstanding shares of Envision common stock in favor of the adoption of the merger agreement (which we refer to in this proxy statement as the “Company stockholder approval”);

•

no law or order having been enacted, entered, promulgated, enforced or deemed applicable by a court of competent jurisdiction or other governmental entity that is in effect and that prohibits or makes illegal the consummation of the merger; and

•	the expiration or termination of the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The obligation of the Company to complete the merger is subject to the satisfaction or waiver by the Company at or prior to the effective time of the following additional conditions:

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the accuracy of the representations and warranties of Parent and Merger Sub as of the date of the merger agreement and as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a “parent material adverse effect” qualification;

•

the performance by each of Parent and Merger Sub in all material respects of the obligations and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

•

the receipt by the Company of a certificate signed by an executive officer of Parent, dated the closing date, to the effect that the conditions set forth in the two preceding bullet points have been satisfied.

The respective obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver by Parent at or prior to the effective time of the following additional conditions:

•

the accuracy of the representations and warranties of the Company as of the date of the merger agreement and as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to certain materiality qualifiers;

•

the performance by the Company in all material respects of the obligations and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

•

the receipt by Parent of a certificate signed by an executive officer of the Company, dated the closing date, to the effect that the conditions set forth in the two preceding bullet points have been satisfied.

Recommendation of the Envision Board of Directors (page 44)

After careful consideration, the Envision board of directors unanimously determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into the merger agreement and approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, and unanimously resolved to recommend that the stockholders of the Company vote to adopt the merger agreement. The board unanimously recommends that Envision stockholders vote “FOR” the proposal to adopt the merger agreement at the annual meeting and “FOR” the other proposals to be considered at the annual meeting.

Reasons for the Merger (page 44)

For a description of the reasons considered by the board in resolving to recommend in favor of the adoption of the merger agreement, see the section of this proxy statement entitled “Proposal 1: The Merger — Reasons for the Merger; Recommendation of the Envision Board of Directors.”

Opinions of Envision’s Financial Advisors (page 51)

At the meeting of the Envision board of directors on June 10, 2018, each of J.P. Morgan Securities LLC (referred to in this proxy statement as “J.P. Morgan”), Evercore Group L.L.C. (referred to in this proxy statement as “Evercore”), and Guggenheim Securities, LLC (referred to in this proxy statement as “Guggenheim Securities”, and together with “J.P. Morgan” and “Evercore”, the “financial advisors”) rendered its oral opinion to the board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by such financial advisor in preparing the opinion, as described in its opinion, the merger consideration to be paid to the holders of Envision common stock in the proposed merger was fair, from a financial point of view, to such holders. Each financial advisor confirmed its June 10, 2018 oral opinion by delivering its written opinion, dated June 10, 2018, to the board that, as of such date, the merger consideration to be paid to the holders of Envision common stock in the proposed merger was fair, from a financial point of view, to such holders.

The full text of the respective written opinions of each financial advisor, dated June 10, 2018, which set forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by each financial advisor in preparing its opinion, are attached as Annexes B, C and D to this proxy statement and are incorporated herein by reference. The summary of the opinion of each financial advisor set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinions in their entirety. Each financial advisor’s opinion was addressed to the board (in its capacity as such) in connection with and for the purposes of its evaluation of whether the merger consideration to be received by the holders of Envision common stock in the proposed merger was fair from a financial point of view to such holders and did not address any other aspect of the proposed merger. None of the opinions constitutes a recommendation to the board or to any other person in respect of the merger, including as to how any stockholder of the Company should vote or act with respect to the proposed merger or any other matter. For a description of the opinion that the board received from each financial advisor, see “Proposal 1: The Merger — Opinions of Envision’s Financial Advisors” beginning on page 51 of this proxy statement.

Interests of the Company’s Directors and Executive Officers in the Merger (page 76)

In considering the recommendation of the board in favor of the adoption of the merger agreement by Envision stockholders, you should be aware that certain directors and executive officers of Envision will have interests in the merger that may be different from, or in addition to, the interests of Envision stockholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of Envision stockholders generally include:

•	the merger agreement provides for the acceleration of the vesting and settlement of Company options, Company restricted shares, and Company RSUs at the effective time, and the conversion of

Company PSUs into cash-based awards that vest based on continued service to Parent, the Company or any of their applicable subsidiaries following the effective time;

•

certain of the Company’s executive officers are either parties to employment agreements with the Company or participants in severance plans that provide for severance benefits in the event of certain qualifying terminations of employment in connection with or following the merger;

•

certain of the Company’s executive officers participate in a nonqualified retirement plan that provides for accelerated vesting of Company contributions in the event of a change in control such as the merger;

•

the Company’s employees (including executive officers) are eligible for a prorated annual bonus in respect of 2018 in the event of a severance-qualifying termination of employment prior to payment of 2018 bonuses; and

•	the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage under indemnification agreements and the merger agreement.

These interests are discussed in more detail in the section entitled “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.” The board was aware of the different or additional interests described herein and considered these interests along with other matters in approving and recommending adoption by the Envision stockholders of the merger agreement.

Limited Guarantee (page 75)

Concurrently with the execution of the merger agreement, KKR Americas Fund XII L.P. (which we refer to in this proxy statement as the “Sponsor”) entered into a limited guarantee with the Company, pursuant to which it agreed to guarantee Parent’s obligations to pay, if due, the parent termination fee and certain other specified payments under the merger agreement, subject to the terms and conditions set forth in the limited guarantee, in an amount not to exceed $280 million in the aggregate. See the section of this proxy statement entitled “Proposal 1: The Merger — Limited Guarantee.”

Financing (page 75)

The Sponsor has committed to contribute or cause to be contributed to Parent at the closing of the merger, an aggregate amount in cash equal to $3.5 billion, subject to the terms and conditions set forth in an equity commitment letter dated June 10, 2018. Certain investment vehicles affiliated with KKR are expected to be provided with the opportunity to make a new investment in Parent in connection with the merger, including certain affiliated investment vehicles that currently own Envision common stock and which will receive the merger consideration.

In addition, in connection with the execution of the merger agreement, Parent has entered into a debt commitment letter, dated June 10, 2018, with Credit Suisse AG Cayman Islands Branch, Credit Suisse Loan Funding LLC, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, Jefferies Finance LLC, UBS AG, Stamford Branch, UBS Securities LLC, Royal Bank of Canada, RBC Capital Markets, LLC, HSBC Bank USA, National Association, HSBC Securities (USA) Inc., Mizuho Bank, Ltd. and, in some cases, certain of their affiliates (collectively referred to in this proxy statement as the “Lenders”), pursuant to which the Lenders have committed to provide a subsidiary of Parent, severally, but not jointly, and upon certain terms and subject to certain conditions, with debt financing in an aggregate principal amount of up to $8.05 billion.

We have agreed to use our reasonable best efforts to, and to cause our subsidiaries to use their reasonable best efforts to, and to use our reasonable best efforts to cause our and our subsidiaries’ representatives to, provide all cooperation reasonably requested by Parent in connection with Parent’s efforts to arrange the financing contemplated by the debt commitment letter, subject to the terms set forth in the merger agreement.

For more information, see “The Merger Agreement — Financing and Financing Cooperation.”

Material U.S. Federal Income Tax Consequences of the Merger (page 82)

If you are a U.S. holder (as defined under “Proposal 1: The Merger — Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). See the section of this proxy statement entitled “Proposal 1: The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Regulatory Approvals (page 84)

HSR Clearance. Under the HSR Act and related rules and regulations, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (referred to in this proxy statement as the “Antitrust Division”) and the United States Federal Trade Commission (referred to in this proxy statement as the “FTC”) and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. The Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC on June 29, 2018, and received early termination of the waiting period under the HSR Act on July 19, 2018.

Commitments to Obtain Approvals. The Company and Parent are each required to use reasonable best efforts to take all actions necessary to complete the merger, including cooperating and doing all things necessary, proper or advisable to obtain regulatory approvals. This includes, if required by regulatory authorities, (1) agreeing to sell, divest or dispose of any assets or businesses of Parent, the Company, or their respective subsidiaries and (2) taking or agreeing to take other actions that after the closing date limit Parent’s or its subsidiaries’ (including the surviving corporation’s) freedom of action with respect to, or its ability to retain, one or more businesses, products or assets of Parent or its subsidiaries (including the surviving corporation). However, Parent will not be required to take or commit to take any such actions with respect to any of its affiliates (other than Parent, the surviving corporation and their respective subsidiaries), and the Company will only be required to take or commit to take such actions if they are binding on the Company only if and when the closing of the merger occurs. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger.”

Appraisal Rights (page 163)

Under Section 262 of the General Corporation Law of the State of Delaware (referred to in this proxy statement as the “DGCL”), Envision stockholders who do not vote for the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of common stock in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company before the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex E.

Litigation Related to the Merger (page 84)

Following the announcement on June 11, 2018 of the execution of the merger agreement, four shareholder lawsuits were filed in connection with the merger: Modi v. Envision Healthcare Corporation, et al., Case No. 3:18-cv-00648 (the “Modi Action”), filed in the United States District Court for the Middle District of Tennessee on behalf of a putative class of the Company’s public shareholders; White v. Envision Healthcare Corporation, et al., Case No. 1:18-cv-01068 (the “White Action”), filed in the United States District Court for the District of Delaware by an individual purported shareholder; and Rosenblatt v. Envision Healthcare Corporation, et al., Case No. 1:18-cv-01077 (the “Rosenblatt Action”) and Barrett v. Envision Healthcare Corporation, et al., Case No. 1:18-cv-01219 (the “Barrett Action”), each filed in the United States District Court for the District of Delaware on behalf of a putative class of the Company’s public shareholders. The White, Rosenblatt and Barrett Actions name as defendants the Company and each of the Company’s directors individually; the Modi Action names as defendants the Company, each of the Company’s directors individually, Enterprise Parent Holdings Inc., and Enterprise Merger Sub Inc. All four actions allege violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder based on various alleged omissions of material information from the Preliminary Proxy Statement filed by the Company on July 9, 2018, in connection with the merger. The Modi Action also alleges a claim against the individual defendants for breach of fiduciary duties. All four actions seek, among other relief, to enjoin the merger (or, in the alternative, an award of rescissory damages in the event that the merger is completed), and an award of costs and attorneys’ and expert fees.

In addition, on August 2, 2018, plaintiff in a derivative lawsuit in the United States District Court for the Middle District of Tennessee, that was filed prior to the announcement of the merger agreement, captioned Purrone v. Sanger, et al., Case No. 3:17-cv-01472 (the “Purrone Action”), filed a purported amendment of the derivative action to add class claims alleging, among other things, that the individual defendants breached their fiduciary duties under Delaware law in connection with the merger and violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder based on various alleged omissions of material information from the Preliminary Proxy Statement filed by the Company, and seeking similar relief to that sought in the four aforementioned actions.

The Company believes the claims in all of these suits are without merit.

Delisting and Deregistration of Company Common Stock (page 85)

If the merger is completed, the Company common stock will be delisted from the NYSE Global Select Market (referred to in this proxy statement as the “NYSE”) and deregistered under the U.S. Securities Exchange Act of 1934, as amended (referred to in this proxy statement as the “Exchange Act”).

Alternative Proposals; No Solicitation (page 96)

Except as expressly permitted by the merger agreement, the Company must not, and must cause its subsidiaries, affiliates and representatives not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or knowingly facilitate any inquiries with respect to, or the making or submission of any proposals or offers that constitute, or that would reasonably be expected to lead to, an “alternative proposal,” as described in the section of this proxy statement entitled “The Merger Agreement — Alternative Proposals; No Solicitation”;

•

enter into, continue or otherwise participate in any discussions or negotiations regarding or that would reasonably be expected to lead to, an alternative proposal or provide access to its properties, books and records or any non-public information or data to any person (other than Parent, Merger Sub or their respective representatives) relating to the Company, its subsidiaries and its affiliates in connection with the foregoing (except, in each case, solely to notify such person as to the existence of the non-solicitation provisions of the merger agreement);

•	enter into any “alternative acquisition agreement,” as described in the section of this proxy statement entitled “The Merger Agreement — Alternative Proposals; No Solicitation”;

•	approve, endorse, or recommend, or publicly propose to approve, endorse or recommend, any alternative proposal; or

•

take any action to make any provision of any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation (or any related provision in the Company’s certificate of incorporation or bylaws) inapplicable to any transactions contemplated by an alternative proposal.

Notwithstanding the non-solicitation provisions of the merger agreement, at any time prior to the time the Company stockholder approval is obtained, if (1) the Company receives an unsolicited written alternative proposal that did not result from a breach of the provisions of the merger agreement described above or immediately below and (2) the board determines in good faith (x) after consultation with its outside legal counsel and financial advisors, that such alternative proposal would reasonably be expected to result in a “superior proposal,” as described in the section of this proxy statement entitled “The Merger Agreement — Alternative Proposals; No Solicitation,” and (y) after consultation with its outside legal counsel, that the failure to take the following actions would be inconsistent with its fiduciary duties under applicable law, the Company may:

•

furnish non-public information of the Company or its subsidiaries to the third party making the alternative proposal, if prior to doing so the third party has executed a confidentiality agreement with the Company having confidentiality provisions and other terms that are not less favorable in any material respect to the Company than the confidentiality and other provisions of certain existing confidentiality agreements between the Company and KKR (which we refer to in this proxy statement as the “KKR confidentiality agreements”), subject to the requirement that any such non-public information be provided to Parent prior to or substantially concurrently with the time such information is furnished to such third party; and

•	engage in discussions or negotiations with the third party with respect to the alternative proposal.

Change in Board Recommendation (page 98)

The board has unanimously recommended that Envision stockholders vote “FOR” the proposal to adopt the merger agreement. The merger agreement permits the board to effect a “change of recommendation” (as described in the section of this proxy statement entitled “The Merger Agreement — Alternative Proposals; No Solicitation — Change in Board Recommendation”) in certain circumstances, as described below.

Before the Company stockholder approval is obtained, the board may, in response to a written alternative proposal received by the Company after the date of the merger agreement on an unsolicited basis and that did not result from a breach of the non-solicitation provisions of the merger agreement summarized above, (x) make a change of recommendation or (y) cause the Company to terminate the merger agreement prior to the receipt of the Company stockholder approval to enter into a definitive agreement providing for a superior proposal, subject to the payment of the company termination fee, provided that, in each case:

•

the board determines in good faith, after consultation with its outside legal counsel and financial advisors, that the alternative proposal constitutes a superior proposal, and after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;

•

the Company must have given Parent at least four business days’ written notice advising Parent of its intention to make a change of recommendation or to terminate the merger agreement (which we refer to in this proxy statement as a “superior proposal notice”) together with a copy of any written offer or proposal, proposed definitive agreements, proposed or committed financing documentation and any other related documents for such superior proposal;

•

during such four business day period, if requested by Parent, the Company, its subsidiaries and their respective representatives must meet and engage in good faith negotiations with Parent and its representatives to amend the terms and conditions of the merger agreement in such a manner so that such alternative proposal would cease to constitute a superior proposal; and

•

at the end of such four business day period, after taking into account any proposal made by Parent to amend the terms of the merger agreement during the period following delivery of the superior proposal notice, the board determines in good faith (x) after consultation with its outside legal counsel and financial advisors, that the alternative proposal giving rise to the superior proposal notice continues to constitute a superior proposal and (y) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, subject to the commencement of a new notice period of three business days upon any material modifications or amendments to the terms of such alternative proposal.

In addition, prior to obtaining the Company stockholder approval, the board may, in response to an “intervening event” (as described in the section of this proxy statement entitled “The Merger Agreement — Alternative Proposals; No Solicitation”), make a change of recommendation involving the withdrawal (or modification or qualification in any manner adverse to Parent) of the company recommendation or the failure to include the company recommendation in this proxy statement if the board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board to take such action would be inconsistent with its fiduciary duties under applicable law, subject to the following requirements:

•

the Company must have given Parent at least four business days’ written notice (which we refer to in this proxy statement as an “intervening event notice”) advising Parent of its intention to make a change of recommendation, which intervening event notice must include a description of the applicable intervening event;

•

during such four business day period, if requested by Parent, the Company, its subsidiaries and their respective representatives must meet and engage in good faith negotiations with Parent and its representatives to amend the terms and conditions of the merger agreement in such a manner that would permit the board not to make such change of recommendation; and

•

at the end of such notice period, after taking into account any proposal made by Parent to amend the terms of the merger agreement during the period following delivery of the intervening event notice, the board must determine in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board to make such change of recommendation would continue to be inconsistent with its fiduciary duties under applicable law.

See the section of this proxy statement entitled “The Merger Agreement — Alternative Proposals; No Solicitation — Change in Board Recommendation.”

Termination (page 113)

The merger agreement may be terminated and the merger may be abandoned in the following circumstances:

•	at any time prior to the effective time by the mutual written consent of the Company and Parent;

•	by either the Company or Parent if:

•

the merger is not consummated on or before December 10, 2018, provided that if as of such date (a) all closing conditions are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to such conditions being capable of being satisfied at the closing) and the marketing period for Parent’s debt financing has not been completed (or the third business day after such marketing period has not occurred), or (b) all closing conditions are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to such conditions being capable of being satisfied at the closing) except those relating to clearance under the HSR Act or a legal restraint relating to U.S. antitrust law, then, in each case, such date will be automatically extended for up to two consecutive 60-day periods (which date, as it may be so extended, we refer to in this proxy statement as the “end date”), provided, further, that the terminating party has not breached in any material respect its obligations under the merger agreement in any manner that has been the primary cause of the failure to consummate the merger on or before the end date;

•

any governmental entity has issued a final and nonappealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement (including consummation of the merger), and such order, decree or ruling has become final and nonappealable, provided that the terminating party has not breached in any material respect its obligations under the merger agreement in any manner that has primarily caused such order, decree or ruling; or

•

the Company stockholder meeting (including any adjournments or postponements thereof) has concluded, a vote on the adoption of the merger agreement has been taken and the Company stockholder approval has not been obtained;

•	by the Company:

•

if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a condition to the obligation of Envision to complete the merger related to Parent’s or Merger Sub’s representations, warranties, covenants and agreements in the merger agreement and (ii) cannot be cured by the end date or, if curable, is not cured within 30 business days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate the merger agreement and the basis for such termination (subject to the Company not being in material breach of any representation, warranty, agreement or covenant contained in the merger agreement);

•

prior to obtaining the Company stockholder approval to enter into a definitive agreement providing for a superior proposal if the Company has complied with certain obligations under the merger agreement and paid the company termination fee prior to or concurrently with such termination; or

•

if the conditions to Parent’s and Merger Sub’s obligations to consummate the closing have been satisfied or waived at the time the closing is required to have occurred pursuant to the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), Parent fails to consummate the closing by the date that is two business days after the first date upon which Parent is required to consummate the closing pursuant to the merger agreement, and the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the closing and that at all times during such two-business day period the Company stood ready, willing and able to consummate the closing (we refer in this proxy statement to the condition described in this sub-bullet point as the “financing failure condition”);

•	by Parent if:

•

the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a condition to the obligations of Parent and Merger Sub to complete the merger related to Envision’s representations, warranties, covenants and agreements in the merger agreement and (ii) cannot be cured by the end date or, if curable, is not cured within 30 business days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate the merger agreement and the basis for such termination (subject to neither Parent nor Merger Sub being in material breach of any representation, warranty, agreement or covenant contained in the merger agreement); or

•

(A) prior to obtaining the Company stockholder approval, the board has effected a change of recommendation or (B) the Company or any of its subsidiaries has entered into an alternative acquisition agreement or the board has authorized or approved the execution of an alternative acquisition agreement.

Company Termination Fee (page 114)

Envision will pay Parent the company termination fee in an amount equal to $167 million if:

•

the Company has terminated the merger agreement prior to the receipt of the Company stockholder approval to enter into a definitive agreement providing for a superior proposal, in accordance with the terms of the merger agreement;

•

Parent has terminated the merger agreement due to (A) a change of recommendation by the board (prior to the receipt of the Company stockholder approval) or (B) the execution of an alternative acquisition agreement by the Company or any of its subsidiaries or the authorization or approval by the board of an alternative acquisition agreement; or

•	all three of the following conditions are satisfied:

•

after the date of the merger agreement, an alternative proposal is publicly proposed or publicly disclosed or, in the case of a termination of the merger agreement due to a failure to consummate the merger prior to the end date or an uncured breach by the Company, an alternative proposal has otherwise become known, disclosed or communicated to the Company’s senior management or the board (x) prior to, and is not withdrawn at least two business days prior to, the Company stockholder meeting in the event of a termination due to the failure to obtain the Company stockholder approval, (y) prior to the end date in the event of a termination due to a failure to consummate the merger prior to the end date or (z) prior to the breach that forms the basis of such termination in the event of a termination due to an uncured breach by the Company (provided that, for purposes of the provision referred to in this sub-bullet point, the references to “20%” in the definition of “alternative proposal” are deemed to be references to “50%”);

•

the merger agreement is terminated by Parent or the Company due to a failure to consummate the merger prior to the end date, failure to obtain the Company stockholder approval or an uncured breach by the Company (provided that in the case of a termination due to a failure to consummate the merger prior to the end date, the Company stockholder approval has not been obtained); and

•	concurrently with or within twelve months after such termination, the Company has entered into a definitive agreement providing for any alternative proposal or completed any alternative proposal.

Parent Termination Fee (page 115)

Parent will pay Envision the parent termination fee in an amount equal to $275 million if:

•	the merger agreement is terminated by the Company due to an uncured breach by Parent or Merger Sub, or the financing failure condition; or

•

the merger agreement is terminated by Parent due to a failure to consummate the merger before the end date and at such time the Company could have terminated the merger agreement due to an uncured breach by Parent or Merger Sub, or the financing failure condition.

Market Price of the Company Common Stock (page 26)

The Company common stock is listed on the NYSE under the symbol “EVHC.” The closing sale price of our common stock on June 8, 2018, the last trading day prior to the execution of the merger agreement, was $43.64 per share. On August 10, 2018, the most recent practicable date before the filing of this proxy statement, the closing price for our common stock was $44.67 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers address briefly some questions you may have regarding the annual meeting and the proposals to be voted on at the annual meeting. These questions and answers may not address all of the questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the documents incorporated by reference into this proxy statement without charge by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q:	Why am I receiving this proxy statement?

A:

Envision is sending these materials to Envision stockholders to help them decide how to vote their shares of Envision common stock with respect to the merger proposal (as defined below) and the other matters to be considered at the annual meeting.

Q:	What am I being asked to vote on?

A:

Envision stockholders are being asked to vote upon the following proposals, and may be asked to vote on any other business that may properly come before the annual meeting and any adjournment or postponement thereof:

•

Proposal 1:  To adopt the merger agreement, which is further described in the sections entitled “Proposal 1: The Merger” beginning on page 36 and “The Merger Agreement” beginning on page 86 and a copy of which is attached to this proxy statement as Annex A;

•

Proposal 2:  To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Envision’s named executive officers in connection with the merger, the value of which is disclosed in the table in the section of this proxy statement entitled “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger”;

•

Proposal 3:  To approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum;

•	Proposal 4: To elect four members to the board for terms ending at the 2019 annual meeting of stockholders;

•	Proposal 5: To approve the board declassification proposal;

•	Proposal 6: To approve, on an advisory (non-binding) basis, the compensation of Envision’s named executive officers; and

•	Proposal 7: To ratify the appointment of Deloitte & Touche LLP as Envision’s independent registered public accounting firm for the current fiscal year.

Q:	Are there any other matters to be addressed at the annual meeting?

A:

At this time, Envision does not know of any other matters to be brought before the annual meeting, but if other matters are properly brought before such meeting or at any adjournment or postponement of such meeting, the persons who the board has appointed to vote proxies will vote on such matters in their discretion.

Q:	What is the merger?

A:

Envision has agreed to be acquired by Enterprise Parent Holdings Inc. (which we refer to in this proxy statement as “Parent”) under the terms of the merger agreement that is described in this proxy statement. If the merger agreement is adopted by Envision stockholders and the other conditions to closing under the merger agreement are satisfied or waived, Enterprise Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (which we refer to in this proxy statement as “Merger Sub”), will merge with and into Envision (which we refer to in this proxy statement as the “merger”), with Envision surviving the merger as an indirect wholly owned subsidiary of Parent.

The merger cannot be completed without the adoption of the merger agreement by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting. Your failing to submit a proxy or vote in person at the annual meeting, or your abstaining from voting or your failing to provide your bank, brokerage firm or other nominee with instructions, as applicable, will have the same effect as a vote “AGAINST” the adoption of the merger agreement. The board unanimously recommends that stockholders vote “FOR” the adoption of the merger agreement. This proxy statement includes important information about the merger and the merger agreement, a copy of which is attached as Annex A to this proxy statement. Envision stockholders should read this proxy statement carefully and in its entirety.

Q:	As an Envision stockholder, what will I receive in the merger?

A:

If the merger is completed you will receive $46.00 in cash, without interest and subject to required withholding taxes, for each outstanding share of common stock that you own immediately prior to the effective time, unless you have properly exercised your appraisal rights in accordance with Section 262 of the DGCL with respect to such shares. You will not be entitled to receive shares in the surviving corporation or Parent.

Q:	How does the merger consideration compare to the market price of the Company common stock?

A:

The merger consideration of $46.00 per share represents a premium of approximately 32% over the trailing volume-weighted average share price of our common stock for the period from November 1, 2017, the day immediately following Envision’s first announcement that it was reviewing strategic alternatives, to the date of the merger agreement.

Q:	When is the merger expected to be completed?

A:

As of the date of this proxy statement, we are targeting completing the merger in the fourth calendar quarter of 2018. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, which are described in this proxy statement, and we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain a public company, and shares of our common stock will continue to be registered under the Exchange Act, as well as listed and traded on the NYSE. If either Envision or Parent terminates the merger agreement, then, in certain specified circumstances, Envision may be required to pay Parent a company termination fee (referred to in this proxy statement as the “company termination fee”) in an amount equal to $167 million or Parent may be required to pay Envision a parent termination fee (referred to in this proxy statement as the “parent termination fee”) in an amount equal to $275 million. See the sections of this proxy statement entitled “The Merger Agreement — Company Termination Fee” and “The Merger Agreement — Parent Termination Fee.”

Q:	Am I entitled to rights of appraisal under the DGCL?

A:

If the merger is completed, stockholders who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of shares of our common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest on the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are, in any case, encouraged to seek the advice of legal counsel, with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in additional detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced in Annex E to this proxy statement. See the section of this proxy statement entitled “Appraisal Rights.”

Q:

Why am I being asked to consider and cast a vote on the advisory (non-binding) proposal on certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger? What will happen if stockholders do not approve this proposal?

A:

The inclusion of this proposal is required by the rules of the Securities and Exchange Commission (referred to in this proxy statement as the “SEC”); however, the approval of this proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by stockholders and will not be binding on the Company or Parent. If the merger agreement is adopted by Envision stockholders and the merger is completed, the merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if stockholders fail to approve this proposal.

Q:	What happens if I sell my shares of common stock before completion of the merger?

A:

To receive the merger consideration, you must hold your shares of common stock through completion of the merger. Consequently, if you transfer your shares of common stock before completion of the merger, you will have transferred your right to receive the merger consideration.

The record date for stockholders entitled to vote at the annual meeting is earlier than the completion of the merger. If you transfer your shares of common stock after the record date but before the closing of the merger, you will have the right to vote at the annual meeting but not the right to receive the merger consideration.

Q:	If the merger is completed, how do I obtain the merger consideration for my shares of common stock?

A:

Following the completion of the merger, your shares of common stock will automatically be converted into the right to receive your portion of the merger consideration, without interest and subject to required withholding taxes. After the merger is completed, if your shares of common stock are evidenced by stock certificates, you will receive a letter of transmittal and related materials from the paying agent for the merger with detailed written instructions for exchanging your shares of common stock evidenced by stock certificates for the merger consideration (without interest and subject to required withholding taxes). After the merger is completed, if you are a record holder of book-entry shares, the paying agent will send you transmittal materials providing that delivery of your shares will be effected upon receipt of an “agent’s message” by the paying agent and other instructions for exchanging your book-entry shares for the merger consideration (without interest and subject to required withholding taxes). If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration (without interest and subject to required withholding taxes). If you hold book-entry shares you will receive a check or wire transfer for the merger consideration with respect to such shares upon receipt of an “agent’s message” by the paying agent.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No.  You should not return your stock certificates or send in other documents evidencing ownership of common stock with the proxy card. If the merger is completed, and if your shares of common stock are evidenced by stock certificates, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock for the merger consideration (without interest and subject to required withholding taxes). After the merger is completed, if you are a record holder of book-entry shares, the paying agent will send you transmittal materials providing that delivery of your shares will be effected upon receipt of an “agent’s message” by the paying agent and other instructions for exchanging your book-entry shares for the merger consideration (without interest and subject to required withholding taxes). If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration (without interest and subject to required withholding taxes). If you hold book-entry shares, you will receive a check or wire transfer for the merger consideration with respect to such shares upon receipt of an “agent’s message” by the paying agent.

Q:	What are the material U.S. federal income tax consequences of the merger to Company stockholders?

A:

If you are a U.S. holder (as defined in “Proposal 1: The Merger — Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). See the section of this proxy statement entitled “Proposal 1: Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	How does the Envision board of directors recommend that I vote at the annual meeting?

A:	The Envision board of directors unanimously recommends that Envision stockholders vote:

•	“FOR” the merger proposal;

•	“FOR” the approval, on an advisory (non-binding) basis, of certain compensation that may be paid or become payable to Envision’s named executive officers in connection with the merger;

•

“FOR” the approval of the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum;

•	“FOR” the election to the board of each of the nominees for director named in this proxy statement;

•	“FOR” the board declassification proposal;

•	“FOR” the approval, on an advisory (non-binding) basis, of the compensation of Envision’s named executive officers; and

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as Envision’s independent registered public accounting firm for the current fiscal year.

For a discussion of the factors that the board considered in determining to recommend in favor of the adoption of the merger agreement, see the section of this proxy statement entitled “Proposal 1: The Merger — Reasons for the Merger; Recommendation of the Envision Board of Directors.” In addition, in considering the recommendation of the board with respect to the merger agreement, you should be aware that certain directors and executive officers of Envision will have interests in the merger that may be different from, or in addition to, the interests of Envision stockholders generally. For a discussion of these interests, see the section of this proxy statement entitled “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Q:	What do I need to do now?

A:

After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible so that your shares of Envision common stock will be represented at the annual meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by the record holder if your shares are held in “street name” by your bank, brokerage firm or other nominee.

Q:	When and where is the annual meeting?

A:	The annual meeting will be held at 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201, on September 11, 2018, at 9:00 a.m. local time.

Q:	Who is entitled to vote at the annual meeting?

A:

Only holders of record of Envision common stock as of the close of business on August 10, 2018, the record date for the annual meeting, are entitled to receive these proxy materials and to vote their shares at the annual meeting. Each share of Envision common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the annual meeting.

Q:	How do I attend the annual meeting?

A:

Space for the annual meeting is limited and admission will be on a first come, first served basis. Stockholders should be prepared to present (1) valid government photo identification, such as a driver’s license or passport; and (2) beneficial stockholders holding their shares through a broker, bank, trustee or other nominee will need to bring proof of beneficial ownership as of August 10, 2018, the record date, such as their most recent account statement reflecting their stock ownership prior to the record date, a copy of the voting instruction card provided by their broker, bank, trustee or other nominee or similar evidence of ownership. If you wish to attend the annual meeting in person, please notify Investor Relations in advance at 1A Burton Hills Boulevard, Nashville, Tennessee 37215.

Q:	How many shares are needed to constitute a quorum?

A:

The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker “non-votes” (as discussed below) are counted as present and entitled to vote for the purpose of establishing a quorum.

Q:	What vote is required to approve each proposal to be considered at the annual meeting?

A:	The votes required for each proposal are as follows:

•

Proposal 1:  The Merger.  The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on such matter at the annual meeting is required to approve the merger proposal.

•

Proposal 2:  Advisory Vote on Named Executed Officer Merger-Related Compensation.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the merger-related compensation payments.

•	Proposal 3: Vote on Adjournment. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

•

Proposal 4:  Election of Directors.  Each nominee must be elected by a majority of the votes cast. The “majority of votes cast” means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” the nominee’s election, not including abstentions and broker non-votes. Any director who does not receive a majority of votes cast is subject to the board’s director resignation policy, as set forth in our bylaws.

•

Proposal 5:  Amendments to Our Certificate of Incorporation.  The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on such matter at the annual meeting is required to approve the board declassification proposal.

•

Proposal 6:  Advisory Vote on Executive Compensation.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the compensation of Envision’s named executive officers.

•

Proposal 7:  Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to ratify the appointment of Envision’s independent public accountant.

In addition, approval of any other proposal to be voted upon at the annual meeting requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting.

Q:	How do Envision’s directors and officers intend to vote?

A:

The Company’s directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the annual meeting, although they have no obligation to do so. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 1,177,250 shares of Company common stock, or approximately 0.97% of the outstanding shares of Company common stock entitled to vote at the annual meeting.

Q:	What do I need to do now? How do I vote my shares of common stock?

A:

We urge you to, and you should, read this entire proxy statement carefully, including its annexes and the documents incorporated by reference in this proxy statement, and to consider how the merger and other proposals affect you. Your vote is important, regardless of the number of shares of common stock you own.

Voting in Person

Stockholders of record will be able to vote in person at the annual meeting. If you are not a stockholder of record but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee to be able to vote in person at the annual meeting.

It is not necessary to attend the annual meeting to vote your shares. To ensure that your shares of common stock are voted at the annual meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the annual meeting in person.

Attending the annual meeting in person does not itself constitute a vote on any proposal.

Shares of Common Stock Held by Record Holder

You can ensure that your shares are voted at the annual meeting by submitting your proxy via:

•	mail, by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope;

•	telephone, by calling 1-800-690-6903; or

•	the Internet, at www.proxyvote.com.

The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m., Eastern time on September 10, 2018.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the proposal to adopt the merger agreement and all of the other proposals to be voted on at the annual meeting as listed in this proxy statement.

We encourage you to vote by proxy even if you plan on attending the annual meeting.

An abstention or failure to vote will have the following effect:

•

An abstention with respect to the merger proposal (Proposal 1) or the board declassification proposal (Proposal 5), or a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” such proposal.

•

An abstention with respect to the proposal for the election of directors (Proposal 4) will have no effect on the approval of such proposal. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on such proposal, assuming a quorum is present.

•

An abstention with respect to any of the other proposals listed in this proxy statement (Proposals 2, 3, 6-7) will have the same effect as a vote “AGAINST” such proposal. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals, assuming a quorum is present.

Shares of Common Stock Held in “Street Name”

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, subject to the discretion of brokers as to routine matters (see the answer to the question in this section of this proxy statement entitled “How are broker non-votes and abstentions counted?”).

Q:	Can I revoke my proxy?

A:

Yes. You can revoke your proxy before the vote is taken at the annual meeting. If you are a stockholder of record, you may revoke your proxy by notifying the Company in writing, in care of the Secretary, at Envision Healthcare Corporation, 1A Burton Hills Boulevard, Nashville, Tennessee 37215, or by submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 11:59 p.m., Eastern time on September 10, 2018, or by completing, signing, dating and returning a new proxy card by mail. In addition, you may revoke your proxy by attending the annual meeting and voting in person; however, simply attending the annual meeting will not cause your proxy to be revoked. Please note that if you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received before the annual meeting.

If you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, you should instead follow the instructions received from your broker, bank or other nominee to revoke your prior voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the annual meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee to be able to vote in person at the annual meeting.

Q:	How are broker non-votes and abstentions counted?

A:

A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the annual meeting, only Proposal 7 (ratifying the selection of our independent registered public accounting firm) is considered a routine matter. Your broker will, therefore, not have discretion to vote on any of the other proposals proposed by the board and described in this proxy statement.

Broker non-votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. Broker non-votes will have no effect on the approval of any of the proposals, except in connection with the merger proposal and the board declassification proposal (with respect to which a failure to vote will have the same effect as a vote “AGAINST” such proposal). Except with regards to the proposal to elect directors, an abstention with respect to any proposal will have the same effect as a vote “AGAINST” such proposal.

Q:	Where can I find the voting results of the stockholders’ meeting?

A:

The preliminary voting results will be announced at the stockholders’ meeting. In addition, within four business days following certification of the final voting results, Envision intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q:	Will my shares of common stock held in “street name” or held in another form of record ownership be combined for voting purposes with shares I hold of record?

A:

No. Because any shares of common stock you may hold in “street name” will be deemed to be held by a different stockholder (that is, your broker, bank or other nominee) than any shares of common stock you hold of record, any shares of common stock held in “street name” will not be combined for voting purposes with shares of common stock held of record. Similarly, if you own shares of common stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of common stock because they are held in a different form of record ownership. Shares of common stock held by a corporation or business entity must be voted by an authorized officer of the entity. Please indicate title or authority when completing and signing the proxy card.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:

If your shares of common stock are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit each of your proxies by telephone or the Internet) to ensure that all of your shares of common stock are voted.

Q:	What is householding and how does it affect me?

A:

The SEC permits companies to send a single set of proxy materials to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	Where can I find more information about Envision?

A:	You can find more information about us from various sources described in the section of this proxy statement entitled “Where You Can Find Additional Information.”

Q:	Who will solicit and pay the costs of soliciting proxies?

A:

The Envision board of directors is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Envision has retained Innisfree M&A Incorporated (which we refer to as “Innisfree”), a proxy solicitation firm, to assist the board in the solicitation of proxies for the annual meeting, and we expect to pay Innisfree approximately $25,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by Innisfree or, without additional compensation, by certain of Envision’s directors, officers and employees.

Q:	Who can help answer my other questions?

A:

If you have more questions about the merger or any of the other matters set forth in this proxy statement, or require assistance in submitting your proxy or voting your shares or need additional copies of this document or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the proxy solicitation agent and information agent for Envision in connection with the annual meeting.

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

or

Envision Healthcare Corporation

Attn: Corporate Secretary

1A Burton Hills Boulevard

Nashville, Tennessee 37215

(615) 665-1283

MARKET PRICE OF THE COMPANY COMMON STOCK

Our common stock trades under the symbol “EVHC” on the NYSE.

From January 1, 2016 through December 1, 2016, the stock that traded was AmSurg Corp. common stock under the symbol “AMSG” on the Nasdaq Global Select Market. AmSurg was the accounting acquirer in the Merger. On December 2, 2016 our common stock began trading on the NYSE under the symbol “EVHC.” The following table sets forth the high and low sales prices per share for the common stock, as reported on the Nasdaq Global Select Market and the NYSE:

	Market Price		Dividend Per Share
	Low	High
Fiscal 2016
First Quarter	$60.01	$78.88	$0.00
Second Quarter	$72.03	$83.27	$0.00
Third Quarter	$61.20	$81.34	$0.00
Fourth Quarter	$57.32	$74.75	$0.00

Fiscal 2017
First Quarter	$60.96	$73.00	$0.00
Second Quarter	$53.12	$64.00	$0.00
Third Quarter	$42.50	$63.31	$0.00
Fourth Quarter	$23.77	$45.97	$0.00

Fiscal 2018
First Quarter	$32.72	$43.60	$0.00
Second Quarter	$35.55	$44.89	$0.00
Third Quarter (through August 10, 2018)	$43.75	$44.90	$0.00

At August 10, 2018, there were approximately 52,000 holders of our common stock, including 605 stockholders of record. We have never declared or paid a cash dividend on our common stock. The closing sale price of our common stock on June 8, 2018, the last trading day prior to the execution of the merger agreement, was $43.64 per share. On August 10, 2018, the most recent practicable date before the filing of this proxy statement, the closing price for our common stock was $44.67 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, the documents incorporated by reference in this proxy statement and the documents we subsequently file with the SEC and incorporate by reference in this proxy statement may include forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to the merger, the Company’s financial and operating objectives, plans and strategies, industry trends, and all statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this communication are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance.

Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including:

•	risks and uncertainties discussed in the reports and other documents that the Company files with the SEC;

•	risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the failure to obtain Company stockholder approval of the merger or required regulatory approvals or the failure to satisfy any of the other conditions to the completion of the merger;

•

the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom it does business, or on its operating results and businesses generally;

•	risks associated with the disruption of management’s attention from ongoing business operations due to the merger;

•	the ability to meet expectations regarding the timing and completion of the merger;

•	general economic, market, or business conditions;

•	the impact of legislative or regulatory changes, such as changes to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010;

•	changes in governmental reimbursement programs;

•	decreases in revenue and profit margin under fee-for-service contracts due to changes in volume, payor mix and reimbursement rates;

•	the loss of existing contracts; and

•

other circumstances beyond the Company’s control (including other risks and uncertainties described in the Company’s reports and filings with the SEC; see the section of this proxy statement entitled “Where You Can Find Additional Information”).

You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date they are made. Unless required by law, the Company expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in circumstances, conditions or events on which any such statement is based after the date such forward-looking statements are made or to report the occurrence of unanticipated events.

THE COMPANIES

Envision Healthcare Corporation

Envision (NYSE: EVHC) is a Delaware corporation. Envision is a leading provider of physician-led services, post-acute care, and ambulatory surgery services. As of March 31, 2018, Envision delivered physician services, including in the areas of emergency department and hospitalist services, anesthesiology services, radiology/tele-radiology services, and children’s services to more than 1,800 clinical departments in healthcare facilities in 45 states and the District of Columbia. Post-acute care is delivered through an array of clinical professionals and integrated technologies which, we believe when combined, contribute to efficient and effective population health management strategies. Envision owns and operates 261 surgery centers and one surgical hospital in 35 states and the District of Columbia, with medical specialties ranging from gastroenterology to ophthalmology and orthopedics. In total, Envision offers a differentiated suite of clinical solutions on a national scale.

Envision’s principal executive offices are located at 1A Burton Hills Boulevard, Nashville, Tennessee 37215, and its telephone number is (615) 665-1283.

A detailed description of the Company’s business is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018, as amended by the Company’s Annual Report on Form 10-K/A, filed with the SEC on April 30, 2018, which is incorporated by reference into this proxy statement. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Enterprise Parent Holdings Inc.

Parent is a Delaware corporation. Parent is an affiliate of investment funds affiliated with KKR. Parent was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of the Company.

Parent’s principal executive offices are located at c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025, and its telephone number is (650) 233-6560.

Enterprise Merger Sub Inc.

Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of Parent that will function as the merger subsidiary in the merger. Merger Sub is an affiliate of investment funds affiliated with KKR. Merger Sub was formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of the Company. Upon the completion of the merger, Merger Sub will merge with and into the Company and Merger Sub will cease to exist.

Merger Sub’s principal executive offices are located at c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025, and its telephone number is (650) 233-6560.

THE ANNUAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Envision board of directors for use at the annual meeting or any adjournment or postponement thereof. This proxy statement provides the Company’s stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the annual meeting or any adjournment or postponement thereof.

Date, Time and Place of the Annual Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board for use at the annual meeting to be held at our corporate offices at 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201, on September 11, 2018, at 9:00 a.m. local time, or at any adjournment or postponement thereof.

For information regarding attending the annual meeting, see “The Annual Meeting — Voting; Proxies; Revocation — Attendance.”

Purposes of the Annual Meeting

At the annual meeting, Envision stockholders will be asked to consider and vote on the following proposals, and may be asked to vote on any other business that may properly come before the annual meeting and any adjournment or postponement thereof:

•

Proposal 1:  To adopt the Agreement and Plan of Merger, dated as of June 10, 2018, by and among Envision, Parent and Merger Sub (we refer to this agreement in this proxy statement as the “merger agreement,” and we refer to this proposal in this proxy statement as the “merger proposal”);

•	Proposal 2: To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Envision’s named executive officers in connection with the merger;

•

Proposal 3:  To approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum;

•	Proposal 4: To elect four members to the board for terms ending at the 2021 annual meeting of stockholders;

•

Proposal 5:  To approve certain amendments to Envision’s certificate of incorporation, including the declassification of the board and the elimination of the Series A-1 Mandatory Convertible Preferred Stock (which we refer to this proposal in this proxy statement as the “board declassification proposal”);

•	Proposal 6: To approve, on an advisory (non-binding) basis, the compensation of Envision’s named executive officers; and

•	Proposal 7: To ratify the appointment of Deloitte & Touche LLP as Envision’s independent registered public accounting firm for the current fiscal year.

Our stockholders must adopt the merger agreement for the merger to occur. If our stockholders fail to approval Proposal 1 to adopt the merger agreement, the merger will not occur. The approval of Proposals 2-7 is not a condition to the completion of the merger. A copy of the merger agreement is attached to this proxy statement as Annex A, and certain provisions of the merger agreement are described in the section of this proxy statement entitled “The Merger Agreement.”

The vote as to any other proposal, including the named executive officer compensation proposals, is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve any of the other proposals and vice versa. Because the vote on the named executive officer compensation proposals is advisory only, neither vote will be binding on Envision and, in the case of the merger-related compensation proposal, Parent. If the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Envision stockholders.

We do not expect that any matters other than the proposals set forth above will be brought before the annual meeting. If, however, such a matter is properly presented at the annual meeting or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about August 13, 2018.

Record Date, Notice and Quorum

The holders of record of Envision common stock as of the close of business on August 10, 2018, the record date for the annual meeting, are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date, 121,391,673 shares of common stock were outstanding and entitled to vote at the annual meeting.

The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. A quorum is necessary to transact business at the annual meeting. Once a share is represented at the annual meeting, it will be counted for purposes of determining whether a quorum is present at the annual meeting. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to a later date. If a new record date is set for an adjourned annual meeting, a new quorum will have to be established. Abstentions and broker “non-votes” are counted as present and entitled to vote for the purpose of establishing a quorum.

Required Vote

The votes required for each proposal are as follows:

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Proposal 1:  The Merger.  The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on such matter at the annual meeting is required to approve the merger proposal.

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Proposal 2:  Advisory Vote on Named Executed Officer Merger-Related Compensation.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the merger-related compensation payments.

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Proposal 3:  Vote on Adjournment.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

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Proposal 4:  Election of Directors.  Each nominee must be elected by a majority of the votes cast. The “majority of votes cast” means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” the nominee’s election, not including abstentions and broker non-votes. Any director who does not receive a majority of votes cast is subject to the board’s director resignation policy, as set forth in our bylaws.

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Proposal 5:  Amendments to Our Certificate of Incorporation.  The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on such matter at the annual meeting is required to approve the board declassification proposal.

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Proposal 6:  Advisory Vote on Executive Compensation.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to approve, on an advisory (non-binding) basis, the compensation of Envision’s named executive officers.

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Proposal 7:  Ratification of Independent Registered Public Accounting Firm.  The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting is required to ratify the appointment of Envision’s independent public accountant.

In addition, approval of any other proposal to be voted upon at the annual meeting requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter at the annual meeting.

Each share of common stock outstanding at the close of business on the record date is entitled to one vote on each of the proposals to be considered at the annual meeting.

For the Company to complete the merger, Envision stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date must vote “FOR” the proposal to adopt the merger agreement. An abstention or failure to vote will have the following effect:

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An abstention with respect to the merger proposal (Proposal 1) or the board declassification proposal (Proposal 5), or a failure to vote your shares of common stock (including a failure to instruct your broker, bank or other nominee to vote shares held on your behalf), will have the same effect as a vote “AGAINST” such proposal.

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An abstention with respect to the proposal for the election of directors (Proposal 4) will have no effect on the approval of such proposal. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on such proposal, assuming a quorum is present.

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An abstention with respect to any of the other proposals listed in this proxy statement (Proposals 2, 3, 6-7) will have the same effect as a vote “AGAINST” such proposal. A failure to return your proxy card or otherwise vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have no effect on these proposals, assuming a quorum is present.

Stock Ownership and Interests of Certain Persons

Voting by the Company’s Directors and Executive Officers

The Company’s directors and executive officers have informed us that they intend to vote their shares of Company common stock in favor of the proposal to adopt the merger agreement and the other proposals to be considered at the annual meeting, although they have no obligation to do so. As of the record date, our directors and executive officers owned and were entitled to vote, in the aggregate, approximately 1,177,250 shares of Company common stock, or approximately 0.97% of the outstanding shares of Company common stock entitled to vote at the annual meeting.

Voting; Proxies; Revocation

Attendance

All holders of shares of common stock as of the close of business on August 10, 2018, the record date, including stockholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank or other nominee, are invited to attend the annual meeting.

Space for the annual meeting is limited and admission will be on a first come, first served basis. Stockholders should be prepared to present (1) valid government photo identification, such as a driver’s license or passport; and (2) beneficial stockholders holding their shares through a broker, bank, trustee or other nominee will need to bring proof of beneficial ownership as of August 10, 2018, the record date, such as their most recent account statement reflecting their stock ownership prior to the record date, a copy of the voting instruction card provided by their broker, bank, trustee or other nominee or similar evidence of ownership.

If you wish to attend the annual meeting in person, please notify Investor Relations in advance at 1A Burton Hills Boulevard, Nashville, Tennessee 37215.

Voting in Person

Stockholders of record will be able to vote in person at the annual meeting. If you are not a stockholder of record, but instead hold your shares of common stock in “street name” through a broker, bank or other nominee, you must provide a legal proxy executed in your favor from your broker, bank or other nominee to be able to vote in person at the annual meeting. Attending the annual meeting in person does not itself constitute a vote on any proposal.

Providing Voting Instructions by Proxy

To ensure that your shares of common stock are voted at the annual meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the annual meeting in person.

Shares of Common Stock Held by Record Holder

If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling 1-800-690-6903 or via the Internet by accessing www.proxyvote.com. Your shares of common stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the annual meeting, your shares of common stock will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the proposal to adopt the merger agreement and all of the other proposals to be voted on at the annual meeting as listed in this proxy statement.

Your failure to vote in person or by proxy, or to instruct your broker, bank or other nominee on how to vote, would have the same effect as a vote “AGAINST” the merger proposal and the board declassification proposal. However, such failure to vote would not impact the approval of any of the other proposals listed in this proxy statement.

Shares of Common Stock Held in “Street Name”

If your shares of common stock are held by a broker, bank or other nominee on your behalf in “street name,” your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. Many brokerage firms and banks have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

If you are a non-record owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Envision common stock with respect to a “non-routine” matter, a broker “non-vote” occurs with respect to those matters. Under applicable stock exchange rules, the organization that holds your shares of Envision common stock (i.e., your bank, brokerage firm or other nominee) may generally vote on routine matters at its discretion but cannot vote on “non-routine” matters. If you are a non-record owner and the organization that holds your shares of Envision common stock does not receive instructions from you on how to vote your shares of Envision common stock on a non-routine matter, the organization that holds your shares of Envision common stock will inform the inspector of elections that it does not have the authority to vote your shares on such matters. The ratification of appointment of Envision’s independent registered public accountant is the only matter Envision believes will be designated “routine.” The other proposals listed in this proxy statement will be considered “non-routine.” Accordingly, if you are a non-record owner and do not provide your bank, brokerage firm or other nominee instructions on how to vote your shares of Envision common stock, your bank, brokerage firm or other nominee generally will not be permitted to vote your shares on any of the proposals other than the ratification of appointment of Envision’s independent registered public accountant. Envision strongly encourages you to provide voting instructions to your bank, brokerage firm or other nominee so that your vote will be counted on all matters.

Revocation of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it before it is voted. If you are a stockholder of record, you may revoke your proxy before the vote is taken at the annual meeting by:

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submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above at any time up to 11:59 p.m., Eastern time on September 10, 2018 or by completing, signing, dating and returning a new proxy card by mail;

•	attending the annual meeting and voting in person; or

•	delivering a written notice of revocation by mail to Envision Healthcare Corporation, c/o Secretary, 1A Burton Hills Boulevard, Nashville, Tennessee 37215.

Please note, however, that only your last-dated proxy will count. Attending the annual meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received before the annual meeting.

If you hold your shares in “street name” through a broker, bank or other nominee, you will need to follow the instructions provided to you by your broker, bank or other nominee to revoke your proxy or submit new voting instructions. If you hold your shares in “street name,” you may also revoke a prior proxy by voting in person at the annual meeting if you obtain a legal proxy executed in your favor from your broker, bank or other nominee to be able to vote in person at the annual meeting.

Abstentions

An abstention occurs when a stockholder attends the annual meeting, either in person or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock present or represented at the annual meeting for purposes of determining whether a quorum has been achieved.

Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement and all of the other proposals listed in this proxy statement other than the proposal for election of directors.

Solicitation of Proxies

The board is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Envision has retained Innisfree M&A Incorporated (which we refer to as “Innisfree”), a proxy solicitation firm, to assist the board in the solicitation of proxies for the annual meeting, and we expect to pay Innisfree approximately $25,000, plus reimbursement of out-of-pocket expenses. Proxies may be solicited by mail, personal interview, email, telephone, or via the Internet by Innisfree or, without additional compensation, by certain of Envision’s directors, officers and employees.

Adjournments and Postponements

Although it is not currently expected, the annual meeting may be adjourned or postponed if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum.

Holders of a majority of shares present in person or represented by proxy at the annual meeting and entitled to vote, or the chairperson of the meeting, may adjourn the annual meeting. Any adjournment may be made without notice (provided that the adjournment is not for more than 30 days or a new record date is not fixed for the adjourned meeting after the adjournment) by an announcement at the annual meeting of the time, date and place of the adjourned meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. In addition, at any time prior to convening the annual meeting, the board may postpone the annual meeting. Adjournments and postponements are subject to certain restrictions in the merger agreement (as described in “The Merger Agreement  — Envision Stockholders’ Meeting”).

Other Information

You should not return your stock certificates or send in other documents evidencing ownership of common stock with the proxy card. If the merger is completed, and if your shares of common stock are evidenced by stock certificates, the paying agent for the merger will send you a letter of transmittal and related materials and instructions for exchanging your shares of common stock evidenced by stock certificates for the merger consideration (without interest and subject to required withholding taxes). After the merger is completed, if you are a record holder of book-entry shares, the paying agent will send you transmittal materials providing that delivery of your shares will be effected upon receipt of an “agent’s message” by the paying agent and other instructions for exchanging your book-entry shares for the merger consideration (without interest and subject to required withholding taxes). If your shares of common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration (without interest and subject to required withholding taxes). If you hold book-entry shares, you will receive a check or wire transfer for the merger consideration with respect to such shares upon receipt of an “agent’s message” by the paying agent.

PROPOSAL 1: THE MERGER

The description of the merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety.

Certain Effects of the Merger

Pursuant to the terms of the merger agreement, if the merger agreement is adopted by the Company’s stockholders and the other conditions to the closing of the merger are satisfied or waived, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Parent.

Upon the terms and subject to the conditions of the merger agreement, at the effective time, each share of common stock issued and outstanding immediately before the effective time (other than shares owned by the Company, Parent, Merger Sub or any wholly owned subsidiary of the Company or Parent, and shares that are owned by stockholders who have properly demanded and not withdrawn a demand for, or lost their right to, appraisal rights pursuant to Section 262 of the DGCL) will be converted into the right to receive the merger consideration of $46.00 per share in cash, without interest and subject to required withholding taxes.

The Company common stock is currently registered under the Exchange Act and is listed on the NYSE under the symbol “EVHC.” As a result of the merger, the Company will cease to be a publicly traded company and will be indirectly wholly owned by Parent. Following the completion of the merger, the Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, following which the Company will no longer be required to file periodic reports with the SEC with respect to its common stock in accordance with applicable law, rules and regulations.

Background of the Merger

The Company was formed on June 10, 2016 for the purpose of effecting a merger of equals (the “AmSurg Merger”) of AmSurg Corp. (“AmSurg”) and Envision Healthcare Holdings, Inc. (“EHH”). The AmSurg Merger was completed on December 1, 2016, with the Company remaining as the surviving entity. Since that time, the board has regularly reviewed, with management and with the assistance of financial and legal advisors, the Company’s strategic and financial alternatives in light of developments in the Company’s business, in the sectors in which it competes, in the economy generally and in financial markets, with the goal of enhancing stockholder value. In connection with this review, the board has considered and implemented various strategic and financial alternatives, including more than 16 acquisitions totaling approximately $630 million in aggregate deal value over the course of 2017. In addition, the Company conducted a comprehensive review of the Company’s lines of business resulting in the evaluation of strategic alternatives for the Company’s Evolution segment and the winding down of the Company’s population health business, as well as the marketing of the American Medical Response (“AMR”) business in the second quarter of 2017, which was followed by the execution of an agreement to sell the AMR business to Air Medical Group Holdings, Inc. (“AMGH”) for approximately $2.4 billion in August 2017. As part of its review, the board also regularly assessed valuation multiples for the Company and its publicly traded healthcare provider peers, which generally declined over the course of 2017.

The board has also regularly engaged with the Company’s stockholders to discuss and solicit their perspectives on the Company’s strategic and financial direction. Over the course of 2017, members of management engaged with the Company’s stockholders on an ongoing basis regarding the Company’s financial performance and strategic direction. In the third quarter of 2017, the Company received communications from certain of its stockholders suggesting that the Company should review various strategic or financial alternatives, including executing share repurchases or exploring a sale of the Company.

From September 2017 to October 2017, the board and members of management discussed these and other alternatives in light of the Company’s overall strategic plan, competitive position, and broader healthcare sector trends. In these discussions, the Company consulted with Guggenheim Securities, a long-standing financial advisor to the Company in connection with various corporate finance matters, and Evercore, which had also been serving as a financial advisor to the Company, including in connection with recent stockholder communications. In mid-September 2017, the board approved and announced the authorization of a program to repurchase up to $250 million of its common stock. Subsequently, at an in-person meeting held on October 26 and 27, 2017, the board discussed and reviewed, together with Guggenheim Securities and Evercore and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) and Bass, Berry & Sims PLC (“Bass Berry”), its legal advisors (the “legal advisors”), the Company’s business and strategic plan and a range of strategic alternatives potentially available to the Company. Representatives of Guggenheim Securities and Evercore discussed a range of potential strategic alternatives based on management’s long-term forecasts, including continuation of the status quo, conducting a leveraged share repurchase, executing a transformational merger, acquisition or series of acquisitions, separating the ambulatory surgery center (“ASC”) business, the divestiture of other assets, and a potential sale of the Company, and considerations associated with each alternative. Members of management also presented an updated version of the Company’s five-year financial forecast model to the board and discussed key risks to the current year’s budget. After discussion and deliberation, the board determined to explore more intensively a broad range of strategic alternatives to enhance stockholder value. The board then discussed the roles of Evercore and Guggenheim Securities in connection with the strategic alternatives review and directed management also to consider adding an additional financial advisor with extensive contacts across the healthcare sector to supplement Evercore and Guggenheim Securities as a financial advisor in connection with the review. On the morning of October 31, 2017, the Company announced its third quarter earnings and also the board’s decision to initiate a review of strategic alternatives.

Beginning in November 2017, the Company began to receive inbound interest in a potential transaction from third parties. The Company and the Company’s financial advisors responded to each of these third parties by stating that the Company would communicate any next steps if the board and management decided to engage in discussions with such parties regarding a potential strategic transaction. During this time and through December 2017, management and the board established a weekly conference call open to all members of the board to discuss updates regarding the review of strategic alternatives. Members of the board regularly attended these conference calls and were active participants in the review of strategic alternatives. These update calls also continued on a periodic basis thereafter. In addition, the Company retained J.P. Morgan (together with Evercore and Guggenheim Securities, the “financial advisors”) as an additional financial advisor in connection with the review based on, among other things, its overall reputation and experience as an investment banking firm and its substantial experience in the healthcare sector.

On November 30, 2017 and December 1, 2017, the board held an in-person meeting at which it discussed management’s operational initiatives as well as potential next steps in connection with the strategic alternatives review. Members of management presented and discussed a preliminary version of the Company’s 2018 budget. Representatives of the financial advisors subsequently provided an overview of a proposed process for conducting the strategic alternatives review. The board and representatives of the financial advisors discussed the possibility of reaching out to potential counterparties under non-disclosure agreements to gauge interest once management’s 2018 and long-term forecasts were complete. The board then directed management to prepare the financial and operational information necessary to solicit initial indications of interest after the end of the year. Management was also directed not to engage in any discussions with any potential counterparties regarding future employment or other opportunities, unless and until expressly authorized to do so by the board.

At a telephonic meeting on January 4, 2018, the board approved the announcement of various business and governance updates, including re-affirmation of the Company’s previously stated financial guidance for the fourth quarter of 2017, costs savings projections in connection with the Company’s operational improvements plan, and several corporate governance enhancements responsive to the views of the Company’s stockholders, including the appointment of a lead independent director, James D. Shelton, the planned adoption of a proxy access bylaw amendment, and the board’s intention to submit a board declassification proposal for approval by stockholders at the 2018 annual meeting of stockholders.

On January 22, 2018, the board, together with representatives of the financial advisors and the legal advisors, met to discuss the strategic alternatives review process as well as the Company’s general business and strategic plan. The board and representatives of the financial advisors discussed and reviewed a proposed timeline for the next stage of the strategic alternatives review prepared by the financial advisors. The representatives of the financial advisors also presented a list of potential financial and strategic counterparties for the Company to reach out to as part of the next stage of the process. The list consisted of the parties that had previously expressed an interest in a potential transaction with the Company on an unsolicited basis as well as other parties that, in the judgment of the financial advisors, had a demonstrated interest in the healthcare sector and could be interested in pursuing a strategic transaction with the Company. The board, together with management and representatives of the financial advisors, discussed the list of potential counterparties and various considerations associated with reaching out to, and pursuing a strategic transaction with, such parties. Members of management then presented an updated version of management’s preliminary 2018 budget, together with an updated five-year financial forecast model, and reviewed assumptions underlying the model. After discussion, the board authorized (1) the financial advisors, working with management, to reach out to potential counterparties to determine their interest in acquiring the whole Company or the ASC business, including those parties identified on the list of potential counterparties presented by the financial advisors that, in the judgment of the board, management and the financial advisors, would not face significant execution risk in consummating a strategic transaction, (2) the legal advisors, working with management, to negotiate and execute non-disclosure agreements with potential counterparties, (3) management to provide the Company’s five-year financial forecast model (the “Management Case”) and limited due diligence materials to potential counterparties that execute non-disclosure agreements, and (4) the financial advisors to request preliminary indications of interest by mid-February for acquiring the whole Company or the ASC business.

From January 23, 2018 to January 25, 2018, members of management, accompanied by the Chair of the nominating and corporate governance committee, conducted an investor roadshow at which they discussed and solicited feedback from the Company’s stockholders on recent business and strategic initiatives as well as other developments. The Company’s outreach effort included in-person meetings with the Company’s top 20 institutional investors representing, in the aggregate, approximately 50% of the Company’s then outstanding shares (based on prior investor filings). Feedback from stockholders included the view that, in formulating a long-term outlook for the Company and conducting a review of strategic alternatives, the Company should consider the business and sector-related risks facing the Company and should consider alternatives on a risk-adjusted basis. Over the course of the subsequent months, members of management continued to discuss and solicit stockholder views and continued to hear similar feedback in these discussions.

Commencing on January 23, 2018, representatives of the financial advisors began contacting financial sponsors and other industry participants regarding a potential strategic transaction. Representatives of the financial advisors contacted 25 parties, including the potential counterparties that the board had authorized the financial advisors to contact at the board’s meeting held on January 22, 2018, plus, with the approval of the board, several additional parties identified thereafter by the financial advisors that, in the judgment of management and the financial advisors, had a demonstrated interest in the healthcare sector, could be interested in pursuing a strategic transaction with the Company, and would not face significant execution risk in consummating a strategic transaction. Representatives of the financial advisors informed the parties that preliminary indications of interest would be due on February 16, 2018. 22 of the parties (including KKR) entered into non-disclosure agreements with the Company and were provided due diligence materials. 21 of these non-disclosure agreements included standstill provisions, none of which standstill provisions remain in effect.

At a telephonic Board meeting on February 1, 2018, the board discussed feedback from in-person investor meetings conducted in January 2018 and considered investor views regarding the Company’s financial performance and long-term outlook, general sector trends and the associated risks and uncertainties facing the Company, and corporate governance matters. Following this discussion, the board approved in principle an extension of the Company’s deadline for stockholders to provide notice of their intention to nominate director candidates, and by written consent on February 7, 2018, the board approved an amendment to the Company’s Second Amended and Restated By-laws extending this deadline to March 16, 2018.

From February 16, 2018 to February 20, 2018, nine parties, consisting solely of financial sponsors, submitted preliminary indications of interest to acquire the whole Company for cash: KKR, which indicated a price range of $42.00 to $46.00 per share; a second bidder (“Bidder 2”), which indicated a price range of $42.00 to $45.00 per share; a third bidder (“Bidder 3”), which indicated a price range of $43.00 to $46.00 per share; a fourth bidder (“Bidder 4”), which indicated a price range of $48.00 to $51.00 per share; a fifth bidder (“Bidder 5”), which indicated a price range of $50.00 to $53.00 per share; a sixth bidder (“Bidder 6”), which indicated a price range of $50.00 to $54.00 per share; a seventh bidder (“Bidder 7”), which indicated a price range of $42.00 to $45.00 per share; an eighth bidder (“Bidder 8”), which indicated a price range of $53.00 to $60.00 per share; and a ninth bidder (“Bidder 9”), which indicated a price range of $46.00 to $50.00 per share. In addition, five parties, including four industry participants and one financial sponsor, submitted preliminary indications of interest to acquire the ASC business implying valuations for the ASC business ranging from $2.5 billion to $3.5 billion (on a pre-tax basis). The remaining eight parties that had executed non-disclosure agreements with the Company did not provide preliminary indications of interest for either the whole Company or the ASC business.

On February 20, 2018 and February 21, 2018, the board met in person, together with representatives of the financial advisors and the legal advisors, to continue its review of strategic alternatives, including a review of the preliminary indications of interest, and other alternatives including continuing to operate the Company on a stand-alone basis. Representatives of the financial advisors discussed and reviewed with the board these various potential strategic alternatives, and summarized the terms and conditions of the indications of interest, including the diligence requests made by the potential counterparties. The board also considered the question of allowing financial sponsors to partner with one another in their bids for the whole Company to create more actionable bids and enhance value. In addition, the board considered the potential benefits of continuing to explore a separate ASC sale process as a potential tool to enhance value while continuing to explore the possible sale of the whole Company at the same time. Members of management then presented management’s final 2018 budget, noting that there were no material changes from the preliminary draft presented at the board’s meeting held on January 22, 2018. Following discussion, the board authorized the Company’s advisors, working with management, to (1) proceed with the Company’s process to explore the sale of the whole Company, (2) proceed with the Company’s process to explore a sale of the ASC business, (3) permit financial sponsors engaged in the whole Company process to partner in their due diligence and bids consistent with the considerations discussed at the meeting and to the extent the advisors believed permitting this partnering would enhance the bidding process, and (4) request “check-in” indications of interest for the board’s consideration following the completion of management presentations with the parties. The board also approved the final version of the 2018 budget presented by the management team.

On February 21, 2018, one of the Company’s stockholders submitted a notice of its intention to nominate four candidates for election to the board at the Company’s 2018 annual meeting of stockholders, which notice was subsequently supplemented on March 16, 2018 with notice of a fifth candidate. The board discussed the February 21, 2018 notice at its meeting. The stockholder subsequently withdrew its nomination notice on July 2, 2018.

From March 1, 2018 to March 2, 2018, representatives of the financial advisors contacted 18 parties (consisting of the 14 parties that had submitted preliminary indications of interest for either the whole Company or the ASC business, a potential counterparty that had not submitted a preliminary indication of interest but continued to express an interest in a strategic transaction, and three parties that could potentially provide equity financing) to communicate next steps in connection with the Company’s strategic alternatives review, including (1) requesting that bidders for the whole Company inform the Company if they desired to partner, on a non-binding basis, with other counterparties to enhance their bids and, if so, with whom they desired to partner, (2) requesting that bidders for the whole Company indicate their availability for management meetings, and (3) informing the potential counterparties that they would be provided access to a virtual data room. During the subsequent two weeks, seven of the bidders for the whole Company expressed preferences to representatives of the financial advisors regarding potential counterparties with which to form consortiums.

From March 10, 2018 to March 16, 2018, based on the preferences expressed by the parties and an evaluation of how best to enhance the likelihood of stronger check-in indications of interest, at the direction of the board, representatives of the financial advisors contacted the seven parties that had expressed an interest in forming consortiums for the potential acquisition of the whole Company and authorized them to organize into three consortiums. These consortiums consisted, respectively, of Bidder 2 and Bidder 3 (“Bidder Group A”), Bidder 4, Bidder 5 and Bidder 6 (“Bidder Group B”), and Bidder 7 and Bidder 8 (“Bidder Group C”). KKR and Bidder 9 did not ask to form consortiums. The Company also provided potential counterparties access to the virtual data room.

On March 13, 2018, one of the parties that had previously submitted a preliminary indication of interest to acquire the ASC business notified the Company that it was no longer interested in pursuing a strategic transaction.

On March 14, 2018, the Company completed the previously announced sale of the AMR business to AMGH.

On March 21, 2018, one of the parties that had previously submitted a preliminary indication of interest to acquire the ASC business notified the Company that it was no longer interested in pursuing a strategic transaction.

From March 27, 2018 to April 9, 2018, bidders for the whole Company participated in full-day management meetings and diligence sessions hosted by the Company. Following these meetings, and prior to the submission of check-in indications of interest, members of management and the Company’s advisors had numerous follow-up calls and email exchanges with representatives of the bidders to provide additional business and financial due diligence. Management also continued to refine and test its long-term outlook for the Company in light of feedback received from potential bidders and stockholders, including as to certain market and sector trends, and risks and uncertainties viewed by management to be outside the Company’s control.

On March 30, 2018, at the direction of the board, representatives of the financial advisors contacted the remaining bidders for the ASC business to request that they provide check-in indications of interest by April 10, 2018.

On April 4, 2018, at the direction of the board, representatives of the financial advisors contacted bidders for the whole Company to request that they provide check-in indications of interest by April 17, 2018. Representatives of the financial advisors advised these bidders that the check-in indications of interest should be based on the due diligence conducted to date and management’s financial forecasts provided to the bidders, with the understanding that the indications would be subject to additional due diligence of the forecasts and other matters.

From April 10, 2018 to April 12, 2018, the three bidders for the ASC business that had previously submitted preliminary indications of interest and continued to express an interest in a strategic transaction provided check-in indications of interest. These indications of interest implied valuations ranging from $2.5 billion to $3.25 billion for the ASC business (on a pre-tax basis).

On April 17, 2018, Bidder Group A, Bidder Group B, and KKR provided check-in indications of interest for the whole Company, indicating, respectively, a price range of $43.00 to $45.00 per share, a price of $50.00 per share, and a price of $50.00 per share, subject to additional financial and business due diligence. Bidder Group C and Bidder 9 notified the Company that they would not provide check-in indications of interest and withdrew from the process.

On April 19, 2018, the board held a meeting to continue its review of strategic alternatives and to evaluate the terms of the check-in indications of interest. Representatives of the financial advisors discussed and reviewed with the board various potential strategic alternatives, including continuing to operate the Company on a stand-alone basis. The board then discussed the conditions relating to each of the bids, the additional due diligence requested and the estimated time frame for completing that diligence. Based on the value indications submitted for the ASC business, the board determined, after considering the views of the financial advisors, that a sale of the ASC business was unlikely to be value accretive on an after-tax basis at current multiples, but that allowing bidders for the whole Company to speak with bidders for the ASC business, if they so requested, could enhance the bids for the whole Company. Following discussion, the board authorized the Company’s advisors, working with management, (1) to proceed with the Company’s process to explore the sale of the whole Company with Bidder Group A, Bidder Group B, and KKR, (2) not to proceed separately with the Company’s process for exploring a sale of the ASC business at the current time, and (3) to permit Bidder Group A, Bidder Group B, and KKR, if they requested, to have discussions with bidders for the ASC business, on a non-binding basis, to the extent that the Company’s advisors and management determined that such discussions were likely to enhance the process to explore the sale of the whole Company.

On April 23, 2018, the Company circulated a form of merger agreement, together with draft disclosure schedules, to Bidder Group A, Bidder Group B, and KKR and instructed the bidders to reach out to Wachtell Lipton with any questions or commentary.

From April 25, 2018 to May 31, 2018, Bidder Group A, Bidder Group B, and KKR participated in over 40 diligence meetings with management, which were attended by the Company’s advisors. These meetings included additional in-person management meetings on May 9, 2018 and May 11, 2018 with Bidder Group A and KKR, respectively, as well as extended calls throughout early May 2018 between members of management and representatives of Bidder Group B regarding the outstanding diligence issues identified by them. Members of management also responded, through the Company’s advisors, to numerous follow-up diligence requests and questions from the bidders after these meetings. Management also continued to consider feedback from these discussions with respect to certain risks and uncertainties in the Company’s business.

On April 28, 2018, in response to a request by KKR, management authorized KKR to have discussions with respect to a potential transaction involving the Company with a third party that had previously expressed interest in the ASC business.

At an in-person meeting held on April 30 and May 1, 2018, the board, together with representatives of the financial advisors and the legal advisors, discussed the strategic alternatives review process conducted to date, the key outstanding diligence issues identified by the bidders, and next steps in the process. The board also discussed the paths of a potential sale of the Company as well as continuing the operation of the Company on a stand-alone basis. The board instructed the financial advisors to request that bidders provide comments to the draft definitive documentation previously provided by the Company no later than May 24, 2018, and to provide final proposals no later than May 31, 2018.

On May 1, 2018, in response to a request by Bidder Group A, management authorized Bidder Group A to have discussions with a bidder for the ASC business with respect to a potential transaction involving the Company.

On May 14, 2018, at the direction of the board, representatives of J.P. Morgan contacted Bidder Group A, Bidder Group B, and KKR to request that they provide final proposals no later than May 31, 2018 and to provide any comments to the draft definitive documentation previously provided by the Company no later than May 24, 2018. In the subsequent days, the parties comprising the Bidder Group B consortium expressed that they were no longer interested in pursuing a strategic transaction with the Company.

In light of feedback received from stockholders and bidders regarding risks and uncertainties affecting the Company’s business, as well as management’s ongoing testing of the potential impact of these risks and uncertainties, members of management began preparing a presentation reflecting reasonable sensitivities to the Management Case to assist management and the board in assessing market and sector risks that were viewed by management to be not subject to the Company’s control and that could give rise to deviations from the long-term projections set forth in the Management Case (the “Management Sensitivity Case”).

On May 24, 2018, KKR submitted comments on the draft merger agreement and disclosure schedules, and also provided drafts of its proposed equity commitment letter and limited guarantee.

On May 25, 2018, the board met telephonically to discuss the status of the strategic alternatives review. Representatives of J.P. Morgan updated the board as to the week’s developments and a representative of Wachtell Lipton provided an overview of the transaction documents submitted by KKR. Representatives of the financial advisors proceeded to discuss preliminary valuation materials previously circulated to the board. Together with members of management, they reviewed the Management Case and the Management Sensitivity Case. Representatives of the financial advisors then presented their respective preliminary valuation analyses. After discussion, the board and its advisors discussed next steps in the strategic alternatives review, including how to encourage Bidder Group A to remain engaged in the process with a view to submitting a final proposal by May 31, 2018. Following adjournment of the meeting, members of management reached out to representatives of Bidder Group A to arrange for an in-person meeting to address their remaining questions and concerns in connection with a potential transaction.

On May 29, 2018, KKR provided drafts of its debt commitment papers to the Company. The next day, representatives of Wachtell Lipton sent revised drafts of the transaction documents to KKR’s legal advisor, Simpson Thacher & Bartlett LLP (“Simpson Thacher”). Members of management also met in person with representatives of Bidder Group A to address their remaining questions in connection with a potential transaction.

On May 31, 2018, representatives of KKR informed the financial advisors that they and their advisors were still in the process of conducting financial diligence and that they would not be in a position to provide a final proposal until that analysis was finalized. Over the course of the subsequent days, members of management, together with representatives of the financial advisors, met with representatives of KKR to answer their outstanding diligence questions and requests in connection with their remaining financial analysis.

On June 1, 2018, representatives of Bidder Group A indicated that they would not submit a final proposal and withdrew from the process.

On June 2, 2018, the board held a telephonic meeting with representatives of the financial advisors and Wachtell Lipton. The board and the Company’s advisors discussed the fact that the Company had not received any final proposal by the requested deadline and the Company’s plan to address KKR’s outstanding diligence questions and requests over the coming days.

On June 4, 2018, KKR submitted a final proposal to acquire the Company, which indicated a price of $45.25 per share, together with revised versions of the transaction documents.

On June 5, 2018, the board met in-person to discuss the terms of KKR’s final proposal. A representative of Wachtell Lipton reviewed the board’s fiduciary duties under Delaware law with attention to the duties of the board in the context of a potential sale of the Company. Representatives of the financial advisors then provided an overview of the Company’s strategic alternatives review process leading up to the date of the meeting. Representatives of the financial advisors described the material terms of KKR’s final proposal and the reasons cited by KKR in connection with its decision to decrease its valuation of the Company relative to the prior indication of value it had submitted in April 2018. The Wachtell Lipton representative then described the exchange of draft transaction documents and provided a summary of the terms reflected in the current draft of the transaction documents.

Following discussion, representatives of the financial advisors reviewed with the board again their respective preliminary valuation analyses with respect to the Company based on the Management Case and the Management Sensitivity Case. The board then engaged in a discussion regarding the valuation of the Company implied by KKR’s $45.25 per share proposal in the context of the preliminary valuation analyses provided by the financial advisors, as well as the assumptions underlying the Management Case and Management Sensitivity Case and the risks and uncertainties associated with achieving either case. The board discussed with the advisors the views expressed by potential counterparties and by market analysts with respect to broader sector conditions and competitive dynamics that might affect the Management Case, including the views expressed by KKR and other potential counterparties regarding the financial prospects of the Company and some of the risks and challenges facing the Company. The board also discussed strategies for seeking an increase in the price offered by KKR. The board continued discussion of these topics together with its advisors in executive session and agreed that it would not accept KKR’s final proposal to acquire the Company for $45.25 per share. The board subsequently directed representatives of the financial advisors to request that KKR provide a revised final proposal. Later that night, representatives of KKR reached out to representatives of J.P. Morgan to provide a revised final proposal, offering a price of $45.75 per share.

The board continued the previous day’s meeting on the morning of June 6, 2018. The board, together with its advisors, discussed KKR’s revised proposal as well as the possibility of a further increase in KKR’s offer. Thereafter, the board agreed not to accept KKR’s revised proposal and directed representatives of J.P. Morgan to ask KKR to submit its best and final proposal. Later in the day, KKR representatives provided representatives of J.P. Morgan with a revised proposal that KKR stated was its best and final proposal to acquire the Company for $46.00 per share. The board discussed the valuation of the Company implied by KKR’s $46.00 per share proposal in the context of the preliminary valuation analyses provided by the financial advisors and again discussed with management and the advisors the alternative of the Company continuing as a stand-alone company, the Company’s prospects, and the risks and uncertainties facing the Company. In addition, the board again considered the Management Case and the assumptions underlying it, as well as the Management Sensitivity Case. Following this discussion, the directors authorized management and the advisors to proceed forward to seek to negotiate definitive transaction agreements with KKR on the basis of KKR’s $46.00 per share proposal. The board then continued its meeting in executive session with the representative of Wachtell Lipton. The representative of Wachtell Lipton noted that KKR had requested the ability to discuss potential arrangements with certain of the Company’s management if the board were to authorize proceeding with a transaction, with the goal of reaching a preliminary understanding with certain of the Company’s management prior to signing definitive transaction agreements. The board and the Wachtell Lipton representative discussed the request, after which the board authorized such discussions to proceed in connection with the potential transaction with KKR, with management to be represented by separate counsel.

From June 7, 2018 to June 10, 2018, representatives of Wachtell Lipton exchanged drafts of the merger agreement and other transaction documents with representatives of Simpson Thacher and negotiated final terms of such documents. On June 10, 2018, the board held a meeting to discuss and consider whether to approve the

Company’s entry into definitive transaction documents providing for a merger of the Company with and into an affiliate of KKR. A representative of Wachtell Lipton again discussed with the board its fiduciary duties under Delaware law in connection with a potential sale of the Company. Thereafter, representatives of each of the financial advisors presented to the board their respective financial analyses and each financial advisor rendered to the board its oral opinion, which was subsequently confirmed in writing on the same date, to the effect that, as of June 10, 2018 and based upon and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, as set forth in each financial advisor’s respective written opinion, the $46.00 per share in cash to be paid to the holders of shares of common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The Wachtell Lipton representative then summarized the terms of the draft of the merger agreement compared to the terms previously reviewed, referencing the summary and the supplemental summary of the merger agreement previously provided to the board. Members of management also provided a summary of the proposed employment and compensation arrangements between certain members of management and KKR following the consummation of the proposed merger, noting that, if the board approved the proposed transaction with KKR, agreements reflecting these arrangements would be negotiated between signing and closing and the arrangements would take effect upon closing. Following this discussion, the advisors (other than the Wachtell Lipton representative) left the meeting, at which point the representative of Wachtell Lipton reviewed the conflicts disclosure letters made available to the board by the financial advisors prior to the meeting. The Wachtell Lipton representative noted that each of the financial advisors had disclosed relationships with KKR and/or its affiliates and discussed the relationships that had been disclosed. The board reviewed the disclosures and determined that no financial advisor’s disclosed relationships with KKR constituted a disqualifying conflict with respect to its engagement by the Company in connection with the strategic alternatives review. After further discussion and deliberation, the board unanimously approved the transaction documents and the merger and resolved to recommend that the stockholders of the Company adopt the merger agreement. Later that day, following the board meeting, the parties executed the final agreements.

The parties issued a press release announcing the transaction early in the morning of June 11, 2018.

Reasons for the Merger; Recommendation of the Envision Board of Directors

The Envision board of directors, in consultation with the legal advisors and financial advisors and the management team, evaluated the merger agreement, the merger and the other transactions contemplated by the merger agreement, and unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its stockholders, and unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement. Accordingly, on June 10, 2018, the board unanimously resolved to recommend that the stockholders of Envision approve the adoption of the merger agreement and approve the transactions contemplated thereby.

In the course of reaching its recommendation, the board considered a number of positive factors relating to the merger agreement and the merger, each of which the board believed supported its decision, including the following:

Premium and Multiples.    The board considered the current and historical market prices of the common stock, including the market performance of the common stock relative to those of other participants in the Company’s sector and general market indices, and the fact that the merger consideration of $46.00 per share in cash represents a substantial premium to estimates of the Company’s unaffected stock price, including a premium of 32% to the Company’s volume-weighted average share price from November 1, 2017, the day immediately following the Company’s first announcement that it was reviewing strategic alternatives. The transaction price represents a multiple of 10.9x trailing 12 months Adjusted EBITDA and 10.1x 2018 anticipated Adjusted EBITDA (based on the mid-point of the Company’s guidance as of March 31, 2018).

Best Alternative for Maximizing Stockholder Value / Thorough and Well Publicized Process.    The board considered that the present value of the merger consideration of $46.00 in cash per share was more favorable to the Company’s stockholders than the potential value that might result from other alternatives reasonably available to the Company, including, but not limited to, leveraged stock repurchases, a transformational merger, an acquisition or a series of acquisitions, an asset sale or divestiture of a business segment of the Company (including the ASC business), and the continued operation of the Company on a stand-alone basis in light of a number of factors, including the following:

•

That the Company had conducted a lengthy and thorough process since the public announcement of the strategic alternatives review on October 31, 2017, involving outreach to 25 potential financial and strategic acquirers, of which 22 entered into non-disclosure agreements with the Company and received due diligence, 14 provided first round indications of interest for either the whole Company or the ASC business, nine provided second round indications of interest for either the whole Company or the ASC business, and one party — KKR — provided a final definitive proposal;

•

That the Company had also solicited indications of interest from parties interested exclusively in acquiring the Company’s ASC business and that the board decided not to continue independently with that process after receiving two rounds of bids, each of which indicated valuations for the ASC business that the board concluded, with the advice of the financial advisors, were unlikely to be value accretive to the Company at current trading multiples;

•

That KKR stated the $46.00 in cash per share proposal represented KKR’s best and final proposal following the board’s rejection of KKR’s first two proposed final proposals, offering, respectively, $45.25 per share and $45.75 per share;

•

That the Company’s receptiveness to a strategic transaction was well publicized since the initiation of the strategic alternatives review (including through various news reports) and that the Company and the financial advisors responded to third parties who expressed interest in a possible transaction on an unsolicited basis and who they believed were reasonably capable of consummating a transaction, by offering such third parties the opportunity to conduct due diligence and make a proposal, subject only to the requirement that they enter into a customary non-disclosure agreement; and

•

That the board had conducted extensive deliberations over a period of seven months in connection with the strategic alternatives review, including establishing regular calls, open to all members of the board, and regularly attended by members of the board, to discuss updates regarding the review of strategic alternatives, and holding 17 board meetings to evaluate alternatives and to oversee and provide direction to the process.

Opinions of Financial Advisors.    The board considered the financial analysis presentations of each of the financial advisors and the separate oral opinions of each of such financial advisors rendered to the board on June 10, 2018, which were subsequently confirmed in writing on the same date, to the effect that, as of such date and based upon and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, as set forth in each financial advisor’s written opinion, the $46.00 per share in cash to be paid to the holders of shares of common stock in the merger agreement was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “— Opinions of Financial Advisors.”

Greater Certainty of Value.    The board considered that the proposed merger consideration is all cash, so that the transaction allows the Company’s stockholders to realize a fair value for their investment and provides such stockholders certainty of value for their shares, especially when viewed against the risks inherent in the Company’s business, including the following:

•

That the Company’s business plan, the Management Case and the Management Sensitivity Case are based, in part, on projections for a number of variables, including economic growth, contract growth (including contract rate and volume growth in Physician Services) and labor costs, that are difficult to project and subject to certain market and sector risks not viewed by management as within the control of the Company;

•

That the financial projections set forth in the Management Case were subject to certain market and sector risks not viewed by management as within the control of the Company and that, based upon the board’s knowledge of the Company’s business, as well as the views expressed by stockholders, potential counterparties, and market analysts with respect to broader sector conditions and competitive dynamics that might adversely affect the Company’s ability to realize the Management Case, the board believed that the Management Sensitivity Case represented reasonable sensitivities reflecting certain of such risks; and

•

That the board believed the merger consideration was fair in light of the Company’s business, operations, financial condition, strategy and prospects as well as the Company’s historical financial performance and projected financial performance as reflected in the Management Case and the Management Sensitivity Case.

Likelihood of Completion.    The board considered the likelihood of completion of the merger in light of the terms of the merger agreement and the closing conditions, including:

•

The commitment of Parent and Merger Sub in the merger agreement to use reasonable best efforts to complete the merger as soon as practicable, including taking, or causing to be taken, any such commitments with respect to Parent, the Company, and their respective subsidiaries (including the surviving corporation) necessary to obtain antitrust approvals;

•

The fact that Parent had obtained committed debt financing for the transaction from reputable financial institutions and committed equity financing from the Sponsor for the full amount of equity required in connection with the committed debt financing, the limited number and nature of the conditions to the debt and equity financing, and the obligation of Parent and Merger to use reasonable best efforts to consummate the financing and that such financing provides funding of an amount sufficient (with cash on hand of the Company) to cover the aggregate merger consideration, all fees and expenses payable by Parent, Merger Sub or the Company and the repayment or refinancing of any indebtedness required to be repaid or refinanced;

•

The Company’s ability, under circumstances specified in the merger agreement, to specifically enforce Parent’s obligation to enforce the financing commitments and to cause Parent to cause the equity financing source to fund its contribution as contemplated by the merger agreement and the equity commitment letter;

•

The commitment of Parent in the merger agreement to pay the Company a termination fee in an amount equal to $275 million in certain circumstances in the event that the merger is not completed (see the section of this proxy statement entitled “The Merger Agreement — Parent Termination Fee”); and

•

The conditions to closing contained in the merger agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, are generally subject to certain materiality or material adverse effect qualifiers.

Opportunity to Receive Alternative Proposals and to Terminate the Transaction in Order to Accept a Superior Proposal.    The board considered the terms of the merger agreement relating to the Company’s ability to respond to unsolicited alternative proposals, and the other terms and conditions of the merger agreement, including:

•

The Company’s right, subject to certain conditions, to provide information in response to, and to discuss and negotiate, certain unsolicited alternative proposals made before the Company stockholder approval is obtained;

•

The provisions of the merger agreement allowing the board to make a change of recommendation prior to obtaining the Company stockholder approval in specified circumstances relating to a superior proposal or intervening event, subject to Parent’s right to terminate the merger agreement and receive payment of a termination fee of $167 million; and

•	The fact that as of the date of this proxy statement, since the announcement of the transaction with KKR, no person has made an unsolicited offer or proposal to acquire the Company.

Opportunity for the Company’s Stockholders to Vote.    The board also considered the fact that the merger would be subject to the approval of the Company’s stockholders, and the Company’s stockholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the Company stockholders’ meeting.

Availability of Appraisal.    The board also considered the availability of appraisal rights under Delaware law to holders of shares of common stock who do not vote in favor of the adoption of the merger agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the merger agreement.

In the course of reaching its recommendation, the board also considered certain risks and potentially adverse factors relating to the merger agreement and the merger, including:

•

That the Company’s stockholders will not be entitled to any ongoing equity participation in the Company following the merger, and that such stockholders will therefore cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Company common stock following the merger;

•

The provisions of the merger agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals, subject to certain exceptions, and that restrict the Company from entering into alternative acquisition agreements;

•

The possibility that the merger is not completed in a timely manner or at all for any reason, as well as the risks and costs to the Company if the merger is not completed or if there is uncertainty about the likelihood, timing or effects of completion of the merger, including uncertainty about the effect of the merger on the Company’s employees, clients, providers, partners and other third parties, which could impair the Company’s ability to attract, retain and motivate key personnel and could cause third parties to seek to terminate, change or not enter into business relationships with Envision, as well as the risk of management distraction from ongoing business operations as a result of the merger, and the effect on the trading price of the Company common stock if the merger agreement is terminated or the merger is not completed for any reason;

•	The merger agreement’s restrictions on the conduct of the Company’s business before completion of the merger, generally requiring the Company to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business and prohibiting the Company from taking specified actions, which could delay or prevent the Company from undertaking certain business opportunities that arise pending completion of the merger;

•

The possibility that the Company could be required under the terms of the merger agreement to pay a termination fee of $167 million under certain circumstances (see the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee”), and that such termination fee could discourage other potential bidders from making a competing bid to acquire the Company;

•

That the receipt of cash by the Company’s stockholders in exchange for their shares of common stock pursuant to the merger will generally be a taxable transaction to the Company’s stockholders for U.S. federal income tax purposes; and

•

That some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. See “Interests of the Company’s Directors and Executive Officers in the Merger.”

The foregoing discussion of the information and factors considered by the board includes the material factors considered by the board but is not intended to be exhaustive and does not necessarily include all of the factors considered by the board. In view of the complexity and variety of factors considered in connection with its evaluation of the merger agreement and the merger, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements.”

After careful consideration, the board has unanimously (i) determined that the merger agreement and the merger are fair, advisable and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance of the merger agreement, and (iii) resolved to recommend the adoption of the merger agreement by the stockholders of the Company and (iv) directed that such matter be submitted for consideration of the stockholders of the Company at the annual meeting.

The Envision board of directors unanimously recommends that the stockholders of the Company vote “FOR” the merger proposal.

Projected Financial Information

Envision’s senior management does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and is especially wary of making projections for extended earnings periods due to the unpredictability of the underlying assumptions and estimates. However, financial forecasts prepared by management were made available to KKR, Parent and Merger Sub as well as to the board and the Company’s financial advisors in connection with their respective consideration of strategic alternatives available to the Company regarding the Company’s revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, and Unlevered Free Cash Flow. We have included a summary of these projections to give our stockholders access to certain non-public information provided to KKR, Parent and Merger Sub and the board for purposes of considering and evaluating the merger and/or to the Company’s financial advisors for purposes of their opinions. The inclusion of this information should not be regarded as an indication that KKR, Parent, Merger Sub or the board, the Company’s financial advisors or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results.

The Company advised the recipients of the projections that its internal financial forecasts upon which the projections were based are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are difficult to predict, subject to significant economic and competitive uncertainties and beyond the Company’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections were prepared for internal use and to assist KKR, Parent and Merger Sub with their respective due diligence investigations of the Company, and for use of the Company’s financial advisors, and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, has not examined or compiled any of the accompanying projected financial information, and accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. The Deloitte & Touche LLP report incorporated by reference in this proxy statement relates to Envision’s historical financial information. It does not extend to the projected financial information and should not be read to do so.

Projections of this type are based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under “Cautionary Statement Concerning Forward-Looking Statements” on page 27, which factors may cause the financial projections or the underlying assumptions to be inaccurate. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. Readers of this proxy statement are cautioned not to place undue reliance on the financial projections set forth below. No one has made or makes any representation to any stockholder regarding the information included in these projections.

As noted above, the financial projections and forecasts include revenue as well as the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS and Unlevered Free Cash Flow. The definitions for these non-GAAP financial measures are set forth in Annex G of this proxy statement. Envision is not providing a quantitative reconciliation of these non-GAAP financial measures. In accordance with Item 10(e)(1)(i)(B) of Regulation S-K, a quantitative reconciliation of a forward-looking non-GAAP financial measure is only required to the extent it is available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, including normal variability in tax expense, equity compensation, and severance and related costs for future periods. The Company is unable to quantify the probable significance of these items at this time. The adjustments required for any such reconciliation of Envision’s forward-looking non-GAAP financial measures cannot be accurately forecast by Envision, and therefore the reconciliation has been omitted.

For the foregoing reasons, as well as the bases and assumptions on which the financial projections were compiled, the inclusion of specific portions of the financial projections in this proxy statement should not be regarded as an indication that such projections will be an accurate prediction of future events, and they should not be relied on as such. Except as and if required by applicable law, the Company does not intend to update, or otherwise revise, the financial projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even if any or all of the assumptions are shown to be in error.

Management Case

The Company prepared the Management Case, as set forth below, in February 2018. Management prepared the Management Case in a process that included input from the Company’s operational and finance leaders as to their best estimates of the future financial performance of the Company’s various business segments in light of its then-current understanding of the industry and competitive dynamics, key strategic and investment priorities and other business initiatives. The Management Case was made available to the board and the Company’s financial advisors. Certain information contained in the Management Case was made available to KKR, Parent and Merger Sub and other potential acquiring persons.

The following presents in summary form the financial projections in the Management Case:

	Fiscal Year Ended December 31,
(in millions, except per share items)	2018	2019	2020	2021	2022
Revenue	$8,525.8	$9,407.6	$10,463.4	$11,639.0	$13,085.7
% growth		10.3%	11.2%	11.2%	12.4%
Adjusted EBITDA	$994.5	$1,155.5	$1,313.8	$1,477.7	$1,689.6
Adjusted EBITDA Margin	11.7%	12.3%	12.6%	12.7%	12.9%
% growth		16.2%	13.7%	12.5%	14.3%
Adjusted EPS	$3.67	$4.63	$5.42	$6.21	$7.15
% growth		26.1%	17.2%	14.5%	15.1%
Unlevered Free Cash Flow	$88.6	$25.6	($70.7)	($67.0)	($680.9)

Management Sensitivity Case

In connection with its regular outreach to stockholders, the Company discussed and solicited feedback from stockholders in 2018 regarding, among other things, sector conditions and competitive dynamics in the Company’s sector. In the course of these discussions, the Company received feedback regarding stockholders’ views of various risks and uncertainties that might affect the Company’s business. The Company also received feedback from various bidders during this time with respect to certain risks and uncertainties in the Company’s business. In light of this feedback, as well as management’s ongoing testing of the potential impact of these risks and uncertainties, the management of the Company prepared reasonable sensitivities to the Management Case in the form of the Management Sensitivity Case to assist management and the Envision board of directors in assessing certain market and sector risks that were viewed by management to be not subject to the Company’s control and that could give rise to deviations from the long-term projections set forth in the Management Case. The Management Sensitivity Case was prepared and provided to the board and the Company’s financial advisors in their evaluation of the proposed merger, and was not provided to bidders, and therefore KKR, Parent and Merger Sub did not consider the Management Sensitivity Case in determining the purchase price. Further detail regarding the development of the Management Sensitivity Case can be found in the section of this proxy statement entitled “— Background of the Merger.”

The Management Sensitivity Case generally reflects certain downside risks that could arise from modestly lower contract rate and volume growth assumptions and increased run-rate labor cost assumptions from and after 2019. In particular, relative to the Management Case, the Management Sensitivity Case assumed:

•	A reduction in same contract rate growth from approximately 1.50% to 1.25% across Physician Services specialties;

•	A reduction in same contract volume growth of approximately 0.50% across Physician Services specialties;

•	A 1% reduction in annual net new contract growth; and

•	Incremental run-rate clinical labor pressure of $25 million on annual basis.

The following presents in summary form the financial projections in the Management Sensitivity Case:

	Fiscal Year Ended December 31,
(in millions, except per share items)	2018	2019	2020	2021	2022
Revenue	$8,525.8	$9,297.9	$10,225.5	$11,256.3	$12,550.6
% growth		9.1%	10.0%	10.1%	11.5%
Adjusted EBITDA	$994.5	$1,099.6	$1,213.4	$1,326.2	$1,478.7
Adjusted EBITDA Margin	11.7%	11.8%	11.9%	11.8%	11.8%
% growth		10.6%	10.3%	9.3%	11.5%
Adjusted EPS	$3.67	$4.29	$4.81	$5.28	$5.84
% growth		16.9%	12.1%	9.8%	10.7%
Unlevered Free Cash Flow	$88.6	($15.9)	($147.9)	($182.7)	($843.5)

Like the Management Case, the Management Sensitivity Case was not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Management Sensitivity Case is summarized in this proxy statement only because it was considered by the board in evaluating the merger and provided to the Company’s financial advisors in connection with their financial analysis undertaken for purposes of rendering their opinions to the board described in the section entitled “Proposal 1: The Merger — Opinions of Envision’s Financial Advisors” beginning on page 51. As with the Management Case, management does not as a matter of course make public any sensitivities, and all qualifications and limitations applicable to the Management Case, as described above, are applicable to the Management Sensitivity Case.

Opinions of Envision’s Financial Advisors

Opinion of J.P. Morgan

Pursuant to an engagement letter, dated June 7, 2018, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger, after having previously engaged J.P. Morgan as its financial advisor in connection with the Company’s review of strategic alternatives.

At the meeting of the board on June 10, 2018, J.P. Morgan rendered its oral opinion to the board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the merger consideration to be paid to the holders of Envision common stock in the proposed merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its June 10, 2018 oral opinion by delivering its written opinion to the board, dated June 10, 2018, that, as of such date, the merger consideration to be paid to the holders of Envision common stock in the proposed merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated June 10, 2018, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid to the holders of Envision common stock in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed merger or any other matter.

In connection with preparing its opinion, J.P. Morgan, among other things:

•	reviewed the merger agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the proposed merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Envision common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business (including the Management Case and the Management Sensitivity Case); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company and Parent with respect to certain aspects of the proposed merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best then available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. As a result of discussions with the Company’s management and the board regarding their views of the risks associated with the Management Case and the Management Sensitivity Case, for purposes of J.P. Morgan’s opinion and financial analyses, J.P. Morgan assumed that the Management Case and Management Sensitivity Case are equally likely. J.P. Morgan also assumed that the proposed merger and other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the proposed merger in any way meaningful to J.P. Morgan’s analysis.

The projections furnished to J.P. Morgan were prepared by the management of the Company as discussed more fully under “— Projected Financial Information” beginning on page 48. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on certain variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to the holders of Envision common stock in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the merger consideration to be paid to the holders of Envision common stock or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Envision common stock will trade at any future time.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the board on June 10, 2018 and in the presentation delivered to the board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P.Morgan in connection with rendering its opinion to the board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables should be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to the Company. The companies selected by J.P. Morgan were as follows:

•	MEDNAX, Inc. (as of June 8, 2018)

•	MEDNAX, Inc. (as of November 15, 2017, the day immediately prior to the public announcement of a campaign by Elliot Management Corporation pressing for the sale of the company)

•	Surgery Partners, Inc. (as of June 8, 2018)

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.

Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of the company’s firm value (calculated as the market value of that company’s common stock on a fully diluted basis, plus any debt and preferred equity, less cash and cash equivalents) to the consensus equity research analyst estimate for the company’s Adjusted EBITDA for the year ending December 31, 2018 (the “FV/2018E Adjusted EBITDA”). At the direction of Envision management, firm value for Envision was increased by $240 million in respect of an estimated tax liability related to Envision’s sale of the AMR business.

Based on the results of this analysis, J.P. Morgan selected a multiple reference range for the Company’s FV/2018E Adjusted EBITDA of 8.0x – 10.0x. After applying such range to the projected Adjusted EBITDA for the Company for the year ending December 31, 2018 based on the projections provided by the Company’s management, the analysis indicated the following implied per share equity value range for Envision common stock, rounded to the nearest $0.25:

	Implied Per Share Equity Value
	Low	High
FV/2018E Adjusted EBITDA	$30.25	$46.25

The range of implied per share equity values for Envision common stock was compared to the Company’s closing share price of $43.64 on June 8, 2018, the NYSE trading day immediately preceding the execution of the merger agreement, and the proposed merger consideration of $46.00 per share of Envision common stock.

Selected Transactions Analysis. Using publicly available information, J.P. Morgan reviewed selected transactions involving acquired businesses and assets that, for purposes of J.P. Morgan’s analysis, may be considered similar to the Company’s business or assets. Specifically, J.P. Morgan reviewed the following transactions:

Month/Year Announced	Target	Acquiror
May 2017	Medical Solutions L.L.C.	TPG Growth
October 2016	TeamHealth Holdings, Inc.	The Blackstone Group L.P.
June 2016	Envision Healthcare Holdings, Inc.	AmSurg Corp.
August 2015	IPC Healthcare, Inc.	TeamHealth Holdings, Inc.
May 2015	Virtual Radiologic Corporation	MEDNAX, Inc.
January 2015	VISTA Staffing Solutions, Inc.	Envision Healthcare Holdings, Inc.
May 2014	Sheridan Healthcare, Inc.	AmSurg Corp.
May 2014	Healogics Holding Corp.	Clayton, Dubilier & Rice, LLC
October 2012	CHG Healthcare Services, Inc.	Leonard Green & Partners, L.P./ Ares Management LLC
February 2011	Emergency Medical Services Corporation	Clayton, Dubilier & Rice, LLC

None of the selected transactions reviewed was identical to the proposed merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed merger.

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the ratio of the target company’s firm value to the target company’s Adjusted EBITDA for the twelve-month period prior to announcement of the applicable transaction (“FV/LTM Adjusted EBITDA”).

Based on the results of this analysis, J.P. Morgan selected a multiple reference range for FV/LTM Adjusted EBITDA of 9.5x – 13.0x and applied it to the Company’s last twelve-month (“LTM”) Adjusted

EBITDA (post-share-based compensation (“SBC”)) as of March 31, 2018. This analysis indicated the following implied per share equity value range for Envision common stock, rounded to the nearest $0.25:

	Implied Per Share Equity Value
	Low	High
FV/LTM Adjusted EBITDA (post-SBC) as of March 31, 2018	$33.00	$57.25

The range of implied per share equity values for Envision common stock was compared to the Company’s closing share price of $43.64 on June 8, 2018, the NYSE trading day immediately preceding the execution of the merger agreement, and the proposed merger consideration of $46.00 per share of Envision common stock.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for each of the Management Case and the Management Sensitivity Case for the purpose of determining an implied fully diluted equity value per share for Envision common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered cash flows generated by the asset and taking into consideration the time value of money with respect to those cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. “Present value” refers to the current value of the cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using an appropriate discount rate and applying a discounting convention that assumes that all cash flows were generated at the midpoint of each period. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projection period.

J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during fiscal years 2018 through 2022 based upon the Management Case and the Management Sensitivity Case prepared by the management of the Company. J.P. Morgan also calculated a range of terminal asset values of the Company at the end of the five-year period ending in 2022 by applying a perpetual growth rate ranging from 1.0% to 1.5% to the unlevered free cash flow of the Company during the final year of the five-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from 8.0% to 9.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company.

Based on the foregoing, this analysis indicated the following implied per share equity value ranges for Envision common stock, rounded to the nearest $0.25:

	Implied Per Share Equity Value
	Low	High
Management Case	$48.50	$71.25
Management Sensitivity Case	$34.75	$54.50

The ranges of implied per share equity values for Envision common stock were compared to the Company’s closing share price of $43.64 on June 8, 2018, the NYSE trading day immediately preceding the execution of the merger agreement, and the proposed merger consideration to be paid to the holders of Envision common stock of $46.00 per share of Envision common stock.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses should be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the proposed merger. However, the companies selected were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the proposed merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the proposed merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

The Company has agreed to pay J.P. Morgan an estimated fee of approximately $32.0 million, of which $3.0 million became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and a substantial portion of which is contingent and payable upon the consummation of the proposed merger. In addition, the Company has agreed, subject to certain limitations, to reimburse J.P. Morgan for certain expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company and Parent and certain of their affiliates, for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and bookrunner on the Company’s term loan which closed in December 2016 and joint lead bookrunner on an offering of equity securities by an affiliate of KKR which closed in November 2017. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company and Parent and certain of its affiliates, for which it receives customary compensation or other financial benefits. In addition, as of the date of its opinion, J.P. Morgan and its affiliates held, on a proprietary basis, less than 2% of the outstanding common stock of the Company and 3.77% of the outstanding common units of an affiliate of Parent. During the two year period preceding the delivery of its opinion, the aggregate fees received by J.P. Morgan from the Company were approximately $46.0 million and from KKR and certain of its affiliates were approximately $110.0 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Parent for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

The definitions for certain non-GAAP financial measures referred to in this section are set forth in Annex G of this proxy statement.

Opinion of Evercore

At a meeting of the board held on June 10, 2018, Evercore rendered to the board its oral opinion, subsequently confirmed in writing on the same date, that as of June 10, 2018 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the merger consideration of $46.00 per share in cash without interest was fair, from a financial point of view, to the holders of shares of Envision common stock entitled to receive the merger consideration.

The full text of the written opinion of Evercore, dated as of June 10, 2018, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety into this proxy statement. You are urged to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the board in connection with its evaluation of whether the merger consideration to be received by the holders of shares of Envision common stock in the merger was fair, from a financial point of view, to the holders entitled to receive the merger consideration. The opinion does not constitute a recommendation to the board or to any other persons in respect of the merger, including as to how any holder of shares of Envision common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to Envision, nor does it address the underlying business decision of Envision to engage in the merger.

In connection with rendering its opinion Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to Envision that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•

reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to Envision prepared and furnished to Evercore by management of Envision;

•

reviewed certain non-public projected financial and operating data relating to Envision reflecting both the Management Case and the Management Sensitivity Case, each such case prepared under alternative business assumptions and furnished to Evercore by management of Envision and such cases are referred to herein, together, as the “Projections” and are described and summarized in the section entitled “— Projected Financial Information” of this proxy statement;

•

discussed the past and current operations, financial projections reflected, respectively, in the Management Case and the Management Sensitivity Case, and current financial condition of Envision with management of Envision (including their views on the risks and uncertainties of achieving such projections);

•	reviewed the reported trading prices and the historical trading activity of Envision common stock;

•	compared the financial performance of Envision and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•	compared the financial performance of Envision and the valuation multiples relating to the merger with those of certain other transactions that Evercore deemed relevant;

•

reviewed a draft of the merger agreement, dated June 8, 2018 (including the exhibits thereto), which Evercore assumed was in substantially final form and from which Evercore assumed the final form would not vary in any respect material to its analysis; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no liability therefor. With respect to the projected financial data relating to Envision reflected in the Management Case and the Management Sensitivity Case, Evercore assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Envision’s management as to the future financial performance of Envision under the alternative business assumptions reflected therein. As a result of discussions with Envision’s management and the board regarding their views of the risks associated with the Management Case and the Management Sensitivity Case, for purposes of its opinion and financial analyses, Evercore assumed that the Management Case and Management Sensitivity Case were equally likely. Evercore expressed no view as to any projected financial data relating to Envision or the assumptions on which they are based. Evercore relied, at Envision’s management direction, without independent verification, upon the assessments of Envision’s management as to the alternative business assumptions.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without material waiver or modification thereof. Evercore also assumed that the merger agreement (including the exhibits thereto) would not vary from the form of the draft thereof reviewed by Evercore in any manner that would be material to its opinion. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Envision or the consummation of the merger or materially reduce the benefits to the holders of shares of Envision common stock of the merger.

Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Envision, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of Envision under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of June 10, 2018, and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. Subsequent developments may affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of shares of Envision common stock, from a financial point of view, of the merger consideration. Evercore did not express any view on, and its opinion did not address, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of Envision, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Envision, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore assumed that any modification to the structure of the merger would not vary in any respect material to its analysis. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to Envision, nor does it address the underlying business decision of Envision to engage in the merger. Evercore’s opinion does not constitute a recommendation to the board or to any other persons in respect of the merger, including as to how any holder of shares of Envision common stock should vote or act in respect of the merger. Evercore expresses no opinion as to the price at which shares of Envision common stock will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Envision and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the board on June 10, 2018, in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before June 8, 2018, and is not necessarily indicative of current market conditions.

The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analysis

Selected Public Company Trading Analysis

Evercore reviewed and compared certain financial information of Envision to corresponding financial multiples and ratios for the following selected publicly traded companies in the provider services industry (the “selected peer companies”):

•	MEDNAX, Inc.

•	Surgery Partners, Inc.

Evercore also reviewed financial multiples and ratios for the following additional diversified healthcare publicly traded companies (the “other diversified healthcare companies”):

•	AMN Healthcare Services, Inc.

•	DaVita Inc.

•	Encompass Health Corporation

•	Fresenius Medical Care AG & Co. KGaA

•	Select Medical Holdings Corporation

Although none of these companies is directly comparable to Envision, Evercore selected these companies based on its professional judgment because they are provider services companies with business characteristics that for purposes of its analysis Evercore considered similar to the business characteristics of Envision.

For Envision and each of the selected peer companies and the other diversified healthcare companies identified above, Evercore calculated enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of estimated 2018 earnings before interest, taxes, depreciation and amortization before stock-based compensation expense

(“EBITDA”), based on closing share prices as of June 8, 2018 and financial data, which Evercore obtained from filings made with the SEC and consensus estimates for 2018 obtained from publicly available equity research analysts’ projections. The financial multiples and ratios of Envision were based on the closing price of shares of Envision common stock as of June 8, 2018 and as of October 31, 2017, the day Envision announced its review of strategic alternatives, and financial data, which Evercore obtained from filings made by Envision with the SEC and consensus estimates for Envision for 2018 obtained from publicly available equity research analysts’ projections as of June 8, 2018 and as of October 31, 2017, respectfully, and the projected financial data for 2018 reflected in the projected financial data provided by Envision management. The estimated 2018 EBITDA for Envision reflected in Envision management’s projected financial data did not reflect any deduction for estimated cost of stock-based compensation and excluded results of entities in which Envision holds a non-controlling interest. Also, at the direction of Envision management, enterprise value for Envision was increased by $240 million in respect of an estimated tax liability related to Envision’s sale of American Medical Response.

The results of these calculations were as follows:

Company / Scenario	Enterprise Value / EBITDA
Envision (Street Estimates)	9.7x
Envision (Street Estimates as of 10/31/2017)	8.0x
Envision (Management Case)	9.6x
Envision (Management Sensitivity Case)	9.6x

Selected Peer Companies*
MEDNAX, Inc.	9.7x
MEDNAX, Inc. (as of 11/15/2017)**	9.1x
Surgery Partners, Inc.	13.3x

Other Diversified Healthcare Companies
AMN Healthcare Services, Inc.	11.0x
DaVita Inc.	8.4x
Encompass Health Corporation	10.8x
Fresenius Medical Care AG & Co. KGaA	11.0x
Select Medical Holdings Corporation	10.0x
*	Calculated as of June 8, 2018 except as otherwise noted.
**	November 15, 2017 is the day immediately prior to the public announcement of a campaign by Elliot Management Corporation pressing for the sale of the company.

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied an enterprise value/ EBITDA multiple reference range of 8.5x–10.5x to Envision management’s estimate of 2018 EBITDA for Envision, and consensus estimate of 2018 EBITDA for Envision as reflected in publicly available equity research analysts’ projections as of June 8, 2018. The implied value range per share of Envision common stock derived by Evercore based on this analysis is set forth below:

Implied Per Share of Envision Common Stock Equity Value Reference Range
Management Projections	Analysts’ Consensus
$35.37 – $51.31	$34.12 – $49.78

Precedent Transaction Analysis

Evercore reviewed publicly available information related to selected precedent acquisition transactions involving publicly-traded target companies in the provider services outsourcing industry announced since 2011. For each selected precedent transaction, Evercore calculated the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash and cash equivalents, as last publicly disclosed by the target company in its SEC filings prior to the announcement of the applicable transaction) as a multiple of last twelve-month EBITDA (“LTM EBITDA”) for the target company at the time of the announcement of the applicable transaction as reflected in the target company’s SEC filings. The precedent selected transactions reviewed by Evercore and the implied enterprise value to LTM EBITDA multiples calculated by Evercore with respect to those target companies were:

Date Announced	Target	Acquiror	Enterprise Value / LTM EBITDA Multiples
5/8/2017	Medical Solutions L.L.C.	TPG Growth	10.1x
10/31/2016	TeamHealth Holdings, Inc.	The Blackstone Group L.P.	13.5x
6/17/2016	Envision Healthcare Holdings, Inc.	AmSurg Corp.	12.6x
8/4/2015	IPC Healthcare, Inc.	TeamHealth Holdings, Inc.	22.2x
5/12/2015	Virtual Radiologic Corporation	MEDNAX, Inc.	11.1x
1/19/2015	VISTA Staffing Solutions, Inc.	Envision Healthcare Holdings, Inc.	9.8x
5/29/2014	Sheridan Healthcare, Inc.	AmSurg Corp.	12.2x
5/21/2014	Healogics Holding Corp.	Clayton, Dubilier & Rice, L.L.C.	10.1x
10/22/2012	CHG Healthcare Services, Inc.	Ares Management LLC; Leonard Green & Partners, L.P.	12.6x
2/14/2011	Emergency Medical Services Corporation	Clayton, Dubilier & Rice, L.L.C.	9.7x
Average			12.4x

Although none of the target companies above is directly comparable to Envision and none of the precedent transactions is directly comparable to the merger, Evercore selected these transactions based on its professional judgment because they involve target companies that are provider services companies with business characteristics that for purposes of its analysis Evercore considered similar to the business characteristics of Envision.

Based on the multiples it derived from the selected precedent transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM EBITDA multiples of 9.5x to 13.0x and applied this range of multiples to Envision’s LTM EBITDA less stock-based compensation expense as of March 31, 2018 (based on the financial results reported in Envision’s SEC filings, subject to reversing any deduction for estimated cost of stock-based compensation and the results of entities in which Envision holds a non-controlling interest and, at the direction of Envision management, with enterprise value for Envision reflecting a reduction of $240 million in respect of an estimated tax liability related to Envision’s sale of American Medical Response), to calculate an implied value range per share of Envision common stock of $34.06 – $58.54.

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis to calculate ranges of implied present values per share of Envision common stock as of June 30, 2018 utilizing estimates of the standalone, unlevered, after-tax free cash flows Envision was expected to generate over the period beginning with the third quarter of 2018 through 2022 under the different projected financial data reflected in each of the Management Case and the Management Sensitivity Case. As noted above, as a result of discussions with Envision’s management and Envision’s board of directors regarding their views of the risks associated with the Management Case and the Management Sensitivity Case, for purposes of its opinion and financial analyses, Evercore assumed that the Management Case and Management Sensitivity Case were equally likely.

For purposes of its discounted cash flow analyses, unlevered free cash flow was defined as adjusted earnings before interest, taxes and amortization (EBITA), less unlevered taxes, plus depreciation, less after tax transaction expenses, less after tax stock based compensation expenses, less capital expenditures, less acquisitions, plus (less) changes in net working capital. The terminal year unlevered free cash flow was normalized based on Envision management guidance for acquisition and transaction expenses, the run-rate impact of acquisitions made in 2022, net working capital reflecting 10% change in sales, and depreciation reflecting 98% of capital expenditures. Evercore calculated ranges of terminal values for Envision, under each of the Management Case and the Management Sensitivity Case, in each case (i) using the perpetuity growth rate method by applying an assumed perpetuity growth rate range of 1.0% to 2.0% to estimated 2023 unlevered free cash flow (with terminal year normalizations made as outlined above) and (ii) using the terminal year LTM EBITDA multiple method by applying terminal value enterprise value to EBITDA multiples ranging from 9.0x to 11.0x to estimated 2022 EBITDA. Evercore then discounted Envision’s projected, unlevered free cash flows over the period beginning with the third quarter of 2018 through 2022 under each of the Management Case and the Management Sensitivity Case and the ranges of terminal values for Envision it calculated using the perpetuity growth rate method and the terminal year LTM EBITDA multiple method under each of the Management Case and the Management Sensitivity Case, in each case, to a present value as of June 30, 2018 using discount rates ranging from 8.0% to 9.0%, to derive ranges of implied enterprise values for Envision under each scenario. The discount rates were based on Evercore’s judgment of the estimated range of Envision’s weighted average cost of capital. Based on these ranges of implied enterprise values and Envision management’s estimate of the net debt (calculated as total debt less cash and cash equivalents) of Envision as of June 30, 2018, Evercore calculated a range of implied equity values per share of Envision common stock under each of the scenarios described above, as follows:

Scenario	Implied Per Share Equity Value Reference Ranges
Management Case - Perpetuity Growth Rate Method	$48.34 - $80.16
Management Case - LTM EBITDA Multiple Method	$47.00 - $69.42
Management Sensitivity Case - Perpetuity Growth Rate Method	$34.74 - $62.15
Management Sensitivity Case - LTM EBITDA Multiple Method	$34.26 - $53.80

For reference purposes only, Evercore performed a sensitivity analysis to analyze the impact on the range of implied equity values per share of Envision common stock calculated under each of the Management Case and the Management Sensitivity Case using the perpetuity growth rate method described above, by (i) assuming no acquisitions and transaction expenses throughout the projection period and (ii) assuming a 33% tax rate during the perpetuity period reflecting an illustrative potential higher tax rate in line with historical tax rates, instead of a 26% tax rate as reflected in the Management Case and the Management Sensitivity Case. The illustrative value ranges per share of Envision common stock derived by Evercore based on this sensitivity analysis, are set forth below:

Implied Per Share Equity Value Reference Ranges
Scenario	No Acquisition Expenses	33% Terminal Tax Rate
Management Case - Perpetuity Growth Rate Method	$50.25 - $74.38	$40.31 - $68.96
Management Sensitivity Case - Perpetuity Growth Rate Method	$36.95 - $56.85	$27.77 - $52.40

Other Factors

Evercore also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were referenced for informational purposes, including, among other things, the last 52-week trading range and research analyst price targets. None of the foregoing constituted a valuation methodology for purposes of Evercore’s financial analysis, and the foregoing were referenced for informational purposes only.

Last 52-Week Trading Range

Evercore reviewed historical trading prices of shares of Envision common stock during the twelve month period ended June 8, 2018, noting that the low and high closing prices during such period ranged from $24.79 to $63.36.

Equity Research Analyst Price Targets

Evercore reviewed selected public market trading price targets for the shares of Envision common stock prepared and published by equity research analysts that were publicly available as of June 8, 2018, the last full trading day prior to the delivery by Evercore of its opinion to the board. These price targets reflect each analyst’s estimate of the future public market trading price of the shares of Envision common stock at the time the price target was published. At June 8, 2018, the range of selected equity analyst price targets for the shares of Envision common stock was $38.00 to $51.00 per share of Envision common stock. The public market trading price targets published by equity research analysts did not necessarily reflect current market trading prices for the shares of Envision common stock and these estimates were subject to uncertainties, including the future financial performance of Envision and future financial market conditions.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the merger by the board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Envision common stock. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Envision or its advisors.

Evercore prepared these analyses for the purpose of providing an opinion to the board as to the fairness, from a financial point of view, of the merger consideration to the holders of shares of Envision common stock entitled to receive such merger consideration. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

The issuance of the fairness opinion was approved by an Opinion Committee of Evercore.

Pursuant to the terms of Evercore’s engagement letters with Envision, Evercore is entitled to receive a fee of approximately $10.2 million if the merger is consummated, of which $1 million was paid upon execution of the merger agreement. In addition, in connection with Evercore’s general strategic advisory work, Envision agreed to pay Evercore two quarterly retainer fees of $250,000 beginning on October 6, 2017, a fee of $4.5 million for general strategic advisory services provided prior to June 30, 2018 and against which the quarterly retainer fees are creditable, and additional customary fees as may be mutually agreed by Envision and Evercore. Subject to certain limitations specified in the engagement letters, Envision has agreed to reimburse Evercore for its reasonable and documented out-of-pocket expenses (including reasonable outside legal fees, expenses and disbursements) and to indemnify Evercore for certain liabilities arising out of its engagement.

During the two-year period prior to the date of its written opinion, Evercore and its affiliates have provided financial advisory services to Envision for which Evercore received fees, including the reimbursement of expenses, in an amount equal to approximately $5 million in the aggregate. During the two-year period prior to the date of its written opinion, Evercore and its affiliates have also provided financial services to KKR, an affiliate of Parent, and its affiliates and portfolio companies, for which Evercore received fees, including the reimbursement of expenses in an amount equal to approximately $32.5 million in the aggregate. In the future, Evercore may provide financial or other services to KKR and its affiliates and portfolio companies, and in connection with any such services Evercore may receive compensation.

In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of Envision and its affiliates and of KKR and its affiliates and portfolio companies, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

Envision engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Opinion of Guggenheim Securities

Overview

The board retained Guggenheim Securities as its financial advisor in connection with Envision’s exploration of strategic and financial alternatives, including the merger. In selecting Guggenheim Securities as its financial advisor, the board considered that, among other things, Guggenheim Securities is an internationally recognized investment banking, financial advisory and securities firm based on its experience advising companies in, among other industries, the healthcare services industry. Guggenheim Securities, as part of its investment banking, financial advisory and capital markets businesses, is regularly engaged in the valuation and financial assessment of businesses and securities in connection with mergers and acquisitions, recapitalizations, spin-offs/split-offs, restructurings, securities offerings in both the private and public capital markets and valuations for corporate and other purposes.

At the June 10, 2018 meeting of the board, Guggenheim Securities rendered an oral opinion, which was confirmed by delivery of a written opinion, to the board to the effect that, as of June 10, 2018 and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the merger consideration to be received by the holders of Envision common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

This description of Guggenheim Securities’ opinion is qualified in its entirety by the full text of the written opinion, which is attached as Annex D to this proxy statement and which you should read carefully and in its entirety. Guggenheim Securities’ written opinion sets forth the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken by Guggenheim Securities. Guggenheim Securities’ written opinion, which was authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities, is necessarily based on economic, capital markets and other conditions, and the information made available to Guggenheim Securities, as of the date of such opinion. Guggenheim Securities has no responsibility for updating or revising its opinion based on facts, circumstances or events occurring after the date of the rendering of the opinion.

In reading the discussion of Guggenheim Securities’ opinion set forth below, you should be aware that such opinion (and, as applicable, any materials provided in connection therewith):

•	was provided to the board (in its capacity as such) for its information and assistance in connection with its evaluation of the merger consideration;

•	did not constitute a recommendation to the board with respect to the merger;

•	does not constitute advice or a recommendation to any holder of Envision common stock as to how to vote or act in connection with the merger or otherwise;

•

did not address Envision’s underlying business or financial decision to pursue the merger, the relative merits of the merger as compared to any alternative business or financial strategies that might exist for Envision, the financing of the merger by Enterprise Holdings or the effects of any other transaction in which Envision might engage;

•	addressed only the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to the extent expressly specified in such opinion;

•

expressed no view or opinion as to (i) any other term, aspect or implication of (a) the merger (including, without limitation, the form or structure of the merger) or the merger agreement or (b) any other agreement, transaction document or instrument contemplated by the merger agreement or to be entered into or amended in connection with the merger or (ii) the fairness, financial or otherwise, of the merger to, or of any consideration to be paid to or received by, the holders of any class of securities (other than as expressly specified therein), creditors or other constituencies of Envision; and

•

expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Envision’s directors, officers or employees, or any class of such persons, in connection with the merger relative to the merger consideration or otherwise.

In the course of performing its reviews and analyses for rendering its opinion, Guggenheim Securities:

•	reviewed the merger agreement dated as of June 10, 2018;

•	reviewed certain publicly available business and financial information regarding Envision;

•

reviewed certain non-public business and financial information regarding Envision’s business and prospects (including two cases, identified to us by Envision as the Management Case and the Management Sensitivity Case (collectively, the “Projections”), of financial projections for the years ending December 31, 2018 through December 31, 2022), all as prepared and provided to Guggenheim Securities by Envision’s senior management;

•

discussed with Envision’s senior management their strategic and financial rationale for the merger as well as their views of Envision’s operations, historical and projected financial results and future prospects and the commercial, competitive and industry dynamics in the healthcare services sector;

•	reviewed the historical prices, trading multiples and trading activity of the Envision common stock;

•

compared the financial performance of Envision and the trading multiples and trading activity of the Envision common stock with corresponding data for certain other publicly traded companies that Guggenheim Securities deemed relevant in evaluating Envision;

•	reviewed the valuation and financial metrics of certain mergers and acquisitions that Guggenheim Securities deemed relevant in evaluating the merger;

•	performed discounted cash flow analyses for Envision based on the Management Case and the Management Sensitivity Case which comprise the Projections; and

•	conducted such other studies, analyses, inquiries and investigations as Guggenheim Securities deemed appropriate.

With respect to the information used in arriving at its opinion, Guggenheim Securities noted that:

•

Guggenheim Securities relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including, without limitation, the Projections, any other estimates and any other forward-looking information) furnished by or discussed with Envision or obtained from public sources, data suppliers and other third parties.

•

Guggenheim Securities (i) did not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and Guggenheim Securities did not independently verify, any such information (including, without limitation, the Projections, any other estimates and any other forward-looking information), (ii) expressed no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of the Projections, any other estimates and any other forward-looking information or the assumptions upon which they are based and (iii) relied upon the assurances of Envision’s senior management that they were unaware of any facts or circumstances that would make such information (including, without limitation, the Projections, any other estimates and any other forward-looking information) incomplete, inaccurate or misleading. Furthermore, in assessing and utilizing the Management Case and the Management Sensitivity Case in connection with Guggenheim Securities’ financial analyses for purposes of its opinion, Guggenheim Securities took into account its various discussions with the board and senior management regarding the risks and uncertainties of achieving the Management Case and the Management Sensitivity Case, respectively, in light of (i) the current and prospective industry conditions and competitive dynamics facing Envision, (ii) Envision’s recent financial performance, (iii) the key commercial, operational and financial drivers of the Management Case and the Management Sensitivity Case, respectively, and (iv) various other facts and circumstances regarding the Management Case and the Management Sensitivity Case, respectively.

•

Specifically, with respect to (i) the Projections, any other estimates and any other forward-looking information relating to Envision furnished by or discussed with Envision, (a) Guggenheim Securities was advised by Envision’s senior management, and Guggenheim Securities assumed, that the Projections, such other estimates and such other forward-looking information utilized in its analyses had been reasonably prepared on bases reflecting the best then-currently available estimates and judgments of Envision’s senior management as to the expected future performance of Envision and (b) Guggenheim Securities assumed that the Projections, such other estimates and such other forward-looking information had been reviewed by the board with the understanding that such information would be used and relied upon by Guggenheim Securities in connection with rendering its opinion and (ii) any financial projections, any other estimates and any other forward-looking information obtained by Guggenheim Securities from public sources, data suppliers and other third parties, Guggenheim Securities assumed that such information was reasonable and reliable.

Guggenheim Securities also noted certain other considerations with respect to its engagement and the rendering of its opinion:

•

During the course of Guggenheim Securities’ engagement, Guggenheim Securities was asked by the board to solicit indications of interest from selected third parties regarding a potential transaction with Envision, and Guggenheim Securities considered the results of such solicitations in rendering its opinion.

•

Guggenheim Securities did not perform or obtain any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Envision or any other entity or the solvency or fair value of Envision or any other entity, nor was Guggenheim Securities furnished with any such appraisals.

•

Guggenheim Securities’ professionals are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in Guggenheim Securities’ opinion should be construed as constituting advice with respect to such matters; accordingly, Guggenheim Securities relied on the assessments of Envision’s senior management and Envision’s other professional advisors with respect to such matters.

•	Guggenheim Securities further assumed that:

•

In all respects meaningful to its analyses, (i) each of the parties to the merger agreement will comply with all terms and provisions of the merger agreement and (ii) the representations and warranties of the parties contained in the merger agreement were true and correct, subject to the qualifications set forth therein and all conditions to the obligations of each party to the merger agreement to consummate the merger would be satisfied without any waiver, amendment or modification thereof; and

•

The merger will be consummated in a timely manner in accordance with the terms of the merger agreement and in compliance with all applicable laws, documents and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on Envision or the merger in any way meaningful to Guggenheim Securities’ analyses or opinion.

•

Guggenheim Securities did not express any view or opinion as to the price or range of prices at which the shares of common stock or other securities or financial instruments of or relating to Envision may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the merger.

Summary of Financial Analyses

Overview of Financial Analyses

This “Summary of Financial Analyses” presents a summary of the principal financial analyses performed by Guggenheim Securities and presented to the board in connection with Guggenheim Securities’

rendering of its opinion. Such presentation to the board was supplemented by Guggenheim Securities’ oral discussion, the nature and substance of which may not be fully described herein.

Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully such financial analyses, the summary data and tables should be read together with the full text of the summary. Considering the summary data and tables alone could create a misleading or incomplete view of Guggenheim Securities’ financial analyses.

The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant financial analyses and the application of those methods to the particular circumstances involved. A fairness opinion therefore is not readily susceptible to partial analysis or summary description, and taking portions of the financial analyses set forth below, without considering such analyses as a whole, would in Guggenheim Securities’ view create an incomplete and misleading picture of the processes underlying the financial analyses considered in rendering Guggenheim Securities’ opinion.

In arriving at its opinion, Guggenheim Securities:

•

based its financial analyses on various assumptions, including assumptions concerning general business, economic and capital markets conditions and industry-specific and company-specific factors, all of which are beyond the control of Envision and Guggenheim Securities;

•	did not form a view or opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion;

•	considered the results of all of its financial analyses and did not attribute any particular weight to any one analysis or factor; and

•

ultimately arrived at its opinion based on the results of all of its financial analyses assessed as a whole and believes that the totality of the factors considered and the various financial analyses performed by Guggenheim Securities in connection with its opinion operated collectively to support its determination as to the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration to be received by the holders of Envision common stock pursuant to the merger agreement to the extent expressly specified in such opinion.

With respect to the financial analyses performed by Guggenheim Securities in connection with rendering its opinion:

•

Such financial analyses, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by these analyses.

•

None of the selected precedent merger and acquisition transactions used in the selected precedent merger and acquisition transactions analysis described below is identical or directly comparable to the merger, and none of the selected publicly traded companies used in the selected publicly traded companies analysis described below is identical or directly comparable to Envision. However, such transactions and companies were selected by Guggenheim Securities, among other reasons, because they involved target companies or represented publicly traded companies which may be considered broadly similar, for purposes of Guggenheim Securities’ financial analyses, to Envision based on Guggenheim Securities’ familiarity with the healthcare services industry in the United States.

•	In any event, selected precedent merger and acquisition transactions analysis and selected publicly traded companies analysis are not mathematical. Rather, such analyses involve complex considerations and judgments concerning the differences in business, financial, operating and capital markets-related characteristics and other factors regarding the selected precedent merger and acquisition transactions to which the merger was compared and the selected publicly traded companies to which Envision was compared.

•	Such financial analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future.

Certain Definitions

Throughout this “Summary of Financial Analyses,” the following financial terms are used in connection with Guggenheim Securities’ various financial analyses:

•	DCF: means discounted cash flow.

•	Adjusted EBITDA multiple: represents the relevant company’s firm value divided by its historical or projected Adjusted EBITDA.

•

Firm value: represents the relevant company’s net equity value (as defined below) plus (i) the principal or face amount of total debt and preferred stock less (ii) cash, cash equivalents, and short- and long-term marketable investments and certain other cash-like items.

•	LTM: means latest twelve months.

•

Net equity value: represents the relevant company’s (i) gross equity value as calculated (a) based on outstanding common shares plus shares issuable upon the conversion or exercise of all in-the-money convertible securities, stock options and/or stock warrants times (b) the relevant company’s stock price less (ii) the cash proceeds from the assumed exercise of all in-the-money stock options and stock warrants.

•	SBC: means share-based compensation.

The definitions for certain other non-GAAP financial measures referred to in this “Summary of Financial Analyses” are set forth in Annex G of this proxy statement.

Recap of Implied Merger Financial Metrics

Based on the merger consideration of $46.00 per share in cash, Guggenheim Securities calculated various implied merger-related premia and multiples as outlined in the table below:

Merger Premia and Implied Merger Multiples
Merger Consideration per Share		$46.00
	Envision Stock Price
Acquisition Premium/(Discount) Relative to Envision’s:
Closing Stock Price (as of June 8, 2018)	$43.64	5.4%
Past Year’s High Stock Price	63.36	(27.4)
Past Year’s Low Stock Price	24.79	85.6
Pre-Q3 2017 Earnings Release (as of October 31, 2017)	42.60	8.0
Firm Value / Adjusted EBITDA for Envision:
LTM (03/31/18) As Reported		10.9x
2018E — Envision Management Case		10.0
Envision Management Sensitivity Case		10.0
Wall Street Consensus Estimates (for reference only)		10.2
2019E — Envision Management Case		8.6
Envision Management Sensitivity Case		9.0
Wall Street Consensus Estimates (for reference only)		9.3

Envision Change-of-Control Financial Analyses

Recap of Envision Change-of-Control Financial Analyses

In evaluating Envision in connection with rendering its opinion, Guggenheim Securities performed various financial analyses which are summarized in the table below and described in more detail elsewhere herein, including discounted cash flow analyses based on the Management Case and the Management Sensitivity Case, respectively, selected precedent merger and acquisition transactions analysis, and selected publicly traded companies analysis. Solely for informational reference purposes, Guggenheim Securities also performed an illustrative discounted cash flow analysis based on the Wall Street equity research consensus estimates and reviewed the historical trading price range for Envision’s common stock and Wall Street equity research analysts’ price targets for Envision’s common stock.

Recap of Envision Change-of-Control Financial Analyses
Merger Consideration per Share		$46.00
	Reference Range for Envision on a Change-of- Control Basis
Financial Analyses	Low	High
Discounted Cash Flow Analyses:
Envision Management Case	$48.50	$71.25
Envision Management Sensitivity Case	34.75	54.50
Selected Precedent M&A Transactions Analysis	33.00	57.25
Selected Publicly Traded Companies Analysis	30.25	46.25
For Informational Reference Purposes
Discounted Cash Flow Analysis (Wall Street Consensus Estimates)	$34.75	$51.25
Envision’s Stock Price Range During Past Year	24.79	63.36
Wall Street Equity Research Price Targets	38.00	51.00

Envision Discounted Cash Flow Analyses. Guggenheim Securities performed stand-alone discounted cash flow analyses of Envision based on projected after-tax unlevered free cash flows for Envision and an estimate of its terminal/continuing value at the end of the projection horizon.

In performing its discounted cash flow analyses with respect to Envision:

•	Guggenheim Securities utilized the Management Case and the Management Sensitivity Case, respectively.

•	Guggenheim Securities used a discount rate range of 8.00% – 9.00% based on its estimate of Envision’s weighted average cost of capital.

•

In estimating Envision’s terminal/continuing value, Guggenheim Securities used a reference range of perpetual growth rates of Envision’s terminal year normalized after-tax unlevered free cash flow of 1.00% – 1.50%. The terminal/continuing values implied by the foregoing perpetual growth rate reference range were cross-checked for reasonableness by reference to Envision’s implied terminal year Adjusted EBITDA multiples.

Guggenheim Securities’ discounted cash flow analyses resulted in overall reference ranges for (i) the Management Case of $48.50 – $71.25 per share (rounded to the nearest $0.25) and (ii) the Management Sensitivity Case of $34.75 – $54.50 per share (rounded to the nearest $0.25).

Envision Selected Precedent Merger and Acquisition Transactions Analysis. Guggenheim Securities reviewed and analyzed certain financial metrics associated with selected precedent merger and acquisition transactions that Guggenheim Securities deemed relevant for purposes of this analysis. Guggenheim Securities calculated, among other things and to the extent publicly available, certain implied change-of-control transaction multiples for the selected precedent merger and acquisition transactions (based on Wall Street equity research consensus estimates, each company’s most recent publicly available financial filings and certain other publicly available information), which are summarized in the table below:

Selected Precedent Merger and Acquisition (M&A) Transactions Analysis
Date Announced	Acquiror	Target Company	Transaction Firm Value / LTM Adjusted EBITDA (post-SBC)
05/08/17	TPG Growth	Medical Solutions L.L.C.	10.1x
10/31/16	The Blackstone Group L.P.	TeamHealth Holdings, Inc.	13.5
06/17/16	AmSurg Corp.	Envision Healthcare Holdings, Inc.	12.6
08/04/15	TeamHealth Holdings, Inc.	IPC Healthcare, Inc.	22.2
05/12/15	MEDNAX, Inc.	Virtual Radiologic Corporation	11.1
01/19/15	Envision Healthcare Holdings, Inc.	VISTA Staffing Solutions, Inc	9.8
05/29/14	AmSurg Corp.	Sheridan Healthcare, Inc.	12.2
05/21/14	Clayton, Dubilier & Rice, LLC	Healogics Holding Corp.	10.1
10/22/12	Leonard Green & Partners, L.P./Ares Management LLC	CHG Healthcare Services, Inc.	12.6
02/14/11	Clayton, Dubilier & Rice, LLC	Emergency Medical Services Corporation	9.7
Statistical Summary
Mean			12.4x

In performing its selected precedent merger and acquisition transactions analysis with respect to Envision, Guggenheim Securities selected a reference range of transaction multiples for the purposes of evaluating Envision on a change-of-control basis based on transaction firm value / LTM Adjusted EBITDA (post-SBC) (as of March 31, 2018) multiple range of 9.5x – 13.0x.

Guggenheim Securities’ selected precedent merger and acquisition transactions analysis resulted in an overall reference range of $33.00 – $57.25 per share (rounded to the nearest $0.25) for purposes of evaluating Envision’s common stock on a change-of-control basis.

Envision Selected Publicly Traded Companies Analysis. Guggenheim Securities reviewed and analyzed Envision’s historical stock price performance, trading metrics and historical and projected/forecasted financial performance compared to corresponding data for selected publicly traded companies that Guggenheim Securities deemed relevant for purposes of this analysis. Guggenheim Securities calculated, among other things, various public market trading multiples for Envision and the selected publicly traded companies (in the case of the selected publicly traded companies, based on Wall Street equity research consensus estimates and each company’s most recent publicly available financial filings), which are summarized in the table below:

Selected Publicly Traded Companies Multiples
Selected Publicly Traded Companies	Firm Value / 2018 Adjusted EBITDA
MEDNAX, Inc. (as of June 8, 2018)	9.7x
MEDNAX, Inc. (as of November 15, 2017)1	9.1
Surgery Partners, Inc. (as of June 8, 2018)	13.3
Envision
Envision Management Case	9.6x
Envision Management Sensitivity Case	9.6
Wall Street Consensus Estimates (reference only)	9.7
Unaffected Trading Basis (as of October 31, 2017)2	8.0
(1)	The day immediately prior to the public announcement of a campaign by Elliot Management Corporation for the sale of the company.
(2)	Unaffected date of October 31, 2017 represents day prior to Envision’s Q3 2017 earnings release and concurrent announcement of strategic alternatives review.

In performing its selected publicly traded companies analysis with respect to Envision, Guggenheim Securities selected a reference range of trading multiples for purposes of evaluating Envision on a stand-alone public market trading basis based on firm value / 2018E Adjusted EBITDA multiple range of 8.0x – 10.0x. At the direction of Envision management, firm value for Envision was increased by $240 million in respect of an estimated tax liability related to Envision’s sale of the AMR business.

Guggenheim Securities’ selected publicly traded companies analysis resulted in an overall reference range of $30.25 – $46.25 per share (rounded to the nearest $0.25) for purposes of evaluating Envision’s common stock on a stand-alone public market trading basis.

Other Financial Reviews and Analyses Solely for Informational Reference Purposes

In order to provide certain context for the financial analyses in connection with its opinion as described above, Guggenheim Securities undertook various additional financial reviews and analyses as summarized below solely for informational reference purposes. As a general matter, Guggenheim Securities did not consider such additional financial reviews and analyses to be determinative methodologies for purposes of its opinion.

Illustrative Discounted Cash Flow Analysis Based on Wall Street Consensus Estimates. Guggenheim Securities performed a stand-alone discounted cash flow analysis of Envision using Wall Street consensus estimates and based on projected after-tax unlevered free cash flows for Envision and an estimate of its terminal/continuing value at the end of the projection horizon. In the preparation of the illustrative discounted cash flow analysis, Guggenheim Securities utilized the same discount rate range and terminal value/continuing methodologies and assumptions as previously described. Guggenheim Securities’ discounted cash flow analyses based on Wall Street Consensus Estimates resulted in an overall reference range of $34.75 – $51.25 per share (rounded to the nearest $0.25).

Envision Stock Price Trading History. Guggenheim Securities reviewed Envision’s stock price trading history over the 52-week ending on June 8, 2018, and such review indicated that from June 8, 2017 through June 8, 2018, Envision’s common stock generally had traded in a range of approximately $24.79 – $63.36 per share.

Envision Wall Street Equity Research Analyst Stock Price Targets. Guggenheim Securities reviewed selected Wall Street equity research analyst stock price targets for Envision as of June 8, 2018. Guggenheim Securities noted that such Wall Street equity research analyst stock price targets for Envision’s common stock were $38.00 – $51.00 per share.

Other Considerations

Except as described in the summary above, Envision did not provide specific instructions to, or place any limitations on, Guggenheim Securities with respect to the procedures to be followed or factors to be considered in performing its financial analyses or providing its opinion. The type and amount of consideration payable in the merger were determined through negotiations between Envision and KKR and were approved by the board. The decision to enter into the merger agreement was solely that of the board. Guggenheim Securities’ opinion was just one of the many factors taken into consideration by the board. Consequently, Guggenheim Securities’ financial analyses should not be viewed as determinative of the decision of the board with respect to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Envision common stock pursuant to the merger agreement.

Pursuant to the terms of Guggenheim Securities’ engagement, Envision has agreed to pay Guggenheim Securities a cash transaction fee of approximately $10,210,103 upon consummation of the merger. In connection with Guggenheim Securities’ engagement, Envision has previously paid Guggenheim Securities a cash consulting fee of $4,500,000 for services performed pursuant to its engagement. In addition, Envision has agreed to reimburse Guggenheim Securities for certain expenses and to indemnify it against certain liabilities arising out of its engagement.

Guggenheim Securities is currently and during the past two years has previously been engaged by Envision to provide certain financial advisory or investment banking services in connection with matters unrelated to the merger, for which Guggenheim Securities has received (or expects to receive) customary fees. Specifically during the past two years, Guggenheim Securities has performed the following financial advisory or investment banking services for Envision: (i) acted as Envision’s financial advisor in connection with the sale of its American Medical Response, Inc. unit to Air Medical Group Holdings, LLC, a portfolio company of KKR, which closed in March 2018 and (ii) acted as financial advisor to Amsurg Corp. in connection with its merger with Envision, which closed in December 2016. During the past two years, Guggenheim Securities has also been engaged to provide financial advisory, capital markets and other investment banking services in connection with matters unrelated to the merger that involved KKR and its affiliates, for which Guggenheim Securities has received agreed upon compensation. Specifically during the past two years, such matters have included, among other transactions: (i) the reorganization of Energy Futures Holdings Corporation, (ii) various financings for Life Time Fitness, Inc., (iii) initial public offerings and follow-on equity offerings for National Vision, Inc. and US Foods Holding Corp. and (iv) the acquisition of Entellus Medical, Inc. by Stryker Corporation. During the two years ended June 10, 2018, Guggenheim Securities received compensation from Envision of approximately $38 million for financial advisory and investment banking services unrelated to the merger and received compensation from KKR and its affiliates of approximately $9 million for financial advisory, capital markets and other investment banking services unrelated to the merger. Guggenheim Securities may seek to provide Envision, KKR and their respective affiliates with certain financial advisory and investment banking services unrelated to the merger in the future, for which services Guggenheim Securities would expect to receive compensation.

Guggenheim Securities and its affiliates and related entities engage in a wide range of financial services activities for its and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities and its affiliates and related entities may (i) provide such financial services to Envision, Enterprise Holdings, other participants in the merger and their respective affiliates, investment funds and portfolio companies, for which services Guggenheim Securities and its affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to debt and equity securities, loans and derivative products of or relating to Envision, Enterprise Holdings, other participants in the merger and their respective affiliates, investment funds, and portfolio companies. Furthermore, Guggenheim Securities and its affiliates and related entities and its or their respective directors, officers, employees, consultants and agents may have investments in Envision, Enterprise Holdings, other participants in the merger and their respective affiliates, investment funds, and portfolio companies.

Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Envision, Enterprise Holdings, other participants in the merger and their respective affiliates and the merger that differ from the views of Guggenheim Securities’ investment banking personnel.

Limited Guarantee

Concurrently with the execution of the merger agreement, KKR Americas Fund XII L.P. (which we refer to in this proxy statement as the “Sponsor”) entered into a limited guarantee with the Company, pursuant to which it agreed to guarantee Parent’s obligations to pay, if due, the parent termination fee and certain other specified payments under the merger agreement, subject to the terms and conditions set forth in the limited guarantee, in an amount not to exceed $280 million in the aggregate.

Subject to certain exceptions, the limited guarantee will terminate upon the earliest to occur of (i) the closing of the merger, (ii) the one-month anniversary of the termination of the merger agreement in accordance with its terms by mutual consent of the parties or under any circumstance other than one (a) in which Parent would be obligated to pay the parent termination fee, or (b) in which Parent would be obligated to pay the parent termination fee and has paid the parent termination fee but has not paid the other obligations guaranteed by the Sponsor, in either case if, by such one-month anniversary, the Company has not commenced a suit, action or other proceeding against Parent under the merger agreement alleging that any obligation guaranteed by the Sponsor (other than the parent termination fee) is payable or against the Sponsor under the limited guarantee alleging that amounts (other than the parent termination fee) are payable pursuant to the limited guarantee (subject to the understanding that if such a suit, action or proceeding is commenced, the limited guarantee will only terminate on the date such suit, action or proceeding is finally resolved and otherwise fully satisfied), (iii) receipt by the Company of the payment in full of the obligations guaranteed by the Sponsor and (iv) the six-month anniversary of any termination of the merger agreement in accordance with its terms under any circumstance in which Parent would be obligated to pay the parent termination fee if, by such six-month anniversary, the Company has not commenced a suit, action or other proceeding against Parent under the merger agreement alleging that the parent termination fee is payable or against the Sponsor thereunder alleging that amounts are payable pursuant to the limited guarantee (subject to the understanding that if such a suit, action or proceeding is commenced, the limited guarantee will only terminate on the date such suit, action or proceeding is finally resolved and otherwise fully satisfied).

Financing

The Sponsor has committed to contribute or cause to be contributed to Parent at the closing of the merger, an aggregate amount in cash equal to $3.5 billion, subject to the terms and conditions set forth in an equity commitment letter dated June 10, 2018. Certain investment vehicles affiliated with KKR are expected to be provided with the opportunity to make a new investment in Parent in connection with the merger, including certain affiliated investment vehicles that currently own Envision common stock and which will receive the merger consideration.

In addition, in connection with the execution of the merger agreement, Parent has entered into a debt commitment letter, dated June 10, 2018, with Credit Suisse AG Cayman Islands Branch, Credit Suisse Loan

Funding LLC, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, Jefferies Finance LLC, UBS AG, Stamford Branch, UBS Securities LLC, Royal Bank of Canada, RBC Capital Markets, LLC, HSBC Bank USA, National Association, HSBC Securities (USA) Inc., Mizuho Bank, Ltd. and, in some cases, certain of their affiliates (collectively referred to in this proxy statement as the “Lenders”), pursuant to which the Lenders have committed to provide Parent, severally, but not jointly, and upon certain terms and subject to certain conditions, with debt financing in an aggregate principal amount of up to $8.05 billion.

We have agreed to use our reasonable best efforts to, and to cause our subsidiaries to use their reasonable best efforts to, and to use our reasonable best efforts to cause our and our subsidiaries’ representatives to, provide all cooperation reasonably requested by Parent in connection with Parent’s efforts to arrange the financing contemplated by the debt commitment letter, subject to the terms set forth in the merger agreement.

For more information, see “The Merger Agreement — Financing and Financing Cooperation.”

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the board with respect to the merger, the Company’s stockholders should be aware that the Company’s directors and executive officers have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The board was aware of these interests and considered them, among other matters, in approving the merger agreement, and in making its recommendation that the Company’s stockholders approve the merger. See the sections entitled “Proposal I: The Merger— Background of the Merger” and “Proposal I: The Merger — Reasons for the Merger; Recommendation of the board.” These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

Treatment of Company Equity Awards

Company Options. Except as otherwise agreed prior to the effective time, each Company option that is outstanding as of immediately prior to the effective time will, at the effective time, be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the merger consideration over the exercise price per share of such Company option and (ii) the total number of shares subject to such Company option.

Company Restricted Shares. Except as otherwise agreed prior to the effective time, each Company restricted share that is subject to any vesting, forfeiture or other lapse restrictions and is outstanding as of immediately prior to the effective time will, at the effective time, be converted into the right to receive an amount in cash equal to the merger consideration.

Company RSUs. Except as otherwise agreed prior to the effective time, each Company RSU that is outstanding as of immediately prior to the effective time will, at the effective time, be converted into the right to receive an amount in cash equal to the sum of (i) the product of (A) the total number of shares subject to such Company RSU immediately prior to the effective time and (B) the merger consideration and (ii) any accrued but unpaid dividend equivalents with respect to such Company RSU.

Company PSUs. Except as otherwise agreed to prior to the effective time, each Company PSU that is outstanding as of immediately prior to the effective time will, at the effective time, be canceled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares subject to such Company PSU assuming target performance and (ii) the merger consideration (which we refer to as the “Company PSU consideration”). The Company PSU consideration will generally be payable to the holder of the corresponding Company PSU in a single lump sum on the date on which the applicable Company PSU would have otherwise vested, subject to such holder’s continued service to Parent, the Company, or any of their subsidiaries through the applicable vesting date, and will otherwise have vesting and payment terms and conditions that are the same as the vesting and payment terms applicable to the corresponding Company PSU. If a holder experiences a termination without cause or resigns with good reason, in each case, prior to the applicable vesting date, then the Company PSU consideration will fully vest.

Quantification of Payments. For an estimate of the amounts that would be payable to each of the Company’s named executive officers on settlement of their unvested Company equity awards, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount that would be payable to the Company’s four executive officers who are not named executive officers in settlement of their unvested equity-based awards if the effective time occurred and they experienced a qualifying termination of employment on August 10, 2018 is $6,514,612. We estimate that the aggregate amount that would be payable to the Company’s 11 non-employee directors for their unvested Company equity awards received for board service if the effective time occurred on August 10, 2018 is $2,032,602. The estimated value of amounts payable to William A. Sanger, the Company’s former Executive Chairman, for unvested Company equity awards received in connection with his prior service as an executive officer of the Company is set forth below under “— Quantification of Payments and Benefits to the Company’s Named Executive Officers.”

Employment Agreements with Certain Executive Officers

The Company has entered into employment agreements with each of Christopher A. Holden, the Company’s President and Chief Executive Officer, Patrick B. Solomon, the Company’s Senior Vice President and Chief Strategy Officer, and one executive officer who is not a named executive officer, which agreements provide for enhanced severance benefits in the event of a termination of the executive officer’s employment by the Company without cause or by the executive officer with good reason (each as defined in the applicable employment agreement), in each case, within the 12-month period following a change in control (referred to herein as a “qualifying termination” for each such executive officer). The merger will constitute a change in control for purposes of these employment agreements.

These employment agreements provide that, upon a qualifying termination, the executive officer will be entitled to receive:

•	a lump sum payment equal to two times (three times, in the case of Mr. Holden) the sum of the executive officer’s annual base salary and target bonus;

•	a prorated bonus (based on actual performance) for the year of termination of employment;

•

18 months (in the case of Mr. Solomon), 24 months (in the case of the executive officer who is not a named executive officer), and 36 months (in the case of Mr. Holden) of continued welfare benefits; and

•	accelerated vesting of time-based equity awards held at the time of such qualifying termination.

Payments and benefits under the employment agreement are subject to the executive officer’s execution and non-revocation of a general release of claims in favor of the Company. Each of the employment agreements also provides that, if any payments or benefits due to the executive officer become subject to the excise tax under Sections 280G and 4999 of the Code, the payments and benefits will be reduced such that no payments or benefits are subject to the excise tax, unless the officer would be better off on an after-tax basis receiving all such payments and benefits.

The employment agreements include restrictive covenants in the Company’s favor, including a two-year (one-year, in the case of Mr. Solomon) post-termination restriction on competitive activities in the event the executive officer’s employment terminates for any reason other than a resignation with good reason and a two-year (one-year, in the case of Mr. Solomon) post-termination restriction on solicitation of Company clients, as well as a customary confidentiality covenant of perpetual duration.

For an estimate of the value of the payments and benefits described above that would be payable to Messrs. Holden and Solomon upon a qualifying termination in connection with the merger, see “—Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount that would be payable to the one executive officer who is not a named executive officer under his employment agreement (excluding the amount of unvested equity, which is described in “—Treatment of Company Equity Awards” above, and the amount of the prorated bonus, which is described in “—2018 Annual Bonus” below) if the merger were to be completed and he were to experience a qualifying termination on August 10, 2018 is $2,149,034.

Employment Agreements with Certain Other Executive Officers

The Company has entered into employment agreements with each of Kevin D. Eastridge, the Company’s Executive Vice President and Chief Financial Officer, Craig A. Wilson, the Company’s Senior Vice President, General Counsel, and Secretary, and two executive officers who are not named executive officers, which agreements provide for severance benefits in the event of a termination of the executive officer’s employment by the Company without cause or by the executive officer with good reason (each as defined in the applicable employment agreement) (referred to herein as a “qualifying termination” for each such executive officer).

These employment agreements provide that, upon a qualifying termination, the executive officer will be entitled to receive:

•	a payment equal to two times the executive officer’s annual base salary, payable in biweekly installments over two calendar years;

•	a prorated bonus (based on actual performance) for the year of termination of employment;

•	six months of continued welfare benefits (plus one additional month for each year of service commencing on January 1, 2018, up to a maximum of 12 months); and

•

in the case of one of the executive officers who is not a named executive officer, accelerated vesting of any then unvested Company RSUs that were granted upon the executive officer’s commencement of employment.

Payments and benefits under the employment agreement are subject to the executive officer’s execution and non-revocation of a general release of claims in favor of the Company.

The employment agreements include restrictive covenants in the Company’s favor, including a two-year post-termination restriction on competitive activities in the event the executive officer’s employment terminates for any reason other than a resignation with good reason and a one-year (two-year, in the case of Mr. Eastridge and one executive officer who is not a named executive officer) post-termination restriction on solicitation of Company clients, as well as a customary confidentiality covenant of perpetual duration.

For an estimate of the value of the payments and benefits described above that would be payable to Messrs. Eastridge and Wilson upon a qualifying termination in connection with the merger, see “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount that would be payable to the two executive officers who are not named executive officers under their employment agreements (excluding the amount of unvested equity, which is described in “— Treatment of Company Equity Awards” above, and the amount of the prorated bonus, which is described in “— 2018 Annual Bonus” below) if the merger were to be completed and they were to experience a qualifying termination on August 10, 2018 is $2,253,658.

Severance Plan

One executive officer of the Company who is not a named executive officer participates in the Envision Healthcare Corporation Severance Plan, which provides for severance benefits in the event of an involuntary termination of the executive officer’s employment by the Company (referred to herein as a “qualifying termination” for such executive officer).

Upon a qualifying termination, the executive officer will be entitled to receive:

•

cash severance in an amount equal to 26 weeks of the executive officer’s base salary, plus two weeks of base salary for each year of service, subject to maximum payment of 52 weeks of base salary, which amount will be paid in installments in accordance with the Company’s normal payroll practice; and

•	continued welfare benefits during the period that the executive officer is receiving cash severance.

Payments and benefits under the severance plan are subject to the executive officer’s execution and non-revocation of a general release of claims in favor of the Company and entry into a severance agreement with the Company, which may include post-termination restrictions on competitive activities.

The estimated aggregate amount that would be payable to the one executive officer who is not a named executive officer under the severance plan if the merger were to be completed and he were to experience a qualifying termination on August 10, 2018 is $384,772.

2018 Annual Bonus

If the effective time occurs prior to the time annual bonuses for 2018 would be paid by the Company in the ordinary course of business, Parent will pay annual bonuses for 2018 based on actual performance to each Company employee (including each of the Company’s executive officers) who participates in an annual bonus plan covering 2018 as of the effective time and who remains employed with Parent, the Company or their respective subsidiaries through the applicable payment date. If a Company employee (including each of the Company’s executive officers) experiences a severance-qualifying termination of employment prior to the applicable payment date, Parent will pay such Company employee a prorated annual bonus (calculated based on actual performance) for the portion of 2018 elapsed through such termination of employment. For additional information, see “The Merger Agreement—Employee Matters.”

For an estimate of the value of the prorated bonus that would be payable to the Company’s named executive officers in connection with a qualifying termination of employment, see “—Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount that would be payable to the Company’s four executive officers who are not named executive officers (based on target performance) if the merger were to be completed on and each executive officer experienced a severance-qualifying termination of employment on August 10, 2018 is $1,205,244.

Supplemental Executive Retirement Plan

The Company sponsors the Amended and Restated AmSurg Corp. Supplemental Executive & Director Retirement Savings Plan (which we refer to as the “Supplemental Plan”) under which certain executive officers have previously deferred compensation and to which the Company previously made matching contributions. Upon the occurrence of a change in control, any unvested Company contributions to the Supplemental Plan will fully vest. The merger will constitute a change in control for purposes of the Supplemental Plan.

For an estimate of the value of the unvested Company contributions allocated to the Company’s named executive officers that would vest in connection with the merger, see “—Quantification of Payments and Benefits to the Company’s Named Executive Officers” below. The estimated aggregate amount of unvested Company contributions allocated to the Company’s four executive officers who are not named executive officers that would vest in connection with the merger if the merger were to be completed on August 10, 2018 is $159,274.

Other Compensation Matters

Under the merger agreement, if the Company determines that the effective time will not occur in 2018, the Company and its subsidiaries may accelerate the vesting of all or a portion of the Company equity awards (excluding Company PSUs) and corresponding dividend equivalents (excluding dividend equivalents corresponding to Company PSUs) held by certain employees (including executive officers) so that they vest in 2018 for tax planning purposes with respect to Sections 280G and 4999 of the Code.

Potential Post-Closing Arrangements with Management

In connection with negotiating the merger agreement, Parent had discussions with certain members of the Company’s management following the board’s decision to authorize such discussions at the board’s meeting held on June 6, 2018 (as further described in the section of this proxy statement entitled “Background of the Merger”) with respect to a management term sheet regarding potential post-closing agreements and/or arrangements with certain executive officers and other executives, which may include cash, stock, or other equity co-investment opportunities, including through the rollover of existing equity in the Company. As part of these arrangements, management and Parent discussed that members of management who invest in Parent or who receive an equity grant under a new stock incentive plan would enter into a management stockholders agreement that will provide, among other rights and obligations, for transfer rights and restrictions with respect to such Parent equity and for restrictive covenants, including noncompetition and employee nonsolicitation and no-hire provisions, that apply to such members of management following a termination of employment for any reason.

In connection with these discussions, Parent also discussed with management that it expects, at the closing of the merger, to adopt a Parent stock incentive plan providing for grants of options to purchase shares of common stock of Parent that vest upon the satisfaction of certain time- and/or performance-vesting conditions.

It is also anticipated that, prior to the closing date, certain executive officers will enter into new employment agreements effective as of the closing, which will terminate and replace the current employment agreements discussed above under “Employment Agreements with Certain Executive Officers” and “Employment Agreements with Certain Other Executive Officers.” Subject to certain exceptions, it is expected that these new employment agreements will generally preserve the economic terms and conditions of the executive officers’ current employment agreements.

As of the date of this proxy statement, however, no definitive agreements had been entered into between Parent and any executive officers of the Company, and there can be no assurances that the terms of any such agreements or arrangements will be agreed with any executive officers in the future.

Indemnification; Directors’ and Officers’ Insurance

The Company is party to indemnification agreements with each of its directors and executive officers that require the Company, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers.

Pursuant to the merger agreement, from and after the effective time of the merger, Parent will indemnify certain persons, including the Company’s directors and executive officers. In addition, for a period of not less than six years from the effective time of the merger, Parent will maintain an insurance and indemnification policy for the benefit of certain persons, including the Company’s directors and executive officers. For additional information, see “The Merger Agreement—Indemnification and Insurance.”

Quantification of Payments and Benefits to the Company’s Named Executive Officers

The table below sets forth the amount of payments and benefits that each of the Company’s named executive officers would receive in connection with the merger, assuming that the merger were consummated and each such named executive officer experienced a qualifying termination on August 10, 2018. The amounts below are determined using the merger consideration per share of Company common stock of $46.00 and are based on multiple other assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Pension / NQDC ($)(3)	Perquisites / Benefits ($)(4)	Total ($)
Christopher A. Holden	10,098,450	16,936,694	135,699	48,138	27,218,981
Kevin D. Eastridge	1,500,894	1,956,610	66,882	7,851	3,532,237
Randel G. Owen(5)	—	—	—	—	—
Craig A. Wilson	1,179,690	1,687,326	31,336	7,851	2,906,203
Patrick B. Solomon	2,028,510	1,210,030	59,301	9,107	3,306,948
William A. Sanger(6)	—	5,467,514	—	—	5,467,514
Claire M. Gulmi(7)	—	1,181,878	72,959	—	1,254,837
Robert J. Coward(8)	—	—	—	—	—

(1)

For each of Messrs. Holden and Solomon, the cash payments consist of (a) a severance payment in an amount equal to two times (three times, in the case of Mr. Holden) the sum of the named executive officer’s annual base salary and target bonus; and (b) a prorated bonus for the fiscal year in which the qualifying termination occurs (which, for purposes of this proxy statement, is calculated based on target performance). For Messrs. Eastridge and Wilson, the cash payments consist of (i) a severance payment in an amount equal to two times the named executive officer’s base salary; and (ii) a prorated bonus for the fiscal year in which the qualifying termination occurs (based on target performance). Both the severance payments and prorated bonus payments are “double-trigger” (i.e., payable upon a qualifying termination following the occurrence of a change in control). Set forth below are the separate values of each of the severance payment and the prorated bonus payment.

Name	Severance Payment ($)	Prorated Bonus Payment ($)
Christopher A. Holden	9,000,000	1,098,450
Kevin D. Eastridge	1,150,000	350,894
Randel G. Owen	—	—
Craig A. Wilson	960,000	219,690
Patrick B. Solomon	1,760,000	268,510
William A. Sanger	—	—
Claire M. Gulmi	—	—
Robert J. Coward	—	—

(2)

As described above, all unvested Company options, Company restricted shares, and Company RSUs will fully vest and be settled as of the effective time. Unvested Company PSUs will be converted into cash-based awards and will vest upon the original vesting date of the corresponding Company PSU or, if earlier, a qualifying termination. The Company options, Company restricted shares, and Company RSUs are “single-trigger” (i.e., payable upon the occurrence of a change in control), while the Company PSUs are “double-trigger” (i.e., payable upon a qualifying termination following the occurrence of a change in control). Set forth below are the values of each type of unvested equity-based award that would be payable upon the effective time (in the case of Company options, Company restricted shares, and Company RSUs) or a qualifying termination following the merger (in the case of Company PSUs), based on the merger consideration per share of Company common stock of $46.00, assuming applicable performance criteria with respect to Company PSUs are achieved at target performance, and less the applicable exercise price in the case of unvested stock options.

Name	Company Options ($)	Company Restricted Shares ($)	Company RSUs ($)	Company PSUs ($)
Christopher A. Holden	—	6,416,448	3,873,568	6,646,678
Kevin D. Eastridge	—	314,778	621,874	1,019,958
Randel G. Owen	—	—	—	—
Craig A. Wilson	—	—	858,636	828,690
Patrick B. Solomon	—	298,862	288,282	622,886
William A. Sanger	—	—	2,381,282	3,086,232
Claire M. Gulmi	—	517,546	204,424	459,908
Robert J. Coward	—	—	—	—

(3)

The amount in the table equals the value of the Company’s 401(k) match and unvested Company contributions under the Supplemental Plan that will become vested in connection with the merger. This benefit is “single-trigger.”

(4)

The amount in the table equals the estimated value of welfare benefit continuation for each named executive officer for six months (in the case of Messrs. Eastridge and Wilson), 18 months (in the case of Mr. Solomon), and 36 months (in the case of Mr. Holden). All such benefits are “double-trigger.”

(5)	Mr. Owen left the Company in connection with the divestiture of American Medical Response on March 14, 2018 and is not entitled to any payments or benefits in connection with the merger.
(6)	Mr. Sanger ceased to serve as Executive Chairman of the Company, effective December 1, 2017.
(7)

Ms. Gulmi retired as the Company’s Executive Vice President, Chief Financial Officer, and Secretary, effective October 2, 2017, and will serve as an employee in a non-executive capacity through October 2, 2018.

(8)	Mr. Coward resigned from the Company on October 2, 2017 and is not entitled to any payments or benefits in connection with the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (referred to in this proxy statement as the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (referred to in this proxy statement as the “IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any tax considerations under state, local or foreign tax laws or U.S. federal tax laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect to apply the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations or other pass-through entities or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, a holder required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement, and U.S. holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of common stock who exercise appraisal rights in connection with the merger under the DGCL.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of common stock, you should consult your tax advisor.

This discussion of material U.S. federal tax consequences is for general information purposes only and is not tax advice. Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, or state, local, foreign or other tax laws.

The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in its shares of common stock. A U.S. holder’s adjusted tax basis in its shares of common stock is generally the amount paid for such shares of common stock (less the amount of any distribution received by such holder treated as a tax-free return of capital).

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

Regulatory Approvals

Under the HSR Act and related rules and regulations, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. Completion of the merger is subject to the expiration or termination of the applicable waiting period under the HSR Act. The Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC on June 29, 2018, and received early termination of the waiting period under the HSR Act on July 19, 2018.

At any time before or after the expiration of the statutory waiting periods under the HSR Act, the Antitrust Division or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. There can be no assurance that regulatory authorities will not impose conditions on the completion of the merger or require changes to the terms of the transaction. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

The Company and Parent are each required to use reasonable best efforts to take all actions necessary to complete the merger, including cooperating and doing all things necessary, proper or advisable to obtain regulatory approvals. This includes, if required by regulatory authorities, (1) agreeing to sell, divest or dispose of any assets or businesses of Parent, the Company or their respective subsidiaries and (2) taking or agreeing to take other actions that after the closing date limit Parent’s or its subsidiaries’ (including the surviving corporation’s) freedom of action with respect to, or its ability to retain, one or more businesses, products or assets of Parent’s or its subsidiaries (including the surviving corporation). However, Parent will not be required to take or commit to take any such actions with respect to any of its affiliates (other than Parent, the surviving corporation and their respective subsidiaries), and the Company will only be required to take or commit to take such actions if they are binding on the Company only if and when the closing of the merger occurs. See the section of this proxy statement entitled “The Merger Agreement — Efforts to Complete the Merger.”

Litigation Related to the Merger

Following the announcement on June 11, 2018 of the execution of the merger agreement, four shareholder lawsuits were filed in connection with the merger: Modi v. Envision Healthcare Corporation, et al., Case No. 3:18-cv-00648 (the “Modi Action”), filed in the United States District Court for the Middle District of Tennessee on behalf of a putative class of the Company’s public shareholders; White v. Envision Healthcare Corporation, et al., Case No. 1:18-cv-01068 (the “White Action”), filed in the United States District Court for the District of Delaware by an individual purported shareholder; and Rosenblatt v. Envision Healthcare

Corporation, et al., Case No. 1:18-cv-01077 (the “Rosenblatt Action”) and Barrett v. Envision Healthcare Corporation, et al., Case No. 1:18-cv-01219 (the “Barrett Action”), each filed in the United States District Court for the District of Delaware on behalf of a putative class of the Company’s public shareholders. The White, Rosenblatt and Barrett Actions name as defendants the Company and each of the Company’s directors individually; the Modi Action names as defendants the Company, each of the Company’s directors individually, Enterprise Parent Holdings Inc., and Enterprise Merger Sub Inc. All four actions allege violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder based on various alleged omissions of material information from the Preliminary Proxy Statement filed by the Company on July 9, 2018, in connection with the merger. The Modi Action also alleges a claim against the individual defendants for breach of fiduciary duties. All four actions seek, among other relief, to enjoin the merger (or, in the alternative, an award of rescissory damages in the event that the merger is completed), and an award of costs and attorneys’ and expert fees.

In addition, on August 2, 2018, plaintiff in a derivative lawsuit in the United States District Court for the Middle District of Tennessee, that was filed prior to the announcement of the merger agreement, captioned Purrone v. Sanger, et al., Case No. 3:17-cv-01472 (the “Purrone Action”), filed a purported amendment of the derivative action to add class claims alleging, among other things, that the individual defendants breached their fiduciary duties under Delaware law in connection with the merger and violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder based on various alleged omissions of material information from the Preliminary Proxy Statement filed by the Company, and seeking similar relief to that sought in the four aforementioned actions.

The Company believes the claims in all of these suits are without merit.

Delisting and Deregistration of the Company Common Stock

If the merger is completed, the Company common stock will be delisted from the NYSE and deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to carefully read the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about Envision or modify or supplement any factual disclosures about Envision in its public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to Envision. The merger agreement contains representations and warranties by and covenants of Envision, Parent and Merger Sub, and they were made only for purposes of the merger agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Envision’s public disclosures. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in Envision’s periodic and current reports, proxy statements and other documents filed with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information.” Moreover, the description of the merger agreement below does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

Additional information about Envision may be found elsewhere in this proxy statement and Envision’s other public filings. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

At the effective time, Merger Sub will merge with and into Envision, and the separate corporate existence of Merger Sub will cease. Envision will be the surviving corporation in the merger and will continue its corporate existence as a Delaware corporation and an indirect wholly owned subsidiary of Parent. At the effective time, the certificate of incorporation of Envision as in effect immediately prior to the effective time will be amended and restated in its entirety to be in the form set forth as an annex to the merger agreement and as so amended and restated will be the certificate of incorporation of the surviving corporation until thereafter amended. At the effective time, the bylaws of Envision as in effect immediately prior to the effective time will be amended and restated in their entirety to be in the form of the by-laws of Merger Sub, except that the name of the surviving corporation will be “Envision Healthcare Corporation”, and as so amended and restated will be the bylaws of the surviving corporation until thereafter amended.

The individuals holding positions as directors of Merger Sub immediately prior to the effective time will become the initial directors of the surviving corporation. The individuals holding positions as officers of Envision immediately prior to the effective time will become the initial officers of the surviving corporation.

When the Merger Becomes Effective

The closing of the merger will take place (1) at 10:00 a.m., New York City time, on the third business day after the satisfaction or waiver of all of the conditions set forth in the merger agreement so long as all such conditions remained satisfied or waived on such day (other than those conditions that by their nature are to be satisfied by actions to be taken at the closing of the merger but subject to the satisfaction or waiver of those conditions at the closing), (x) unless the marketing period (as defined below) has not ended on or prior to the time the closing would have otherwise been required to occur, in which case the closing will not take place until the earlier of (i) a business day during the marketing period specified by Parent on at least three business days’ written notice to Envision and (ii) the third business day following the final day of the marketing period, or, if later, the day the closing otherwise be required to occur, and (y) provided that the closing may not occur, without Parent’s prior written consent, prior to the earlier of October 8, 2018 or the receipt by the Company of certain state healthcare-related approvals specified on the disclosure schedules to the merger agreement, or (2) at another date and time mutually agreed upon in writing between Envision and Parent. For purposes of the merger agreement, “business day” refers to any day except a Saturday, a Sunday or any other day on which banks are authorized to close in New York, New York.

On the closing date, Envision and Parent will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as may be agreed upon by the parties in writing and specified in the certificate of merger.

For purposes of the merger agreement, “marketing period” means the first period of 18 consecutive business days after the date of the merger agreement throughout and at the end of which (1) Parent and Merger Sub must have received the “required information” (as defined under “— Financing and Financing Cooperation”) from the Company and (2) the mutual conditions to the parties’ obligations to consummate the merger and the conditions to the obligations of Parent and Merger Sub to consummate the merger must have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger); provided that, after March 4, 2019, the conditions relating to clearance under the HSR Act or a legal restraint relating to U.S. antitrust law need not be satisfied or waived, and nothing has occurred and no condition exists that would cause any of the conditions to the obligations of Parent and Merger Sub to effect the merger to fail to be satisfied assuming the closing was to be scheduled for any time during such 18-consecutive business day period; and nothing has occurred and no condition exists that entitles Parent to terminate the merger agreement, subject to the following:

•	July 3, July 4, July 5, November 21, and November 23, 2018 will not be business days for purposes of the marketing period;

•

if the marketing period has not ended on or prior to: (i) August 17, 2018, then the marketing period will not begin before September 4, 2018; (ii) December 21, 2018, then the marketing period will not commence prior to January 2, 2019; or (iii) February 11, 2019, then the marketing period will not commence until audited consolidated balance sheets as of December 31, 2018 and the related audited consolidated statements of operations and comprehensive income and cash flows of the Company have been delivered to Parent;

•

the marketing period will not be deemed to have been completed if: (i) Deloitte & Touche LLP withdraws its audit opinion with respect to any of the financial statements contained in the required information; (ii) after the date of the merger agreement and prior to the completion of the marketing period, the financial statements included in the required information on the first day of any such 18-business day period are not during each day of such period the most recent consolidated financial statements of the Company on which the Company’s independent accountants have performed and completed an audit or review; (iii) after the date of the merger agreement and prior to the completion of the marketing period, the required information contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading; or (iv) the Company has announced any intention to restate any historical financial statements of the Company or its subsidiaries or other financial information included in the required information, or that any such restatement is under consideration or may be a possibility; and

•	the marketing period will end when the debt financing is obtained in full by Parent.

Effect of the Merger on the Common Stock

At the effective time, each share of Company common stock issued and outstanding immediately before the effective time (other than (1) shares directly owned by the Company as treasury stock or otherwise, Parent or Merger Sub, or any wholly owned subsidiary of Parent or Merger Sub (referred to in this proxy statement as “cancelled shares”), (2) shares owned by any direct or indirect subsidiary of the Company (referred to in this proxy statement as the “converted shares”, and together with the cancelled shares, as “excluded shares”), and (3) shares held by stockholders of the Company who have not voted in favor of, or consented in writing to, the adoption of the merger agreement and who have properly exercised appraisal rights with respect to their shares in compliance with Section 262 of the DGCL (referred to in this proxy statement as “dissenting shares”)) will automatically be cancelled and converted into the right to receive the merger consideration, upon surrender of certificates or book-entry shares. The merger consideration will be $46.00 per share in cash, without interest and subject to required withholding taxes.

At the effective time, each of the cancelled shares will automatically be cancelled without payment of any consideration and will cease to exist. In addition, at the effective time, each of the converted shares will remain outstanding and automatically be converted into such number of shares of common stock of the surviving corporation such that each such subsidiary’s ownership percentage of the surviving corporation immediately after the effective time will equal its ownership percentage in Envision immediately prior to the effective time.

At the effective time, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.

Withholding Rights

Parent, Envision, Merger Sub, and the paying agent for the merger consideration will each be entitled to deduct and withhold any amounts required to be withheld or deducted under applicable tax laws from the amounts that would otherwise be payable under the terms of the merger agreement, and any such deducted or withheld amounts that are paid to the relevant governmental entity will be treated as having been paid to the person in respect of whom such amounts were deducted and withheld.

Treatment of Company Equity Awards

Company Options.  Except as otherwise agreed prior to the effective time, each Company option that is outstanding as of immediately prior to the effective time will, at the effective time, be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the merger consideration over the exercise price per share of such Company option and (ii) the total number of shares subject to such Company option.

Company Restricted Shares.  Except as otherwise agreed prior to the effective time, each Company restricted share that is subject to any vesting, forfeiture or other lapse restrictions and is outstanding as of immediately prior to the effective time will, at the effective time, be converted into the right to receive an amount in cash equal to the merger consideration.

Company RSUs.  Except as otherwise agreed prior to the effective time, each Company RSU that is outstanding as of immediately prior to the effective time will, at the effective time, be converted into the right to receive an amount in cash equal to the sum of (i) the product of (A) the total number of shares subject to such Company RSU immediately prior to the effective time and (B) the merger consideration and (ii) any accrued but unpaid dividend equivalents with respect to such Company RSU.

Company PSUs.  Except as otherwise agreed to prior to the effective time, each Company PSU that is outstanding as of immediately prior to the effective time will, at the effective time, be canceled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares subject to such Company PSU assuming target performance and (ii) the merger consideration (which we refer to as the “Company PSU consideration”). The Company PSU consideration will generally be payable to the holder of the corresponding Company PSU in a single lump sum on the date on which the applicable Company PSU would have otherwise vested, subject to such holder’s continued service to Parent, the Company, or any of their subsidiaries through the applicable vesting date, and will otherwise have vesting and payment terms and conditions that are the same as the vesting and payment terms applicable to the corresponding Company PSU. If a holder experiences a termination without cause or resigns with good reason, in each case, prior to the applicable vesting date, then the Company PSU consideration will fully vest.

Payment for Common Stock in the Merger

At or prior to the effective time of the merger, Parent will deposit, or cause to be deposited, with a U.S. bank or trust company that will be appointed by Parent and approved in advance by the Company, as paying agent, in trust for the benefit of the holders of the Company common stock, sufficient cash to pay to the holders of the Company common stock the merger consideration of $46.00 per share. Within two business days following the effective time of the merger, the paying agent is required to mail to each record holder of shares of Company common stock that were converted into the merger consideration a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented shares of the Company common stock or non-certificated shares represented by book-entry shares in exchange for the merger consideration.

Unless otherwise agreed to in writing prior to the effective time of the merger by Parent and a holder thereof, the surviving corporation or one of its subsidiaries will pay to each holder of Company stock options, Company restricted shares, and awards of Company RSUs or performance stock units the cash amounts described under “— Treatment of Company Equity Awards” no later than the next payroll of the Company (other than holders of performance stock units, which will be paid at the earliest time that would not result in the imposition of any tax or penalty under Section 409A of the Internal Revenue Code).

Representations and Warranties

The merger agreement contains representations and warranties of Envision, subject to certain exceptions in the merger agreement, in the disclosure schedules delivered in connection with the merger agreement and in Envision’s public filings, as to, among other things:

•	organization and power to do business;

•	subsidiaries;

•	capitalization;

•	corporate power and authority relating to the execution, delivery, performance and consummation of the merger agreement and the absence of certain violations;

•	the forms, documents, and reports required to be filed or furnished with the SEC, and compliance of the consolidated financial statements of the Company included in such documents;

•	the establishment and maintenance of certain disclosure controls and procedures and internal controls over financial reporting;

•	no undisclosed liabilities;

•	compliance with applicable laws and the possession of required permits;

•	the absence of certain liabilities relating to, and violations of, environmental laws;

•	employee benefit plans and other agreements, plans and policies with or concerning employees, and certain labor matters;

•	the absence of certain changes or events;

•	the absence of certain investigations or actions;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•	tax returns and other tax matters;

•	intellectual property matters;

•	real property matters;

•	the opinions of the Company’s financial advisors;

•	required vote of the Company stockholders;

•	material contracts;

•	insurance policies;

•	affiliate party transactions;

•	finders or brokers; and

•	takeover statutes and absence of antitakeover agreements and plans.

The merger agreement also contains representations and warranties of Parent and Merger Sub, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection with the merger agreement, as to, among other things:

•	organization and power to do business;

•	subsidiaries;

•	corporate power and authority relating to the execution, delivery and performance of the merger agreement and consummation of the merger agreement and the absence of certain violations;

•	the absence of certain investigations or actions;

•	the accuracy of the information supplied for the purposes of this proxy statement;

•

the executed equity commitment letter and debt commitment letter providing for a commitment to provide equity financing and debt financing, respectively, to Parent, and the sufficiency of the proceeds to be disbursed under the commitment letters, together with other sources of financing available to Parent, to pay the aggregate merger consideration and the other amounts payable under the merger agreement, and the enforceability of the commitment letters;

•	the limited guarantee delivered by the guarantor guaranteeing certain obligations of Parent in connection with the merger agreement;

•	capitalization of Merger Sub;

•	absence of any requirement to obtain the vote of Parent stockholders;

•	finders or brokers;

•

the absence of certain arrangements between Parent or Merger Sub, the Sponsor or any of their affiliates, on the one hand, and any beneficial owner of more than five percent of the outstanding shares of Envision common stock or any member of Envision management or the board, on the other hand, relating to the merger agreement or management of the surviving corporation;

•	the absence of beneficial ownership of Company shares by Parent, Merger Sub or any of their respective subsidiaries; and

•	solvency.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “company material adverse effect” or “parent material adverse effect” qualification, as discussed below.

For purposes of the merger agreement, a “company material adverse effect” means an event, change, occurrence, effect or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the Company and its subsidiaries, taken as a whole. However, a company material adverse effect will not include events, changes, occurrences, effects or developments relating to or resulting from:

•	changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates;

•

any decline in the market price or trading volume of Envision common stock or any change in the credit rating of the Company or any of its securities (provided that the facts and circumstances underlying any such decline or change may be taken into account in determining whether a company material adverse effect has occurred);

•	general changes or developments in the industries in which the Company and its subsidiaries operate;

•

the execution and delivery of the merger agreement or the public announcement or pendency or consummation of the merger or other transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with employees, partnerships, customers or suppliers;

•	the identity of Parent or any of its affiliates as the acquiror of the Company;

•	the taking or omission of any action required by the merger agreement or consented to or requested in writing by Parent;

•	any acts of terrorism or war or other hostilities, including the outbreak, worsening or escalation thereof;

•	any hurricane, tornado, flood, earthquake, natural disaster, act of God or other comparable event;

•	changes in generally accepted accounting principles or law or the interpretation or enforcement thereof, in each case, after the date of the merger agreement;

•	any litigation relating to or resulting from the merger agreement or the transactions contemplated thereby; or

•

any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions (provided that the facts and circumstances underlying any such failure may be taken into account in determining whether a company material adverse effect has occurred).

However, with respect to the matters described in the first, third, seventh, eighth and ninth bullet points above, such events, changes, occurrences, effects or developments may be taken into account to the extent that the impact thereof is disproportionately adverse to the Company and its subsidiaries, taken as a whole, relative to others in the industry or industries in which the Company and its subsidiaries operate (in which case the incremental material disproportionate impact may be taken into account in determining whether there has been a company material adverse effect). For purposes of the merger agreement, a “parent material adverse effect” means any fact, circumstance, change, event, occurrence or effect that, individually or in the aggregate, prevents or materially delays the ability of Parent or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

The merger agreement provides that, from and after the date of the merger agreement and prior to the earlier of the effective time or termination of the merger agreement, except (i) as required by applicable law, (ii) with Parent’s prior written consent (which may not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated, required or permitted by the merger agreement or (iv) as set forth in the disclosure schedules to the merger agreement, Envision (x) will, and will cause its subsidiaries to, conduct its business in all material respects in the ordinary course of business consistent with past practice, (y) will, and will cause its subsidiaries to, use its commercially reasonable efforts to preserve intact in all material respects its business organization intact and business relationships, and (z):

•

will not, and will not permit any of its subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its subsidiaries), except dividends and distributions paid by wholly owned subsidiaries of the Company to the Company or to any of its other wholly owned subsidiaries;

•

will not, and will not permit any of its subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned subsidiary of the Company that remains a wholly owned subsidiary after consummation of such transaction;

•	except as required by the Company’s benefit plans in existence on June 10, 2018, will not, and will not permit any of its subsidiaries to, (A) except for (1) increases in base salary in the ordinary course of business consistent with past practice to employees below the level of enterprise vice president, and (2) increases in compensation and benefits to clinical workers in the ordinary course of business consistent with past practice, increase the compensation or other benefits (including severance benefits) payable or provided to the Company’s directors, officers or non-clinical individual independent contractors or employees, (B) enter into any employment, change of control, severance or retention agreement with any employee, officer or individual independent contractor of the Company or any of its subsidiaries (except for an agreement entered into with a clinical employee in the ordinary course of business consistent with past practice), (C) adopt any material new employee benefit plan or arrangement or materially amend, modify or terminate any existing Company benefit plan, in each case, other than (1) as would not materially increase the cost to the Company or its subsidiaries or (2) offer letters that are entered into in the ordinary course of business consistent with past practice with newly hired employees and that do not provide for any severance benefits, (D) take any action to accelerate the vesting or payment, or the funding of any payment or benefit under, any Company benefit plan, (E) make any equity or equity-based grants to directors, officers, individual independent contractors, employees or any other person, or (F) hire or terminate the employment of any “officer” (within the meaning of Section 16(a) of the Exchange Act) of the Company, other than a termination for cause or due to permanent disability;

•

will not, and will not permit any of its subsidiaries to, enter into or make any loans to any of its directors, employees, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, except as required by the terms of any Company benefit plan;

•

will not, and will not permit any of its subsidiaries to, change financial accounting policies or procedures or any of its methods of reporting income, deductions or other items for financial accounting purposes, except as required by GAAP or SEC rule or policy;

•

will not adopt any amendments to the certificate of incorporation or bylaws of the Company or any material amendments to the certificate of incorporation or bylaws (or equivalent organizational documents) of any of the Company’s subsidiaries, other than the board declassification proposal;

•

will not, and will not permit any of its subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other equity interests in any subsidiaries of the Company or any securities convertible into, exercisable for or exchangeable for any such shares or equity interests or any rights, warrants or options to acquire any such shares of capital stock, equity interests or convertible or exchangeable securities, or take any action to cause to be vested any otherwise unvested Company equity award (except as otherwise provided by the terms of the merger agreement or the express terms of any such Company equity award), other than (A) issuances of shares in respect of any exercise of or settlement of company equity awards outstanding on the date of the merger agreement, (B) the incurrence of any permitted liens, (C) sales of capital stock of subsidiaries to third parties permitted by clause (i) of the tenth bullet point in this section or (D) transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries;

•

except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, will not, and will not permit any of its subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of shares from a holder of a Company equity award outstanding on the date of the merger agreement in satisfaction of withholding obligations or in payment of the exercise price;

•	will not, and will not permit any of its subsidiaries to, incur, assume, modify on terms that are adverse in any material respect to the Company and its subsidiaries, taken as a whole, or guarantee any indebtedness for borrowed money, except for (A) any indebtedness among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, (B) guarantees or credit support provided by the Company or any of its subsidiaries for indebtedness of the Company or any of its subsidiaries, to the extent such indebtedness is (I) in existence on the date of the merger agreement or (II) incurred in compliance with this bullet point, (C) indebtedness incurred pursuant to agreements in effect prior to the execution of the merger agreement and set forth on the disclosure schedules to the merger agreement and (D) indebtedness not to exceed $50 million in aggregate principal amount outstanding at any time incurred by the Company or any of its subsidiaries other than in accordance with clauses (A) through (C);

•

except for transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned subsidiaries, will not, and will not permit any of its subsidiaries to, (i) sell, lease, license (other than nonexclusive licenses in the ordinary course of business consistent with past practice), transfer, exchange or swap, abandon, allow to lapse or expire (other than in the ordinary course of business consistent with past practice) or subject to any lien (other than permitted liens) or otherwise dispose of any portion of its properties, rights or assets, including the capital stock of subsidiaries, having an aggregate fair market value in excess of $50 million, (ii) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) or make any investment in any corporation, partnership or other business organization or division thereof having an aggregate fair market value in excess of $100 million (provided that, with respect to any fiscal quarter of the Company, the aggregate fair market value of such acquisitions and/or investments made in such quarter pursuant to this clause (ii) (including the potential acquisitions and/or investments set forth on the disclosure schedules to the merger agreement and, in the case of the quarter ending June 30, 2018, amounts spent in respect of such acquisitions and/or investments prior to the date hereof in such quarter) will not exceed the amount budgeted for such quarter in the related budget made available to Parent; provided, further, that the amount budgeted for any particular quarter will be deemed to be increased by an amount equal to the amount budgeted for all prior quarters (following the quarter ended March 31, 2018) that has not been expended) or (iii) make or authorize any new capital expenditures not reflected in the capital expenditures budget made available to Parent (other than acquisitions or investments permitted under clause (ii)) having an aggregate value in excess of $20 million, in each case, except pursuant to existing agreements in effect prior to the execution of the merger agreement and set forth on the disclosure schedules to the merger agreement;

•

will not, and will not permit any of its subsidiaries to, (A) modify, amend, terminate or waive any rights under any Company material contract in any material respect, other than in the ordinary course of business consistent with past practice on terms that are not adverse in any material respect to the Company and its subsidiaries, taken as a whole, (B) enter into any contract that, if existing on the date hereof, would be a Company material contract, other than certain material contracts relating to intellectual property or material contracts in respect of transactions or actions otherwise permitted by the merger agreement, or (C) modify any privacy policy in any manner that is adverse in any material respect to the Company;

•

will not, and will not permit any of its subsidiaries to, settle, pay, discharge or satisfy any action, other than any action that involves only the payment of monetary damages not in excess of $3 million individually or $10 million in the aggregate over the amount reflected or reserved against in the balance sheet (or the notes thereto) of the Company SEC documents relating to such actions; provided that with respect to actions relating to medical malpractice and related legal theories such as negligent hiring, supervision and credentialing, the Company and its subsidiaries may settle, pay, discharge, waive or satisfy such actions in an amount not in excess of $15 million in the aggregate over captive or third-party insurance policy limits (which amounts will not count against the $3 million and $10 million caps specified above);

•

will not, and will not permit any of its subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries or enter into a new line of business;

•

will not (1) make (other than in connection with the filing of tax returns in the ordinary course of business consistent with past practice), change or revoke any material tax election, (2) adopt (other than in connection with the filing of tax returns in the ordinary course of business consistent with past practice) or change any accounting method with respect to material taxes or adopt or change any accounting period with respect to material taxes, (3) file any amended material tax return, (4) enter into any closing agreement relating to a material amount of taxes, (5) settle or compromise any material tax liability (other than for an amount that does not materially exceed the amount disclosed, reflected or reserved in accordance with GAAP in Envision’s consolidated financial statements with respect to the relevant tax matter at issue as determined after good faith consultation with Parent) or (6) surrender any right to claim a material tax refund;

•

will not, and will not permit any of its subsidiaries, to recognize any union or other labor organization as the representative of any of the employees of the Company or any of the subsidiaries, or enter into any new or amended collective bargaining agreement with any labor organization, in each case, except as required by applicable law;

•

will not, and will not permit any of its subsidiaries to, (i) enter into or amend in any manner any contract with any person covered under Item 404 of Regulation S-K under the Securities Act or (ii) make any payment to any person covered under Item 404 of Regulation S-K under the Securities Act (other than any payments, transactions or benefits pursuant to contracts or Company benefit plans made available to Parent prior to June 10, 2018, or otherwise as permitted by the third bullet point in this section);

•

will not adopt a rights plan, “poison pill” or similar agreement that is, or at the effective time will be, applicable to the merger agreement, the merger or the other transactions contemplated thereby; and

•	will not, and will not permit any of its subsidiaries to, authorize or agree, in writing or otherwise, to take any of the foregoing actions.

In addition, Parent and Merger Sub have agreed to not take or agree to take any action (including entering into agreements with respect to any acquisitions, mergers, consolidations or business combinations or entering into any new lines of business) that would reasonably be expected to result in, individually or in the aggregate, a parent material adverse effect.

Access

Subject to compliance with applicable law, the Company has agreed to afford to Parent and to its representatives (and, subject to their joinder to the existing confidentiality agreements between the Company and KKR or their having executed a confidentiality agreement with the Company in form and substance reasonably acceptable to the Company, bona fide potential purchasers of assets of the Company and its subsidiaries and their respective representatives as may reasonably be requested by Parent) reasonable access during normal business hours, upon reasonable advance notice, throughout the period prior to the earlier of the effective time and the termination of the merger agreement, to the Company’s and its subsidiaries’ personnel, properties, contracts, commitments, books and records, provided that:

•

in the case of potential purchasers of assets and their respective representatives, the Company may limit access to the assets of the Company and its subsidiaries that are the subject of such potential purchase and, if applicable, apply “clean team” and other similar customary procedures; and

•

access will not be provided with respect to any matters that relate to the negotiation and execution of the merger agreement, including with respect to the consideration or valuation of the merger or any financial or strategic alternatives thereto, or any “alternative proposal” or “superior proposal” (each as defined below).

The merger agreement provides that the Company will not be required to afford access if it would unreasonably disrupt the operations of the Company or any of its subsidiaries, would cause a violation of any agreement to which the Company or any of its subsidiaries is a party, would cause a risk of a loss of privilege or trade secret protection to the Company or any of its subsidiaries or would constitute a violation of any applicable law, in each case, subject to the requirement that the parties use reasonable best efforts to make appropriate substitute arrangements.

Parent has agreed that all information provided to it or any of its representatives in connection with the merger agreement and the consummation of the transactions contemplated thereby will be treated in accordance with the KKR confidentiality agreements.

Alternative Proposals; No Solicitation

Except as expressly permitted by the merger agreement, the Company must not, and must cause its subsidiaries, affiliates and representatives not to, directly or indirectly:

•

solicit, initiate or knowingly encourage or knowingly facilitate any inquiries with respect to, or the making or submission of any proposals or offers that constitute, or that would reasonably be expected to lead to, an “alternative proposal” (as defined below);

•

enter into, continue or otherwise participate in any discussions or negotiations regarding or that would reasonably be expected to lead to an alternative proposal or provide access to its properties, books and records or any non-public information or data to any person (other than Parent, Merger Sub or their respective representatives) relating to the Company, its subsidiaries and its affiliates in connection with the foregoing (except, in each case, solely to notify such person as to the existence of the non-solicitation provisions of the merger agreement);

•

enter into any letter of intent or agreement in principle or any agreement providing for any alternative proposal (except for confidentiality agreements permitted under the merger agreement) (which we refer to in this proxy statement as an “alternative acquisition agreement”);

•	approve, endorse, or recommend, or publicly propose to approve, endorse or recommend, any alternative proposal; or

•

take any action to make any provision of any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation (or any related provision in the Company’s certificate of incorporation or bylaws) inapplicable to any transactions contemplated by an alternative proposal.

Pursuant to the merger agreement, an “alternative proposal” means any bona fide inquiry, proposal or offer made by any person (other than Parent or Merger Sub or their affiliates) relating to or concerning:

•	a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Envision;

•

the direct or indirect acquisition by any person of more than twenty percent (20%) of the assets (including equity interests of any subsidiary of Envision) of Envision and its subsidiaries, on a consolidated basis;

•

the direct or indirect acquisition by any person of more than twenty percent (20%) of the total voting power of equity securities of Envision (or any subsidiary or subsidiaries of Envision representing twenty percent (20%) or more of the consolidated revenue, net income or assets of Envision and its subsidiaries taken as a whole); or

•	any tender offer or exchange offer that if consummated would result in any person beneficially owning twenty percent (20%) or more of the total voting power of equity securities of Envision.

Existing Discussions or Negotiations

Pursuant to the merger agreement, the Company had agreed to, and to cause its subsidiaries, affiliates and representatives to, (1) immediately cease and cause to be terminated any solicitations, discussions or negotiations with any persons (other than Parent, Merger Sub and their respective representatives) in connection with any alternative proposal, (2) terminate access to any physical or electronic data rooms hosted by or on behalf of the Company by any person (other than Parent, Merger Sub and their respective representatives) and (3) deliver written notice to each such person requesting that such person (other than Parent, Merger Sub and their respective representatives) promptly return or destroy all confidential information regarding the Company and its subsidiaries in accordance with the applicable confidentiality agreement between the Company and such person. In addition, the Company has agreed not to, and to cause its subsidiaries not to, terminate, amend, modify or waive any provision of any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party and to use reasonable best efforts to enforce the provisions of any such agreement, except that the Company may grant a limited waiver of any such provision if the board has determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and such waiver is limited to the extent reasonably necessary to allow such person to make a confidential alternative proposal to the board.

Receipt of Alternative Proposals

The Company must within 24 hours notify Parent orally and in writing of (A) the receipt by the Company, any of its subsidiaries or any of their representatives of an alternative proposal, (B) any inquiry, proposal, offer or request for information received by the Company, any of its subsidiaries or any of their representatives with respect to, or that would reasonably be expected to lead to, an alternative proposal or (C) any solicitations, discussions or negotiations sought to be initiated or continued with the Company, its subsidiaries or its affiliates or any of their respective representatives concerning an alternative proposal. The Company’s notice to Parent must include (x) a summary of the material terms and conditions of, and the identity of the person or the group of persons making, an alternative proposal, inquiry, offer, proposal or request for information and a copy of any such alternative proposal, inquiry, offer, proposal or request for information made in writing (including any draft agreements or term sheets, financing commitments and other agreements submitted therewith) and (y) a summary of the material terms and conditions of any such alternative proposal, inquiry, offer, proposal or request for information not made in writing. In addition, the Company has agreed to (i) notify Parent in writing if the Company determines to begin providing non-public information or to engage in discussions or negotiations concerning an alternative proposal in accordance with the provisions of the merger agreement described in the paragraph immediately below, (ii) thereafter keep Parent reasonably informed in all material respects of the status and terms of any such alternative proposal, inquiry, offer, proposal or request for information and (iii) provide Parent promptly after the receipt or delivery of copies of all written proposals, offers or draft agreements sent or provided to the Company, its affiliates or its representatives from any person that describes any of the terms or conditions of any such alternative proposal, inquiry, offer, proposal or request for information. The Company must not, and must cause its affiliates not to, enter into any contract with any person that prohibits or otherwise limits the Company from providing any information contemplated by the non-solicitation provisions of the merger agreement to Parent, Merger Sub or their representatives or otherwise complying with its obligations pursuant to such provisions.

Notwithstanding the non-solicitation provisions of the merger agreement, at any time prior to the time the Company stockholder approval is obtained, if (1) the Company receives an unsolicited written alternative proposal that did not result from a breach of the provisions of the merger agreement described above or immediately below and (2) the board determines in good faith (x) after consultation with its outside legal counsel and financial advisors, that such alternative proposal would reasonably be expected to result in a “superior proposal” (as defined below) and (y) after consultation with its outside legal counsel, that the failure to take the following actions would be inconsistent with its fiduciary duties under applicable law, the Company may:

•

furnish non-public information of the Company or its subsidiaries to the third party making the alternative proposal, if prior to doing so the third party has executed a confidentiality agreement with the Company having confidentiality provisions and other terms that are not less favorable in any material respect to the Company than the KKR confidentiality agreements, subject to the requirement that any such non-public information be provided to Parent prior to or substantially concurrently with the time such information is furnished to such third party; and

•	engage in discussions or negotiations with the third party with respect to the alternative proposal.

Pursuant to the merger agreement, a “superior proposal” means a bona fide written unsolicited alternative proposal that the board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, and considering all financial (including financing terms), legal, timing, regulatory and other aspects and risks of such alternative proposal and the person making such alternative proposal, (i) is reasonably capable of being consummated in accordance with its terms and (ii) would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated by the merger agreement; provided, that, for purposes of the definition of “superior proposal,” the references to “20%” in the definition of “acquisition proposal” will be deemed to be references to “50%.”

Change in Board Recommendation

The Envision board of directors has unanimously recommended that Envision stockholders vote “FOR” the proposal to adopt the merger agreement and the transactions contemplated thereby.

Except as expressly permitted by the merger agreement, the board may not:

•

withdraw (or modify or qualify in any manner adverse to Parent), or propose publicly to withdraw (or modify or qualify in any manner adverse to Parent) the recommendation of the board that the Company’s stockholders adopt the merger agreement (referred to in this proxy statement as the “company recommendation”);

•	approve, recommend, endorse or declare advisable or publicly propose to approve, recommend, endorse or declare advisable any alternative proposal;

•	fail to include the company recommendation in this proxy statement;

•

fail to reaffirm publicly the company recommendation within five business days of a written request to do so from Parent following the public disclosure of an alternative proposal (other than of the type referred to immediately below) (or, if the Company stockholder meeting is scheduled to be held within five business days of such request, within two business days after such request and in any event prior to the date of the Company stockholder meeting); or

•

fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any alternative proposal that is a tender or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer.

The actions described in the bullet points above are referred to in this proxy statement as a “change of recommendation.” Notwithstanding anything to the contrary in the merger agreement, the Company or the board may (i) disclose to stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or issue a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) make any other legally required disclosure to its stockholders; provided that any such other legally required disclosure relating to an alternative proposal (other than any “stop, look and listen” communication) will be deemed to be a change of recommendation unless the board expressly publicly reaffirms the company recommendation in connection with such disclosure and any such change of recommendation may only be made in accordance with the provisions of the merger agreement described in the paragraphs immediately above and below.

Before the Company stockholder approval is obtained, the board may, in response to a written alternative proposal received by the Company after the date of the merger agreement on an unsolicited basis and that did not result from a breach of the non-solicitation provisions of the merger agreement summarized above, (x) make a change of recommendation or (y) cause the Company to terminate the merger agreement prior to the receipt of the Company stockholder approval to enter into a definitive agreement providing for a superior proposal, subject to the payment of the company termination fee; provided that, in each case:

•

the board determines in good faith, after consultation with its outside legal counsel and financial advisors, that the alternative proposal constitutes a superior proposal, and after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law;

•

the Company must have given Parent at least four business days’ written notice advising Parent of its intention to make a change of recommendation or to terminate the merger agreement (which we refer to in this proxy statement as a “superior proposal notice”), together with a copy of any written offer or proposal, proposed definitive agreements, proposed or committed financing documentation and any other related documents for such superior proposal;

•

during such four business day period, if requested by Parent, the Company, its subsidiaries and their respective representatives must meet and engage in good faith negotiations with Parent and its representatives to amend the terms and conditions of the merger agreement in such a manner so that such alternative proposal would cease to constitute a superior proposal; and

•

at the end of such four business day period, after taking into account any proposal made by Parent to amend the terms of the merger agreement during the period following delivery of the superior proposal notice, the board determines in good faith (x) after consultation with its outside legal counsel and financial advisors, that the alternative proposal giving rise to the superior proposal notice continues to constitute a superior proposal and (y) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, subject to the commencement of a new notice period of three business days upon any material modifications or amendments to the terms of such alternative proposal.

Any material modifications or amendments to the terms of an alternative proposal requires Envision to deliver a new notice of change of recommendation and to comply with the requirements in the bullets above; provided that the subsequent notice period will only be three business days instead of four business days.

In addition, prior to obtaining the Company stockholder approval, the board may, in response to an “intervening event” (as defined below), make a change of recommendation contemplated by the first or third bullet in the definition of “change of recommendation” summarized above if the board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board to take such action would be inconsistent with its fiduciary duties under applicable law, subject to the following requirements:

•

the Company must have given Parent at least four business days’ written notice (which we refer to in this proxy statement as an “intervening event notice”) advising Parent of its intention to make a change of recommendation, which intervening event notice must include a description of the applicable intervening event;

•

during such four business day period, if requested by Parent, the Company, its subsidiaries and their respective representatives must meet and engage in good faith negotiations with Parent and its representatives to amend the terms and conditions of the merger agreement in such a manner that would permit the board not to make such change of recommendation; and

•

at the end of such notice period, after taking into account any proposal made by Parent to amend the terms of the merger agreement during the period following delivery of the intervening event notice, the board must determine in good faith, after consultation with the Company’s outside legal counsel, that the failure of the board to make such change of recommendation would continue to be inconsistent with its fiduciary duties under applicable law.

Under the merger agreement, an “intervening event” means any event, change, occurrence or development that is material to the Company and its subsidiaries taken as a whole that (i) is unknown and not reasonably foreseeable to the board as of the date of the merger agreement, or if known and reasonably foreseeable to the board as of the date of the merger agreement, the material consequences of which were not known and reasonably foreseeable to the board as of the date of the merger agreement, (ii) becomes known prior to the receipt of the Company stockholder approval and (iii) does not involve or relate to any alternative proposal.

Envision Stockholders’ Meeting

The Company has agreed to (i) take all action required to set a record date for, duly call, give notice of, convene and hold promptly following the mailing of this proxy statement, a meeting of its stockholders for the purpose of obtaining the Company stockholder approval (which we refer to in this proxy statement as the “Company stockholder meeting”), subject to the understanding that the Company stockholder meeting may also be the annual meeting, with the record date and meeting date of the meeting to be selected after reasonable consultation with Parent, and (ii) use reasonable best efforts to solicit from its stockholders proxies in favor of the Company stockholder approval, subject to the board’s right to make a change of recommendation, as described in the section of this proxy statement entitled “Alternative Proposals; No Solicitation — Change in Board Recommendation.”

The Company must keep Parent reasonably informed on a reasonably current basis, and promptly upon the Company’s request, of the status of its efforts to solicit the Company stockholder approval. The Company may postpone or adjourn the Company stockholder meeting:

•	with the written consent of Parent;

•	if a quorum has not been established at the time of the originally scheduled Company stockholder meeting;

•	if required by applicable law;

•

after consultation with Parent, with respect to any supplemental or amended disclosure that the board has determined in good faith after consultation with its outside legal counsel is necessary under applicable law, to the extent necessary to ensure such supplemental or amended disclosure is provided to stockholders of the Company within a reasonable amount of time in advance of the Company stockholder meeting; or

•

to allow reasonable additional time to solicit additional proxies if necessary to obtain the Company stockholder approval; provided that the Company stockholder meeting may not be postponed or adjourned to a date that is more than 30 days after the date on which the Company stockholder meeting was (or was required to be) originally scheduled without the prior written consent of Parent.

In no event will the record date of the Company stockholder meeting be changed without Parent’s prior written consent, unless required by applicable law.

Financing and Financing Cooperation

Equity Financing

On June 10, 2018, the Sponsor entered into an equity commitment letter with Parent pursuant to which the Sponsor committed to contribute (or cause to be contributed) to Parent at the closing of the merger up to $3.5 billion in cash in the aggregate. The equity commitment is subject to the following conditions:

•	satisfaction or waiver by Parent of all of the conditions precedent to the obligation of Parent to effect the closing of the merger; and

•	the substantially concurrent receipt by Parent or Merger Sub of the proceeds of the “debt financing” (as defined below) in accordance with the terms thereof.

The obligation of the Sponsor to fund the equity commitment will automatically and immediately terminate upon the earliest to occur of: (i) the termination of the merger agreement in accordance with its terms; (ii) the consummation of the merger; and (iii) the commencement by the Company or any of its affiliates of a lawsuit, action or proceeding (whether at law or in equity, in tort, contract or otherwise), under or in respect of, the equity commitment letter, the merger agreement, the limited guarantee, or the transactions contemplated thereby (including in respect of any oral representations made or alleged to be made in connection therewith) against any former, current or future director, officer, agent, employee, affiliate, assignee, general or limited partner, stockholder, manager or member of the Sponsor (other than Parent, Merger Sub or any of their respective successors or permitted assignees), in each case other than any lawsuit, action, or other proceeding (i) against Parent (or its successors or permitted assignees) to specifically enforce the provisions of the equity commitment letter against the Sponsor (or its successors or permitted assignees) in accordance with the terms of the equity commitment letter, (ii) against Parent or Merger Sub (or their respective successors or permitted assignees) under the merger agreement, (iii) against KKR (or its successors or permitted assignees) under either of the KKR confidentiality agreements, or (iv) against the Sponsor (or its successors or permitted assignees) under the limited guarantee pursuant to the terms and conditions of the limited guarantee.

The Company is an express third-party beneficiary of the rights granted to Parent under the equity commitment letter only for the purpose of obtaining specific performance of Parent’s right to cause the equity commitment to be funded under the equity commitment letter (solely to the extent that Parent is permitted to enforce the equity commitment pursuant to the terms thereof) and for no other purpose (including, without limitation, any claim for monetary damages thereunder).

Debt Financing

In connection with the entry into the merger agreement, Merger Sub has obtained a debt commitment letter (as amended from time to time in accordance with the merger agreement, the “debt commitment letter”) from Credit Suisse AG Cayman Islands Branch, Credit Suisse Loan Funding LLC, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, Jefferies Finance LLC, UBS AG, Stamford Branch, UBS Securities LLC, Royal Bank of Canada, RBC Capital Markets, LLC, HSBC Bank USA, National Association, HSBC Securities (USA) Inc., Mizuho Bank, Ltd., and, in some cases, certain affiliates of the foregoing (collectively, the “Lenders”) to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, in the aggregate up to $8.05 billion in debt financing (not all of which is expected to be drawn at the closing of the merger), consisting of the following:

•	$5.05 billion senior secured term loan B facility;

•	$300 million senior secured revolving credit facility;

•	$550 million asset-based revolving credit facility; and

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$2.15 billion pursuant to a senior unsecured bridge facility (which would be utilized in the event that Merger Sub or one or more of its subsidiaries does not issue and sell the full amount of the senior notes referred to below at or prior to the closing of the merger).

It is also expected that, at or prior to the closing of the merger, up to $2.15 billion in aggregate principal amount of senior unsecured notes will be issued by Merger Sub or one or more of its subsidiaries in an offering conducted under Rule 144A of the Securities Act, or another private placement transaction. We refer to the financing described above collectively as the “debt financing.” The aggregate principal amount of the term loan facility and the bridge facility (or the senior notes, as the case may be) may be increased to fund certain original issue discount or upfront fees in connection with the debt financing. The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the merger agreement, the refinancing of certain of the Company’s indebtedness outstanding as of the closing of the merger and the payment of related fees and expenses; (ii) to provide ongoing working capital; and (iii) for other general corporate purposes of the Company and its subsidiaries.

The debt financing contemplated by the debt commitment letter is conditioned on the consummation of the merger in accordance with the merger agreement, as well as other customary conditions, including, but not limited to:

•	the execution and delivery by the borrower and certain guarantors of definitive documentation, consistent with the terms set forth in the debt commitment letter;

•	the consummation of the equity financing substantially concurrently with the initial borrowing under the term loan facility, the bridge facility and/or the issuance of the notes;

•	subject to certain limitations, the absence of a company material adverse effect from December 31, 2017 through the closing date;

•	the consummation of the refinancing of certain of the Company’s indebtedness substantially concurrently with the initial borrowing under the term loan facility;

•	payment of all applicable fees and expenses;

•	delivery of certain audited, unaudited and pro forma financial statements;

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as a condition to the availability of the bridge facility, the agents having been afforded a marketing period of at least 15 consecutive business days (subject to certain blackout dates) following receipt of portions of a customary offering memorandum and certain financial statements;

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receipt by the lead arrangers of documentation and other information about the borrower and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act) and beneficial ownership certificates from the borrower and guarantors that qualify as a “legal entity customer” under applicable regulation;

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subject to certain limitations, the execution and delivery of guarantees by certain guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral;

•	the repayment of certain outstanding debt of the Company; and

•	the accuracy in all material respects of specified representations and warranties in the merger agreement and specified representations and warranties in the loan documents.

As of the date hereof, the documentation governing the debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

The Lenders may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the debt commitment letter and to undertake a portion of the commitments to provide such debt financing.

Term Loan Facility and Revolving Facility

Interest under the term loan facility and revolving facility will be payable, at the option of the borrower, either (i) at a base rate (subject to a floor of 1.00% and based on the highest of the prime rate, the overnight federal funds rate plus 1/2 of 1.0% and the one-month LIBOR rate plus 1.00%) plus an applicable margin expected to be 2.00% or (ii) a LIBOR-based rate (subject to a floor of 0.00%) plus an applicable margin expected to be 3.00%, in the case of each of clauses (i) and (ii), expected to be subject to two stepdowns of 25 basis points, each based on first lien leverage ratios. Interest will be payable, in the case of loans bearing interest based on LIBOR, at the end of each interest period set forth in the credit agreement (but at least every three months) and, in the case of loans bearing interest based on the base rate, quarterly in arrears. Additionally, the revolving facility will be subject to a commitment fee of, initially, 0.50% per annum on undrawn amounts, subject to two step downs of 12.5 basis points based on first lien leverage ratios. The term loan facility will mature seven years from the date of closing of the merger and will amortize in equal quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount. The revolving facility will mature five years from the date of closing of the merger and will not be subject to amortization.

The borrower under the term loan facility and the revolving facility will initially be Merger Sub, and upon consummation of the merger, the rights and obligations under the term loan facility will be assumed by the Company. The term loan facility and the revolving facility will be guaranteed, subject to certain agreed upon exceptions, on a joint and several basis by Parent and each direct and indirect wholly-owned material U.S. restricted subsidiary of the Company. The term loan facility and the revolving facility will be secured, subject to certain agreed upon exceptions, by (i) a first priority security interest in substantially all the assets of Parent, Merger Sub (and, after the merger, the Company) and each guarantor (other than the ABL collateral (as defined below)) and (ii) a second priority security interest in the ABL collateral.

The term loan facility and the revolving facility will contain customary affirmative covenants including, among other things, delivery of annual audited and quarterly unaudited financial statements, notices of defaults, material litigation and material ERISA events, submission to certain inspections, maintenance of property and customary insurance, payment of taxes and compliance with laws and regulations. The term loan facility and the revolving facility also will contain customary negative covenants that, subject to certain exceptions, qualifications and “baskets,” generally will limit the borrower’s and its restricted subsidiaries’ ability to incur debt, create liens, make fundamental changes, enter into asset sales and sale-and-lease back transactions, make certain investments and acquisitions, pay dividends or distribute or redeem certain equity, prepay or redeem certain debt and enter into certain transactions with affiliates.

ABL Facility

Interest under the asset-based revolving credit facility will be payable, at the option of the relevant borrower, either at a base rate (subject to a 1.00% floor and based on the highest of the prime rate, the overnight federal funds rate plus 1/2 of 1.0% and the one-month LIBOR rate plus 1.00%) plus 0.50% or a LIBOR-based rate (subject to a 0.00% floor) plus 1.50%, with one step-down and one step-up of 25 basis points, each based on excess availability. Interest will be payable, in the case of loans bearing interest based on LIBOR, at the end of each interest period set forth in the credit agreement (but at least every three months) and, in the case of loans bearing interest based on the base rate, quarterly in arrears. The asset-based revolving credit facility will mature five years from the date of closing of the merger. Borrowings under the asset-based revolving credit facility will be subject to availability under a borrowing base which, subject to certain reserves to be agreed, will each consist of: (i) at the election of the borrower, the lesser of (A) 85% of the net orderly liquidation value of eligible domestic inventory, (B) an amount to be agreed and (C) 80% of the cost of eligible inventory; and (ii) 85% of eligible accounts receivable, less customary reserves.

The borrowers under the asset-based revolving credit facility will initially be Merger Sub, and upon consummation of the merger, the Company. The asset-based revolving credit facility will be guaranteed, subject to certain agreed upon exceptions, on a joint and several basis by Parent and each direct and indirect wholly-owned material U.S. restricted subsidiary of the Company. The asset-based revolving credit facility will be secured, subject to certain agreed upon exceptions, by (i) a first priority security interest in the accounts receivable, inventory, cash, deposit accounts, securities and commodity accounts and certain items in connection therewith of Parent, Merger Sub (and, after the merger, the Company) and each guarantor (collectively, the “ABL collateral”) and (ii) a second priority security interest in the collateral for the term loan facility (other than the ABL collateral).

The asset-based revolving credit facility will contain customary affirmative covenants including, among other things, delivery of annual audited and quarterly unaudited financial statements, notices of defaults, material litigation and material ERISA events, submission to certain inspections, maintenance of property and customary insurance, payment of taxes and compliance with laws and regulations. The asset-based revolving credit facility will also contain customary negative covenants that, subject in each case to certain exceptions, qualifications and “baskets,” generally will limit the Company’s and its restricted subsidiaries’ ability to incur debt, create liens, make fundamental changes, enter into asset sales and sale-and-lease back transactions, make certain investments and acquisitions, pay dividends or distribute or redeem certain equity, prepay, purchase or redeem certain debt and enter into certain transactions with affiliates.

Bridge Facility

The borrower under the bridge facility will initially be Merger Sub, and upon consummation of the merger, the rights and obligations under the bridge facility will be assumed by the Company. Interest under the bridge facility will initially equal the LIBOR-based rate for interest periods of one, two, three or six months, as selected by the borrower (subject to a 0.00% floor), plus 5.75%, increasing by 50 basis points every three months thereafter up to a cap. The bridge facility will be guaranteed by the same entities that guarantee the term loan facility.

Any loans under the bridge facility that are not paid in full on or before the first anniversary of the closing date of the merger will automatically be converted into term loans maturing eight years after the closing date of the merger. After such a conversion, the holders of outstanding term loans may choose, subject to certain limitations, to exchange their loans for exchange notes that mature eight years after the closing date of the merger.

The bridge facility is expected to contain incurrence-based negative covenants that, subject to certain exceptions, qualifications and “baskets,” will restrict, among other things, the borrower’s, its guarantors’ and other restricted subsidiaries’ ability to incur debt, create liens, sell assets, pay dividends and enter into transactions with affiliates, affirmative covenants to deliver annual and quarterly financial statements and provide notices of default, and such other affirmative and negative covenants as are customary for bridge loan financings of this type and consistent with Rule 144A “for life” high yield indentures of comparable issuers.

It is expected that, in lieu of borrowings under the bridge facility, at or prior to the closing of the merger, up to $2.15 billion of aggregate principal amount of notes will be issued by Merger Sub or one or more of its subsidiaries in an offering conducted under Rule 144A of the Securities Act, or another private placement transaction.

Other Covenants and Agreements

Parent and Merger Sub will use their reasonable best efforts to obtain the proceeds of the equity financing and the debt financing on the terms and conditions described in the merger agreement, the equity commitment letter and the debt commitment letter, respectively, including:

•	maintaining in effect the equity and debt commitment letters;

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negotiating definitive agreements with respect to the debt financing consistent with the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in any related fee letter) or such other terms that are acceptable to Parent and Merger Sub in their sole discretion and would not reasonably be expected to delay (taking into account the timing of the marketing period) or adversely affect the ability of Parent and Merger Sub to consummate the transactions contemplated by the merger agreement;

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taking into account the timing of the marketing period, satisfying on a timely basis all conditions under Parent’s and Merger Sub’s control in the commitment letters and the definitive agreements regarding the debt financing and complying with its obligations thereunder;

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in the event that all conditions contained in the commitment letters (other than, with respect to the debt financing, the availability of the cash equity and those conditions that by their nature are to be satisfied or waived at closing) have been satisfied or waived, using reasonable best efforts to cause each Lender and the Sponsor to fund its respective committed portion of the financing required to consummate the transactions contemplated by the merger agreement and to pay related fees and expenses on the closing date; and

•	consummating the financing at or prior to the closing of the merger.

Parent will not, without the prior written consent of the Company, permit any amendment or modification to, or any waiver of any provision or remedy under any commitment letters or related fee letters if such amendment, modification, waiver or remedy:

•	adds new conditions (or adversely modifies any existing condition) to the consummation of the financing;

•	reduces the amount of the financing to an amount that is insufficient to meet payment obligations under the merger agreement and the refinancing of certain of the Company’s outstanding indebtedness;

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adversely affects the ability of Parent to enforce its rights against other parties to the commitment letters or the definitive agreements regarding the debt financing as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent to enforce its rights against such other parties to the commitment letters as in effect on the date of the merger agreement or in the definitive agreements regarding the debt financing; or

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taking into account the timing of the marketing period, could reasonably be expected to prevent, impede or delay the consummation of the merger and the other transactions contemplated by the merger agreement.

In the event that any portion of the debt financing becomes unavailable, regardless of the reason therefor Parent will:

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use reasonable best efforts to obtain alternative debt financing (in an amount sufficient, when taken together with cash equity and the available portion of the debt financing to consummate the transactions contemplated by the merger agreement and to pay related fees and expenses) on substantially equivalent or more favorable terms from the same or other sources and which do not include any new conditions to the consummation of such alternative debt financing that are more onerous to Parent than the conditions set forth in the debt financing; and

•	promptly notify the Company of such unavailability and the reasons therefor.

For the purposes of the merger agreement, the term “debt commitment letters” will be deemed to include any commitment letter (or similar agreement) with respect to any alternative financing arranged in compliance with the merger agreement (and any debt commitment letter remaining in effect at the time in question).

Parent will provide the Company with prompt notice, subject to certain exceptions, of (1) any breach, default, purported termination or any repudiation by any party to any commitment letters or the definitive agreements of which Parent gains knowledge and (2) the receipt of any written notice or other written communication from any lender, equity investor, or other financing source with respect to any breach, default, termination or repudiation by any party to any commitment letters or the definitive agreements or any provision thereof.

Prior to the closing, the Company will, and will cause each of its subsidiaries to, provide and will use its reasonable best efforts to cause its representatives to provide all cooperation reasonably requested by Parent in connection with the arrangement of the debt financing (however, such requested cooperation may not unreasonably interfere with the ongoing operations of the Company and its subsidiaries), including by using commercially reasonable efforts to:

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prepare and furnish Parent (which Parent may furnish to its financing sources) as promptly as practicable all financial and other pertinent information and disclosures regarding the Company and its subsidiaries (including the required information, as defined below) as may be reasonably requested by Parent or Merger Sub in connection with the preparation of the offering documents and all supplements thereto and projections included in the offering documents;

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participate, and have appropriate senior management of the Company and its subsidiaries participating, in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, in each case at mutually agreed times;

•	facilitate the pledge of collateral, including executing and delivering certain related documentation as may reasonably be requested by Parent;

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permit the prospective lenders involved in the debt financing to evaluate the Company’s and its subsidiaries’ assets, inventory, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements (including using reasonable best efforts to assist in establishing bank and other accounts and blocked account and control agreements in connection with the foregoing);

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assist reasonably in the preparation of one or more credit or other agreements, as well as any pledge and security documents, and other definitive financing documents, collateral filings or other certificates or documents as may be reasonably requested by Parent;

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provide all documentation and other information about the Company that is reasonably requested by the lenders and the lenders reasonably determine is required by applicable “know your customer” and anti-money laundering rules and regulations including without limitation the USA PATRIOT Act, to the extent requested in writing by Parent or Merger Sub within a specified time frame;

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use reasonable best efforts to obtain drafts of customary “comfort” letters of independent accountants of the Company (which must include customary “negative assurance” comfort) prior to the beginning of the marketing period;

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assist Parent and Merger sub in obtaining any corporate credit and family ratings from any ratings agencies in respect of the relevant borrower or issuer under the debt financing and public ratings for the debt financing or notes to be offered in connection with the debt financing; and

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obtain a certificate of the chief financial officer of the Company with respect to solvency matters, obtain customary authorization letters with respect to the bank information memoranda from a senior officer of the Company and obtain consents of accountants for use of their reports in any materials relating to the debt financing and to cause such accountants to partake in customary accounting and auditor due diligence sessions.

The foregoing notwithstanding, the Company’s financing cooperation obligations are subject to certain limitations including that, (i) neither the Company nor its subsidiaries, nor any persons who are directors, officers or employees of the Company or its subsidiaries will be required to pass resolutions or consents to approve or authorize the execution of the debt financing or execute or deliver any certificate, document, instrument or agreement that is effective prior to the effective time of the merger or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the effective time of the merger (other than any authorization letter with respect to the bank information memoranda), (ii) no obligation of the Company or any of its subsidiaries or any of their respective representatives pursuant to the foregoing (other than any authorization letter with respect to the bank information memoranda) will be effective until the effective time of the merger (other than any authorization letters with respect to the bank information memoranda) and (iii) none of the Company or its subsidiaries nor any of their respective representatives will be required to pay any commitment or other similar fee or incur any other cost or expense that is not promptly reimbursed by Parent in connection with the debt financing at or prior to the closing. The merger agreement does not require the Company or any of its subsidiaries, prior to the closing, to be an issuer or other obligor with respect to the debt financing.

Parent will promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its subsidiaries or their respective representatives in connection with such cooperation and will indemnify and hold harmless the Company and its subsidiaries and their respective representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the debt financing, any action taken by them at the request of Parent and any information utilized in connection therewith (other than information provided by the Company or its subsidiaries).

For the purposes of the merger agreement, “required information” means, subject to specified exceptions, (i) certain financial statements required pursuant to the debt commitment letter, as in effect on the date of the merger agreement and (ii) other customary historical financial information and operating information and data regarding the Company and its subsidiaries that is reasonably requested by Parent in writing in order to prepare customary offering documents, which are (I) of type and form required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of securities on Form S-1 under the Securities Act, and (II) customarily included in offering documents relating to syndicated credit facilities and offerings of non-convertible debt securities issued pursuant to Rule 144A promulgated under the Securities Act, subject to certain limitations and exceptions.

Employee Matters

From and after the effective time, the Company will, and Parent will cause the Company to, honor all Company benefit plans in accordance with their terms as in effect immediately before the effective time. For a period of one year following the effective time (or if earlier, the date of the Company employee’s termination of employment with the Company or the applicable subsidiary), Parent will provide, or cause to be provided, to each employee of the Company and its subsidiaries who is employed at the effective time (i) base compensation and a target annual cash incentive opportunity that are no less favorable than those that were provided to the Company employee immediately before the effective time, and (ii) all other compensation and employee benefits (excluding equity-based and long-term incentive compensation) that are substantially comparable, in the aggregate, to all other compensation and employee benefits (excluding equity-based and long-term incentive compensation) provided by the Company or its subsidiaries to such employee immediately prior to the effective time. In addition, Parent will or will cause the surviving corporation to provide to each Company employee whose employment terminates during the one-year period following the effective time severance benefits, if any, equal to the severance benefits that would have been provided to the Company employee under the Company’s severance arrangements in effect immediately prior to the effective time, and during such one-year period following the effective time, severance benefits offered to each Company employee will be determined without taking into account any reduction after the effective time in compensation paid or benefits provided to such employee.

For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its subsidiaries providing benefits to any Company employees after the effective time, each Company employee will be credited with his or her years of service with the Company and its subsidiaries and their respective predecessors before the effective time, to the same extent as such employee was entitled, before the effective time, to credit for such service under any similar Company benefit plan in which such Company employee participated or was eligible to participate immediately prior to the effective time (other than with respect to benefit accruals under a defined pension benefit plan or to the extent its application would result in duplicative benefits). In addition, (i) each Company employee will be immediately eligible to participate, without any waiting time, in the Parent benefit plans to the extent coverage under such plan is comparable to a Company benefit plan in which such employee participated immediately before the effective time, and (ii) for purposes of each Parent benefit plan providing medical, dental, pharmaceutical and/or vision benefits to any Company employee, Parent will cause all pre-existing condition exclusions and actively-at-work requirements of such plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its subsidiaries in which such employee participated immediately prior to the effective time, and Parent will cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the applicable Company benefit plan ending on the date such employee’s participation in the corresponding Parent benefit plan begins to be taken into account under the Parent benefit plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with the Parent benefit plan.

Under the merger agreement, the Company is permitted to implement a cash-based retention program for employees of the Company (other than executive officers).

If the effective time occurs prior to the time annual bonuses for 2018 would be paid by the Company in the ordinary course of business, Parent will pay annual bonuses for 2018 based on actual performance to each eligible Company employee who participates in the annual bonus plan covering 2018 as of the effective time and who remains employed with Parent, the Company or their respective subsidiaries through the applicable payment date. If a Company employee experiences a severance-qualifying termination of employment prior to the applicable payment date, Parent will pay such Company employee a prorated annual bonus (calculated based on actual performance) for the portion of 2018 elapsed through such termination of employment.

Efforts to Complete the Merger

The Company, Parent and Merger Sub have agreed to use all reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable after the date hereof and in any event prior to the “end date” (as defined below), including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods, from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement and (v) within 15 business days after the date of the merger agreement, the filing (or causing to be filed of) any and all required notifications, applications and other filings in connection with certain state healthcare-related approvals specified on the disclosure schedules to the merger agreement. Neither the Company nor any of its subsidiaries is required to pay prior to the effective time any fee, penalty or other consideration (or may pay any non-de minimis amounts without the prior written consent of Parent) to any third party for any consent or approval required for or triggered by the consummation of the transactions contemplated by the merger agreement under any contract or agreement or otherwise.

The Company, Parent and its subsidiaries, and Merger Sub have also agreed to (i) within 15 business days after the date of the merger agreement, file or cause to be filed any and all required notification and report forms under the HSR Act with respect to the merger and the other transactions contemplated by the merger agreement, and use all reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) use all reasonable best efforts to cooperate with each other in (A) determining whether any other filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any governmental entities pursuant to any antitrust law in connection with the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby and (B) promptly making all such filings and timely obtaining all such consents, permits, authorizations, waivers, clearances, approvals or expirations or terminations of waiting periods, (iii) supply or cause to be supplied to any governmental entity pursuant to any antitrust law as promptly as reasonably practicable any additional information or documents that may be requested pursuant to any such antitrust law or by such governmental entity pursuant to any antitrust law and (iv) take, or cause to be taken, all such further action as may be necessary to resolve such objections, if any, as the FTC, the Antitrust

Division, state antitrust enforcement authorities, or any other governmental entity may assert pursuant to any antitrust law with respect to the transactions contemplated thereby, and to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental entity with respect to the merger so as to enable the closing of the merger to occur no later than the end date, including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or disposition of any and all of the share capital or other equity voting interest, assets (whether tangible or intangible), products or businesses of Parent or its subsidiaries or of the Company or its subsidiaries and (y) otherwise taking or committing to take any actions that after the closing date would limit Parent’s or its subsidiaries’ (including the surviving corporation’s) freedom of action with respect to, or their ability to retain, one or more of their subsidiaries’ (including the surviving corporation’s) assets (whether tangible or intangible), products, or businesses, in each case as may be required to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action pursuant to any antitrust law that would otherwise have the effect of preventing the closing of the merger, delaying the closing of the merger or delaying the closing of the merger beyond the end date; provided that, Parent will control the strategy and process relating to obtaining all approvals under any antitrust law so long as Parent reasonably consults in advance with the Company and considers in good faith the views of the Company with respect thereto. Notwithstanding anything to the contrary in the merger agreement:

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neither Parent nor Merger Sub is required to take or agree to take any action with respect to any of their affiliates (other than Parent, the surviving corporation and their subsidiaries), including selling, divesting, conveying, holding separate or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations or interest therein of any such affiliates (other than Parent, the surviving corporation and their subsidiaries) or any direct or indirect portfolio companies of investment funds advised or managed by one or more affiliates of Parent or Merger Sub (other than the surviving corporation and its subsidiaries); and

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neither the Company nor any of its subsidiaries is required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its subsidiaries, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its subsidiaries only from and after the effective time if the closing occurs.

The Company, Parent and Merger Sub must not (and must cause their subsidiaries not to) take or agree to take any action that would be reasonably likely to prevent or materially delay the closing of the merger.

The Company, Parent and Merger Sub have also agreed to cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions described in this paragraph, and, subject to applicable legal limitations and the instructions of any governmental entity, the Company, on the one hand, and Parent and Merger Sub, on the other hand, will keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective subsidiaries or any person, trust, affiliated investment fund or other pooled investment or co-investment vehicle that is controlled or otherwise managed by or in conjunction with, or is under common control with, the Company or Parent, as applicable, or any of their respective affiliates, and any portfolio company or similar asset in which the Company or Parent, as applicable, or any of their respective affiliates has a greater than five percent (5%) investment (which we refer to in this proxy statement as an “HSR affiliate”), from any third party and/or any governmental entity pursuant to any antitrust law with respect to such transactions and promptly notifying the other of any transaction or agreement to effect any transaction known to the Company, Parent, or their respective subsidiaries or HSR affiliates, which would reasonably be expected to, individually or in aggregate, prevent or materially delay or impede the ability of any of the parties to obtain any necessary approvals or clearances of any governmental entity required for the transactions contemplated thereby (provided that the foregoing requirements do not apply to third-party hedge fund or asset managers in which KKR or any of its affiliates owns a minority stake). Subject to applicable law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, are required to permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any governmental entity pursuant to any antitrust law, subject to the right of the party providing such materials to redact certain information. Each of the Company, Parent and Merger Sub has also agreed not to participate in any meeting or discussion with any governmental entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such governmental entity, gives the other party (or its outside counsel, as appropriate) the opportunity to attend and participate.

If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by the merger agreement as violative of any law, the Company, Parent and Merger Sub are generally required to cooperate in all respects with each other and to use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any action, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the merger and the other transactions contemplated by the merger agreement.

Indemnification and Insurance

For a period of six years from the effective time of the merger, Parent will cause the surviving corporation, subject to certain limitations, to maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any of its subsidiaries’ certificates of incorporation and bylaws or similar organizational documents in effect immediately prior to the date of the merger agreement or in any indemnification agreements with any of their respective directors or officers in effect immediately prior to the date of the merger agreement and identified on the disclosure schedules to the merger agreement, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the effective time of the merger were current or former directors or officers of any of those entities. All rights of indemnification with respect to any claim made within that six-year period will continue until the disposition of the action or resolution of the claim. Further, Parent will cause the surviving corporation to, and the surviving corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses incurred in accordance with the terms of the merger agreement) each current and former director or officer of the Company or any of its subsidiaries and each such person who serves or served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its subsidiaries, against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any action to the fullest extent permitted by law following receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person was not entitled to indemnification), judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the effective time of the merger.

For a period of six years from the effective time of the merger, Parent will cause the surviving corporation to, and the surviving corporation will, maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the effective time of the merger; provided that Parent will not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date of the merger agreement. In lieu of the foregoing, Parent or the Company (with the written consent of Parent) may purchase, prior to the effective time of the merger, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its subsidiaries with respect to matters arising on or before the effective time of the merger covering, without limitation, the transactions contemplated thereby at a cost not exceeding 300% of the last annual premium paid by the Company prior to the date of the merger agreement with respect to such coverage.

Coordination on Stockholder Litigation

The Company and Parent have agreed to notify the other and keep the other reasonably informed of, and cooperate with each other in connection with, any stockholder litigation or claim against such party and/or its directors or officers relating to the merger or the other transactions contemplated by the merger agreement. The Company has agreed to give Parent a reasonable opportunity to participate in the defense or settlement of any such litigation or claim and the Company is required to not (and not to consent to any action to) compromise, settle, come to an arrangement regarding (or agree to compromise, settle or come to an arrangement regarding) any litigation or claim arising or resulting from the transactions contemplated by the merger agreement without the prior written consent of Parent.

Other Covenants and Agreements

The merger agreement also contains additional covenants, including covenants relating to (1) the filing of this proxy statement, (2) public announcements with respect to the transactions contemplated by the merger agreement, and (3) other actions related to takeover statutes and reporting requirements under Section 16 of the Exchange Act.

Conditions to Completion of the Merger

Each party’s obligation to complete the merger is subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	Company stockholder approval;

•

no law or order having been enacted, entered, promulgated, enforced or deemed applicable by a court of competent jurisdiction or other governmental entity that is in effect and that prohibits or makes illegal the consummation of the merger; and

•	the expiration or termination of the waiting period applicable to the completion of the merger under the HSR Act.

The obligation of the Company to complete the merger is subject to the satisfaction or waiver by the Company at or prior to the effective time of the following additional conditions:

•

the accuracy of the representations and warranties of Parent and Merger Sub as of the date of the merger agreement and as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to a “parent material adverse effect” qualification;

•

the performance by each of Parent and Merger Sub in all material respects of the obligations and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

•

the receipt by the Company of a certificate signed by an executive officer of Parent, dated the closing date, to the effect that the conditions set forth in the two preceding bullet points have been satisfied.

The respective obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver by Parent at or prior to the effective time of the following additional conditions:

•

the accuracy of the representations and warranties of the Company as of the date of the merger agreement and as of the closing date (except for any representations and warranties made as of a particular date, which representations and warranties must be true and correct only as of that date), generally subject to certain materiality qualifiers;

•

the performance by the Company in all material respects of the obligations and covenants required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

•

the receipt by Parent of a certificate signed by an executive officer of the Company, dated the closing date, to the effect that the conditions set forth in the two preceding bullet points have been satisfied.

Termination

The merger agreement may be terminated and the merger may be abandoned in the following circumstances:

•	at any time prior to the effective time by the mutual written consent of the Company and Parent;

•	by either the Company or Parent if:

•

the merger is not consummated on or before December 10, 2018; provided that if as of such date (a) all closing conditions are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to such conditions being capable of being satisfied at the closing) and the marketing period for Parent’s debt financing has not been completed (or the third business day after such marketing period has not occurred), or (b) all closing conditions are satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to such conditions being capable of being satisfied at the closing) except those relating to clearance under the HSR Act or a legal restraint relating to U.S. antitrust law, then, in each case, such date will be automatically extended for up to two consecutive 60-day periods (which date, as it may be so extended, we refer to in this proxy statement as the “end date”); provided, further, that the terminating party has not breached in any material respect its obligations under the merger agreement in any manner that has been the primary cause of the failure to consummate the merger on or before the end date;

•

any governmental entity has issued a final and nonappealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by the merger agreement (including consummation of the merger), and such order, decree or ruling has become final and nonappealable, provided that the terminating party has not breached in any material respect its obligations under the merger agreement in any manner that has primarily caused such order, decree or ruling; or

•

the Company stockholder meeting (including any adjournments or postponements thereof) has concluded, a vote on the adoption of the merger agreement has been taken and the Company stockholder approval has not been obtained;

•	by the Company:

•

if Parent or Merger Sub has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a condition to the obligation of Envision to complete the merger related to Parent’s or Merger Sub’s representations, warranties, covenants and agreements in the merger agreement and (ii) cannot be cured by the end date or, if curable, is not cured within 30 business days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate the merger agreement and the basis for such termination (subject to the Company not being in material breach of any representation, warranty, agreement or covenant contained in the merger agreement);

•

prior to obtaining the Company stockholder approval to enter into a definitive agreement providing for a superior proposal if the Company has complied with certain obligations under the merger agreement and paid the company termination fee prior to or concurrently with such termination; or

•

if the conditions to Parent’s and Merger Sub’s obligations to consummate the closing have been satisfied or waived at the time the closing is required to have occurred pursuant to the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), Parent fails to consummate the closing by the date that is two business days after the first date upon which Parent is required to consummate the closing pursuant to the merger agreement, and the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the closing and that at all times during such two-business day period the Company stood ready, willing and able to consummate the closing (we refer in this proxy statement to the condition described in this sub-bullet point as the “financing failure condition”); or

•	by Parent if:

•

the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a condition to the obligations of Parent and Merger Sub to complete the merger related to Envision’s representations, warranties, covenants and agreements in the merger agreement and (ii) cannot be cured by the end date or, if curable, is not cured within 30 business days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate the merger agreement and the basis for such termination (subject to neither Parent nor Merger Sub being in material breach of any representation, warranty, agreement or covenant contained in the merger agreement); or

•

(A) prior to obtaining the Company stockholder approval, the board has effected a change of recommendation or (B) the Company or any of its subsidiaries has entered into an alternative acquisition agreement or the board has authorized or approved the execution of an alternative acquisition agreement.

Company Termination Fee

Envision will pay Parent the company termination fee in an amount equal to $167 million if:

•

the Company has terminated the merger agreement prior to the receipt of the Company stockholder approval to enter into a definitive agreement providing for a superior proposal, in accordance with the terms of the merger agreement;

•

Parent has terminated the merger agreement due to (A) a change of recommendation by the board (prior to the receipt of the Company stockholder approval) or (B) the execution of an alternative acquisition agreement by the Company or any of its subsidiaries or the authorization or approval by the board of an alternative acquisition agreement; or

•	all three of the following conditions are satisfied:

•

after the date of the merger agreement, an alternative proposal is publicly proposed or publicly disclosed or, in the case of a termination of the merger agreement due to a failure to consummate the merger prior to the end date or an uncured breach by the Company, an alternative proposal has otherwise become known, disclosed or communicated to the Company’s senior management or the board (x) prior to, and is not withdrawn at least two business days prior to, the Company stockholder meeting in the event of a termination due to the failure to obtain the Company stockholder approval, (y) prior to the end date in the event of a termination due to a failure to consummate the merger prior to the end date or (z) prior to the breach that forms the basis of such termination in the event of a termination due to an uncured breach by the Company (provided that, for purposes of the provision referred to in this sub-bullet point, the references to “20%” in the definition of “alternative proposal” are deemed to be references to “50%”);

•

the merger agreement is terminated by Parent or the Company due to a failure to consummate the merger prior to the end date, failure to obtain the Company stockholder approval or an uncured breach by the Company (provided that in the case of a termination due to a failure to consummate the merger prior to the end date, the Company stockholder approval has not been obtained); and

•	concurrently with or within twelve months after such termination, the Company has entered into a definitive agreement providing for any alternative proposal or completed any alternative proposal

In no event will Envision be required to pay the company termination fee on more than one occasion or be subject to monetary damages for a willful and material breach by Envision of its obligations under the merger agreement in an amount in excess of the parent termination fee in the aggregate, including any payment of the company termination fee (referred to in this proxy statement as the “damages cap”). In addition, in no event will Parent and Merger Sub be entitled to (1) payment of monetary damages prior to the termination of the merger agreement or in amounts in excess of the damages cap, (2) payment of both monetary damages and the company termination fee in a combined amount in excess of the damages cap or (3) both (a) payment of any monetary damages and/or the company termination fee and (b) a grant of specific performance of the merger agreement or any other equitable remedy against Envision that results in the closing of the merger.

Parent Termination Fee

Parent will pay Envision the parent termination fee in an amount equal to $275 million if:

•	the merger agreement is terminated by the Company due to an uncured breach by Parent or Merger Sub, or the financing failure condition; or

•

the merger agreement is terminated by Parent due to a failure to consummate the merger before the end date and at such time the Company could have terminated the merger agreement due to an uncured breach by Parent or Merger Sub, or the financing failure condition.

In no event will Parent be obligated to pay the parent termination fee on more than one occasion or be subject to monetary damages for a breach by Parent or Merger Sub of their obligations under the merger agreement in an amount in excess of the damages cap in the aggregate. In addition, in no event will Envision be entitled to (1) payment of monetary damages prior to the termination of the merger agreement or in amounts in excess of the damages cap, (2) payment of both monetary damages and the parent termination fee in a combined amount in excess of the damages cap or (3) both payment of any (a) monetary damages and/or the parent termination fee and (b) a grant of specific performance of the merger agreement or any other equitable remedy against Parent or Merger Sub that results in the closing of the merger.

Limitation on Remedies

In the event of a termination of the merger agreement, the merger agreement will become null and void and there will be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective subsidiaries or affiliates, subject to (i) the requirement of the parties to pay the company termination fee or the parent termination fee, as applicable, in accordance with the merger agreement; (ii) a party’s liability for any willful and material breach by such party of any covenant or agreement of the merger agreement prior to its termination; and (iii) the survival of the obligations and rights of the parties under the KKR confidentiality agreements, the obligation of Parent to reimburse and indemnify the Company for certain costs, expenses and losses incurred in connection with the debt financing, the right of the parties to seek monetary damages subject to the damages cap, the obligation of the Company to pay certain fees in connection with the printing, filing and mailing of this proxy statement, and the obligation of Parent to pay filing fees in respect of any HSR Act or other regulatory filing.

Expenses

Except as otherwise provided in the merger agreement or each limited guarantee, whether or not the merger is completed, all costs and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses, except that expenses incurred by any party in connection with the printing, filing and mailing of this proxy statement (including applicable SEC filing fees) will be borne by the Company, and all filing fees paid by any party in respect of any HSR Act or other regulatory filing will be borne by Parent (subject to the requirement that the Company generally be exclusively responsible for any transfer or similar taxes imposed on the Company or its subsidiaries with respect to, or as a result of, the merger).

Amendment and Modification

At any time prior to the effective time, any provision of the merger agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, to the extent that the amendment or waiver sought would be materially adverse to the rights of certain debt financing sources, the prior written consent of such debt financing sources must also be obtained. Notwithstanding the foregoing, after receipt of the Company stockholder approval, if any such amendment or waiver would require further approval of Company stockholders or the sole stockholder of Merger Sub under applicable law or the rules and regulations of the NYSE, then the effectiveness of such amendment or waiver will be subject to the approval of Company stockholders or the sole stockholder of Merger Sub, as applicable.

Jurisdiction; Specific Enforcement

Under the merger agreement, each of the parties has agreed that it will bring any action or proceeding in respect of any claim arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement exclusively in the Court of Chancery of the State of Delaware or, if that court lacks or declines to accept jurisdiction, another federal or state court located in the State of Delaware. However, each of the parties has agreed that it will not bring or support any action or claim against the lenders party to the debt commitment letter or their representatives arising out of or relating to the merger agreement or any of the transactions contemplated by the merger agreement other than in the Supreme Court of the State of New York, County of New York or, if that court lacks or declines to accept jurisdiction, the United States District Court for the Southern District of New York in the County of New York.

Each of the parties has agreed that irreparable damage would occur if any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to an injunction to prevent breaches or threatened breaches of the merger agreement and specific performance to enforce the terms and provisions of the merger agreement.

Notwithstanding the foregoing, in circumstances where Parent and Merger Sub are obligated to consummate the merger and the merger has not been consummated:

•

Envision will be entitled to specific performance of Parent’s obligation to cause the equity commitment to be funded under the equity commitment letter and Parent’s and Merger Sub’s obligations to consummate the merger if, but only if, (i) the mutual conditions to the parties’ obligations to consummate the merger and the conditions to the obligations of Parent and Merger Sub to consummate the merger have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the closing (but subject to such conditions being capable of being satisfied at the closing)) at the time the closing is required to occur under the merger agreement and Parent and Merger Sub fail to consummate the closing by the date the closing is otherwise required to have occurred, (ii) the debt financing (or, any alternative debt financing required by the merger agreement, as the case may be) has been funded or will be funded at the closing if the equity commitment is funded at the closing and (iii) the Company has irrevocably confirmed in writing that, if specific performance is granted and the equity commitment and debt financing are funded, then the closing will occur as required in accordance with the merger agreement; and

•

Envision will be entitled to specific performance of Parent’s and Merger Sub’s rights to enforce the terms of the debt commitment letter and the obligations of the lenders party thereto to fund the debt financing if, but only if, (i) the mutual conditions to the parties’ obligations to consummate the merger and the conditions to the obligations of Parent and Merger Sub to consummate the merger have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the closing (but subject to such conditions being capable of being satisfied at the closing)) at the time the closing is required to occur under the merger agreement and Parent and Merger Sub fail to consummate the closing by the date the closing is otherwise required to have occurred, (ii) all of the conditions (other than those conditions that by their nature are to be satisfied at the closing under the debt commitment letter; provided that those other conditions would be satisfied if the closing were on such date) to the consummation of the financing provided for in the debt commitment letter have been satisfied, and (iii) the Company has irrevocably confirmed in writing that, if specific performance is granted and the equity commitment and debt financing are funded, then the closing will occur as required in accordance with the merger agreement.

THE ENVISION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENVISION STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Envision is providing its stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to its named executive officers in connection with the merger, as described in the table in the section of this proxy statement entitled “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger,” including the footnotes to the table and related narrative discussion beginning on page 76 of this proxy statement.

The board unanimously recommends that the Envision stockholders approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Envision’s named executive officers in connection with the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger,” including the footnotes to the table and the related narrative discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to adopt the merger agreement and vote not to approve the named executive officer merger-related compensation proposal and vice versa. Because the vote on the named executive officer merger-related compensation proposal is advisory only, it will not be binding on either Envision or Parent. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Envision stockholders.

THE ENVISION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENVISION STOCKHOLDERS VOTE “FOR” THE NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL.

PROPOSAL 3: VOTE ON ADJOURNMENT

The Company’s stockholders are being asked to approve a proposal that will give the board authority to adjourn the annual meeting, if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement, if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum. If this adjournment proposal is approved, the annual meeting could be adjourned by the board to any date (subject to certain restrictions in the merger agreement). In addition, the board could postpone the annual meeting before it commences (subject to certain restrictions in the merger agreement). If the annual meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time before their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, or if you sign and return a proxy and you indicate that you wish to vote in favor of the proposal to adopt the merger agreement but do not indicate a choice on the adjournment proposal, your shares of common stock will be voted in favor of the adjournment proposal.

The Company does not anticipate calling a vote on this proposal if the proposal to adopt the merger agreement is approved by the requisite number of shares of Envision common stock at the annual meeting.

The vote on the adjournment proposal is a vote separate and apart from the vote on the other proposals, including the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement, or any other proposal, and vote not to approve the adjournment proposal and vice versa.

THE ENVISION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENVISION STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL, IF A VOTE ON THE ADJOURNMENT PROPOSAL IS CALLED.

STOCKHOLDERS’ MEETING MATERIALS — CORPORATE GOVERNANCE

We aspire to the highest standards of ethical conduct: doing what we say; reporting results with accuracy and transparency; and seeking to comply with the laws, rules and regulations that govern our business.

Our Board Structure

Pursuant to our bylaws, our board of directors is currently comprised of twelve directors. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director. Each director will hold office until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Our certificate of incorporation currently provides for a classified board, with members of each class serving staggered three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. We currently have three directors in Class I, four directors in Class II and five directors in Class III. The terms of directors in Classes II, III and I currently end at the annual meetings in 2018, 2019, and 2020, respectively. If the proposed board declassification proposal is approved by our stockholders at the annual meeting, each director elected at our 2019 annual meeting and each annual meeting thereafter would be elected to a one-year term. Assuming the merger is completed, however, the Company would thereafter be a privately held company and the board would be selected by the new private stockholders.

The following table sets forth the current composition of each board class:

Director	Class
John T. Gawaluck	Class II – Expiring 2018 Annual Meeting
Joey A. Jacobs	Class II – Expiring 2018 Annual Meeting
Kevin P. Lavender	Class II – Expiring 2018 Annual Meeting
Leonard M. Riggs, Jr., M.D.	Class II – Expiring 2018 Annual Meeting
James A. Deal	Class III – Expiring 2019 Annual Meeting
Steven I. Geringer	Class III – Expiring 2019 Annual Meeting
William A. Sanger	Class III – Expiring 2019 Annual Meeting
James D. Shelton	Class III – Expiring 2019 Annual Meeting
Michael L. Smith	Class III – Expiring 2019 Annual Meeting
Carol J. Burt	Class I – Expiring 2020 Annual Meeting
Christopher A. Holden*	Class I – Expiring 2020 Annual Meeting
Cynthia S. Miller	Class I – Expiring 2020 Annual Meeting

*	Chief Executive Officer

The board of directors is therefore asking you to elect the four Class II nominees for director, each of whom have terms expiring at the annual meeting and have been nominated for re-election at the annual meeting for a term of three years. See “Proposal 4 — Election of Directors” on page 125.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the board has no formal policy with respect to the separation of the offices of Chairman of the board (“Chairman”), and Chief Executive Officer. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time.

The board has reviewed the board’s leadership structure and concluded that the separation of the Chairman role from the Chief Executive Officer role would best serve the interests of the Company and its stockholders. Pursuant to the Company’s bylaws, on December 1, 2017 Mr. Sanger, who previously served as our executive chairman for a one-year term following the AmSurg merger, was appointed as our board’s non-executive Chairman. Mr. Sanger will serve in this capacity until the third anniversary of the AmSurg merger. The provisions of our bylaws relating to Mr. Sanger’s service as our Chairman during this term may only be amended by our board by an affirmative vote of at least three-fourths of the board. The board determined that Mr. Sanger is best suited to serve as our Chairman due to Mr. Sanger’s familiarity with our business and strategic priorities.

On January 4, 2018, the board amended the Company’s Corporate Governance Guidelines to provide for the election of a lead independent director of the board (our “Lead Director”), on an annual basis, if the Chairman is not an independent director. Although elected annually, the Lead Director is generally expected to serve for more than a year in this role. On the same date, the board elected James D. Shelton, an independent director, to serve as its lead independent director for an initial term of one year, effective immediately. Our Lead Director’s role is as follows:

•	preside over executive sessions of the independent directors;

•	preside and act as chairman of board meetings when the Chairman is not in attendance;

•	serve as a liaison for the independent directors with respect to agenda items or other matters they wish to raise;

•	call additional meetings of independent directors as he or she deems appropriate;

•	make himself or herself available for consultation and direct communication with major stockholders, if requested; and

•	perform such other responsibilities as the board may assign.

Director Independence

Our board determined, after considering all of the relevant facts and circumstances, that Mses. Burt and Miller, and Messrs. Deal, Gawaluck, Geringer, Jacobs, Lavender, Riggs, Shelton, and Smith are “independent” as defined by the rules and regulations of the SEC and the listing standards of the NYSE. This means that these independent directors do not have any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

For information regarding interests of Envision’s directors in the merger, see the section entitled “Proposal 1: The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Executive Sessions

Executive sessions, which are meetings of the non-management members of the board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. Our Chairman will preside over executive sessions in which he is a participant, unless he is not present, in which case our Lead Director will preside at such session. The committees of the board, as described more fully below, also meet regularly in executive session.

Corporate Governance Guidelines

Our board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available on our website at http://investor.evhc.net under the heading “Corporate Governance.” These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, board composition, director compensation and management and succession planning. The nominating and corporate governance committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our board any changes to the guidelines.

Code of Conduct & Ethics

The board has adopted a Code of Conduct & Ethics that outlines the principles, policies and laws that govern the activities of the Company, and establishes guidelines for professional conduct in the workplace. The Code of Conduct & Ethics applies to directors as well as employees. Every employee is required to read and certify annually that he or she has read and will comply with the Code of Conduct. A copy of the Code of Conduct is available on our website at investor.evhc.net. Click on “Investors,” “Governance” and then “Code of Business Conduct & Ethics” under the heading, “Corporate Governance.”

Code of Ethics for the CEO and Senior Financial Officers. Our Chief Executive Officer and other executive officers are bound by all provisions of the Code of Ethics for the Chief Executive Officer and senior financial officers, including the Company’s chief financial officer and corporate officers with accounting and financial responsibilities (the “Code of Ethics”). The Code of Ethics includes provisions relating to ethical conduct, conflicts of interest, compliance with law and internal reporting of violations of the Code of Conduct. We intend to disclose amendments to or waivers from the Code of Ethics for the benefit of our Chief Executive Officer or other executive officers, if any, on our website.

The Board’s Role in Risk Oversight

Envision board of directors as a whole has responsibility for overseeing our risk management. The board exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board and its committees is informed by reports from our management team and from our internal audit department that are designed to provide visibility to the board about the identification and assessment of key risks and our risk mitigation strategies. The full board has primary responsibility for evaluating strategic and operational risk management, and succession planning. Our audit committee has the responsibility for overseeing our major financial and accounting risk exposures and the steps our management has taken to monitor and control these exposures, including policies and procedures for assessing and managing risk. Our compliance and quality committee provides oversight on compliance and quality related legal and regulatory exposure and meets regularly with our chief legal, clinical quality, and compliance executives. Our compensation committee evaluates risks arising from our compensation policies and practices, as more fully described below under “Compensation Discussion and Analysis — Compensation Risk Assessment.” The audit committee, compensation committee, and compliance and quality committees provide reports to the full board regarding these and other matters. The audit committee and our full board receive updates from the Company’s Chief Information Officer regarding the Company’s cybersecurity and data protection program, including key cybersecurity initiatives the Company has undertaken.

Proxy Access Bylaw

On February 21, 2018, the board amended the bylaws to implement proxy access. Under the amended Bylaws, a qualifying stockholder, or a group of up to 20 such stockholders, owning at least three percent of the Company’s outstanding stock continuously for at least three years, will be able to nominate, and include in the Company’s annual meeting proxy materials, qualifying director nominees which shall not exceed the greater of two directors or 20% of the board (rounded down); provided that the stockholders and nominees satisfy the eligibility, procedural and other requirements specified in the bylaws.

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions. Envision board of directors has approved written policies and procedures with respect to the review and approval of certain transactions between us and a “

Related Person” (a “Related Person Transaction”), which we refer to as our “Related Person Transaction Policy.” Pursuant to the terms of the Related Person Transaction Policy, any Related Person Transaction is required to be reported to the legal department, which will then determine whether it should be submitted to our audit committee for consideration. The audit committee must then review and decide whether to approve any Related Person Transaction. For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than five percent of our common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.

John Clark, a Vice President — Development of the Company, is the brother-in-law of Kevin Eastridge, our Executive Vice President and Chief Financial Officer. Mr. Clark is compensated in a manner consistent with our employment and compensation policies applicable to other employees of similar title and responsibility. The aggregate annual compensation paid by the Company to Mr. Clark exceeds $120,000.

For information regarding interests of Envision’s directors in the merger, see the section entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”

Audit Committee Report

The audit committee of the board is composed of five directors who are independent directors (four of whom are audit committee financial experts) as defined under the applicable rules of the NYSE, the applicable SEC regulations and the Guidelines. The audit committee operates under a written charter adopted by the full board. The charter of the audit committee is available on our website at investor.evhc.net.

The audit committee oversees our accounting and financial reporting processes, the audits of our financial statements, including reviewing our publicly released financial information prior to its issuance, the Company’s disclosures set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. The audit committee appointed and determined the compensation paid to our independent registered public accounting firm for 2017, reviewed the nature and scope of the annual audit, oversaw and reviewed the independence and qualifications of our independent registered public accounting firm, and approved all audit and non-audit services provided by our independent registered public accounting firm for 2017. The audit committee also discussed with management, our senior vice president responsible for the internal audit function and our independent registered public accounting firm our policies with respect to risk assessment and risk management and the quality and adequacy of the Company’s internal controls and processes that could materially affect the Company’s financial statements and financial reporting. The audit committee oversaw our internal audit program, including approval of the annual internal audit plan and reviewed the annual budget and staffing for the internal audit program for 2017. Throughout the year, the audit committee conferred with the independent registered public accounting firm, our senior vice president responsible for the internal audit function, and our Chief Financial Officer in separate executive sessions to discuss matters that the audit committee, the independent registered public accounting firm, the senior vice president responsible for the internal audit function, or the Chief Financial Officer believed should be discussed privately with the audit committee. The audit committee has direct and confidential access to both our internal and external auditors.

As part of the audit committee’s oversight of our internal audit program, during 2017 the audit committee reviewed and discussed with our senior vice president responsible for the internal audit function our implementation of the Internal Control — Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

The audit committee has established procedures for the receipt, retention and treatment of complaints received by the Company relating to accounting, internal controls and auditing matters and to ensure that such complaints are treated confidentially and anonymously.

Management has the primary responsibility for our financial statements and reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States (GAAP).

In this context, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with GAAP. The audit committee also reviewed a report on the effectiveness of our internal control over financial reporting, “Management’s Report on Internal Control over Financial Reporting” and Deloitte & Touche LLP’s “Report of Independent Registered Public Accounting Firm,” which are included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018, as amended by the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2018.

The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301. In addition, the audit committee received from the independent registered public accounting firm the written disclosures and the letter required by the Public Company Accounting Oversight Board’s applicable requirements regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with them their independence from the Company and its management. The audit committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the full Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 1, 2018, as amended by the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2018.

The Audit Committee

James A. Deal (Chair)

Carol J. Burt

John T. Gawaluck

Cynthia S. Miller

Michael L. Smith

The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL 4: ELECTION OF DIRECTORS

Directors Standing for Election

The following individuals have been nominated by the Envision board of directors for election as Class II directors at our annual meeting:

•	John T. Gawaluck

•	Joey A. Jacobs

•	Kevin P. Lavender

•	Leonard M. Riggs, Jr., M.D.

Each of the director nominees is currently serving on our board and has been nominated by our board to serve an additional term as Class II directors. If elected, each of these individuals will serve as a Class II director until the 2021 annual meeting of stockholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

If any nominee for any reason is unable to serve, or for good cause will not serve, the proxies will be voted for such substitute nominee as our board may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a Class II director. The relevant experiences, qualifications, attributes or skills of each nominee that led our board to recommend the above persons as a nominee for director, in addition to certain information with respect to the other directors who are continuing in office, is set forth below.

THE ENVISION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE BOARD’S NOMINEES.

Class II Directors (Terms Currently Expire in 2018)

JOHN T. GAWALUCK	Director since 2016

Mr. Gawaluck, 66, was appointed to the board in connection with the AmSurg merger. Prior to the AmSurg merger, he served as a director of AmSurg from 2015 through the completion of the AmSurg merger. Mr. Gawaluck, a certified public accountant, previously worked for Ernst & Young LLP for 41 years until his retirement in 2014. Mr. Gawaluck was an assurance partner at Ernst & Young from 1985 through 2014, and served in a variety of client service and firm leadership roles. During his time at Ernst & Young, Mr. Gawaluck served as the coordinating and quality review partner for several large public companies. Mr. Gawaluck was also an active member of Ernst & Young’s global partner group, a strategy and knowledge sharing association of Ernst & Young partners serving its top 100 global clients.

We believe Mr. Gawaluck’s over 40 years of experience in accounting and finance, including significant experience with respect to public company financial reporting, regulatory compliance and risk management, qualifies him to serve on our board.

JOEY A. JACOBS	Director since 2016

Mr. Jacobs, 65, was appointed to the board in connection with the AmSurg merger. Prior to the AmSurg merger, Mr. Jacobs served as a director of AmSurg from May 2013 through completion of the AmSurg merger. Mr. Jacobs currently serves as Chairman and Chief Executive Officer of Acadia Healthcare, which he joined in February 2011. Mr. Jacobs has extensive experience in the behavioral health industry. He co-founded Psychiatric Solutions, Inc. (“PSI”) and served as Chairman, President and Chief Executive Officer of PSI from April 1997 to November 2010. Prior to founding PSI, Mr. Jacobs served for 21 years in various capacities with Hospital Corporation of America (also formerly known as Columbia and Columbia/HCA Healthcare). Mr. Jacobs also serves as a director of Cumberland Pharmaceuticals, The Nashville Healthcare Council, The Jason Foundation and Monroe Carell Jr. Children’s Hospital at Vanderbilt. Mr. Jacobs was recently nominated by Tennessee Governor Bill Haslam and confirmed by the Tennessee General Assembly to serve on the Middle Tennessee State University Board of Trustees.

We believe that Mr. Jacobs’ successful track record of public company leadership in the healthcare sector qualifies him to serve on our board.

KEVIN P. LAVENDER	Director since 2016

Mr. Lavender, 56, was appointed to the board in connection with the AmSurg merger. Prior to the AmSurg merger, Mr. Lavender served as a director of AmSurg from 2004 through the completion of the AmSurg merger. Mr. Lavender currently serves as Executive Vice President and Head of Corporate Banking for Fifth Third Bank, overseeing a loan portfolio in excess of $50 billion. At Fifth Third, Mr. Lavender sits on the Corporate Credit, M&A Advisory, Returns and Concentration committees and is also an advisor on the ALCO committee. Previously, he served as Senior Vice President, Head of Corporate Healthcare Banking for Fifth Third from December 2005 through December 2009. Prior to assuming that position, Mr. Lavender was appointed by Tennessee’s Governor to serve as the Commissioner of the Tennessee Department of Financial Institutions from January 2003 to December 2005. In addition to his role as Commissioner, he also served as the Vice Chairman of the National Regulatory Committee for the Conference of State Bank Supervisors and was a member of the board. Prior to being named Commissioner, Mr. Lavender was co-founder and served as Executive Vice President of Administration and Banking for MediSphere Health Partners, Inc. from May 1996 to October 2002.

We believe Mr. Lavender’s extensive financial services background, including his leadership in the area of corporate healthcare banking, qualifies him to serve as a director on our board.

LEONARD M. RIGGS, JR., M.D.	Director since 2016

Dr. Riggs, 75, was appointed to the board in connection with the AmSurg merger. Prior to the AmSurg merger, Dr. Riggs served as a director of EHH from August 2011 through completion of the AmSurg merger. Dr. Riggs became a director of EHH in August 2011 and was previously a director of the predecessor to EHH from July 2010 to May 2011. He is a private investor and serves as an Operating Partner of CIC Partners, a private equity firm based in Dallas, Texas, and as an Affiliate Partner of Lindsay Goldberg, a private equity firm based in New York. Dr. Riggs was a founder of EmCare, and also served as its Chairman and Chief Executive Officer until 2001. As CEO of EmCare, he oversaw the company’s initial public offering and later sale to Laidlaw. Dr. Riggs has served on numerous boards, including Emergency Medical Services, Westwood Holdings and US Oncology and is a former president of the American College of Emergency Physicians.

We believe Dr. Riggs’ experience as a prominent physician with executive experience in emergency healthcare services qualifies him to serve on our board.

Class III Directors (Terms Expire in 2019)

JAMES A. DEAL	Director since 2016

Mr. Deal, 68, was appointed to the board in connection with the AmSurg merger. Prior to the AmSurg merger, he served as a founding director of AmSurg from 1992 through completion of the AmSurg merger. Mr. Deal has been a founder and Chief Executive Officer of several public and private healthcare services companies. He currently serves as President and Chief Executive Officer of Compassus, the fourth largest national hospice provider, as well as a provider of home health and palliative care. Prior to founding Compassus, Mr. Deal served as Chairman of private equity-owned INSPIRIS, Inspired Care for the Frail Elderly, and from November 2001 to December 2005, Mr. Deal served as Chairman and Chief Executive Officer of INSPIRIS. From September 1998 to June 2001, Mr. Deal served as a director, President, Chief Executive Officer of Center for Diagnostic Imaging, a national network of outpatient diagnostic imaging centers. Mr. Deal served as Executive Vice President of Healthways, a disease management company now known as Tivity Health, from January 1991 to August 1998, and as the founding President of Diabetes Treatment Centers of America, a Healthways subsidiary, from 1985 to August 1998. Mr. Deal served as a director of MedCath Corporation, a specialty owner and operator of cardiac care hospitals, from August 2009 until December 2012, where he was as a member of the audit committee.

We believe Mr. Deal’s extensive experience in finance and accounting, management, operations, strategic planning and business development and his 40 years of leading public and private companies in the healthcare services space, including as a senior executive and Chief Executive Officer of multi-site healthcare services companies, qualifies him to serve on our board.

STEVEN I. GERINGER	Director since 2016

Mr. Geringer, 72, was appointed to the board in connection with the AmSurg merger. Prior to the AmSurg merger, Mr. Geringer served as a director of AmSurg from March 1997, and as Chairman from July 2009, through the completion of the AmSurg merger. Mr. Geringer has served as Chairman of Addus HomeCare since January 2016 as a director of MedEquities Realty Trust, a healthcare REIT, since 2015. From December 2012 until April 2015, Mr. Geringer was a Managing Director with Alvarez & Marsal, a global professional services firm, where he was Co-leader of its Healthcare Private Equity Services. From April 2015 through April 2017, Mr. Geringer served as a Senior Advisor with Alvarez & Marsal. Mr. Geringer serves as a director of FastPace Urgent Medical, a private-equity owned group of urgent care centers located in rural communities in the Southeast. He also recently served as Chairman of Imedex, a provider of continuing medical educational programs and as Chairman of Qualifacts Systems, Inc., a provider of electronic health record systems, until its sale in 2014. From 2002 to 2008, Mr. Geringer served as a director of Providence Service Corporation. In the last several years, Mr. Geringer served as a director and/or Chief Executive Officer for a number of privately owned companies offering various provider services, including CCRx, Infuscience, WoundCare Specialists and Dental Services Group. Since 2008, Mr. Geringer has served as a member of the Distinguished Executive Council, an advisory group formed by Cressey & Co., a private equity firm. Previously, he served as President and Chief Executive Officer of PCS Health Systems, which was acquired by Eli Lilly & Company in 1996. Mr. Geringer became President of PCS when Clinical Pharmaceuticals, of which Mr. Geringer was a founder, Chairman and Chief Executive Officer, was acquired by PCS Health Systems. Prior, Mr. Geringer served as an officer of various companies in the hospital management, behavioral healthcare and managed care fields.

We believe that Mr. Geringer’s extensive experience as a senior executive and investor in the healthcare industry and his deep expertise in strategic planning, mergers and acquisitions, healthcare operations, and finance qualifies him to serve on our board.

WILLIAM A. SANGER	Director since 2016

Mr. Sanger, 68, was appointed to the board in connection with the AmSurg merger. He currently serves as our Board’s non-executive Chairman, and previously served as the Company’s Executive Chairman from December 2016 to December 2017. Mr. Sanger was a director, President and Chief Executive Officer of EHH from May 2011 until the completion of the AmSurg merger. Mr. Sanger served as Chairman of EHH from November 2014 to November 2016, as the President of EHH since 2008 and as Chief Executive Officer of EHH and its predecessor since February 2005. Prior to that, Mr. Sanger was appointed President of EmCare in 2001 and Chief Executive Officer of EmCare and American Medical Response in June 2002. Mr. Sanger served as President and Chief Executive Officer of Cancer Treatment Centers of America from 1997 to 2001. Mr. Sanger is also a co-founder of BIDON Companies, where he has been a Managing Partner since 1999. From 1994 to 1997, Mr. Sanger was co-founder and Executive Vice President of PhyMatrix, then a publicly traded diversified health services company. In addition, Mr. Sanger was President and Chief Executive Officer of various other healthcare entities, including JFK Health Care System. Mr. Sanger serves as a director of Carestream Health Services and Healogics, and previously served as Chairman of Vidacare Corporation, a medical device company.

We believe Mr. Sanger’s more than 30 years of experience in the healthcare industry, including his experience both as an entrepreneur and a seasoned public company executive, qualifies him to serve on our board.

JAMES D. SHELTON	Director since 2016

Mr. Shelton, 64, was appointed to the board in connection with the AmSurg merger and was appointed lead independent director of the board in January 2018. Prior to the AmSurg merger, Mr. Shelton served as a director of EHH from 2015 through completion of the AmSurg merger. Mr. Shelton founded Triad Hospitals in 1999, where he served as Chairman, Chief Executive Officer and President until its sale in 2007. Prior to his leadership at Triad Hospitals, Mr. Shelton held numerous executive positions at Columbia/HCA Healthcare, serving as President of the Pacific Group from 1998 to 1999 and President of the Central Group from 1994 to 1998. Mr. Shelton served as Chairman of Omnicare from 2008 until its sale in 2015, and was also interim Chief Executive Officer of Omnicare from July through December 2010. From 1991 to 1994, he was Executive Vice President of National Medical Enterprises (now known as Tenet Healthcare). Mr. Shelton previously served on the board of directors of Optimal IMX, Inc., the Federation of American Hospitals and the American Hospital Association. He currently serves as independent presiding director of Ventas, a healthcare real estate investment trust, where he has been a director since 2008.

We believe that Mr. Shelton’s extensive executive, strategic and operational experience at Fortune 500 healthcare companies qualifies him to serve on our board.

MICHAEL L. SMITH	Director since 2016

Mr. Smith, 70, was appointed to the board in connection with the AmSurg merger. Prior to the AmSurg merger, Mr. Smith served as a director of EHH from August 2011 through completion of the AmSurg merger, serving as lead director from April 2015 through November 2016. Mr. Smith previously was a director of EHH’s predecessor from July 2005 to May 2011. Mr. Smith is a private investor and a founding partner of Cardinal Equity Fund and Cardinal Equity Partners, a private investment firm focused on middle-market investments. From 1996 until his retirement in January 2005, Mr. Smith held executive positions with Wellpoint (now Anthem), and its predecessors and affiliates, including as Executive Vice President and Chief Financial and Accounting Officer from 2001 until January 2005. Mr. Smith also serves as a director of Vectren Corporation, a gas and electric power utility, and Carestream Health Services, a provider of healthcare imaging solutions. He also serves as a director for a number of privately held companies, including Hulman & Company, LDI, LLC, Agilon, Norvax, and Drive Medical Corporation. Previously, he was a director of hhgregg, Calumet Specialty Products Partners, InterMune, First Indiana Corporation, Brightpoint and Kite Realty Group Trust. Mr. Smith is a member of the Board of Trustees of DePauw University.

We believe that Mr. Smith’s over 30 years of executive, strategic and financial experience in the healthcare industry qualifies him to serve on our board.

Class I Directors (Terms Expire in 2020)

CAROL J. BURT	Director since 2016

Ms. Burt, 60 was appointed to the board in connection with the AmSurg merger. Prior to the AmSurg merger, she served as a director of EHH from August 2011 through the completion of the AmSurg merger. Ms. Burt, principal of Burt-Hilliard Investments, is a private investor and serves on the Operating Council and as a senior advisor to Consonance Capital Partners, a private equity firm focused on investing in the U.S. healthcare industry. Ms. Burt was formerly an executive officer of WellPoint (now Anthem), where she served from 1997 to 2007, most recently as Senior Vice President, Corporate Finance and Development. Ms. Burt was a member of the executive team that built WellPoint from a single state Blue Cross plan to one of the country’s leading health benefits companies. In her time at WellPoint, Ms. Burt was responsible for, among other things, corporate strategy, mergers and acquisitions, corporate finance, financial planning and analysis, budgeting and forecasting, investments, treasury, and real estate management. In addition, WellPoint’s financial services and international insurance business units reported to her. Prior to that, Ms. Burt was Senior Vice President and Treasurer of American Medical Response and oversaw its sale to Laidlaw. Ms. Burt spent 16 years with Chase Securities (now J.P. Morgan), most recently as founder, managing director and head of the Health Care Investment Banking Group. Ms. Burt also serves as a director of ResMed, a medical technology company specializing in equipment to treat respiratory disorders, and WellDyneRx, a private equity backed company. Previously, Ms. Burt served as a director of WellCare Health Plans, Vanguard Health Systems until its acquisition by Tenet Healthcare, Transitional Hospitals Corporation until its acquisition by Vencor and Kepro until its acquisition by Apax Partners. Over the years, Ms. Burt, as a director or advisor, has also successfully helped guide portfolio companies for various private equity firms.

We believe Ms. Burt’s significant corporate governance, executive, strategic, operational, financial and investing experience in the managed care, provider and ancillary healthcare services industries qualifies her to serve on our board.

CHRISTOPHER A. HOLDEN	Director since 2016

Mr. Holden, 54, has served as a director, President and Chief Executive Officer of the Company since completion of the AmSurg merger. Prior to the AmSurg merger, he served as a director, President and CEO of AmSurg from October 2007 through November 2016. Mr. Holden is a healthcare services industry veteran with more than 25 years of experience, having spent most of his career in multi-facility and multi-market healthcare management. Prior to joining AmSurg, Mr. Holden served as Senior Vice President and a Division President of Triad Hospitals, where he was a founding team member and officer from 1999 until its sale in 2007. From 1994 until 1999, Mr. Holden held several officer positions with Columbia/HCA Healthcare, now known as HCA Healthcare, Inc., including President of the West Division of the Central Group and President of the West Texas Division of the Central Group.

We believe that Mr. Holden’s over 25 years of experience working in the healthcare services industry, including his leadership as our President and Chief Executive Officer, qualifies him to serve on our board. Accordingly, we believe Mr. Holden is qualified to serve on the board.

CYNTHIA S. MILLER	Director since 2016

Ms. Miller, 61, was appointed to the board in connection with the AmSurg merger. Prior to the AmSurg merger, Ms. Miller served as a director of AmSurg from 2011 through the completion of the AmSurg merger. Ms. Miller served as Senior Vice President of Innovation and Pricing for Univita, a provider of extended care and home care services, from April 2011 until her retirement in June 2012. Prior to that, she served as an officer of WellPoint (now Anthem) from 2004 to December 2010 and as an officer of its predecessor, Anthem, from 1986 to 2004. At WellPoint, Ms. Miller served from March 2008 to December 2010 as Executive Vice President and Chief Actuary, through which she led pricing, product development, valuation, healthcare management support, mergers and acquisitions, forecasting and strategic planning related to healthcare reform. She also served from October 2006 to March 2008 as Senior Vice President and Chief Actuary, Commercial and Consumer Business and from January 2006 to October 2006 as Senior Vice President and Chief of Staff to the Chief Executive Officer of WellPoint, responsible for, among other things, the design and execution of key corporate management initiatives. During her tenure, she also had responsibility for the company’s risk management functions and led its merger, acquisition and divestiture activities. While at Anthem, Ms. Miller played a central role in its demutualization and subsequent initial public offering in 2001.

We believe Ms. Miller’s over 25 years of leadership experience with managed care and integrated healthcare system management companies, as well as her extensive experience in risk management and strategic planning for healthcare companies qualifies her to serve on our board.

Director Compensation Program. Each of our non-employee directors is entitled to receive an annual retainer of up to $90,000 for his or her services as a director and his or her attendance at meetings of the board and its committees. The Chairs of the audit, compensation, nominating and corporate governance, and compliance and quality committees receive annual retainers of $35,000, $35,000, $25,000 and $25,000, respectively. Non-chair members of the audit, compensation, nominating and corporate governance, and compliance and quality committees receive an annual retainer of $25,000, $20,000, $20,000 and $20,000, respectively. Additionally, non-employee directors are entitled to receive an annual restricted stock unit award with a value of $175,000 on the grant date. Non-employee directors may also elect to (i) convert all or a portion of their cash retainers into deferred stock units to be paid at a later date or upon termination of board service pursuant to the deferral terms of a deferred stock unit agreement or (ii) receive contributions to the Company’s Supplemental Retirement Plan in lieu of receiving their cash retainers. The Company also reimburses each non-employee director for regular expenses incurred in attending board meetings and committee meetings. In addition to the standard compensation payable to non-employee directors, the board’s non-executive Chairman is entitled to receive an annual retainer of $150,000, and the board’s lead independent director is entitled to receive an annual retainer of $50,000. The following table sets forth the compensation paid to each of the persons who served as non-employee directors of the Company during fiscal 2017.

Name	Fees Paid in Cash ($)	Other ($)(1)	Stock Awards ($)(2)	Total ($)
William A. Sanger(3)	20,000	—	—	20,000
James A. Deal	125,000	—	175,000	300,000
Steven I. Geringer	130,000	—	175,000	305,000
Kevin P. Lavender	82,500	27,500	175,000	285,000
Cynthia S. Miller	140,000	—	175,000	315,000
Joey A. Jacobs	110,000	—	175,000	285,000
John T. Gawaluck	135,000	—	175,000	310,000
Carol J. Burt	140,000	—	175,000	315,000
Leonard M. Riggs	110,000	—	175,000	285,000
Richard J. Schnall(4)	14,375	—	—	14,375
James D. Shelton(5)	55,000	—	230,000	285,000
Michael L. Smith	150,000	—	175,000	325,000
Ronald A. Williams(6)	130,000	—	—	130,000

(1)	Represents contributions to the Company’s Supplemental Retirement Plan in lieu of cash fees.
(2)	Reflects the aggregate grant date fair value for awards calculated in accordance with FASB ASC Topic 718.
(3)	Mr. Sanger was entitled to receive prorated cash retainers for board service upon his resignation as an executive officer of the Company on December 1, 2017.
(4)	Mr. Schnall resigned from the board in March 2017.
(5)	Mr. Shelton elected to receive deferred stock units in lieu of director cash retainers.
(6)	Mr. Williams resigned from the board in October 2017.

What Committees Has the Board Established?

The board has standing audit, compensation, nominating and corporate governance, and compliance and quality committees. Pursuant to our amended and restated bylaws, until the third anniversary of the AmSurg merger, each of the board’s committees will be comprised of an equal number of directors designated by AmSurg and by EHH prior to the AmSurg merger. Our bylaws also provide that until the third anniversary of the AmSurg merger, the initial chair of the audit committee and the compliance and quality committees following the AmSurg merger would each be a director designated by AmSurg, and the initial chair of the compensation committee and the nominating and governance committee following the AmSurg merger would each be a director designated by EHH.

Audit Committee. As more fully described in its charter, our audit committee has responsibility for, among other things, assisting our board in oversight over our accounting, financial and external reporting policies and practices, the quality and integrity of financial statements, the independence, qualifications and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit and enterprise risk management function, the preparation of the report of the audit committee under the rules of the SEC, compliance with other legal and regulatory requirements primarily relating to accounting, auditing, taxation or other financial matters, and financing and capital allocation strategies, capital structure, financial policies, and financial condition, and review of related party transactions. Our audit committee is solely responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Current members of the Company’s Audit Committee are James A. Deal (Chair), Carol J. Burt, John T. Gawaluck, Cynthia S. Miller and Michael L. Smith, all of whom are independent directors. Messrs. Deal, Gawaluck, and Smith, and Ms. Burt are audit committee financial experts, as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee operates under a written charter adopted by the board. The charter of the audit committee is available on our website at www.evhc.net. Click on “Investors,” “Governance” and then “Audit Committee” under the heading, “Corporate Governance.” The Company’s audit committee met eight times in 2017.

Compensation Committee. The functions of our compensation committee include reviewing and approving the Company’s compensation policies, the compensation arrangements for senior management, the compensation and benefit plans in which officers and directors are eligible to participate and awards under (and otherwise administering) such plans. The compensation committee also reviews and makes recommendations to the board regarding the compensation policies and arrangements for the Company’s non-employee directors. See “Executive Compensation — Compensation Discussion and Analysis” below. The compensation committee operates under a written charter adopted by the board. The charter of the compensation committee is available on our website at www.evhc.net. Click on “Investors,” “Governance” and then “Compensation Committee” under the heading, “Corporate Governance.” Current members of the compensation committee are Michael L. Smith (Chair), Steven I. Geringer, Kevin P. Lavender, and James D. Shelton, all of whom are independent directors. The Company’s compensation committee met 11 times during 2017.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is responsible for assisting the board in identifying individuals qualified to become directors and selecting, or recommending that the board select, the candidates for all director positions to be filled by the board or by the stockholders, developing and recommending to the board a set of corporate governance principles applicable to the Company, and otherwise taking a leadership role in shaping the corporate governance of the Company. The nominating and corporate governance committee also assists the board in its oversight of Committee selection, composition and evaluation. Our board evaluation process includes an assessment of the effectiveness of the board and each committee, as a whole, and an assessment of the skills and contributions of each director. The nominating and corporate governance committee operates under a written charter adopted by the board. The charter of the nominating and corporate governance committee is available on our website at investor.evhc.net. Click on “Investors,” “Governance” and then “Nominating and Corporate Governance Committee” under the heading, “Corporate Governance.” Current members of the nominating and corporate governance committee are Carol J. Burt (Chair), Steven I. Geringer, Joey A. Jacobs, and Leonard M. Riggs, Jr. M.D., all of whom are independent directors. The Company’s nominating and corporate governance committee met six times in 2017.

Compliance and Quality Committee. As more fully described in its charter, our compliance and quality committee has responsibility for ensuring proper communication of compliance issues to the board and its committees, reviewing significant compliance risk areas and management’s efforts to monitor, control and report such risk exposures, monitoring the effectiveness of our ethics and compliance department; reviewing and approving compliance related policies and procedures, and oversight over the policies and procedures relating to the delivery of quality medical care to patients. Current members of the Company’s compliance and quality committee are Cynthia S. Miller (Chair), John T. Gawaluck, James D. Shelton, and Leonard M. Riggs, Jr. M.D. The compliance and quality committee operates under a written charter adopted by the board. The charter of the compliance and quality committee is available on our website at investor.evhc.net. Click on “Investors,” “Governance” and then “Compliance and Quality Committee Charter” under the heading, “Corporate Governance.” The Company’s compliance and quality committee met five times in 2017.

How Are Director Nominees Selected for Election to the Board?

Our Corporate Governance Guidelines provide that the nominating and corporate governance committee will identify and select, or recommend that the board select, board candidates who the nominating and corporate governance committee believes are qualified and suitable to become members of the board consistent with the criteria for selection of new directors adopted from time to time by the board.

Considerations for Director Nominees

The nominating and corporate governance committee considers the board’s current composition, including skills, experience, expertise and diversity. The committee also carefully weighs the following general qualifications in its selection of director nominees:

•	integrity and honesty;

•	ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole;

•	background and experience with healthcare, operations, finance or marketing or other fields which will complement the talents of the other board members;

•	willingness and capability to actively participate in board and committee meetings and related activities;

•	ability to work professionally and effectively with other board members and management;

•	availability to remain on the board long enough to make an effective contribution;

•	satisfaction of applicable independence standards; and

•	absence of material relationships with competitors or other third parties that could present realistic possibilities of conflict of interest or legal issues.

In identifying candidates for election to the board, the nominating and corporate governance committee considers nominees recommended by directors, stockholders and other sources. The nominating and corporate governance committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the nominating and corporate governance committee would recommend the candidate for consideration by the full board. The nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

The nominating and corporate governance committee will consider director candidates proposed by stockholders on the same basis as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board for consideration by the nominating and corporate governance committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Envision Healthcare Corporation, c/o Secretary, 1A Burton Hills Boulevard, Nashville, Tennessee 37215. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board. Our bylaws set forth the requirements for direct nomination by a stockholder of persons for election to the board.

How Often Did the Board Meet During 2017?

The board met 19 times during 2017. Each of the Company’s directors attended at least 75% of the total number of meetings of the board and each of its committees held during 2017. Two of the Company’s directors attended its 2017 annual meeting of stockholders.

How Do I Communicate with the Board?

Any stockholder or interested party who wishes to communicate with our board as a whole, the independent directors, or any individual member of the board or any committee of the board may write to the

Company at: Envision Healthcare Corporation, c/o Secretary, 1A Burton Hills Boulevard, Nashville, Tennessee 37215. Depending on the subject matter, the Secretary will either (i) promptly forward to the Chairman of the audit committee of the board and the General Counsel any communication alleging legal, ethical or compliance issues by management or any other matter deemed by the Secretary to be potentially material to the Company; or (ii) not forward to the board, any committee or any director, any communications of a personal nature or not related to the duties of the board, including, without limitation, junk mail and mass mailings, business solicitations, routine customer service complaints, new product or service suggestions, opinion survey polls or any other communications deemed by the Secretary to be immaterial to the Company. Our Lead Director is available for consultation and direct communication with major stockholders, if requested.

PROPOSAL 5: AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

Declassification of the Board

Currently, our certificate of incorporation divides the directors of the board into three classes. One class is elected at each annual meeting of stockholders to hold office for a term beginning on the date of election and expiring at the annual meeting held in the third year following the year of election.

After careful consideration, the board has determined that it is advisable and in the best interests of the Company and its stockholders to declassify the board to allow the Company’s stockholders to vote on the election of the entire Envision board of directors on an annual basis, rather than on a staggered basis. If this proposal is approved by the Company’s stockholders at the annual meeting, the declassification of the board will be phased in as follows (subject to earlier completion of the merger):

•

At the 2019 annual meeting, the board will be reclassified into two classes of directors designated Class I and II, with the directors in Class I having a term expiring at the 2020 annual meeting and the directors in Class II having a term expiring at the 2021 annual meeting. Class I will consist of the current Class I directors and the directors elected at the 2019 annual meeting. Class II will be comprised of the current Class II directors.

•

At the 2020 annual meeting, the directors elected at the 2020 meeting will be elected to Class I with a term expiring at the 2021 annual meeting and the Class II directors will continue as Class II directors with a term expiring at the 2021 annual meeting.

•	Beginning at the 2021 annual meeting, the board will no longer be classified, and all directors will be subject to annual election.

Any director appointed to fill a vacancy arising between the annual meetings (including a newly created directorship that may result from an increase in the number of directors) prior to the 2021 annual meeting will serve for a term that expires at the end of the term of the class to which such director is appointed, and beginning with the 2021 annual meeting will serve for a term that expires at the next annual meeting following such director’s appointment.

If this proposal is not approved by the Company’s stockholders, the board will remain classified, with each class of directors serving a term expiring at the annual meeting held in the third year following the year of their election.

Delaware corporate law also provides that, unless a company’s certificate of incorporation provides otherwise, members of a classified board of directors may be removed only for cause. At present, because the board is classified and our certificate of incorporation does not provide otherwise, directors are removable only for cause. If this proposal is approved by the requisite vote of the Company’s stockholders, after the 2021 annual meeting of stockholders, when declassification is complete, all directors may be removed either with or without cause. If the Company’s stockholders do not approve this proposal, the board will remain classified and stockholders will only be able to remove directors for cause.

Assuming the merger is completed, however, the Company would thereafter be a privately held company and the board would be selected by the new private stockholders. Accordingly, even if the board declassification proposal is approved and the amendments to the Company’s certificate of incorporation are implemented, upon completion of the merger, the foregoing provisions would cease to be in effect.

Reasons for Declassification

The Company was created in connection with the AmSurg merger. Each of AmSurg and EHH historically had a classified board structure in which directors were divided into three classes elected to three-year terms. However, the board is aware that the current trend in corporate governance is leading away from classified boards in favor of electing all directors annually. In addition, a number of the Company’s investors expressed their desire that the Company declassify the board and permit investors to make a decision on the entire board each year.

In determining whether to support declassification of the board, the board carefully considered the advantages and disadvantages of the current classified board structure and, in light of such considerations and ongoing discussions with our institutional investors, has determined that it is advisable and in the best interests of the Company and its stockholders to declassify the board. Although the declassification will not be relevant assuming the merger is completed, in light of the foregoing factors and the commitment previously made to submit the board declassification proposal to stockholders, the board believes that it is appropriate to include this proposal on the agenda for the annual meeting.

Elimination of Series A-1 Mandatory Convertible Preferred Stock

Our certificate of incorporation currently designates a series of Series A-1 Mandatory Convertible Preferred Stock. These shares, which were issued in connection with the AmSurg merger, converted into Envision common stock during 2017 and are no longer outstanding. As a result, provisions related to this stock are no longer required to be included in our certificate of incorporation. Accordingly, the board has determined that it is appropriate at this time to propose that our certificate of incorporation be amended to eliminate these obsolete provisions.

Form of Third Amended and Restated Certificate of Incorporation

The form of our proposed third amended and restated certificate of incorporation, marked to show the proposed changes relative to our second amended and restated certificate of incorporation, is attached as Annex F to this proxy statement. If this proposal is approved by stockholders, the proposed amendments to our certificate of incorporation would become effective upon the filing of a certificate of amendment of our certificate of incorporation with the Secretary of State of the state of Delaware. We anticipate that this filing would be made promptly after the annual meeting.

THE ENVISION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD AND ELIMINATE THE SERIES A-1 MANDATORY CONVERTIBLE PREFERRED STOCK.

PROPOSAL 6: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to cast an advisory, non-binding vote on the executive compensation of our named executive officers (referred to herein as “executive compensation”) as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the “Dodd-Frank Act”). While the vote on this proposal is advisory and non-binding, the compensation committee, which is responsible for designing and administering the Company’s executive compensation program, highly values the opinions of our stockholders.

We have set forth the compensation of our named executive officers in the Compensation Discussion and Analysis, the tabular disclosure regarding the compensation paid to our executive officers and the accompanying narrative discussion in pages 138 through 158 of this proxy statement. The Company’s executive compensation program is designed to motivate and retain a highly skilled management team who provide leadership and direction for the Company and align their goals and incentives with the best interests of our stockholders.

The compensation committee believes our executive compensation program is aligned with the best interests of the Company’s stockholders and reflects a strong pay-for-performance philosophy. We believe the compensation paid to our named executive officers was appropriate and reasonable and that our compensation program is sound and in the best interests of the Company and its stockholders. Accordingly, stockholders are being asked to approve the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED on an advisory basis.”

THE ENVISION BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) provides discussion and analysis of the components of our executive compensation program for our Named Executive Officers (“NEOs”), whose compensation is described in this Proxy Statement. Our board’s Compensation Committee reviews and approves our compensation policies, compensation arrangements for senior management, and compensation and benefit plans in which officers and directors are eligible to participate. Following the completion of the AmSurg merger, the compensation committee designed a new executive compensation framework to serve the needs of the combined company.

We have a history of active stockholder engagement and value the relationships we have developed over time. The feedback our stockholders have provided has greatly informed our compensation and governance programs. Following our 2017 “Say-On-Pay” vote, which received 52% favorable support from our stockholders, our executive leadership and independent members of our board actively engaged with our major stockholders to solicit feedback on a range of corporate governance matters, including our executive compensation practices and philosophy. Our outreach team included members of executive management and independent members of our board. The focus of these meetings was to provide an update on our strategic vision, operational priorities, the strength of our leadership team, as well as discuss our governance and executive compensation programs.

WHAT WE HEARD	WHAT WE DID

• Mixed reaction to the one-time RSU award granted to our CEO in early 2016 prior to the AmSurg merger. Certain of our stockholders viewed this award as insufficiently performance-based.	• Do not anticipate issuing similar, one-time CEO grants and have increased the performance-based component of the CEO’s long-term incentive award, tied to rigorous, pre-established financial metrics.
• Our 2016 performance-based equity incentive awards and short-term cash incentive plan both measured performance based on Adjusted EPS growth.

• Utilized different performance measures for our short- and long-term incentive programs. For 2017, long-term incentive plan awards will vest based on three-year TSR and Adjusted EPS performance and short-term cash incentive plan financial metric is based on one-year Adjusted EBITDA results.

• Favorable response to pay-for-performance elements of 2017 executive compensation program design.

• Kept the core design intact for our incentive plans for 2018, while eliminating corporate development performance goals for our short-term incentive plan and company contributions to our supplemental employee retirement plan.

Our Named Executive Officers

The following named executive officers include the Company’s Principal Executive Officer, Principal Financial Officer and the three other most highly compensated executive officers based on 2017 compensation they received. In addition, our NEOs for 2017 include our former Executive Chairman, William A. Sanger, who began serving as our non-executive Chairman commencing December 1, 2017, our former Chief Financial Officer, Claire M. Gulmi, who retired from her executive position effective October 2, 2017, our former

President-Physician Services Group, Robert J. Coward, who resigned from the Company as of October 2, 2017, and Randel G. Owen, our former Executive Vice President and President-Ambulatory Services, who left the Company in connection with the divestiture of American Medical Response on March 14, 2018.

Our NEOs for 2017 are listed below:

Christopher A. Holden	President and Chief Executive Officer
Kevin D. Eastridge	Executive Vice President and Chief Financial Officer
Randel G. Owen	Former Executive Vice President and President - Ambulatory Services Group
Craig A. Wilson	Senior Vice President, General Counsel and Secretary
Patrick B. Solomon	Senior Vice President and Chief Strategy Officer
William A. Sanger	Former Executive Chairman
Claire M. Gulmi	Former Executive Vice President and Chief Financial Officer
Robert J. Coward	Former Executive Vice President and President - Physician Services Group

Executive Summary

On December 1, 2016, AmSurg and EHH completed the AmSurg merger, combining two leading healthcare companies to create a premier healthcare services provider organization offering clinical solutions on a national scale, well positioned to create value for its stockholders, health systems, payors, providers and patients. Our senior management team was instrumental in driving our integration efforts and executing our strategic plan following the completion of the AmSurg merger, including the following achievements.

PORTFOLIO MANAGEMENT	MARKET DEVELOPMENT	OPERATIONAL ENHANCEMENTS	2017 EXECUTIVE COMPENSATION DECISION

•  Completed divestiture of AMR, with approximately $2.1 billion in net proceeds.

•  Terminated an unprofitable population health services contract.

•  Invested over $630 million in selective physician services and ambulatory services acquisitions during 2017.

•  120+ new physician services contracts – significantly ahead of full-year organic growth targets.

•  Effective cross-selling in 2017 with more than 70% of new contracts from expansions of existing health system relationships.

•  Converted approximately 40% of previously out-of-network revenue to in-network status during 2017, which is expected to improve cash flows over time.

•  Achieved $50 million in run-rate synergies from the AmSurg merger by year-end 2017.

•  Initiated operational improvements designed to realize $50 million of incremental cost savings in 2018.

•  After careful consideration of our 2017 financial and operating performance, and based on a recommendation from our CEO, the compensation committee determined that our performance did not warrant a short-term incentive payment to our NEOs for 2017.

Our Executive Compensation Philosophy

The primary objectives of our executive compensation policies are:

•	to attract and retain talented executives by providing compensation that is, overall, highly competitive with the compensation provided to executives at companies of comparable position in the healthcare services industry, and consistent with our annual budget, financial objectives and operating performance;

•	to provide appropriate performance-based short-term incentives for executives to meet or exceed the achievement of our annual financial performance and business goals; and

•

to closely align the interests of our executives with those of our stockholders and the long-term interests of the Company by providing the majority of our long-term incentive compensation in the form of equity-based compensation.

The compensation committee is committed to a strong and direct link between our financial and strategic performance and our executive compensation practices. In making executive compensation decisions, the compensation committee also exercises discretion to look beyond short-term financial performance measures to the executives’ achievement of specific strategic goals.

Our Executive Compensation Framework

The compensation committee has established the following executive compensation framework to closely align the interests of our leadership with those of our stockholders and create a strong link between our performance and our executive pay:

•	long-term equity incentive program comprised of 60% performance share units linked to key performance metrics and 40% time-based restricted share units;

•

performance share units linked to value-creating long-term performance goals based on adjusted earnings per share and three-year total shareholder return relative to the S&P Composite 1500 healthcare index; and

•	short-term cash incentives designed to reward exceptional performance based on achievement of key performance indicators, including Adjusted EBITDA, and key individual performance indicators.

Our Compensation Governance Practices

As part of our compensation committee’s ongoing efforts to embrace compensation governance best practices, we have adopted the following approaches to compensation governance:

•   Fully Independent Compensation Committee

•   Robust Equity Ownership Guidelines for Executives and Directors

•   Equity Awards with “Double Trigger” Vesting on Change of Control

•   Restrictions on Hedging and Pledging of EVHC stock

•   Pay for Performance Philosophy

•   Short-Term Incentives Tied to Financial and Operating Performance

•   Performance-Based Equity Awards

•   Incentive Compensation Clawback Policy

•   Minimum Vesting Requirements for Equity Awards

•   No Excise Tax Gross-Ups

•   CEO Self-Assessment and Performance Review

•   Limited Executive Perquisites and Benefits

•   Conduct Annual Risk Assessment of Executive Compensation Programs

•   Use an Independent Compensation Consultant

Our Target Executive Pay Mix

Our compensation committee designed our 2017 executive compensation program so that performance-based pay elements comprise a significant portion of the executive compensation awarded to our NEOs. We believe this emphasis on pay-for-performance closely aligns our executive team’s interests with those of our stockholders and creates compelling incentives for value creation. The charts below show the target 2017 executive pay mix and at-risk compensation for our named executive officers.

CEO	Other NEOs

Role of the Compensation Committee in the Compensation Process

Our compensation committee approves the compensation arrangements for our senior management, including our executive officers, and reviews and makes recommendations to the board regarding non-employee director compensation. The compensation committee also administers our equity incentive plans and other compensation plans in which our employees participate. It is the responsibility of the compensation committee to determine whether, in its judgment, our executive compensation policies are reasonable and appropriate, meet the stated objectives of those policies and effectively serve the best interests of the Company and our stockholders. Each member of the compensation committee is an “independent director” as defined under the applicable rules of the NYSE.

The compensation committee reviews our compensation policies on an annual basis based upon our financial performance, our annual budget, our position within the health care services industry, our peer group, and the compensation policies of similar companies in the health care services industry. The compensation committee seeks to ensure that our executive officers are paid appropriately for their contributions to the Company and that our overall compensation strategy supports our objective of creating stockholder value. The level and mix of compensation of individual executives is reviewed annually.

In setting and reviewing executive compensation, in addition to corporate performance, the compensation committee believes it is appropriate to consider the level of experience and responsibilities of each executive, as well as the personal contributions a particular individual may make to the success of the corporate enterprise, including the effective leadership of others who contribute to our success. Such qualitative factors as leadership skills, analytical initiative, potential for growth in overall abilities, contribution to the Company, and organizational development are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the compensation committee.

Review of Peer Companies

The compensation committee relies on several factors in its review of total direct compensation opportunities for our executives, including a review of peer group data and available market data from industry surveys, including from the Willis-Towers-Watson Executive Compensation Database. On an annual basis, the compensation committee identifies a peer group for purposes of its annual review of executive compensation. In selecting our peer group for 2017, the compensation committee focused on publicly traded healthcare companies of comparable scale and business characteristics that we compete with for executive talent, with an emphasis on healthcare services providers. Generally, our compensation committee targets total direct compensation for our executives within a competitive range of the median for our peer group and available market data. Our peer group includes the following companies:

Company	Ticker	2017 Net Revenue (Millions)*	Enterprise Value (Millions)*
DaVita Inc.	DVA	10,876.6	23,231.9
Encompass Health Corporation	EHC	3,919.0	7,782.7
Kindred Healthcare, Inc.	KND	6,034.1	4,046.5
Laboratory Corp. of America	LH	10,205.9	22,706.2
Lifepoint Health Inc.	LPNT	6,291.4	4,919.0
Magellan Health Inc.	MGLN	4,597.4	2,342.2
Mednax Inc.	MD	3,458.3	5,676.8
Molina Healthcare, Inc.	MOH	19,883.0	639.0
Quest Diagnostics Inc.	DGX	7,709.0	17,181.0
Select Medical Holdings Corp.	SEM	4,443.6	6,600.4
Tenet Healthcare Corp.	THC	19,179.0	18,408.0
Universal Health Services, Inc.	UHS	10,409.9	14,794.2
Wellcare Health Plans, Inc.	WCG	17,007.2	5,468.3
Envision Healthcare Corporation	EVHC	7,819.3	9,136.9

*	As of 12/31/2017

Role of Chief Executive Officer in Compensation Decisions

The compensation committee is responsible for all decisions regarding the compensation of our executive officers. The compensation committee annually evaluates the performance of our executive officers, and our Chief Executive Officer provides the compensation committee with his assessment of the performance of our executive officers, including himself, and makes recommendations regarding appropriate levels of compensation. Our Chief Executive Officer does not participate in the compensation committee’s deliberations regarding his own compensation.

Role of the Compensation Consultant

The compensation committee engages an independent compensation consulting firm to review the compensation program for our senior management, including the executive officers, and provide the compensation committee with relevant market and other data and alternatives to consider when making compensation decisions, including the mix of cash and non-cash compensation, and the form and value of equity-based awards. The compensation committee uses information provided by its compensation consultant and recommendations from our Chief Executive Officer to determine the appropriate level and mix of total compensation, including incentive compensation. The compensation committee’s consultant also advises the compensation committee with respect to the compensation arrangements for our non-employee directors. For 2017, the compensation committee retained F.W. Cook as its independent compensation consultant. The compensation committee assessed the independence of its compensation consultant and concluded that no conflict of interest existed that would prevent F.W. Cook from serving as an independent compensation consultant.

Advisory Say-on-Pay Frequency

At our 2017 annual meeting of stockholders (the “2017 annual meeting”), our stockholders approved, on an advisory basis, holding future advisory votes on the executive compensation of our NEOs, or Say-on-Pay, on an annual basis. In response, our Board subsequently determined that the Company will hold an advisory Say-on-Pay vote annually.

Advisory Say-on-Pay Vote

At our 2017 annual meeting, our stockholders approved our Say-on-Pay proposal with approximately 52% of the votes cast in favor of the proposal. As discussed more fully under “— Compensation Discussion and Analysis — Overview,” members of senior management and the compensation committee engaged extensively with our stockholders following our 2017 Say-on-Pay vote regarding our executive compensation practices and philosophy, and our compensation committee carefully considered stockholder perspectives to inform the Company’s executive compensation framework and pay-for-performance philosophy.

Elements of Executive Compensation

The following discussion describes the principal components of compensation for our NEOs for the year ended December 31, 2017, as well as the compensation committee’s decision-making process.

Pay Element		Key Components	Why We Pay This to our NEOs	How We Determine This Pay Element	2017 Pay Decision
	Base Salary	Regular, fixed cash payment reviewed annually and adjusted based on merit and competitive analysis.	To establish competitive pay levels to attract and retain exceptional executive talent.	We consider Company performance, the executive’s performance, internal pay equity, market compensation data, and changes in core responsibilities of the executive.	2017 base salary determinations are described below.
	Short-Term Cash Incentives	Performance-based, variable cash compensation measured against short-term performance objectives.	To closely link executive pay with short-term value creation, rewarding exceptional performance against rigorous financial and strategic objectives.	Executives are eligible to receive cash incentives based on achievement of performance goals, including Adjusted EBITDA, corporate development goals, and key performance indicators.

Our Adjusted EBITDA financial goal for 2017 was not attained. While a portion of the bonus was payable based on achievement of organic development goals and key performance indicators, after consultation with our CEO, our compensation committee exercised its discretion to determine that short-term incentives would not be paid to NEOs for 2017.

	PSUs	Performance-based equity awards vesting based on Total Shareholder Return and Adjusted Earnings per share growth over a three-year period.	Align long-term interests of executives with those of our stockholders by incenting value creation over a three-year performance period.	The number of PSUs that ultimately vest is based on achievement of TSR Goals and Adjusted EPS Goals across a range of 0% to 150% of target.	PSUs represent 60% of long-term incentive awards granted to our NEOs for 2017.
	RSUs	Time-based equity awards vesting over a three-year period.	Full-value awards reward longer-term value creation. Multi-year vesting promotes executive retention and continuity.	Internal pay equity, peer group analysis and individual performance.	RSUs represent 40% of long-term incentive awards granted to our NEOs for 2017.

The Compensation Committee’s Approach to Base Salary

We provide executive officers with base salaries to compensate them for services provided during the year. The compensation committee generally establishes base salaries for our executive officers on an annual basis at a meeting of the compensation committee held in the first quarter of the year. In determining whether an increase in base compensation for the executive officers is appropriate, the compensation committee considers the performance of the Company and the executive officer during the prior year, the executive officer’s level of base salary relative to other executive officers of the Company and executive officers at comparable companies, changes to the position and responsibilities of the executive officers, and the recommendations of the Chief Executive Officer. The weighting of these and other relevant factors is determined on a case-by-case basis for each executive officer.

Base Salary Determinations for 2017

For 2017, the compensation committee weighed these factors and approved increases in base salaries for Messrs. Holden, Wilson, Solomon, Coward, Owen, and Ms. Gulmi. Following the completion of the AmSurg merger, the compensation committee reviewed the total direct compensation, the performance of each executive officer, and the significant scale and scope of the combined company in making its determinations. The compensation committee increased Mr. Eastridge’s base salary following his appointment as Executive Vice President and Chief Financial Officer on October 2, 2017 based on his increased responsibilities, its consideration of relevant market data and internal pay equity. The following chart summarizes the 2017 base salary determinations for our named executive officers.

Name	2017 Base Salary	2016 Base Salary	Percentage Change
Christopher A. Holden President and Chief Executive Officer	$1,200,000	$1,040,000	15.4%
Kevin D. Eastridge Executive Vice President and Chief Financial Officer*	$575,000	$465,000	23.7%
Randel G. Owen Former Executive Vice President and President-Ambulatory Services	$770,000	$700,000	10.0%
Craig A. Wilson Senior Vice President, General Counsel & Secretary	$480,000	$415,000	15.7%
Patrick B. Solomon Senior Vice President and Chief Development Officer	$440,000	$400,000	10.0%
William A. Sanger Former Executive Chairman	$1,106,000	$1,106,000	—
Robert J. Coward Former Executive Vice President and President-Physician Services	$820,000	$683,000	20.1%
Claire M. Gulmi Former Executive Vice President and Chief Financial Officer	$636,000	$530,000	20.0%

*	Reflects Mr. Eastridge’s base salary following his appointment as Executive Vice President and Chief Financial Officer in October 2017.

The Compensation Committee’s Approach to Cash Incentives

The compensation committee believes that a substantial portion of our executive officers’ cash compensation should be performance-based. To link executive compensation and short-term performance, the compensation committee relies on annual cash bonuses awarded to our executive officers based upon the extent to which our actual earnings during a fiscal year meet or exceed earnings targets approved by the compensation committee for such fiscal year, and other specific performance measures related to each executive officer’s specific area of responsibility. Specific targets relating to an executive officer’s area of responsibility include targets relating to segment earnings, new acquisition and development activity, as well as personal performance goals approved by the compensation committee. Executive officers do not receive a bonus pursuant to the plan with respect to a bonus measure if performance was below the minimum target with respect to that measure. In establishing our annual cash bonus plan, the compensation committee reviews data prepared by its independent consultant and the recommendations of the Chief Executive Officer in determining the percentage of bonus earned, based upon specific performance targets and the maximum total bonus potential for the executive officers.

2017 Short-Term Incentive Determinations

For 2017, the compensation committee established a cash incentive plan designed to motivate and reward our executives for performance on key financial, strategic and individual performance goals over the year. For 2017, the compensation committee determined that Short-Term Incentive Plan Awards for Mr. Holden, Mr. Eastridge, Ms. Gulmi, Mr. Sanger, Mr. Wilson and Mr. Solomon would be based upon the achievement of 2017 Adjusted EBITDA targets, corporate development goals tied to acquisition and organic growth, and, except for Mr. Sanger, key performance indicators specific to their areas of primary responsibility. The compensation committee determined that Short-Term Incentive Plan awards for Messrs. Coward and Owen would be based upon the achievement of segment Adjusted EBITDA targets over which the executive had primary responsibility, Adjusted EBITDA targets for the Company, corporate development goals, and key performance indicators specific to the executives area of primary responsibility.

2017 Short-Term Incentive Plan – Bonus Metric Allocation

For the 2017 Short-Term Incentive Plan, the percentage of cash bonus allocated to each performance target for each of the NEOs are set forth in the table below.

Name	Adjusted EBITDA	Segment Adjusted EBITDA	Development Goals	Key Performance Indicators
Christopher A. Holden	50%	—	30%	20%
Kevin D. Eastridge	50%	—	30%	20%
Randel G. Owen	20%	40%	20%	20%
Craig A. Wilson	50%	—	30%	20%
Patrick B. Solomon	50%	—	30%	20%
William A. Sanger	70%	—	30%	—
Robert J. Coward	20%	40%	20%	20%
Claire M. Gulmi	50%	—	30%	20%

2017 Short-Term Incentive Plan – Target and Maximum Bonus Payments

The cash bonuses paid to each of the NEOs for 2017, and the target and maximum total bonus awards for each of them, as a percentage of their base salaries, is set forth in the table below.

Name	Target Cash Incentive ($)	Target Cash Incentive (as a % of Base Salary)	Maximum Cash Incentive ($)	Maximum Cash Incentive (as % of Base Salary)		Actual 2017 Cash Incentive ($)	Actual 2017 Cash Awarded (% of Base Salary)
Christopher A. Holden	1,800,000	150%	3,240,000	270%		—	0%
Kevin D. Eastridge(3)	487,480	100%	877,464	180%		—	0%
Randel G. Owen	924,000	120%	1,663,200	216%		—	0%
Craig A. Wilson	360,000	75%	648,000	135%		—	0%
Patrick B. Solomon	440,000	100%	792,000	180%		—	0%
William A. Sanger	2,212,000	200%	4,424,000	400%		—	0%
Robert J. Coward	984,000	120%	1,771,200	216%	(1)	—	0%
Claire M. Gulmi	636,000	100%	1,144,800	180%	(2)	—	0%

(1)	Mr. Coward was ineligible to receive a bonus as a result of his resignation from the Company.
(2)	Ms. Gulmi was eligible to receive a bonus pursuant to the Company’s retirement policies.
(3)	Mr. Eastridge’s target cash incentive based on actual base salary earned during 2017.

The bonus payable to each of the NEOs was dependent upon meeting or exceeding the bonus targets previously established by the compensation committee for each performance measure. The range of potential bonus achievement for each financial performance measure was 0% to 200%, while the range of potential bonus achievement applicable to individual key performance indicators was 0% to 100%. For 2017, the performance targets and associated results for the financial performance measures established under the Short-Term Incentive Plan were as follows (dollars in millions, except per share amounts):

2017 Targets(1)	Low (Threshold) ($)	High (Maximum) ($)	Actual Performance ($)	2017 Result (% of Target Cash Incentive)
Adjusted EBITDA	1,067,500	1,104,700	909,000	—
Organic Corporate Development Goals	57,500	63,500	60,000	7.5
M&A Corporate Development Goals	71,000	99,800	59,000	—
(1)

We have not provided a reconciliation of Adjusted EBITDA, as Adjusted EBITDA is being presented solely to describe targets under the Company’s non-equity incentive plan. Refer to Annex G for the Company’s definition of Adjusted EBITDA.

Our Adjusted EBITDA financial goal for 2017 was not attained. A portion of the bonus potential of each NEO was attained based on achievement of organic development goals and individual key performance indicators. After careful consideration of the Company’s financial and operating performance in 2017 and based on a recommendation from the CEO, our compensation committee exercised its discretion to determine that the Company’s overall performance did not warrant a short-term incentive payment to our NEOs for 2017.

Goal Setting Process: Short-Term Incentive Goals Designed to Reward Exceptional Performance

The compensation committee considers the earnings and performance bonus targets above the minimum level to be a “reach” and thus, while designed to be attainable, achievement of those bonus targets requires strong performance and execution. For 2017, the compensation committee approved multiple performance levels ranging from 0% to 200% for each financial measure and 0% to 100% for key performance indicators. The bonus performance goals established by the Company for 2017 included rigorous financial and operating performance targets relating to corporate earnings, segment earnings, corporate and strategic development goals, and key performance indicators.

The Compensation Committee’s Approach to Long-Term Equity Incentives

The compensation committee believes that an integral part of our executive compensation program are long-term equity-based compensation plans that align our executive officers’ long-range interests with those of our stockholders. All equity-based awards are granted pursuant to incentive plans approved by our stockholders. The compensation committee determines the components and amounts of equity-based awards to the executive officers based upon, among other factors, the recommendations of the Chief Executive Officer, with respect to executives other than the Chief Executive Officer, internal pay equity, prior equity grants, individual and Company performance, our annual budget and retention considerations, and the practices of peer group companies. The weighting of these and other relevant factors is determined on a case-by-case basis for each executive officer. Equity-based awards are granted in part to reward the senior executives for their long-term strategic management of the Company, and to motivate the executives to create long-term stockholder value.

2017 Long-Term Equity Incentive Decisions

During the first quarter of 2017, the compensation committee determined that 60% of the 2017 long-term incentive awards would be comprised of performance share units and 40% would be comprised of time-based restricted share units. The 2017 performance shares awarded to the Company’s NEOs will cliff vest after a three-year performance period based on (i) the Company’s Adjusted Earnings per share performance on an absolute-basis (the “EPS Goals”) and (ii) the Company’s total shareholder return compared to the companies included in the S&P Composite 1500 Health Care Index over the same period (the “TSR Goals”), subject to the employee’s continued employment through the performance period. For the Company’s named executive officers, the vesting of performance share units will be 70% dependent on the Company’s achievement of the EPS Goals and 30% dependent on achievement of the TSR Goals during the performance period.

Mix of 2017 Annual Long-term Equity Incentive Awards

PERFORMANCE STOCK UNITS (60%)	RESTRICTED STOCK UNITS (40%)
• 70% based on Adjusted Earnings per share results over a three-year period. • 30% based on Relative TSR Performance over a three-year period.	• Time-based vesting over a three-year period rewards long-term value creation.

In addition to the regular annual long-term incentive awards for 2017 described above, the compensation committee also approved the issuance of a one-time, time-based restricted stock unit award to Mr. Coward with a grant date value of $400,000 vesting in equal installments over a three-year period, subject to his continued employment. In making its decision, the compensation committee recognized Mr. Coward’s contributions in the growth of the Company’s Physician Services business, and the potential retention benefits of the award. Mr. Coward’s unvested equity awards, including this award, were subsequently forfeited by Mr. Coward upon his resignation from the Company on October 2, 2017. Under the terms of Mr. Sanger’s Employment Agreement negotiated in connection with the AmSurg merger, Mr. Sanger received a one-time, time-based restricted stock unit award with a value equal to $3,000,000 following the completion of the AmSurg merger, to incent Mr. Sanger in the creation of long-term value in his role as Executive Chairman. Accordingly, on January 30, 2017, Mr. Sanger was granted 44,816 restricted stock units, vesting over a three-year period, in satisfaction of this provision. In connection with the relocation of Mr. Wilson’s principal office location in 2017, the compensation committee approved a one-time, time-based restricted stock unit award with a grant date value of $480,000, vesting in equal installments over a three-year period subject to his continued employment, in lieu of certain severance benefits arising from his relocation.

The following table sets forth the mix and value of equity compensation awarded to our named executive officers in 2017.

Name	Target Value of Annual Equity Awards ($)	Target Value of Special Equity Awards ($)	Performance Stock Units (#)	Restricted Stock Units (#)
Christopher A. Holden	6,000,000	—	54,537	36,358
Kevin D. Eastridge(1)	625,000	—	5,681	3,787
Randel G. Owen	1,400,000	—	12,725	8,484
Craig A. Wilson	550,000	480,000	4,999	12,780
Patrick B. Solomon	500,000	—	4,545	3,030
William A. Sanger	4,424,000	3,000,000	40,212	71,624
Claire M. Gulmi	1,100,000	—	9,998	6,666
Robert J. Coward(2)	1,400,000	400,000	12,726	14,544

(1)

Reflects the mix and value of the 2017 long-term incentive awards received by Mr. Eastridge in February 2017, prior to his appointment as the Company’s Executive Vice President and Chief Financial Officer.

(2)	Mr. Coward’s equity awards received in 2017 were forfeited as result of his resignation from the Company.

2017 Performance of Long-Term Incentive Awards

The performance-based share units granted to our NEOs in 2017 include performance-based vesting terms that provide for the delivery of a number of shares of common stock equal to 0% to 150% of the number of performance units granted, based upon the Company’s achievement of performance targets related to cumulative Company adjusted earnings per share and total shareholder return during over a three year performance period. Based upon the decline in our share price during 2017 and our adjusted earnings per share results since the grant date, our executives are currently tracking at 0% of vesting in all performance awards issued in 2017.

Retirement Plans

The compensation committee believes that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing methods for those individuals to save for retirement. Some of those methods are available to all of our employees generally, and some are available to a smaller group recognizing the limitations on amounts that may be saved under our qualified plans.

Supplemental Executive Retirement Plan

During 2017, the Company maintained a nonqualified deferred compensation plan allowing employees at the executive level of vice president or higher to make pre-tax contributions to an investment account established in the executive’s name. Executives were permitted to defer up to 50% of their base compensation and up to 50% of their bonus compensation otherwise payable during the calendar year. The program provided for a minimum contribution to the plan in an amount equal to 6% of the annual base compensation of the executives, with additional contributions to the plan up to a maximum of 18% of the annual base salary of such executives based upon the attainment of the performance goals established to measure performance under our 2017 Short-Term Incentive Plan. See “— 2017 Short-Term Incentive Plan — Target and Maximum Bonus Payments” above.

During 2017, each of Messrs. Holden, Eastridge, Owen, Solomon, Wilson and Ms. Gulmi received plan contributions of 6% of his or her base salary. This reflects the minimum contribution amount under the plan. Participants in the supplemental executive retirement plan are fully vested in their contributions to the plan. Generally, the Company’s contributions to the plan vest in equal, annual installments over five years, subject to automatic vesting if the executive retires, dies or becomes disabled, if the plan terminates or if there is a change in control. Participants in the plan direct the investment of their accounts in investment alternatives that the Company selects. All contributions to the plan are subject to claims of our creditors. In February 2018, the compensation committee determined that the Company would no longer make contributions to the plan on behalf of executives. Our executives will continue to be permitted to make pre-tax contributions of earned compensation.

401(k) Plan

Substantially all salaried employees, including the named executive officers, are eligible to participate in our 401(k) savings plans. During 2017, the 401(k) plan for legacy AmSurg employees provided for a matching contribution of 50% of each executive’s voluntary salary contributions, with a maximum Company contribution of 50% of the first 6% of the participant’s salary contributed by the participant, up to a maximum voluntary contribution of $18,000 ($24,000 for employees aged 50 and over) in 2017. The 401(k) plan maintained for legacy Envision Healthcare Holdings, Inc. employees allowed the executives to contribute a maximum of 40% of their compensation up to a maximum of $18,000 ($24,000 for employees aged 50 and over) in 2017. The legacy Envision Healthcare Holdings, Inc. 401(k) plan provides for a company match of employee contributions up to a maximum of 50% of the first 6% of the employee’s salary per year.

Perquisites and Other Benefits

The Company does not generally provide material perquisites that are not, in the compensation committee’s view, integrally and directly related to the executive officers’ duties. Our executive officers also participate in other broad-based benefit programs that are generally available to our salaried employees, including health, dental and life insurance programs.

2018 Executive Compensation Decisions

Upon consideration of 2017 performance, available market data and internal pay equity, the compensation committee established 2018 base salaries, target bonus opportunities and target levels for regular long-term incentive awards for the Company’s NEOs, in the amounts set forth below:

Name	Base Salary ($)	Target Bonus ($)	Target Long-Term Incentive Awards ($)	Target Total Direct Compensation ($)
Christopher A. Holden	1,200,000	1,800,000	6,000,000	9,000,000
Kevin D. Eastridge	575,000	575,000	1,100,000	2,250,000
Craig A. Wilson	480,000	360,000	700,000	1,540,000
Patrick B. Solomon	440,000	440,000	600,000	1,480,000

Benefits of NEOs Upon Termination of Employment

We have employment agreements with each of our NEOs. The agreements provide for severance and the continuation of health and life insurance benefits if the executive officer is terminated without cause. The employment agreement with Mr. Holden provides for the acceleration of all time-based equity awards at the time of his termination without cause or for good reason. If Mr. Holden is terminated without cause or resigns for good reason within 12 months following a change in control, he will receive (i) three times his base salary, (ii) three times his target bonus and a pro rata portion of his bonus for the year of termination, (iii) continuation of coverage under the Company’s health and life insurance plans for a period of three years, and (iv) acceleration of all time-based equity awards held at the time of termination. If Mr. Solomon is terminated without cause or for good reason, in each case, within 12 months following a change in control, he will be entitled to receive (i) two times his base salary, (ii) two times his target bonus and a pro rata portion of his bonus for the year of termination, (iii) continuation of coverage under the Company’s health and life insurance plans for a period of 18 months, and (iv) acceleration of all time-based equity awards held at the time of termination. If either of

Messrs. Eastridge or Wilson is terminated without cause or for good reason, including following any change in control of the Company, each of them will be entitled to receive (i) two times his base salary, (ii) a pro rata portion of his bonus for the year of termination, and (iii) continuation of coverage under the Company’s health and life insurance plans for a period of six-months. See “— Potential Payments Upon Termination or a Change in Control” below for information with respect to potential payments and benefits under the employment agreements with the NEOs and our other compensation arrangements upon the termination of the NEOs.

Compensation Risk Assessment

In 2017, the compensation committee reviewed the design and operation of our compensation programs, including whether they encourage excessive or inappropriate risk taking by our employees, including our NEOs. Based upon its review, the compensation committee determined that the Company’s compensation policies and practices, taken as a whole, are not reasonably likely to have a material adverse effect on the Company. Our compensation arrangements include base salaries at levels that the compensation committee believes provides employees with a steady income so that they are not encouraged to focus on short-term performance criteria to the detriment of other important Company measures. The performance measures used in our incentive-based compensation arrangements are primarily enterprise level measures rather than individual measures (which we believe encourages executives and other employees to focus on overall corporate performance rather than individual performance), provide for payments based upon multiple performance measures and at multiple levels of performance, and are capped at a specified percentage of annual salary. For long-term compensation, we grant equity-based awards that have multi-year vesting periods, which we believe aligns employees’ interests with the long-term interests of the Company and its stockholders.

Stock Ownership Guidelines

We have established stock ownership guidelines for our executive officers and non-employee directors. Our stock ownership guidelines require our Chief Executive Officer to maintain stock ownership valued at five times his base salary and require our other executive officers to maintain stock ownership valued at two and a half times their base salaries.

CEO

Executive Officers

Executive officers must retain 75% of equity holdings until they meet the guidelines. Executive officers are expected to meet these stock ownership guidelines within five years following their date of hire or promotion, as applicable. As of December 31, 2017, each of our named executive officers had met, or were making satisfactory progress toward meeting, his or her individual stock ownership level under our stock ownership guidelines. Officers who do not comply with the guidelines may not be eligible for future equity awards. Our stock ownership guidelines require our non-employee directors to maintain stock ownership valued at four times his or her annual cash retainer. Non-employee directors are expected to meet these guidelines within five years following their initial appointment to the board and must retain 75% of equity holdings until they meet the guidelines. As of December 31, 2017, each of our non-employee directors had met, or were making satisfactory progress towards meeting, these guidelines. See “— Outstanding Equity Awards at Year-End 2017” below for additional information regarding outstanding equity awards held by our NEOs.

Recoupment Policy

The Company has adopted a recoupment policy that allows the Company to recover any incentive compensation awarded or paid based on (i) achievement of financial results that were subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the compensation committee to determine the amount of the incentive compensation were materially inaccurate, in each case regardless of individual fault.

Anti-Hedging, Anti-Short Sale and Anti-Pledging Policies

The Company has established an anti-hedging policy that prohibits the Company’s officers from engaging in hedging or monetization transactions with respect to the Company’s securities, including, without limitation, prepaid variable forward contracts, equity swaps, collars, puts, calls or other derivative securities that are designed to hedge or offset a decrease in market value of the Company’s securities. The Company’s officers are also restricted from engaging in short sales related to the Company’s securities. The Company has established an anti-pledging policy that prohibits the Company’s officers from pledging the Company’s securities as collateral for a non-recourse loan, pledging the Company’s securities as collateral in a margin account, or pledging the Company’s securities that are required to comply with the Company’s stock ownership guidelines.

Tax and Accounting Matters

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain of our NEOs. For 2017 and prior years, this limitation did not apply to compensation that qualified under Internal Revenue Service regulations as performance-based. Historically, the compensation committee considered the impact of Section 162(m) in the design of compensation arrangements, although it has not necessarily limited executive compensation to amounts deductible under Section 162(m). As part of the 2017 Tax Cuts & Jobs Act (the “Tax Reform Act”), which was signed into law on December 22, 2017, the ability to rely on the performance-based compensation exception was eliminated and the limitation on deductibility generally was expanded to include all NEOs. As a result of the Tax Reform Act, the Company will generally no longer be able to deduct any compensation paid to its NEOs in excess of $1,000,000 (excluding performance-based compensation that meets the requirements of Section 162(m) that was amended pursuant to a binding agreement in effect as of November 2, 2017).

2017 Summary Compensation Table

The following table sets forth information concerning total compensation earned during 2017 for our NEOs. As reflected in the table below, the primary components of the Company’s compensation program are cash compensation, consisting of a mix of base salary and cash bonus compensation, and equity compensation, consisting of restricted stock units and performance stock units.

Name	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2)(7) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Christopher A. Holden	2017	1,200,000	—	6,000,000	—	—	123,638	7,323,638
President and Chief	2016	1,040,000	—	19,000,000	—	1,560,000	126,391	21,726,391
Executive Officer	2015	1,000,000	—	4,280,980	—	1,700,000	190,800	7,171,780
Kevin D. Eastridge	2017	487,480	—	625,000	—	—	46,489	1,158,969
Executive Vice President	2016	392,000	—	646,807	—	305,760	48,596	1,393,163
and Chief Financial Officer	2015	370,000	—	517,990	—	314,500	71,543	1,274,033
Randel G. Owen	2017	770,000	—	1,400,000	—	—	65,419	2,235,419
Former Executive Vice President	2016	796,923	—	1,400,000	—	—	47,508	2,244,431
and President Ambulatory Services	2015	673,818	—	—	—	—	36,611	710,429
Craig A. Wilson	2017	480,000	—	1,030,000	—	—	38,475	1,548,475
Senior Vice President,	2016	415,000	—	—	—	—	13,707	428,707
General Counsel and Secretary	2015	395,000	—	—	—	44,969	8,569	448,538
Patrick B. Solomon	2017	440,000	—	500,000	—	—	31,700	971,700
Senior Vice President and	2016	400,000	—	400,010	—	676,000	40,000	1,516,010
Chief Strategy Officer	2015	400,000	—	459,987	—	320,400	72,000	1,252,387
William A. Sanger	2017	1,014,131	—	7,424,000	—	—	261,387	8,699,518
Former Executive Chairman	2016	1,670,131	—	4,424,000	—	—	837,853	6,931,984
	2015	1,140,865	—	—	—	—	345,495	1,486,360
Claire M. Gulmi(5)	2017	636,000	—	1,100,000	—	—	50,160	1,786,160
Former Executive Vice President	2016	530,000	—	1,060,000	—	413,400	63,694	2,067,094
Chief Financial Officer and Secretary	2015	500,000	—	999,970	—	510,000	98,440	2,108,410
Robert J. Coward(6)	2017	766,911	—	1,800,000	—	—	20,892	2,587,803
Former Executive Vice President	2016	683,000	—	1,366,000	—	614,700	92,300	2,756,000
and President Physician Services	2015	657,280	—	788,730	—	887,328	118,310	2,451,648
(1)

The amounts shown reflect salary earned during the year, which may differ from amounts set forth under “— Base Salary Determinations for 2017” due in part to timing of annual adjustments, cash payout for accrued vacation, pay periods, and other adjustments.

(2)

Reflects the aggregate grant date fair value for the awards calculated in accordance with FASB ASC Topic 718. See Note 20(c) to our consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 27, 2018, regarding the assumptions underlying valuation of equity awards.

(3)	Reflects bonuses earned during the fiscal year pursuant to our cash bonus plan.
(4)

Reflects, for 2017, (a) Company matching contributions to the 401(k) plan of $12,000 for Mr. Holden and Ms. Gulmi, $7,289 for Mr. Eastridge, $8,100 for Mr. Wilson, Mr. Sanger and Mr. Owen, and $5,300 for Mr. Solomon and Mr. Coward, (b) Company contributions to the supplemental executive retirement savings plan of $72,000 for Mr. Holden, $39,200 for Mr. Eastridge, $28,800 for Mr. Wilson, $26,400 for Mr. Solomon, $46,200 for Mr. Owen and $38,160 for Ms. Gulmi, (c) personal use of our plane, including commuting, valued at $37,638 for Mr. Holden, $118,606 for Mr. Sanger and $15,592 for Mr. Coward, (d) supplemental individual life insurance expense of $113,465 for Mr. Sanger, $11,119 for Mr. Owen and $1,575 for Mr. Wilson, and (e) other expenses, including auto allowance and maintenance and fuel expenses of $21,216 for Mr. Sanger.

(5)	Per the Company’s retirement policy, Ms. Gulmi is entitled to receive base salary through October 2, 2018.
(6)	Mr. Coward resigned from the Company on October 2, 2017.
(7)

Includes additional one-time, time-based restricted stock unit award of 9,447 shares to Mr. Wilson, 29,878 shares to Mr. Sanger, and 6,060 shares to Mr. Coward. Mr. Coward’s 2017 stock award was subsequently forfeited upon his resignation. See “— 2017 Long-Term Equity Incentive Decisions.”

Grants of 2017 Plan-Based Awards

The following table sets forth information regarding the 2017 grants of plan-based awards to our NEOs, which were issued pursuant to the Envision Healthcare Corporation 2014 Equity and Incentive Plan and Envision Healthcare Corporation 2013 Omnibus Incentive Plan for Legacy Envision Employees.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards
Name	Grant Date	Threshold ($)(1)	Target ($)	Maximum ($)	Number of Shares of Stock (#)(2)	Grant Date Fair Value of Stock and Awards ($)(3)
Christopher A. Holden	3/2/2017	120,000	1,800,000	3,240,000	90,895	6,000,000
Kevin D. Eastridge	3/2/2017	32,499	487,480	877,464	9,468	625,000
Randel G. Owen	3/2/2017	61,600	924,000	1,663,200	21,209	1,400,000
Craig A. Wilson	3/2/2017	18,000	360,000	648,000	8,332	550,000
	8/15/2017	—	—	—	9,447	480,000
Patrick B. Solomon	3/2/2017	29,333	440,000	792,000	7,575	500,000
William A. Sanger	1/30/2017	—	2,212,000	4,424,000	29,878	3,000,000
	3/2/2017	—	—	—	81,958	4,424,000
Claire M. Gulmi	3/2/2017	38,160	636,000	1,144,800	16,664	1,100,000
Robert J. Coward	3/2/2017	54,667	984,000	1,771,200	27,270	1,800,000
(1)	The “Threshold” bonus amount is determined based upon the minimum bonus each NEO could earn pursuant to the applicable 2017 bonus plan.
(2)	Restricted stock units vest in three equal annual installments beginning on the first anniversary of the date of grant and performance units vest on the third anniversary of the grant date.
(3)	Reflects the aggregate grant date fair value for the awards calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Year-End 2017

The following table sets forth information regarding outstanding equity awards held by the NEOs at December 31, 2017. Mr. Coward forfeited all unvested equity awards upon his resignation from the Company in October 2017, and has not been included in the following table.

		Restricted Stock Units		Performance Share Units		Stock Options
Name	Grant Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)(1)	Number of Units that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Christopher	1/30/2014(2)	14,759	510,071	—	—	—	—	—	—
A. Holden	2/3/2015(2)	45,077	1,557,861	—	—	—	—	—	—
	2/2/2016(3)	195,322	6,750,328	—	—	—	—	—	—
	3/2/2017(4)	36,358	1,256,532	54,537	1,884,799	—	—	—	—
Kevin D.	1/30/2014(2)	2,699	93,277	—	—	—	—	—	—
Eastridge	2/3/2015(2)	5,766	199,273	—	—	—	—	—	—
	2/2/2016(2)	7,577	261,861	—	—	—	—	—	—
	3/2/2017(4)	3,787	130,879	5,681	196,335	—	—	—	—
Randel G.	5/25/2011(5)	—	—	—	—	401,919	—	11.05	5/25/2021
Owen	2/24/2016(6)	—	—	8,505	293,933	11,159	22,320	65.84	2/24/2026
	3/2/2017(4)	8,484	293,207	12,725	439,776	—	—	—	—
Craig A.	5/25/2011(5)	—	—	—	—	16,293	—	11.05	5/25/2021
Wilson	8/14/2013(5)	—	—	—	—	1,742	436	68.87	8/14/2023
	3/20/2015(5)	—	—	—	—	523	—	115.57	3/20/2025
	2/24/2016(6)	—	—	2,521	87,126	3,308	6,616	65.84	2/24/2026
	3/2/2017(4)	3,333	115,188	4,999	172,765	—	—	—	—
	8/15/2017(4)	9,447	326,488	—	—	—	—	—	—
Patrick B.	7/16/2014(2)	1,750	60,480	—	—	—	—	—	—
Solomon	2/3/2015(2)	4,452	153,861	—	—	—	—	—	—
	2/2/2016(2)	4,866	168,169	—	—	—	—	—	—
	3/2/2017(4)	3,030	104,717	4,545	157,075	—	—	—	—
William A.	5/25/2011(5)	—	—	—	—	1,563,534	—	11.05	5/25/2021
Sanger	2/24/2016(6)	—	—	26,880	928,973	35,269	70,537	65.84	2/24/2026
	1/30/2017(7)	29,878	1,032,584	—	—	—	—	—	—
	3/2/2017(4)	26,808	926,484	40,212	1,389,727	—	—	—	—
Claire M.	1/30/2014(2)	4,338	149,921	—	—	—	—	—	—
Gulmi	2/3/2015(2)	10,829	374,250	—	—	—	—	—	—
	2/2/2016(2)	12,417	429,132	—	—	—	—	—	—
	3/2/2017(4)	6,666	230,377	9,998	345,531	—	—	—	—
(1)	Market value is determined based on the market price of our common stock on December 31, 2017 ($34.56 per share).
(2)	Time-based equity awards vest, or the restrictions applicable to the awards lapse, in three equal installments beginning on the second anniversary of the date of grant.
(3)

Time-based equity awards of 21,627 and 202,758 vest, or the restrictions applicable to the awards lapse, in three and four equal installments, respectively, beginning on the second anniversary and first anniversary of the of the date of grant, respectively.

(4)

Time-based equity awards vest, or the restrictions applicable to the awards lapse, in three equal installments beginning on the first anniversary of the date of grant and performance units lapse three years from the date of grant.

(5)	Non-qualified stock options vest in five equal installments beginning on the first anniversary of the date of grant.
(6)

Non-qualified stock options vest in three equal installments beginning on the first anniversary of the date of grant. Time-based equity awards vest, or the restrictions applicable to the awards lapse, three years from the date of grant and performance units lapse three years from the date of grant.

(7)	Time-based equity awards vest, or the restrictions applicable to the awards lapse, in three equal installments beginning on the date of grant.

Option Exercises and Stock Vested During 2017

The following table shows the amounts received by our NEOs upon the vesting of restricted shares and restricted stock unit awards during 2017. None of the NEOs exercised any stock options in 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christopher A. Holden	124,978	8,591,657
Kevin D. Eastridge	11,070	757,178
Randel G. Owen	—	—
Patrick B. Solomon	5,059	338,074
Craig A. Wilson	97	6,126
William A. Sanger	14,938	459,194
Claire M. Gulmi	20,457	1,400,266
Robert J. Coward	15,774	1,043,228
(1)	Pursuant to the terms of the applicable award agreement, certain of these shares were withheld to satisfy the Company’s tax withholding obligations.
(2)	The value realized upon the vesting of restricted shares is calculated based upon the closing price of our common stock on the applicable vesting date.

2017 Nonqualified Deferred Compensation

During 2017, the Company maintained a supplemental executive retirement plan for certain of its executive level employees. Executives could elect to defer a portion of their compensation otherwise payable to such executives during the calendar year, and the Company agreed to make annual contributions to the plan based on the Company’s Adjusted EBITDA achievement, with a minimum employer contribution of 6%, subject to a two-year vesting schedule. See “Retirement Plans — Supplemental Executive Retirement Plan” for additional information. The following table summarizes the activity during 2017 and the aggregate balances held by each of the NEOs at December 31, 2017 under the supplemental executive retirement plan.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-end(3) ($)
Christopher A. Holden	—	72,000	116,964	1,090,192
Kevin D. Eastridge	22,916	39,200	95,773	672,659
Randel G. Owen	—	46,200	—	46,200
Craig A. Wilson	—	28,800	—	28,800
Patrick B. Solomon	61,379	26,400	57,954	399,009
William A. Sanger	—	—	—	—
Robert J. Coward	—	—	25,237	192,314
Claire M. Gulmi	612	38,160	138,031	1,201,159
(1)	Reported as “Salary” in the 2017 Summary Compensation Table on page 153.
(2)

Reported as “All Other Compensation” in the 2017 Summary Compensation Table on page 153. Registrant contributions with respect to 2017 were funded in the second quarter of 2018 and therefore are not reflected under “Aggregate Balance at Last Fiscal Year-End” above.

(3)	Includes vested and unvested contributions.

Potential Payments upon Termination or a Change in Control

The following table shows the estimated amount of potential payments, comprised of cash and the estimated value of (a) continuing benefits under any existing employment agreements, (b) acceleration of unvested equity awards under equity grant agreements, plans or arrangements, and (c) acceleration of unvested supplemental executive retirement plan contributions, in the event of termination for specified reasons and/or a change in control of the Company assuming the NEO’s employment terminated effective December 31, 2017 and based on compensation and benefit levels in effect on December 31, 2017. Due to the numerous factors involved in estimating these amounts, the actual benefits and amounts payable can only be determined at the time of an executive’s termination from the Company. The price of our common stock on December 31, 2017 was $34.56.

Name(1)	Voluntary Termination	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination	Termination upon a Change in Control ($)
Christopher A. Holden	—	12,086,489	18,008,406	—	21,159,710
Kevin D. Eastridge	—	939,457	2,873,934	—	2,412,494
Craig A. Wilson	—	637,482	2,343,200	—	1,969,672
Patrick B. Solomon	—	694,603	1,535,049	—	2,470,723
Randel G. Owen(2)	—	769,943	3,251,755	—	3,288,715
Claire M. Gulmi(3)	—	1,594,034	1,594,034	—	1,594,034
(1)	Messrs. Coward and Sanger were not employed as of December 31, 2017, and therefore have not been included in this table.
(2)	Mr. Owen left the Company on March 14, 2018 upon the divestiture of American Medical Response.
(3)	Ms. Gulmi, who retired from her executive position effective October 2, 2017, will continue to be employed by the Company until the first anniversary of her resignation.

Pay Ratio Disclosure

Pursuant to SEC rules, the Company is required to provide the ratio of the annual total compensation of Mr. Holden, our Chief Executive Officer, to the median annual total compensation of all of our employees (excluding Mr. Holden). For 2017, the median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the Chief Executive Officer) was $52,228. Mr. Holden’s annual total compensation for 2017 was $7,323,638. Based on this information, for 2017, the ratio of the compensation of the Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 140 to 1. This pay ratio is a reasonable estimate calculated in accordance with SEC rules based on our payroll and employment records and the methodology described below.

In identifying the median of the annual total compensation of all of our employees, we collected the payroll data of all employees, whether employed on a full-time, part-time, temporary or seasonal basis as of December 31, 2017. We also included all independent contractors whose compensation is determined by the Company. To identify the “median employee” for purposes of this disclosure, we used a determination date of December 31, 2017 and analyzed the wages reportable on Form W-2, in the case of employees, or income reportable on Form 1099, in the case of independent contractors. Salaries were annualized for employees starting employment in 2017 who did not work for the entire year. As of December 31, 2017, the Company’s employee population consisted of approximately 41,000 persons.

After identifying the median employee, we added together all of the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $52,228. With respect to our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table appearing on page 153 of this proxy statement, which is also in accordance with the requirements of Item 402(c)(2)(x).

Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Company’s pay ratio disclosure may or may not be consistent with other employer calculations.

Compensation Committee Interlocks and Insider Participation

During 2017, Messrs. Lavender, Geringer, Smith and Williams served on our compensation committee. Mr. Williams resigned from the board and our compensation committee in October 2017. None of the directors who served on our compensation committee during 2017 are an officer or employee of the Company or its subsidiaries. In addition, there are no relationships among our executive officers, members of the compensation committee or entities whose executives serve on the board or the compensation committee that require disclosure under applicable SEC regulations.

Compensation Committee Report

The compensation committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Michael L. Smith (Chair)

Steven I. Geringer

Kevin P. Lavender

PROPOSAL 7: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the current fiscal year, and we are requesting that our stockholders ratify this appointment. Deloitte has served in this capacity for the Company, including its predecessor, since 1992. Factors considered by the audit committee in the selection of Deloitte included historical and recent performance on the Company and AmSurg audits, the firm’s capabilities and industry expertise, external information on audit quality and performance, analysis of the firm’s known legal risks or regulatory proceedings, independence and tenure, appropriateness of fees, and the potential impact of changing auditors. A representative of Deloitte is expected to be present at the annual meeting and is expected to be available to respond to appropriate questions. Stockholders should recognize that the ratification of the appointment of Deloitte does not preclude the audit committee from subsequently determining to change independent registered public accounting firms if it determines such action to be in the best interests of the Company and its stockholders.

Fees Billed to Us by Deloitte for 2017 and 2016

Audit Fees

The aggregate audit fees billed by Deloitte for the years ended December 31, 2017 and 2016 were approximately $5,448,000 and $3,697,000, respectively. The fees include professional services for Deloitte’s annual audits and quarterly reviews of the Company’s financial statements and attestation of the effectiveness of the Company’s internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

The aggregate fees billed by Deloitte for audit-related services for the fiscal years ended December 31, 2017 and 2016 were $50,000 and $328,000, respectively. The 2017 audit-related fees are for accounting consultations. The 2016 audit-related fees primarily include services provided in connection with the AmSurg merger and the divestiture of our medical transportation segment, as well as fees for accounting consultations.

Tax Fees

The aggregate fees billed by Deloitte for tax services for the fiscal years ended December 31, 2017 and 2016 were $1,865,000 and $1,112,000, respectively. These fees relate primarily to tax compliance reviews and related consultations.

All Other Fees

The aggregate fees billed by Deloitte for all other fees for each of the fiscal years ended December 31, 2017 and 2016 were $74,000 and $5,000, respectively, for Deloitte web-based accounting research system and other advisory services.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has adopted a policy requiring that our audit committee must pre-approve all audit and non-audit services provided to the Company by our independent registered public accounting firm. This policy is administered by our senior management, who report throughout the year to the audit committee. The audit committee pre-approved all audit and non-audit services provided by Deloitte during fiscal 2017 and 2016.

Auditor Rotation Policies

Deloitte maintains partner rotation policies in accordance with the rules promulgated by the SEC. Such rules require the rotation of the lead audit partner after five years.

THE ENVISION BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows certain information with respect to those persons that we know beneficially own more than 5% of our common stock. Unless otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares of stock listed as owned by that person.

Name and Address	Number of Shares of Common Stock	Percent of Class(1)
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street Baltimore, MD 21202	16,415,840	13.5%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	12,144,551	10.0%
Wellington Management Group, LLP(4) 280 Congress Street Boston, MA 02210	11,917,508	9.8%
Maverick Capital, Ltd.(5) 300 Crescent Court, 18th Floor Dallas, TX 75201	10,002,182	8.2%
The Goldman Sachs Group, Inc.(6) 200 West Street New York, NY 10282	9,210,981	7.6%
BlackRock, Inc.(7) 55 East 52nd Street New York, NY 10055	8,028,329	6.6%

(1)	Based on the number of shares of common stock outstanding at August 10, 2018.
(2)

This information is based upon Amendment No. 2 to Schedule 13G filed on February 14, 2018 by T. Rowe Price Associates, Inc. (“T. Rowe”), an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act. T. Rowe reported sole voting power as to 5,812,880 shares of our common stock and sole dispositive power as to 16,415,840 shares of our common stock.

(3)

This information is based upon a Schedule 13G filed on February 8, 2018 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act. Vanguard reported sole voting power as to 161,265 shares of our common stock, shared voting power as to 33,194 shares, sole dispositive power as to 11,961,852 shares, and shared dispositive power as to 182,699 shares.

(4)

This information is based upon Amendment No. 1 to Schedule 13G filed on February 8, 2018 by Wellington Management Group, LLP (“Wellington”), an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act. Wellington reported shared voting power as to 4,704,670 shares of our common stock, and shared dispositive power as to 11,917,508 shares.

(5)

This information is based upon a Schedule 13G filed on February 12, 2018 by Maverick Capital, Ltd. (“Maverick”), an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act. Maverick reported sole voting and dispositive power over 10,002,182 shares of our common stock.

(6)

This information is based upon a Schedule 13G filed on February 13, 2018 by Goldman Sachs Group, Inc. (“Goldman”), an investment adviser in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act. Goldman reported shared voting power and shared dispositive power as to 9,210,981 shares of our common stock.

(7)

This information is based upon Amendment No. 1 to Schedule 13G filed on January 29, 2018 by Blackrock, Inc. (“Blackrock”), a parent holding company or control person in accordance with Section 13d-1(b)(1)(ii)(E) of the Exchange Act. Blackrock reported sole voting power as to 7,040,108 shares of our common stock, and sole dispositive power as to 8,028,329 shares.

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors and the named executive officers in the Summary Executive Compensation Table in this proxy statement and all of our directors and executive officers, as a group. Except as otherwise indicated, all information is as of August 10, 2018.

Name	Outstanding Shares(1)	Acquirable within 60 Days(2)	Percent of Class(2)
Christopher A. Holden	486,716	—	*
Kevin D. Eastridge	41,718	—	*
Craig A. Wilson	5,775	25,610	*
Claire M. Gulmi	115,328	—	*
Patrick B. Solomon	27,048	—	*
Randel G. Owen	—	—	*
William A. Sanger	250,503	1,634,072	1.53%
James A. Deal	36,882	—	*
Steven I. Geringer	33,562	—	*
Kevin P. Lavender	12,180	—	*
Cynthia S. Miller	19,375	—	*
Joey A. Jacobs	13,455	—	*
John T. Gawaluck	9,204	—	*
James D. Shelton	34	—	*
Michael Smith	10,751	—	*
Carol J. Burt	11,304	—	*
Leonard M. Riggs	46,268	—	*
All directors and executive officers as a group (21 persons)	1,177,250	1,659,682	2.31%

Represents less than 1% of our common stock

(1)

Includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Also includes shares of restricted stock issued pursuant to the Company’s equity incentive plans. Individuals may vote shares of restricted stock, but may not transfer the shares until the end of the period of restriction. Mr. Deal disclaims beneficial ownership of the 100 shares of common stock held by his wife, which are included in the table. Mr. Coward was not employed as of December 31, 2017 and is therefore not included in the table. Mrs. Gulmi retired from her executive position on October 12, 2017 and will continue to be employed until the first anniversary of her resignation.

(2)

Pursuant to the rules of the SEC shares of common stock that an individual owner has a right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the ownership of that owner, but are not deemed outstanding for the purpose of computing the ownership of any other individual owner. Likewise, the shares of common stock subject to options held by our director and executive officer that are exercisable within 60 days are all deemed outstanding for the purposes of computing the percentage ownership of all executive officers and directors as a group.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the Court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL to perfect their rights. Strict compliance with the statutory procedures is required to perfect appraisal rights under Delaware law.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder to dissent from the merger and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex E to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in the loss or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of common stock of the Company unless otherwise indicated.

Beneficial owners of shares of common stock who do not also hold such shares of record may have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. If a record owner, such as a broker, who holds shares of common stock as a nominee for others, exercises his or her right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners, we recommend that the written demand state the number of shares of common stock as to which appraisal is sought. Where no number of shares is expressly mentioned, we will presume that the demand covers all shares held in the name of the record owner. If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Section 262 of the DGCL requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders meeting to vote on the merger in connection with which appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes our notice to the Company’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262 of the DGCL and a copy of the full text of Section 262 of the DGCL is attached hereto as Annex E. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex E to this proxy statement since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•

You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger. Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares. A stockholder’s failure to make a written demand before the vote with respect to the merger is taken will constitute a waiver of appraisal rights.

•

You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger. A vote in favor of the adoption and approval of the merger agreement and merger, by proxy submitted by mail, over the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger.

•

You must continue to hold your shares of common stock from the date of making the demand through the effective date of the merger. Therefore, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the merger will lose any right to appraisal with respect to such shares.

•	You must otherwise comply with the procedures set forth in Section 262.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration (without interest and subject to required withholding taxes), but you will have no appraisal rights with respect to your shares of common stock.

All demands for appraisal pursuant to Section 262 of the DGCL should be addressed to Envision Healthcare Corporation, c/o Secretary, 1A Burton Hills Boulevard, Nashville, Tennessee 37215, and must be delivered before the vote on the merger agreement is taken at the annual meeting and should be executed by, or on behalf of, the record holder of the shares of common stock.

Within 10 days after the effective date of the merger, the surviving corporation (i.e., Envision Healthcare Corporation) must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger. At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw such stockholder’s demand for appraisal and to accept the merger consideration (without interest and subject to required withholding taxes) specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Company, as the surviving corporation. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares who had previously demanded appraisal of their shares. The surviving corporation has no obligation to file such a petition if there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Register in Chancery, if so ordered by the Delaware Court of Chancery, must give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to the stockholders shown on the list at the addresses therein stated. Such notice must also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Delaware Court of Chancery deems advisable. The forms of the notices by mail and by publication must be approved by the Delaware Court of Chancery, and the costs thereof will be borne by the surviving corporation. At the hearing on such petition, the Delaware Court of Chancery will determine the stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. If immediately before the merger the shares of the class or series of stock as to which appraisal rights are available were listed on a national securities exchange, the Delaware Court of Chancery will dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger for such total number of shares exceeds one million or (3) the merger was approved pursuant to Section 253 or 267 of the DGCL.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving corporation and who has submitted such stockholder’s certificates of stock to the

Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, by the surviving corporation to the stockholders entitled to receive the same, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the surviving corporation of the certificates representing such stock.

In determining the fair value of the shares of common stock and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.”

The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares of common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement and that an opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL.

Moreover, we do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of common stock is less than the per share merger consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of an order, each party bears its own expenses. Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective date of the merger or thereafter with the written approval of the Company, then the right of that stockholder to appraisal will cease. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the merger consideration that such holder would have received (without interest and subject to required withholding taxes) pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. Each stockholder will receive a separate proxy card. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement should be directed to Envision Healthcare Corporation, c/o Secretary, 1A Burton Hills Boulevard, Nashville, Tennessee 37215, or by calling us at (615) 665-1283. In addition, stockholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is completed, the Company does not expect to hold a 2019 annual meeting of stockholders. However, if the merger is not completed, the Company will hold a 2019 annual meeting of stockholders.

Generally, and as set forth in our bylaws, in order for stockholders to present a proposal at an annual meeting of stockholders, the stockholder must deliver proper notice to the Company’s corporate secretary at the Company’s principal executive offices not more than 120 days and not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Subject to certain requirements set forth in our bylaws, a stockholder may also present a proposal for inclusion in the Company’s proxy statement if proper notice is received by the Company’s corporate secretary at the Company’s principal executive officers no later than 120 days prior to the anniversary of the mailing of the Company’s proxy statement for the immediately preceding year.

Stockholders may also present proposals for inclusion in the Company’s proxy statement in accordance with the requirements of Rule 14a-8 if proper notice is received by the Company’s corporate secretary at the Company’s principal executive officers no later than 120 days prior to the anniversary of the mailing of the Company’s proxy statement for the immediately preceding year.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at its address above, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, on the Investor page of its website at http://www.financialengines.com as soon as reasonably practicable after the Company files the reports electronically with the SEC. The information provided on our website is not part of this proxy statement, and is not incorporated by reference herein. In addition, you may obtain a copy of the reports, without charge, by contacting the Company at Envision Healthcare Corporation, c/o Secretary, 1A Burton Hills Boulevard, Nashville, Tennessee 37215, or by calling (615) 665-1283. To ensure timely delivery of the documents before the annual meeting, any request should be made promptly to the Company.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed will not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and before the date of the annual meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•

Envision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018, as amended by the Company’s Annual Report on Form 10-K/A filed with the SEC on April 30, 2018;

•

Envision’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2018, filed with the SEC on May 10, 2018, and for the quarterly period ended June 30, 2018, filed with the SEC on August 7, 2018; and

•

Envision’s Current Reports on Form 8-K, in each case to the extent filed and not furnished with the SEC on January 4, 2018, February 7, 2018, February 26, 2018, March 19, 2018, June 11, 2018, June 13, 2018, July 20, 2018 and July 25, 2018.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE MERGER OR THE ANNUAL MEETING OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR ANY OTHER PERSON. THIS PROXY STATEMENT IS DATED AUGUST 13, 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT AND WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

ENTERPRISE PARENT HOLDINGS INC.,

ENTERPRISE MERGER SUB INC.

and

ENVISION HEALTHCARE CORPORATION

Dated as of June 10, 2018

A-1

A-i

A-ii

Annex I Certificate of Incorporation of the Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER, dated as of June 10, 2018 (this “Agreement”), by and among Enterprise Parent Holdings Inc., a Delaware corporation (“Parent”), Enterprise Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Envision Healthcare Corporation, a Delaware corporation (the “Company”).

W I T N E S S E T H :

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) unanimously has (a) determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, the boards of directors of Parent and Merger Sub have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement;

WHEREAS, the sole stockholder of Merger Sub has adopted this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company agree as follows:

ARTICLE 1

THE MERGER

Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”) and an indirect wholly owned Subsidiary of Parent.

Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place (a) at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019, at 10:00 a.m., local time, on the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article 6 so long as such conditions set forth in Article 6 remain satisfied or waived on such third Business Day (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions); provided that, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions), the Closing shall occur on the date following the satisfaction or waiver of such conditions that is the earlier to occur of (i) any Business Day as may be specified by Parent on no less than three Business Days’ prior written notice to the Company and (ii) the third Business Day following the final day of the Marketing Period, or, if later, the day the Closing would otherwise be required to occur pursuant to this Section 1.2; provided, further, that in no event shall the Closing under this clause (a) occur prior to the expiration of the Healthcare Approval Waiting Period without Parent’s prior written consent, or (b) at such other place, time and date as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.5 Organizational Documents of the Surviving Corporation. Subject to Section 5.10, at the Effective Time: (a) the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth in Annex I attached hereto, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such certificate of incorporation; and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time (but amended so that the name of the Surviving Corporation shall be “Envision Healthcare Corporation”), as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the DGCL and such bylaws.

Section 1.6 Directors of the Surviving Corporation. Subject to applicable Law, the directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

Section 1.7 Officers of the Surviving Corporation. The officers of the Company as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

ARTICLE 2

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1 Effect on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(i) Conversion of Common Stock. Each share of common stock, par value $0.01 per share, of the Company (such shares, collectively, the “Common Stock,” and each, a “Share”) that is outstanding immediately prior to the Effective Time, but excluding Excluded Shares and Dissenting Shares, shall be converted automatically into the right to receive $46.00 per Share in cash, without interest (the “Merger Consideration”). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1(a) shall be automatically cancelled upon the conversion thereof and shall cease to exist, and the holders of Book-Entry Shares or Certificates that immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration upon surrender of Book-Entry Shares or Certificates in accordance with Section 2.2.

(ii) Treatment of Excluded Shares. Each Share that is directly owned by the Company as treasury stock or otherwise, or by Parent or Merger Sub, or by any wholly owned Subsidiary of Parent or Merger Sub, immediately prior to the Effective Time (the “Cancelled Shares”) shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor. Each Share that is owned by any direct or indirect Subsidiary of the Company shall remain outstanding and automatically be converted into such number of shares of common stock of the Surviving Corporation so as to maintain the same relative ownership percentages (each such Share, together with the Cancelled Shares, the “Excluded Shares”).

(iii) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation (other than Shares converted into shares of common stock of the Surviving Corporation pursuant to the last sentence of Section 2.1(a)(ii)). From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b) Dissenters’ Rights. Any provision of this Agreement to the contrary notwithstanding, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than the Cancelled Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL with respect to any such Shares held by any such holder (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Shares. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall give Parent (i) prompt written notice of any demands received by the Company for appraisals of Shares, withdrawals of such demands and any other instruments relating to appraisal demands received by the Company pursuant to Section 262 of the DGCL and (ii) the opportunity to participate in and direct and control all negotiations and proceedings with respect to such demands; provided that, after the date hereof until the Effective Time, Parent shall reasonably consult with the Company with respect to such negotiations and proceedings. The Company shall not, except with the prior written consent of Parent, and prior to the Effective Time Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with Section 262 of the DGCL.

(c) Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding Shares of the Company shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change.

Section 2.2 Exchange of Certificates.

(a) Paying Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed to act as a paying agent hereunder and approved in advance by the Company in writing (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Excluded Shares and Dissenting Shares), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or noncertificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article 2 (such cash being hereinafter referred to as the “Exchange Fund”).

(b)    Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than the second Business Day following the Closing Date, Parent shall cause the Paying Agent to mail to each holder of record of Shares whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually reasonably agree), and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration.

(ii) Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (y) the Merger Consideration. No interest shall be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(iii) The Paying Agent, the Company, Parent and Merger Sub, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable under this Agreement such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so deducted or withheld and paid over to the relevant Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, the holder of any such Certificates or Book-Entry Shares shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article 2.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares on the first anniversary of the Effective Time shall thereafter be delivered to the Surviving Corporation upon demand, and any former holders of Shares who have not surrendered their Shares in accordance with this Article 2 shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.

(e) No Liability. Anything herein to the contrary notwithstanding, none of the Company, Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Exchange Fund. The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by Parent; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government; provided, further, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article 2, and following any losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Shares of the Company. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation.

(g) Lost Certificates. In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

Section 2.3 Treatment of Company Equity Awards.

(a) Except as otherwise agreed to in writing prior to the Effective Time by Parent and a holder of any Company Options with respect to such holder’s Company Options, each option to purchase Shares (each, a “Company Option”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time shall, at the Effective Time, become fully vested and be converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per Share of such Company Option in effect immediately prior to the Effective Time and (ii) the total number of Shares subject to such Company Option immediately prior to the Effective Time. Parent shall cause the Surviving Corporation or one of its Subsidiaries, as applicable, to pay to the holders of Company Options the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, as promptly as practicable, but in any event no later than the next payroll of the Company, following the Effective Time.

(b) Except as otherwise agreed to in writing prior to the Effective Time by Parent and a holder of any Company RSUs with respect to such holder’s Company RSUs, each award of restricted stock units or deferred stock units that corresponds to Shares (each, a “Company RSU”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time, shall, at the Effective Time, become fully vested and be converted into the right to receive an amount in cash equal to the sum of (i) the product of (A) the total number of Shares subject to such Company RSU immediately prior to the Effective Time and (B) the Merger Consideration and (ii) any accrued but unpaid dividend equivalents with respect to such Company RSU. Parent shall cause the Surviving Corporation or one of its Subsidiaries, as applicable, to pay to the holders of Company RSUs the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, as promptly as practicable, but in any event no later than the next payroll of the Company, following the Effective Time (or such later date as is required by Section 409A of the Code).

(c) Except as otherwise agreed to in writing prior to the Effective Time by Parent and a holder of any Company Restricted Shares with respect to such holder’s Company Restricted Shares, each Share granted subject to any vesting, forfeiture or other lapse restrictions (each, a “Company Restricted Share”) that is outstanding as of immediately prior to the Effective Time, shall, at the Effective Time, become fully vested and be converted into the right to receive an amount in cash equal to the Merger Consideration. Parent shall cause the Surviving Corporation or one of its Subsidiaries, as applicable, to pay to the holders of Company Restricted Shares the cash amounts described in the immediately preceding sentence, less such amounts as are required to be withheld or deducted under the Code or any provision of state, local or foreign Tax Law with respect to the making of such payment, as promptly as practicable, but in any event no later than the next payroll of the Company, following the Effective Time.

(d) Except as otherwise agreed to in writing prior to the Effective Time by Parent and a holder of any award of performance stock units that corresponds to Shares (each, a “Company PSU”) with respect to such holder’s Company PSUs, each Company PSU that is outstanding as of immediately prior to the Effective Time, shall, at the Effective Time, be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such Company PSU immediately prior to the Effective Time assuming target performance and (ii) the Merger Consideration (the “Company Performance Share Award Consideration”). The Company Performance Share Award Consideration (A) shall be payable to the holder of the corresponding Company PSU in a single lump sum on the date on which the applicable Company PSU would have otherwise vested (the “Original Company PSU Vesting Date”), subject to such holder’s continued service to Parent, the Company or any of their Subsidiaries through the applicable Original Company PSU Vesting Date, and (B) shall otherwise have vesting (including accelerated and retirement vesting, but excluding performance vesting conditions) and payment terms and conditions that are the same as the vesting (including accelerated and retirement vesting, but excluding performance vesting conditions) and payment terms applicable to the corresponding Company PSU. Notwithstanding the immediately preceding sentence, if (and to the extent that) a Company PSU constitutes nonqualified deferred compensation subject to Section 409A of the Code, then Parent shall cause the Surviving Corporation or one of its Subsidiaries to pay the Company Performance Share Award Consideration corresponding to such Company PSU at the earliest time that would not result in the imposition of any Tax or penalty under Section 409A of the Code.

(e) Prior to the Effective Time, the Company, through its Board of Directors or an appropriate committee thereof, shall adopt such resolutions as may reasonably be required in its discretion to effectuate the actions contemplated by this Section 2.3.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents filed with the SEC not less than two Business Days prior to the date of this Agreement (excluding any forward-looking disclosures contained in the “Forward-

Looking Statements” and “Risk Factors” sections of such Company SEC Documents and any other disclosures contained or referenced therein to the extent they are predictive, cautionary or forward-looking in nature) or in the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of the Company Disclosure Letter to the extent that the relevance thereof is reasonably apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Qualification, Organization, Subsidiaries.

(a) Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties, rights and assets and to carry on its business as presently conducted and is qualified or licensed to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets, rights or properties or conduct of its business requires such qualification or licensing, except (other than with respect to the Company’s due organization, valid existence, good standing and corporate power and authority), in each case, as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Section 3.1(b) of the Company Disclosure Letter sets forth a true and complete list of all of the Subsidiaries of the Company together with the jurisdiction of such Subsidiary and the ownership of equity interests of such Subsidiary by the Company or its Subsidiaries. All of the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company’s Subsidiaries are duly authorized, fully paid and nonassessable, and were not issued in violation of any preemptive right, right of first refusal or similar right and have been validly issued and are owned by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary of the Company, free and clear of all Liens other than restrictions imposed by applicable securities Laws or the organizational documents of any such Subsidiary or any Permitted Liens.

(c) The Company has made available to Parent complete and correct copies of the certificates of incorporation and bylaws (or equivalent organizational documents) of the Company and each of its Significant Subsidiaries, each as amended to the date of this Agreement, and each as so made available is in full force and effect. The Company is not in violation of any provisions of its certificate of incorporation or bylaws. None of the Subsidiaries of the Company are in material violation of any of their respective certificates of incorporation or bylaws (or equivalent organizational documents).

Section 3.2 Capitalization.

(a) The authorized share capital of the Company consists of 100,000,000 Shares and 100,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of June 7, 2018, there were (i) 121,254,846 Shares issued and outstanding (including 365,935 Company Restricted Shares) and no shares of Preferred Stock issued and outstanding, (ii) Company Options to purchase an aggregate of 2,306,569 Shares issued and outstanding, (iii) 1,099,971 Shares underlying outstanding Company RSUs and (iv) 861,409 Shares underlying outstanding Company PSUs if performance conditions are satisfied at the target level. All outstanding Shares are, and all Shares issued upon exercise of Company Options or in settlement of Company RSUs or Company PSUs will be when issued, duly authorized, validly issued, fully paid and nonassessable, and are not or will not be, as applicable, subject to and were not or will not be, as applicable, issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. The aggregate amount of accrued but unpaid dividend equivalents with respect to Company RSUs is less than $500,000.

(b) Except (x) as set forth in Section 3.2(a), or (y) as expressly permitted by Section 5.1(b) from the date hereof until the Effective Time with respect to clauses (ii) and (iii) of this Section 3.2(b), there are no (i) shares of the Company’s capital stock or other equity interests issued or outstanding as of the date hereof, other than

Shares that have become outstanding after June 7, 2018, which were reserved for issuance as of June 7, 2018 as set forth in Section 3.2(a), (ii) outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities or other rights, agreements or commitments of any kind to which the Company or any of the Company’s Subsidiaries is a party obligating the Company or any of the Company’s Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into, exercisable for or exchangeable for such shares or equity interests (other than with respect to the Affiliated Medical Groups, their respective Stock Transfer Agreements), (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Person other than a Subsidiary of the Company or (E) make any payment based on the price or value of any equity interests of the Company or any of its Subsidiaries, (iii) outstanding restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any equity interests in the Company or any of its Subsidiaries, in each case issued by the Company or any of its Subsidiaries, or (iv) accrued and unpaid dividends with respect to any outstanding shares of the Company’s capital stock.

(c) Except for awards to acquire Shares under any equity incentive plan of the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into, exercisable for or exchangeable for securities having the right to vote) with the stockholders of the Company on any matter.

(d) There are no voting trusts, equityholders agreements or other agreements or understandings to which the Company or any of its Subsidiaries (other than with respect to the Affiliated Medical Groups, their respective Stock Transfer Agreements) is a party (i) with respect to the voting of the capital stock or other equity interest of the Company or any such Subsidiary, (ii) granting any anti-dilutive, preemptive or registration rights or rights of first refusal or other similar rights with respect to any security issued by the Company or any such Subsidiary, (iii) restricting the payment of any dividend or distribution on any equity interest in the Company or any such Subsidiary or (iv) restricting the transfer of any voting securities of, or other equity interests in, the Company or any such Subsidiary.

(e) Except for the voting securities of, and other equity interests in, the Company’s Subsidiaries, neither the Company nor any Subsidiary of the Company owns, directly or indirectly, any voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity.

Section 3.3 Corporate Authority Relative to This Agreement; No Violation.

(a) The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby. The Board of Directors at a duly held meeting unanimously has (i) determined that it is fair to and in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, and (iii) resolved to recommend that the stockholders of the Company adopt this Agreement (the “Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Meeting. Except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this

Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, by the Company do not and will not require the Company or its Subsidiaries to procure, make or provide any consent, approval, authorization or permit of, action by, filing with or notification to any United States or foreign, state or local governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”), other than (i) the filing of the Certificate of Merger, (ii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), (iii) compliance with the applicable requirements of the Exchange Act, including the filing of the Proxy Statement with the SEC, (iv) compliance with the rules and regulations of the NYSE, (v) compliance with any applicable foreign or state securities or blue sky laws and (vi) the other consents, approvals, authorizations, permits, filings and/or notices set forth on Section 3.3(b) of the Company Disclosure Letter (clauses (i) through (vi), collectively, the “Specified Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not have, individually or in the aggregate, a Company Material Adverse Effect (provided that subclause (d) in the definition of “Company Material Adverse Effect” shall be disregarded for purposes of this Section 3.3(b)) or prevent or materially delay the consummation of the Merger.

(c) Assuming receipt of the Specified Approvals and the receipt of the Company Stockholder Approval, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of the Company or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Company Material Adverse Effect (provided that subclause (d) in the definition of “Company Material Adverse Effect” shall be disregarded for purposes of this Section 3.3(c)) or prevent or materially delay the consummation of the Merger.

Section 3.4 Reports and Financial Statements.

(a) The Company has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since December 31, 2015 (the “Company SEC Documents”), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, as of the date filed with the SEC, and none of the Company SEC Documents as of its date or, if amended, as finally amended prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any of the Company SEC Documents. As of the date hereof, to the Knowledge of the Company, none of the Company SEC Documents (other than confidential treatment requests) is the subject of ongoing SEC review or ongoing SEC investigation. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (if amended, as of the date of the last such amendment) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated cash flows and consolidated changes in equity for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) and were prepared in conformity with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). There are no unconsolidated Subsidiaries of the Company within the meaning of GAAP. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

Section 3.5 Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 and Rule 15d-15 under the Exchange Act and as necessary to prepare financial statements in conformity with GAAP. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2017, and such assessment concluded that such controls were effective. Based on the Company’s management’s and its auditor’s most recently completed evaluation of the Company’s internal control over financial reporting prior to the date hereof, the Company has not identified or been made aware of (a) any “significant deficiencies” or “material weaknesses” (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated or (b) any fraud that involves the Company’s management or other employees who have a significant role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. Since December 31, 2015, the Company’s principal executive officer and its principal financial officer have disclosed, based on their evaluation of internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)), to the Company’s auditors and the audit committee of the Board of Directors any instances identified by them or of which they have been made aware of “significant deficiencies,” “material weaknesses” or fraud referred to in clauses (a)  or (b) above.

Section 3.6 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2018 (or the notes thereto), (b) for liabilities incurred pursuant to the terms of this Agreement, (c) for liabilities or obligations that have been discharged or paid in full prior to the date hereof, (d) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since March 31, 2018 or (e) as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company has any liabilities or obligations that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries.

Section 3.7 Compliance with Law; Permits.

(a) Except as set forth on Section 3.7(a)(i) of the Company Disclosure Letter, the Company and its Subsidiaries since December 31, 2015, have been in compliance with and not in default under or in violation of any applicable federal, state, local or foreign law (including common law), statute, ordinance, rule, regulation, judgment, order, injunction or decree of any Governmental Entity (including Health Care Laws) (collectively, “Laws” and each, a “Law”), and any privacy policies, applicable to the Company and its Subsidiaries, except where such noncompliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Schedule 3.7(a)(ii) of the Company Disclosure Letter, the Company and each of the Company’s Subsidiaries are not, and since December 31, 2015 have not been, to the Knowledge of the Company, under investigation with respect to and have not been threatened in writing to be charged with or given written notice of any violation of, any applicable Law or with the applicable listing and corporate governance rules of the NYSE, in each case, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The Company and its Subsidiaries are in possession of all franchises, grants, accreditations, registrations, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, certificates of need, provider numbers, exemptions, approvals and orders of, or required by, any Governmental Entity (“Permits”) necessary for the Company and the Company’s Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (such Permits, the “Company Permits”), except where the failure to have any of the Company Permits would not have, individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 2015, the Company and its Subsidiaries have maintained, and have been in compliance with all terms and conditions of, all Company Permits and all Company Permits are in full force and effect, except where the failure of any of the foregoing would not have, individually or in the aggregate, a Company Material Adverse Effect. No default has occurred under, and there exists no event that, with or without notice, lapse of time or both, would reasonably be expected to result in a default under, or would give to others any right of revocation, non-renewal, adverse modification or cancellation of, any Company Permit, and neither the Company nor any of its Subsidiaries has received any cease and desist letters with respect to any such Company Permit or written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such Company Permit, except, in each case, as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Except as set forth on Section 3.7(c)(i) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries, nor any of their respective directors or officers, nor to the Knowledge of the Company any of their respective other employees, Healthcare Professionals, independent contractors or agents, is or has been, since December 31, 2015, excluded, suspended, debarred from participation, or is otherwise terminated from or ineligible to participate in, any Health Care Program, except for short-term exclusions, suspensions or terminations that were resolved in the ordinary course of business. Except as set forth on Section 3.7(c)(ii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice that the Company or its Subsidiaries is in violation of any Law applicable to the Company or any of its Subsidiaries or any Company Permit, except for such violations that would not have, individually or in the aggregate, a Company Material Adverse Effect. There are no Actions pending or, to the Knowledge of the Company, threatened that would reasonably be expected to result in the revocation, withdrawal, suspension, non-renewal, termination, revocation, or adverse modification or limitation of any such Company Permit or Health Care Program participation, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, since December 31, 2015, there is no claim or action pending against the Company under any federal or state whistleblower statute, including under the False Claims Act, 31 U.S.C. §§ 3729-3733.

(d) Except as set forth on Section 3.7(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or has any ongoing reporting obligations pursuant to or under any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Entity with respect to any Health Care Law.

(e) All billing, claims, reporting and documentation practices of the Company and its Subsidiaries are, and since December 31, 2015 have been, in compliance with all Health Care Laws and legally enforceable Health Care Program requirements, except as would not have, individually or in the aggregate, a Company Material

Adverse Effect. Neither the Company nor any of its Subsidiaries has, since December 31, 2015, billed, received or retained any payment or reimbursement in violation of applicable Health Care Laws or legally enforceable Health Care Program requirements, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, each of the physicians and mid-level providers (e.g., nurse practitioners, physician assistants, certified-registered nurse anesthetists), performing clinical or professional healthcare services on behalf of the Company or its Subsidiaries, whether as an employee or independent contractor (each, a “Healthcare Professional” and collectively, the “Healthcare Professionals”): (i) currently holds, in good standing, all Permits required by any applicable Law or Governmental Entity to perform the services in the states that such Healthcare Professional is practicing or performing professional services on behalf of the Company or its Subsidiaries; and (ii) to the extent required, holds requisite staff privilege and is in good standing with, each of the hospitals and other healthcare facilities at or for which such Healthcare Professional performs medical services on behalf of the Company or its Subsidiaries. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has since December 31, 2015 received written notice that any current Healthcare Professional is not in compliance with applicable Health Care Laws, or is under investigation by, or is not in good standing with, any Health Care Program.

(g) The Company and its Subsidiaries use reasonable best efforts to protect the privacy of sensitive data, including nonpublic information, personal information and protected or regulated health information (“Sensitive Data”), that the Company or any of its Subsidiaries collects, uses, stores, maintains, processes or transmits and to prevent unauthorized access to, and use or disclosure of, such data by any unauthorized Person, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 2015, neither the Company nor any of its Subsidiaries, or, to the Knowledge of the Company, any third Person acting on behalf of the Company or any of its Subsidiaries, has suffered any material breach of security of, and to the Knowledge of the Company no Person had unauthorized access to, any Sensitive Data that the Company or any of its Subsidiaries (or a third Person acting on behalf of the Company or any of its Subsidiaries) collects, uses, stores, maintains, processes or transmits. Each of the Company and its Subsidiaries that are Covered Entities or Business Associates (as defined under HIPAA) has undertaken all necessary risk assessments or risk analyses required under HIPAA, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the transactions contemplated by this Agreement, including any transfer of Protected Health Information (as defined in 45 C.F.R. § 160.103) (“PHI”) resulting from such transactions, will violate any policies of the Company or its Subsidiaries or any privacy agreements to which the Company or its Subsidiaries are a party as such policies or privacy agreements currently exist, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(h) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2013, none of the Company or its Subsidiaries or, to the Knowledge of the Company, any agent, employee or other Person acting on behalf of any of the foregoing, (i) is or has been in violation of any Anti-Corruption Law, or (ii) has directly or indirectly made, offered, agreed, requested an offer, promise or authorization of any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. The Company and its Subsidiaries (A) have instituted and adhered to policies and procedures reasonably designed to ensure compliance with applicable Anti-Corruption Laws and Import and Export Laws in all material respects, (B) have maintained such policies and procedures in full force and effect, (C) have not been subject to any pending Action by a Governmental Entity or, to the Knowledge of the Company, threatened with any Action by a Governmental Entity that alleges any material violation of any of the Anti-Corruption Laws or Import and Export Laws and (D) have not made a voluntary disclosure to a Governmental Entity in respect of any of the Anti-Corruption Laws or Import and Export Laws. Since January 1, 2013, the Company and its Subsidiaries have at all times conducted their export and import and related transactions (to the extent that the Company and its Subsidiaries have conducted any such transactions) in accordance with all applicable Import and Export Laws, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company, no other Person acting on behalf of the Company or any of its Subsidiaries, including any officer, director, employee, agent and Affiliate thereof, is a Sanctioned Person, or since January 1, 2013 has engaged in, or is now engaging in, any dealings or transactions with any Sanctioned Person or in violation of Sanctions.

Section 3.8 Environmental Laws and Regulations.

(a) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and its Subsidiaries have since December 31, 2015 conducted their respective businesses in compliance with all applicable Environmental Laws; (ii) since December 31, 2015, neither the Company nor any of its Subsidiaries has received any written notices, demand letters, written requests for information or claims from any Governmental Entity or any other Person alleging that the Company or any of its Subsidiaries is in violation of any Environmental Law, or has any liability under any Environmental Law or regarding any Hazardous Substance; (iii) since December 31, 2015 neither the Company nor any of its Subsidiaries has handled, treated, stored or released any Hazardous Substance from, and to the Knowledge of the Company Hazardous Substances are not otherwise present at, any properties owned, leased or operated by the Company or any of its Subsidiaries, or at any other location for which the Company or any of its Subsidiaries may be liable, in any case under circumstances that would reasonably be expected to result in liability to, or interfere with the operations of, the Company or any of its Subsidiaries; and (iv) since December 31, 2015, neither the Company nor any of its Subsidiaries has assumed or retained, under or as a result of any agreement, any liabilities under any Environmental Law or regarding any Hazardous Substance. The Company has made available to Parent copies of all reports of any site assessments, studies, reviews, investigations, audits and other evaluations relating to environmental matters and containing material information relating to any of the Company or its Subsidiaries or their properties or operations to the extent such reports are within the possession or reasonably within the control of the Company or any of its Subsidiaries.

(b) As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of harmful or deleterious substances.

(c) As used herein, “Hazardous Substance” means any substance listed, defined, designated, classified or regulated as hazardous, toxic, radioactive or dangerous under any Environmental Law, including any substance to which exposure is regulated by any Governmental Entity or any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

Section 3.9 Employee Benefit Plans; Labor Matters.

(a) Section 3.9(a) of the Company Disclosure Letter lists all material Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all compensation and/or benefit plans, programs, policies, agreements or other arrangements, including any “employee welfare plan” within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA), and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based, severance, employment, change of control or fringe benefit plan, program or agreement (other than any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”)), in each case, that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees, officers, individual independent contractors or directors of the Company or its Subsidiaries or to which the Company or any of its Subsidiaries would reasonably be expected to have any liability.

(b) The Company has made available to Parent, with respect to each material Company Benefit Plan, (i) each writing constituting a part of such Company Benefit Plan, including all amendments thereto (or, with respect to any unwritten material Company Benefit Plan, a written description thereof) and each summary plan description, as applicable, (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any, (iii) the most recent determination or opinion letter from the Internal Revenue Service (if applicable) for such Company Benefit Plan, and (iv) each current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement relating to such Company Benefit Plan.

(c) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan has been maintained and administered in material compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is entitled to rely upon a favorable opinion issued by the Internal Revenue Service, and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan; and (iii) all contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due).

(d) (i) No Company Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code; (ii) no Company Benefit Plan provides medical or other welfare benefits with respect to current or former employees, officers or directors of the Company or its Subsidiaries beyond their retirement, other than coverage mandated by applicable Law and Company subsidized COBRA coverage provided under severance arrangements that does not exceed three years following the applicable termination of employment; (iii) neither the Company, its Subsidiaries nor any ERISA Affiliate of the Company currently has any liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a risk to the Company, its Subsidiaries or any ERISA Affiliate of the Company of subsequently incurring a material liability thereunder; (iv) no employee benefit plan of the Company or its Subsidiaries or any ERISA Affiliate is a Multiemployer Plan or a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; and (v) there are no pending, threatened or, to the Knowledge of the Company, anticipated claims (other than routine claims for benefits in accordance with the terms of the Company Benefit Plans) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto that would reasonably be expected to result in any material liability of the Company or any of its Subsidiaries. For purposes of this Agreement, “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(e) Except as provided in this Agreement or required by applicable Law, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee, officer, individual independent contractor or director of the Company or any of its Subsidiaries to severance pay, or any other payment from the Company or its Subsidiaries, (ii) accelerate the time of payment or vesting, result in any forgiveness of indebtedness or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable pursuant to, any Company Benefit Plan, or (iii) result in any “excess parachute payment” (within the meaning of Section 280G of the Code) becoming due to any current or former employee, officer, individual independent contractor or director the Company or any of its Subsidiaries.

(f) The Company is not a party to nor does it have any obligation under any Company Benefit Plan to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(g) Since January 1, 2016, except for such matters that would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) (A) there have been no strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries; (B) to the Knowledge of the Company, there has been no union organizing effort pending or threatened against the Company or any of its Subsidiaries; (C) there has been no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (D) there has been no slowdown, or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to employees of the Company or any of its Subsidiaries; (ii) the Company and its Subsidiaries have been in compliance with all applicable Laws relating to employment, equal employment opportunity, nondiscrimination, employment and reemployment rights of members of the uniformed services, immigration, wages, hours, benefits, collective bargaining, the payment of social security and payroll Taxes, occupational safety and health and withholding of amounts from the wages, salaries and other payments to the employees of the Company and its Subsidiaries; (iii) there have not been any pending or, to the Knowledge of the Company, threatened in writing any employment discrimination charges or complaints against or involving the Company or any of its Subsidiaries before any Governmental Entity; and (iv) neither the Company nor any of its Subsidiaries (A) has received any claim that any Person providing services has been misclassified as an independent contractor rather than an employee or having exempt status rather than non-exempt status for purposes of overtime and (B) has any liability with respect to any misclassification of any Person as an independent contractor rather than as an employee, as having exempt status rather than non-exempt status for purposes of overtime or with respect to such Person’s status as an employee leased from another employer.

(h) Section 3.9(h) of the Company Disclosure Letter sets forth by Person each Company Restricted Share, Company RSU and Company Option held by each such Person, including the grant date, vesting schedule and the exercise price, as applicable. Each Company Option has been granted at or above fair market value and in accordance with Section 409A of the Code.

Section 3.10 Absence of Certain Changes or Events. Since December 31, 2017, there has not been any event, change, occurrence or development that has had, individually or in the aggregate, a Company Material Adverse Effect. From December 31, 2017 through the date of this Agreement, (a) except as set forth in Section 3.10(a) of the Company Disclosure Letter, the Company and its Subsidiaries have conducted their respective businesses, in all material respects, in the ordinary course of business consistent with past practice and (b) have not taken or agreed to take any action that, if taken during the period from the date of this Agreement to the Effective Time, would constitute a breach of, or require Parent’s consent under, clauses (i), (iv), (x), (xiv) or, solely with respect to the foregoing clauses, clause (xviii) of Section 5.1(b).

Section 3.11 Investigations; Litigation. (a) There is no investigation or review pending (or, to the Knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of the Company’s Subsidiaries that would have, individually or in the aggregate, a Company Material Adverse Effect; and (b) there are no Actions pending (or, to the Knowledge of the Company, threatened) against or affecting the Company or any of the Company’s Subsidiaries, or any of their respective properties or assets at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case that would have, individually or in the aggregate, a Company Material Adverse Effect or, as of the date hereof, prevent or materially delay the consummation of the Merger.

Section 3.12 Proxy Statement; Other Information. The proxy statement to be filed by the Company with the SEC in connection with seeking the Company Stockholder Approval (including the letter to stockholders, notice of meeting and form of proxy, as each may be amended or supplemented, the “Proxy Statement”) will not, at the time it is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act applicable thereto as of the date of such filing. No representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Parent, Merger Sub or any of their Affiliates specifically for inclusion or incorporation by reference therein.

Section 3.13 Tax Matters.

(a) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate; (ii) the Company and each of its Subsidiaries have paid all Taxes required to be paid, except, in the case of clauses (i) and (ii), with respect to Taxes or Tax matters for which adequate reserves have been established in accordance with GAAP; (iii) there are not pending or, to the Knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax Returns of the Company or any of its Subsidiaries, and no deficiency for Taxes has been asserted against the Company or any of its Subsidiaries which has not been fully paid or withdrawn; (iv) there are no liens for Taxes upon any property of the Company or any of its Subsidiaries, except for Permitted Liens; (v) neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code; (vi) during the past five years, neither the Company nor any of its Subsidiaries has received any claim from a Governmental Entity in a jurisdiction in which the Company or such Subsidiary, as applicable, has not filed any Tax Returns that the Company or such Subsidiary, as applicable, is or may be subject to taxation by, or required to file Tax Returns in, that jurisdiction, which claim has not been fully resolved; (vii) neither the Company nor any of its Subsidiaries (a) has ever been a member of an affiliated group filing a U.S. consolidated federal income Tax Return (other than the group the common parent of which is or was the Company or any of its Subsidiaries), (b) has any liability for the payment of any Taxes imposed on any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, or (c) is a party to or has any obligation under any Tax sharing, indemnification, allocation agreement or arrangement (other than any such agreement or arrangement (x) solely among the Company and its Subsidiaries or (y) contained in customary gross-up, indemnification, and similar provisions in commercial agreements the principal purpose of which does not relate to Taxes); (viii) neither the Company nor any of its Subsidiaries was required to include any amounts in income pursuant to Section 965 of the Code nor has made an election pursuant to Section 965(h) of the Code; and (ix) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(b) “Taxes” means any and all federal, state, local or foreign taxes, charges, levies, fees, duties or other assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation, net worth, excise, withholding, ad valorem and value added taxes. “Tax Return” means any return, report or similar filing that is filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any attachment thereto or amendment thereof).

Section 3.14 Intellectual Property.

(a) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries either own or have a right to use such patents, trademarks, trade names and service marks, domain names, copyrights and any applications and registrations for any of the foregoing, trade secrets, know-how, technology, computer software and other tangible and intangible proprietary information and intellectual property rights (collectively, “Intellectual Property”) as are necessary for or used in the conduct the business of the Company and its Subsidiaries as conducted by the Company and its Subsidiaries as of the date hereof. To the Knowledge of the Company, and except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries or the operation of their businesses is infringing, misappropriating or violating, or has since December 31, 2015 infringed, misappropriated or violated any Intellectual Property of any third party; and (ii) no third party is currently infringing, misappropriating or violating any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries.

(b) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, there are no Actions pending or, to the Knowledge of the Company, threatened (including offers to take a license and cease and desist letters) against the Company, that challenge or question the Company’s ownership or the validity or enforceability of, or right to use, Intellectual Property of the Company or any of its Subsidiaries.

(c) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken reasonable steps to maintain (i) the confidentiality of or otherwise protect and enforce their rights in all Intellectual Property owned by them, and to protect and preserve through the use of customary nondisclosure agreements the confidentiality of all confidential information that is owned or held by the Company and its Subsidiaries and used in the conduct of the business and (ii) the security, continuous operation, and integrity of the websites, networks, software and any other information technology systems (and any data, including Sensitive Data, stored or contained therein or transmitted thereby) used or held for use in the Company’s business, and there have been no security breaches or unauthorized access to or use of any of same.

(d) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, during the past two years, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development, or both, of Intellectual Property owned or purported to be owned by the Company and its Subsidiaries (i) have been and are a party to “work-for-hire” arrangements with the Company or one of its Subsidiaries or (ii) have assigned to the Company or one of its Subsidiaries ownership of all tangible and intangible property arising in connection with the conception or development of such Intellectual Property.

(e) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries do not distribute, license, convey or make available to any Person any proprietary software that incorporates, is linked to or is derived from, any open source software that, in such circumstances, requires the material proprietary source code of such software to be licensed, distributed or made available to third Persons; and (ii) no Person other than employees or contractors acting on behalf of the Company has a current or contingent right to access any of the source code of the Company’s material proprietary software.

Section 3.15 Real Property. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its Subsidiaries have good, marketable and valid fee simple title to all of the real property owned by the Company and its Subsidiaries (the “Owned Real Property”), free and clear of Liens, except Permitted Liens; (b) the Company or a Subsidiary of the Company has good and valid title or valid leasehold interests, as applicable, in all of its owned or leased real property, free and clear of all Liens (except for Permitted Liens and all other title exceptions, changes, defects, easements, restrictions, encumbrances and other matters, whether or not of record, that do not materially affect the current and continued use of the applicable property for the purposes for which such property is currently being used by the Company or a Subsidiary of the Company as of the date hereof); (c) each lease, license, sublease and occupancy agreement (each, a “Lease”) with respect to real property leased, licensed, subleased or otherwise used by the Company or its Subsidiaries as lessee or sublessee (the “Leased Real Property”, together with the Owned Real Property, the “Real Property”), is in full force and effect and enforceable in accordance with their respective terms against the Company or its Subsidiaries that are party thereto and, to the Knowledge of the Company, to the other parties thereto; (d) neither the Company nor any of its Subsidiaries is in breach or default under any of the Leases; (e) to the Knowledge of the Company, there is no pending or written threat of condemnation or similar action affecting any of the Real Property; and (f) there are no Contracts or Leases entered into by the Company and its Subsidiaries affecting the Real Property or for the lease or sublease of any Leased Real Property with any of their respective Affiliates or Subsidiaries, other than any Contracts or Leases entered into in the ordinary course of business consistent with past practice, which Contracts and Leases are each on commercially market terms. Section 3.15 of the Company Disclosure Letter sets forth a true and complete list of all Owned Real Property and material Leased Real Property. The Company has made available to Parent copies of all deeds, surveys, title policies or title reports in the Company’s possession or control for each parcel of Owned Real Property, together with true and complete copies of each material Lease.

Section 3.16 Opinion of Financial Advisors. The Board of Directors has received the opinion of each of J.P. Morgan Securities LLC, Evercore Group L.L.C. and Guggenheim Securities, LLC, each dated as of the date of this Agreement, in each case, substantially to the effect that, as of such date and subject to the assumptions, limitations, qualifications and other matters stated therein, the Merger Consideration to be received by the holders of Common Stock in the Merger pursuant to this Agreement is fair, from a financial point of view, to such holders. A signed, correct and complete copy of each such opinion will promptly be made available to Parent for informational purposes only following receipt thereof by the Company and it is agreed and understood that such opinions may not be relied on by Parent, or any director, officer or employee of Parent. It is further agreed that such opinions may not be distributed by Parent to any third party without the prior consent of J.P. Morgan Securities LLC, Evercore Group L.L.C. and Guggenheim Securities, LLC, as applicable.

Section 3.17 Required Vote of the Company Stockholders. The affirmative vote of the holders of a majority of the outstanding Shares in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote of holders of securities of the Company that is required to adopt this Agreement.

Section 3.18 Material Contracts.

(a) Except for this Agreement, agreements filed as exhibits to the Company SEC Documents or as set forth in Section 3.18 of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or expressly bound by any Contract (excluding any Company Benefit Plan) that:

(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

(ii) relates to any joint venture, partnership, limited liability company or other similar Contract (in each case other than any Affiliated Medical Group) relating to the formation, creation, operation, management or control of any joint venture or partnership (in each case other than any Affiliated Medical Group) from which the Company and the Company Subsidiaries, taken as a whole, directly or indirectly recognized revenues in excess of $25 million during the 12-month period ended December 31, 2017;

(iii) is an indenture, credit agreement, loan agreement, note, or other Contract providing for any indebtedness for borrowed money of the Company or any if its Subsidiaries, other than indebtedness among the Company and/or any of its Subsidiaries, in excess of $25 million;

(iv) is a settlement, conciliation or similar Contract (A) with any Governmental Entity, (B) which would require the Company or any of its Subsidiaries to pay consideration of more than $5 million after the date of this Agreement or (C) that subjects the Company or any of its Subsidiaries to any material ongoing requirements or restrictions;

(v) relates to the pending acquisition or disposition of any Person, business, assets or real property (whether by merger, sale of stock, sale of assets or otherwise) having an aggregate purchase price in excess of $50 million or pursuant to which the Company or any of its Subsidiaries has continuing indemnification, “earn-out” or other contingent payment obligations, in each case that would reasonably be expected to result in payments in excess of $25 million;

(vi) is a material Contract relating to Intellectual Property, other than commercially available, “off the shelf” Contracts for software with annual fees less than $10 million;

(vii) contains any covenant that materially limits the ability of the Company and its Subsidiaries, taken as a whole, to engage in any line of business, to solicit any customer or employee or to compete with any Person or operate at any geographic location;

(viii) provides for “exclusivity” or any similar requirement in favor of any third party or grants any rights of refusal, rights of first negotiation, “most favored nation” or similar rights to any third party, in each case in any respect material to the business of the Company and its Subsidiaries, taken as a whole;

(ix) is a Contract (A) pursuant to which the Company or any of its Subsidiaries generated aggregate revenue through billing of third parties, revenue guarantees, subsidy payments or other payments in excess of $30 million during the 12-month period ended December 31, 2017, (B) providing for the purchase of products or services by the Company or any of its Subsidiaries from a third party involving aggregate payments in excess of $5 million during the 12-month period ended December 31, 2017, or (C) with a commercial third-party payor, on a national basis; or

(x) obligates the Company or any of its Subsidiaries to make any capital expenditure in excess of $10 million.

Each Contract of the type described in this Section 3.18(a) is referred to herein as a “Company Material Contract.” The Company has made available to Parent a true and complete copy of each Company Material Contract, each as amended to the date hereof.

(b) Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract, and no event or condition exists that after notice or lapse of time or both would constitute a breach of or default by the Company or any Subsidiary of the Company, or to the Knowledge of the Company, any other party thereto, under the terms of any Company Material Contract, in each case, where such breach or default would have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.19 Insurance Policies. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in accordance with the terms of such policies, (b) neither the Company nor any of its Subsidiaries is in breach or default of any of its insurance policies, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default or permit termination or material and adverse modification of any of such policies, (c) other than in connection with ordinary course renewals, the Company has not received any written notice of termination, cancellation, non-renewal or material premium increase with respect to any such policy, nor, to the Knowledge of the Company, are any of the foregoing threatened, and there is no claim pending under any such insurance policies as to which coverage has been denied or disputed by the underwriters of such policies and (d) the Company, its Subsidiaries and their respective assets and properties are insured in amounts no less than as required by applicable Law and Contracts with the customers of the Company and its Subsidiaries.

Section 3.20 Affiliate Party Transactions. There are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and any Company Related Party (other than the Company or any of its Subsidiaries) on the other hand, and no Company Related Party (other than the Company or any of its Subsidiaries) has any material interest in any property or assets of the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing since December 31, 2015, in each case that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents, other than ordinary course of business consistent with past practice employment agreements and similar employee arrangements otherwise set forth on the Company Disclosure Letter.

Section 3.21 Finders or Brokers. Except for J.P. Morgan Securities LLC, Evercore Group L.L.C., and Guggenheim Securities, LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Merger. The Company has made available to Parent an estimate of the aggregate fees payable by the Company to J.P. Morgan Securities LLC, Evercore Group L.L.C. and Guggenheim Securities, LLC as a result of the transactions contemplated hereby.

Section 3.22 Takeover Laws. Assuming the representations and warranties of Parent and Merger Sub set forth in Section 4.12 are true and correct, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of antitakeover statute or regulation (including Section 203 of the DGCL) or any anti-takeover provision in the certificate of incorporation or bylaws of the Company is, and the Company has no rights plan, “poison pill” or similar agreement that is, or at the Effective Time will be, applicable to this Agreement, the Merger or the other transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the disclosure letter delivered by Parent to the Company concurrently with the execution of this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosed with respect to any other section or subsection of the Parent Disclosure Letter to the extent that the relevance thereof is reasonably apparent on its face), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1 Qualification, Organization, Subsidiaries. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties, rights and assets and to carry on its business as presently conducted and is qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets, rights or properties or conduct of its business requires such qualification or licensing, except, in each case, as would not, individually or in the aggregate, prevent or materially delay the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”). Parent has made available to the Company prior to the date of this Agreement a true and complete copy of the certificates of incorporation and bylaws or other equivalent organizational documents of Parent and Merger Sub, each as amended through the date hereof.

Section 4.2 Corporate Authority Relative to This Agreement; No Violation.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, have been duly and validly authorized by the boards of directors of Parent and Merger Sub and by the sole stockholder of Merger Sub, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, by Parent and Merger Sub do not and will not require Parent, Merger Sub or their Subsidiaries to procure, make or provide any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger, (ii) compliance with the HSR Act, (iii) compliance with the applicable requirements of the Exchange Act and compliance with the rules and regulations of the NYSE, (iv) compliance with any applicable foreign or state securities or blue sky laws and (v) the other consents and/or notices set forth on Section 4.2(b) of the Parent Disclosure Letter (clauses (i) through (v), collectively, the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Assuming receipt of the Parent Approvals, the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not and will not (i) contravene or conflict with the organizational or governing documents of Parent or any of its Subsidiaries, (ii) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any Contract, instrument, permit, concession, franchise, right or license binding upon Parent or any of its Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Parent or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such contravention, conflict, violation, default, termination, cancellation, acceleration, right, loss or Lien that would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.3 Investigations; Litigation. As of the date hereof, there are no Actions pending (or, to the Knowledge of Parent, threatened) against or affecting Parent or any of Parent’s Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case that would have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4 Proxy Statement; Other Information. None of the written information supplied by or on behalf of Parent, Merger Sub or any of their Affiliates specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.5 Financing.

(a) Parent has received and accepted an executed and binding debt commitment letter dated as of the date hereof, a true, correct and complete copy of which has been delivered to the Company (as amended, modified, supplemented, replaced or extended from time to time after the date of this Agreement in compliance with

Section 5.11, including the exhibits, annexes and schedules thereto, the “Debt Commitment Letter”) from the lenders party thereto (collectively, the “Lenders”) pursuant to which the Lenders have agreed, subject to the terms and conditions thereof, to provide the debt amounts set forth therein. The debt financing committed pursuant to the Debt Commitment Letter is collectively referred to in this Agreement as the “Debt Financing.”

(b) Parent has received and accepted an executed and binding equity commitment letter dated as of the date hereof, a true, correct and complete copy of which has been delivered to the Company (as amended from time to time after the date of this Agreement in compliance with Section 5.11, the “Equity Commitment Letter” and, together with the Debt Commitment Letter, the “Commitment Letters”) from the Sponsor pursuant to which the Sponsor has committed, subject to the terms and conditions thereof, to invest in Parent the amounts set forth therein. The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof only for the purpose of seeking specific performance of Parent’s right to cause the Cash Equity to be funded thereunder. The cash equity committed pursuant to the Equity Commitment Letter is collectively referred to in this Agreement as the “Cash Equity.” The Cash Equity and the Debt Financing are collectively referred to as the “Financing.” Parent has delivered to the Company true, complete and correct copies of the executed Commitment Letters.

(c) As of the date hereof, the obligations of the Lenders to fund the Debt Financing under the Debt Commitment Letter and the obligations of the Sponsor to fund the Cash Equity under the Equity Commitment Letter are not subject to any conditions precedent or other contingencies, except as set forth in the Commitment Letters and the Fee Letters. Except for a customary fee letter related to the Debt Financing, a true, correct and complete copy of which has been provided to the Company with only the amount of fees, “pricing flex” and other economic terms therein redacted (none of which (x) subject the funding of the Debt Financing to any additional conditions precedent or other contingencies or (y) could reduce the total amount of the Debt Financing available to Parent or Merger Sub on the Closing Date (other than customary OID flex) to an amount such that Parent and Merger Sub will have funds that are less than the Applicable Amount), and a customary fee credit letter related to the Debt Financing and a customary engagement letter related to the Debt Financing (neither of which (x) subject the funding of the Debt Financing to any additional conditions precedent or other contingencies or (y) could reduce the total amount of the Debt Financing available to Parent or Merger Sub on the Closing Date (other than customary OID flex) to an amount such that Parent and Merger Sub will have funds that are less than the Applicable Amount) (collectively, such fee letter, fee credit letter and engagement letter, the “Fee Letters”), as of the date hereof, there are no side agreements or other arrangements, commitments or understandings with respect to the Financing.

(d) As of the date hereof and assuming satisfaction or waiver (to the extent permitted by applicable Law) of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all terms and conditions to be satisfied by it in any of the Commitment Letters on or prior to the Closing Date, nor does Parent have Knowledge that any of the Lenders or the Sponsor will not, or is expected not to, perform its obligations thereunder.

(e) Assuming the accuracy of the Company’s representations and warranties in Section 3.4(b), the Financing, when funded in accordance with the Commitment Letters, shall, together with available cash on the Closing Date at the Company and its Subsidiaries, in the aggregate, provide Parent with cash proceeds on the Closing Date in an amount sufficient (the “Applicable Amount”) for the satisfaction of (i) all of Parent’s and Merger Sub’s payment obligations under this Agreement and under the Commitment Letters to pay the Merger Consideration, any payments pursuant to Section 2.3 and any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation or its Subsidiaries under this Agreement and under the Commitment Letters or Fee Letters and due on or before the Closing Date and (ii) all outstanding indebtedness of the Company and its Subsidiaries that is required pursuant to its terms to be prepaid, repaid, refinanced or satisfied and discharged at the Closing.

(f) As of the date hereof, the Commitment Letters are legal, valid and binding obligations of Parent and, to the Knowledge of Parent, of the other parties thereto, subject to the effects of (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) general principles of equity, whether considered in a proceeding at law or in equity (such effects, the “Bankruptcy and Equity Exception”), and in full force and effect, and to the Knowledge of Parent, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of the Commitment Letters. Parent has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Commitment Letters on or before the date of this Agreement and will pay in full any such amounts due on or before the Closing Date. None of the Commitment Letters has been modified, amended or altered as of the date hereof, none of the Commitment Letters will be amended, modified or altered at any time through the Closing, except as permitted by Section 5.11(a) (provided that Parent promptly notifies the Company in writing of any such amendment, modification or alteration), and none of the respective commitments under any of the Commitment Letters have been withdrawn or rescinded in any respect (and, to the Knowledge of Parent, no withdrawal or rescission thereof is contemplated or threatened as of the date of this Agreement).

(g) Without limiting Section 8.5, in no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Financing) by Parent or any Affiliate thereof or any other financing or other transactions be a condition to any of Parent’s or Merger Sub’s obligations hereunder.

Section 4.6 Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the guarantee addressed to the Company from KKR Americas Fund XII L.P. (the “Sponsor”), guaranteeing certain obligations of Parent and Merger Sub under this Agreement on the terms and subject to the conditions set forth therein (the “Guarantee”). As of the date hereof, the Guarantee is valid and in full force and effect and constitutes the valid and binding obligation of the Sponsor, enforceable in accordance with its terms, except as limited by the Bankruptcy and Equity Exception.

Section 4.7 Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by a wholly owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 4.8 No Vote of Parent Stockholders. No vote of the stockholders of Parent or the holders of any other securities of Parent (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Parent or the applicable rules of any exchange on which securities of Parent are traded, in order for Parent to consummate the transactions contemplated hereby.

Section 4.9 Finders or Brokers. Neither Parent nor any of its Subsidiaries (including Merger Sub) has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission from the Company prior to Closing in connection with or upon consummation of the Merger.

Section 4.10 No Additional Representations.

(a) Each of Parent and Merger Sub acknowledges and agrees that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company that it and its Representatives have desired or requested to review and that it and its Representatives have had a reasonable opportunity to meet with the management of the Company and to discuss the business and assets of the Company.

(b) Parent and Merger Sub agree and acknowledge that, except for the representations and warranties contained in Article 3, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates. Parent and Merger Sub agree and acknowledge that neither the Company nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent and its Representatives, except as expressly set forth in Article 3 (which includes the Company Disclosure Letter and the Company SEC Documents, as applicable), and neither the Company or its Subsidiaries, its or their directors, officers, employees, agents or other Representatives, nor any other Person, shall be subject to any liability to Parent or any other Person resulting from the Company’s making available to Parent or Parent’s use of such information, or any information, documents or material made available to Parent in the due diligence materials provided to Parent, including in the data room, other management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, except as may be expressly set forth in Article 3, the Company makes no representation or warranty to Parent or Merger Sub with respect to any business or financial projection, guidance or forecast relating to the Company or any of its Subsidiaries, whether or not included in the data room or any management presentation. Each of Parent and Merger Sub, on its behalf and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters.

Section 4.11 Certain Arrangements. As of the date hereof, there are no contracts, undertakings, commitments, agreements, obligations or understandings, whether written or oral, between Parent or Merger Sub, the Sponsor or any of their Affiliates, on the one hand, and any beneficial owner of more than five percent (5%) of the outstanding Shares or any member of the Company’s management or the Board of Directors, on the other hand, relating in any way to the transactions contemplated by this Agreement or to the management of the Surviving Corporation after the Effective Time.

Section 4.12 Ownership of Common Stock. None of Parent, Merger Sub or any of their respective Subsidiaries beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any Shares or other securities convertible into, exchangeable for or exercisable for Shares or any securities of any Subsidiary of the Company, and none of Parent, Merger Sub or any of their respective Subsidiaries has any rights to acquire, directly or indirectly, any Shares, except pursuant to this Agreement. None of Parent, Merger Sub or the Sponsor or any of their “affiliates” or “associates” is, or at any time during the last three years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL.

Section 4.13 Solvency. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement (including the financings being entered into in connection therewith) and assuming (i) the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger set forth in Section 6.1 and Section 6.3, (ii) the accuracy of the representations and warranties of the Company set forth in Article 3 (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any knowledge, materiality or “Company Material Adverse Effect” qualification or exception), (iii) that the most recent financial forecasts of the Company or its Subsidiaries that have been provided by or on behalf of the Company to Parent prior to the date hereof have been prepared in good faith based upon assumptions that were, at the time made, and continue to be, reasonable and (iv) immediately prior to the Effective Time the Company is solvent:

(a) the Fair Value of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, shall be greater than the total amount of their respective liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed);

(b) the Surviving Corporation and its Subsidiaries, taken as a whole, shall be able to pay their respective debts and obligations in the ordinary course of business as they become due; and

(c) the Surviving Corporation and its Subsidiaries, taken as a whole, shall have adequate capital to carry on their businesses and all businesses in which they are about to engage.

(d) For the purposes of this Section 4.13, “Fair Value” means the amount at which the assets (both tangible and intangible), in their entirety, of the Surviving Corporation and its Subsidiaries would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

ARTICLE 5

COVENANTS AND AGREEMENTS

Section 5.1 Conduct of Business by the Company and Parent.

(a) From and after the date hereof and prior to earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (iii) as may be expressly contemplated, required or permitted by this Agreement or (iv) as set forth in Section 5.1 of the Company Disclosure Letter, the Company shall, and shall cause its Subsidiaries to, (x) conduct its business in all material respects in the ordinary course of business consistent with past practice and (y) use its commercially reasonable efforts to preserve intact in all material respects its business organization and business relationships; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such provision of Section 5.1(b).

(b) From and after the date hereof and prior to earlier of the Effective Time and the Termination Date, and except (w) as may be required by applicable Law, (x) as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (y) as may be expressly contemplated, required or permitted by this Agreement or (z) as set forth in Section 5.1 of the Company Disclosure Letter, the Company:

(i) shall not, and shall not permit any of its Subsidiaries that is not wholly owned to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except dividends and distributions paid by wholly owned Subsidiaries of the Company to the Company or to any of its other wholly owned Subsidiaries;

(ii) shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company that remains a wholly owned Subsidiary after consummation of such transaction;

(iii) except as required by the Company Benefit Plans in existence on the date hereof, shall not, and shall not permit any of its Subsidiaries to (A) except for (1) increases in base salary in the ordinary course of business consistent with past practice to employees below the level of enterprise vice president, and (2) increases in compensation and benefits to clinical workers in the ordinary course of business consistent with past practice, increase the compensation or other benefits (including severance benefits) payable or provided to the Company’s directors, officers or non-clinical individual independent contractors or employees, (B) enter into any employment, change of control, severance or retention agreement with any employee, officer or individual independent contractor of the Company or any of its Subsidiaries (except for an agreement entered into with a clinical employee in the ordinary course of business consistent with past practice), (C) adopt any material new employee benefit plan or arrangement or materially amend, modify or terminate any existing Company Benefit Plan, in each case, other than (1) as would not materially increase the cost to the Company or its Subsidiaries or (2) offer letters that are entered into in the ordinary course of business consistent with past practice with newly hired employees and that do not provide for any severance benefits, (D) take any action to accelerate the vesting or payment, or the funding of any payment or benefit under, any Company Benefit Plan, (E) make any equity or equity-based grants to directors, officers, individual independent contractors, employees or any other Person, or (F) hire or terminate the employment of any “officer” (within the meaning of Section 16(a) of the Exchange Act) of the Company, other than a termination for cause or due to permanent disability;

(iv) shall not, and shall not permit any of its Subsidiaries to, enter into or make any loans to any of its directors, employees, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, except as required by the terms of any Company Benefit Plan;

(v) shall not, and shall not permit any of its Subsidiaries to, change financial accounting policies or procedures or any of its methods of reporting income, deductions or other items for financial accounting purposes, except as required by GAAP or SEC rule or policy;

(vi) shall not adopt any amendments to the certificate of incorporation or bylaws of the Company or any material amendments to the certificate of incorporation or bylaws (or equivalent organizational documents) of any of the Company’s Subsidiaries, other than an amendment to the Company’s certificate of incorporation and bylaws to declassify the Board of Directors as previously publicly disclosed;

(vii) shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other equity interests in any Subsidiaries of the Company or any securities convertible into, exercisable for or exchangeable for any such shares or equity interests or any rights, warrants or options to acquire any such shares of capital stock, equity interests or convertible or exchangeable securities, or take any action to cause to be vested any otherwise unvested Company Equity Award (except as otherwise provided by the terms of this Agreement or the express terms of any such Company Equity Award), other than (A) issuances of Shares in respect of any exercise of or settlement of Company Equity Awards outstanding on the date hereof, (B) the incurrence of any Permitted Liens, (C) sales of capital stock of Subsidiaries to third parties permitted by Section 5.1(b)(x)(i) or (D) transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(viii) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than the acquisition of Shares from a holder of a Company Equity Award outstanding on the date hereof in satisfaction of withholding obligations or in payment of the exercise price;

(ix) shall not, and shall not permit any of its Subsidiaries to, incur, assume, modify on terms that are adverse in any material respect to the Company and its Subsidiaries, taken as a whole, or guarantee, any indebtedness for borrowed money, except for (A) any indebtedness among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (B) guarantees or credit support provided by the Company or any of its Subsidiaries for indebtedness of the Company or any of its Subsidiaries, to the extent such indebtedness is (I) in existence on the date of this Agreement or (II) incurred in compliance with this Section 5.1(b)(ix), (C) indebtedness incurred pursuant to agreements in effect prior to the execution of this Agreement and set forth on Section 5.1(b)(ix) of the Company Disclosure Letter and (D) indebtedness not to exceed $50 million in aggregate principal amount outstanding at any time incurred by the Company or any of its Subsidiaries other than in accordance with clauses (A) through (C);

(x) except for transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, shall not, and shall not permit any of its Subsidiaries to, (i) sell,

lease, license (other than non-exclusive licenses in the ordinary course of business consistent with past practice), transfer, exchange or swap, abandon, allow to lapse or expire (other than in the ordinary course of business consistent with past practice) or subject to any Lien (other than Permitted Liens) or otherwise dispose of any portion of its properties, rights or assets, including the capital stock of Subsidiaries, having an aggregate fair market value in excess of $50 million, (ii) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) or make any investment in any corporation, partnership or other business organization or division thereof having an aggregate fair market value in excess of $100 million (provided that, with respect to any fiscal quarter of the Company, the aggregate fair market value of such acquisitions and/or investments made in such quarter pursuant to this clause (ii) (including the potential acquisitions and/or investments set forth on Section 5.1(b)(x)(ii) of the Company Disclosure Letter and, in the case of the quarter ending June 30, 2018, amounts spent in respect of such acquisitions and/or investments prior to the date hereof in such quarter) shall not exceed the amount budgeted for such quarter in the related budget made available to Parent; provided, further, that the amount budgeted for any particular quarter will be deemed to be increased by an amount equal to the amount budgeted for all prior quarters (following the quarter ended March 31, 2018) that has not been expended) or (iii) make or authorize any new capital expenditures not reflected in the capital expenditures budget made available to Parent (other than acquisitions or investments permitted under clause (ii) of this Section 5.1(b)(x)) having an aggregate value in excess of $20 million, in each case, except pursuant to existing agreements in effect prior to the execution of this Agreement and set forth on Section 5.1(b)(x) of the Company Disclosure Letter;

(xi) shall not, and shall not permit any of its Subsidiaries to, (A) modify, amend, terminate or waive any rights under any Company Material Contract in any material respect, other than in the ordinary course of business consistent with past practice on terms that are not adverse in any material respect to the Company and its Subsidiaries, taken as a whole, (B) enter into any Contract that, if existing on the date hereof, would be a Company Material Contract, other than Company Material Contracts of the type referred to in (I) Section 3.18(a)(vi) or (II) Section 3.18(a) in respect of transactions or actions otherwise permitted by the other provisions of this Section 5.1(b), or (C) modify any privacy policy in any manner that is adverse in any material respect to the Company;

(xii) shall not, and shall not permit any of its Subsidiaries to, settle, pay, discharge or satisfy any Action, other than any Action that involves only the payment of monetary damages not in excess of $3 million individually or $10 million in the aggregate over the amount reflected or reserved against in the balance sheet (or the notes thereto) of the Company SEC Documents relating to Actions; provided, that with respect to Actions relating to medical malpractice and related legal theories such as negligent hiring, supervision and credentialing, the Company and its Subsidiaries may settle, pay, discharge, waive or satisfy such Actions in an amount not in excess of $15 million in the aggregate over captive or third-party insurance policy limits (which amounts shall not count against the $3 million and $10 million caps in this Section 5.1(b)(xii));

(xiii) shall not, and shall not permit any of its Subsidiaries to, adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or enter into a new line of business;

(xiv) shall not make (other than in connection with the filing of Tax Returns in the ordinary course of business consistent with past practice), change or revoke any material Tax election, adopt (other than in connection with the filing of Tax Returns in the ordinary course of business consistent with past practice) or change any accounting method with respect to material Taxes or adopt or change any accounting period with respect to material Taxes, file any amended material Tax Return, enter into any closing agreement relating to a material amount of Taxes, settle or compromise any material Tax liability (other than with respect to settlements or compromises of any Tax liability for an amount that does not materially exceed the amount disclosed, reflected or reserved in accordance with GAAP in the consolidated financial statements included in the Company SEC Documents with respect to the relevant Tax matter at issue as determined after good faith consultation with Parent), or surrender any right to claim a material refund of Taxes (it being agreed and understood that, notwithstanding any other provision in this Agreement, none of clauses (i) through (xiii) nor (xv) through (xvii) shall apply to Tax matters);

(xv) shall not, and shall not permit any of its Subsidiaries, to recognize any union or other labor organization as the representative of any of the employees of the Company or any of the Subsidiaries, or enter into any new or amended collective bargaining agreement with any labor organization, in each case, except as required by applicable Law;

(xvi) shall not, and shall not permit any of its Subsidiaries to, (i) enter into or amend in any manner any Contract with any Person covered under Item 404 of Regulation S-K under the Securities Act or (ii) make any payment to any Person covered under Item 404 of Regulation S-K under the Securities Act (other than any payments, transactions or benefits pursuant to Contracts or Company Benefit Plans made available to Parent prior to the date hereof, or otherwise as permitted by Section 5.1(b)(iii));

(xvii) shall not adopt a rights plan, “poison pill” or similar agreement that is, or at the Effective Time will be, applicable to this Agreement, the Merger or the other transactions contemplated hereby; and

(xviii) shall not, and shall not permit any of its Subsidiaries to, authorize or agree, in writing or otherwise, to take any of the foregoing actions.

(c) Between the date hereof and the earlier of the Effective Time and the Termination Date, Parent and Merger Sub shall not take or agree to take any action (including entering into agreements with respect to any acquisitions, mergers, consolidations or business combinations or entering into any new lines of business) that would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.2 Control of Operations. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.3 Access.

(a) Subject to compliance with applicable Laws, the Company shall afford to Parent and to its officers, employees, Affiliates, accountants, consultants, legal counsel, financial advisors, financing sources and agents and other representatives (collectively, “Representatives”), and, subject to their joinder to the Confidentiality Agreements or their having executed a confidentiality agreement with the Company in form and substance reasonably acceptable to the Company (it being understood that a confidentiality agreement with the Company having provisions as to confidential treatment of information and other terms that are not less favorable in any material respect to the Company than the confidentiality and other provisions of the Initial Confidentiality Agreement will be deemed to be reasonably acceptable to the Company), bona fide potential purchasers of assets of the Company and its Subsidiaries and their respective Representatives as may reasonably be requested by Parent, reasonable access during normal business hours, upon reasonable advance notice, throughout the period prior to the earlier of the Effective Time and the Termination Date, to the Company’s and its Subsidiaries’ personnel, properties, contracts, commitments, books and records (provided that in the case of such potential purchasers of assets and their respective Representatives, the Company may limit such access to the assets of the Company and its Subsidiaries that are the subject of such potential purchase and, if applicable, apply “clean team” and other similar customary procedures), other than any such matters that relate to the negotiation and execution of this Agreement, including with respect to the consideration or valuation of the Merger or any financial or strategic alternatives thereto, or any Alternative Proposal or Superior Proposal (which shall be governed by Section 5.4). The foregoing notwithstanding, the Company shall not be required to afford such access if it would unreasonably disrupt the operations of the Company or any of its Subsidiaries, would cause a violation of any agreement to which the Company or any of its Subsidiaries is a party, would cause a risk of a loss of privilege or trade secret protection to the Company or any of its Subsidiaries or would constitute a violation of any applicable Law. The parties hereto shall use reasonable best efforts to make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply to allow access in a manner that does not result in such effects.

(b) Parent hereby agrees that all information provided to it or any of its Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be treated in accordance with, the confidentiality agreement, dated as of February 5, 2018, between the Company and Kohlberg Kravis Roberts & Co. L.P. (the “Initial Confidentiality Agreement”), and the Clean Team Confidentiality Agreement, dated as of April 6, 2018, between the Company and Kohlberg Kravis Roberts & Co. L.P. (together with the Initial Confidentiality Agreement, the “Confidentiality Agreements”).

Section 5.4 No Solicitation.

(a) Except as expressly permitted by the provisions of this Section 5.4, from the date hereof until the earlier of the Effective Time and the Termination Date, the Company agrees that it shall not, and shall cause its Subsidiaries, Affiliates and Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or knowingly facilitate any inquiries with respect to, or the making or submission of any proposals or offers that constitute, or that would reasonably be expected to lead to, an Alternative Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding or that would reasonably be expected to lead to, an Alternative Proposal or provide access to its properties, books and records or any nonpublic information or data to any Person (other than Parent, Merger Sub or their respective Representatives) relating to the Company, its Subsidiaries and its Affiliates in connection with the foregoing (except, in each case, solely to notify such Person as to the existence of the provisions of this Section 5.4), (iii) enter into any letter of intent or agreement in principle or any agreement providing for any Alternative Proposal (except for confidentiality agreements permitted under Section 5.4(b)) (an “Alternative Acquisition Agreement”), (iv) approve, endorse, or recommend, or publicly propose to approve, endorse or recommend, any Alternative Proposal or (v) take any action to make any provision of any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation (or any related provision in the Company’s certificate of incorporation or bylaws) inapplicable to any transactions contemplated by an Alternative Proposal. The Company agrees that it shall, and shall cause its Subsidiaries, Affiliates and Representatives to, (1) immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Persons (other than Parent, Merger Sub and their respective Representatives) in connection with any Alternative Proposal, (2) terminate access to any physical or electronic data rooms hosted by or on behalf of the Company by any Person (other than Parent, Merger Sub and their respective Representatives) and (3) deliver written notice to each such Person requesting that such Person (other than Parent, Merger Sub and their respective Representatives) promptly return or destroy all confidential information regarding the Company and its Subsidiaries in accordance with the applicable confidentiality agreement between the Company and such Person. The Company shall promptly (and in any event within 24 hours) notify Parent orally and in writing of (A) the receipt by the Company, any of its Subsidiaries or any of their Representatives of an Alternative Proposal, (B) any inquiry, proposal, offer or request for information received by the Company, any of its Subsidiaries or any of their Representatives with respect to, or that would reasonably be expected to lead to, an Alternative Proposal or (C) any solicitations, discussions or negotiations sought to be initiated or continued with the Company, its Subsidiaries or its Affiliates or any of their respective Representatives concerning an Alternative Proposal, which notice shall include (x) a summary of the material terms and conditions of, and the identity of the Person or the group of Persons making, such Alternative Proposal, inquiry, offer, proposal or request for information and a copy of any such Alternative Proposal, inquiry, offer, proposal or request for information made in writing (including any draft agreements or term sheets, financing commitments and other agreements submitted therewith) and (y) a summary of the material terms and conditions of any such Alternative Proposal, inquiry, offer, proposal or request for information not made in writing. In addition, from and after the date hereof, the Company shall (i) notify Parent in writing if the Company determines to begin providing non-public information or to engage in discussions or negotiations concerning an Alternative Proposal in accordance with Section 5.4(b), (ii) thereafter keep Parent reasonably informed in all material respects of the status and terms (including any material change to the terms of any such Alternative Proposal) of any such Alternative Proposal, inquiry, offer, proposal or request for information and (iii) provide Parent promptly after the receipt or delivery of copies of all written proposals, offers or draft agreements sent or provided to the Company, its Affiliates or its Representatives from any Person that describes any of the terms or conditions of any such Alternative Proposal, inquiry, offer, proposal or request for information. The Company shall not, and shall cause its Affiliates not to, after the date hereof, enter into any Contract with any Person that prohibits or otherwise limits the Company from providing any information contemplated by this Section 5.4 to Parent, Merger Sub or their Representatives or otherwise complying with its obligations in this Section 5.4.

(b) Notwithstanding anything in this Section 5.4 to the contrary, at any time prior to the receipt of the Company Stockholder Approval, if (A) the Company receives an unsolicited written Alternative Proposal that did not result from a breach of this Section 5.4, (B) the Board of Directors determines in good faith after consultation with its outside legal counsel and financial advisors that such Alternative Proposal would reasonably be expected to result in a Superior Proposal and (C) the Board of Directors shall have determined in good faith, after consultation with its outside legal counsel that the failure to take the actions in clauses (x) and (y) below would be inconsistent with its fiduciary duties under applicable Law, the Company may take the following actions: (x) furnish nonpublic information of the Company or its Subsidiaries to the third party making such Alternative Proposal, if, and only if, prior to so furnishing such information, the third party has executed a confidentiality agreement with the Company having provisions as to confidential treatment of information and other terms that are not less favorable in any material respect to the Company than the confidentiality and other provisions of the Confidentiality Agreements (it being understood that such confidentiality agreement need not prohibit the making or amendment of any confidential Alternative Proposal); provided that any such nonpublic information has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time such information is furnished to such third party, and (y) engage in discussions or negotiations with the third party with respect to the Alternative Proposal. From the date hereof until the earlier of the Effective Time and the Termination Date, the Company shall not, and shall cause its Subsidiaries not to, terminate, amend, modify or waive any provision of any confidentiality agreement, standstill or similar agreement to which the Company or any of its Subsidiaries is a party and shall use reasonable best efforts to enforce the provisions of any such agreement; provided that the Company may grant a limited waiver of such provision if the Board of Directors shall have determined in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and such waiver is limited to the extent reasonably necessary to allow such Person to make a confidential Alternative Proposal to the Board of Directors.

(c) Except as set forth in this Section 5.4, the Board of Directors shall not (i) withdraw (or modify or qualify in any manner adverse to Parent), or propose publicly to withdraw (or modify or qualify in any manner adverse to Parent) the Recommendation, (ii) approve, recommend, endorse or declare advisable or publicly propose to approve, recommend, endorse or declare advisable any Alternative Proposal, (iii) fail to reaffirm publicly the Recommendation within five Business Days of a request therefor in writing from Parent following the public disclosure of an Alternative Proposal (other than of the type referred to in the following clause (v)) (or, if the Company Meeting is scheduled to be held within five Business Days of such request, within two Business Days after such request and in any event, prior to the date of the Company Meeting), (iv) fail to include the Recommendation in the Proxy Statement or (v) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Alternative Proposal that is a tender or exchange offer subject to Regulation 14D promulgated under the Exchange Act within ten Business Days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender offer or exchange offer (any such action, a “Change of Recommendation”). Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Company Stockholder Approval, the Board of Directors may, in response to a written Alternative Proposal received by the Company after the date of this Agreement on an unsolicited basis and that did not result from a breach of this Section 5.4, (x) make a Change of Recommendation or (y) cause the Company to terminate this Agreement pursuant to Section 7.1(g); provided, however, that the Board of Directors shall not be entitled to make such a Change of Recommendation or cause any termination of this Agreement pursuant to Section 7.1(g) unless (A) the Board of Directors determines in good faith, (1) after consultation with its outside legal counsel and financial advisors, that such Alternative Proposal constitutes a Superior Proposal and (2) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and (B)(1) the Company shall have given Parent at least four Business Days’ written notice (a “Superior Proposal Notice”) advising Parent of its intention to make such a Change of Recommendation or terminate this Agreement, which Superior Proposal Notice shall include a description of the terms and conditions of the Superior Proposal that is the basis for the proposed action of the Board of Directors, the identity of the Person making the Superior Proposal and a copy of any written offer or proposal, proposed definitive agreements, proposed or committed financing documentation and any other related documents for such Superior Proposal, if any, (2) during such four Business Day period, if requested by Parent, the Company, its Subsidiaries and their respective Representatives shall meet and engage in good faith negotiations with Parent and its Representatives to amend the terms and conditions of this Agreement in such a manner so that such Alternative Proposal would cease to constitute a Superior Proposal and (3) at the end of such four Business Day period, after taking into account any proposal made by Parent to amend the terms of this Agreement during the period following delivery of such Superior Proposal Notice, the Board of Directors determines in good faith (x) after consultation with its outside legal counsel and financial advisors, that the Alternative Proposal giving rise to the Superior Proposal Notice continues to constitute a Superior Proposal and (y) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law; provided that any material modifications or amendments to the terms of such Alternative Proposal shall commence a new notice period under clause (B) of three Business Days.

(d) Anything to the contrary set forth in this Agreement notwithstanding, prior to obtaining the Company Stockholder Approval, the Board of Directors may, in response to an Intervening Event, make a Change of Recommendation contemplated by clauses (i) or (iv) of the definition thereof if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors to take such action would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Board of Directors shall not be entitled to make such a Change of Recommendation unless (i) the Company shall have given Parent at least four Business Days’ written notice (an “Intervening Event Notice”) advising Parent of its intention to make such a Change of Recommendation, which Intervening Event Notice shall include a description of the applicable Intervening Event, (ii) during such four Business Day period, if requested by Parent, the Company, its Subsidiaries and their respective Representatives shall meet and engage in good faith negotiations with Parent and its Representatives to amend the terms and conditions of this Agreement in such a manner that would permit the Board of Directors not to make such Change of Recommendation and (iii) at the end of such notice period, after taking into account any proposal made by Parent to amend the terms of this Agreement during the period following delivery of such Intervening Event Notice, the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Board of Directors to make such Change of Recommendation contemplated by clauses (i) or (iv) of the definition thereof would continue to be inconsistent with its fiduciary duties under applicable Law.

(e) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder or (ii) making any other legally required disclosure to its stockholders; provided that (A) any disclosure made as permitted under clause (ii) above that relates to an Alternative Proposal (other than any “stop, look and listen” communication) shall be deemed to be a Change of Recommendation unless the Board of Directors expressly publicly reaffirms the Recommendation in connection with such disclosure and (B) any Change of Recommendation may only be made in accordance with clauses (c) and (d) of this Section 5.4.

(f) “Alternative Proposal” means any bona fide inquiry, proposal or offer made by any Person (other than Parent or Merger Sub or their Affiliates) relating to or concerning (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, (ii) the direct or indirect acquisition by any Person of more than twenty percent (20%) of the assets (including equity interests of any Subsidiary of the Company) of the Company and its Subsidiaries, on a

consolidated basis, (iii) the direct or indirect acquisition by any Person of more than twenty percent (20%) of the total voting power of equity securities of the Company (or any Subsidiary or Subsidiaries of the Company representing twenty percent (20%) or more of the consolidated revenue, net income or assets of the Company and its Subsidiaries taken as a whole) or (iv) any tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty percent (20%) or more of the total voting power of equity securities of the Company.

(g) “Superior Proposal” means a bona fide written unsolicited Alternative Proposal, substituting in the definition thereof “fifty percent (50%)” for “twenty percent (20%)” in each place it appears, that the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, and considering all financial (including financing terms), legal, timing, regulatory and other aspects and risks of such Alternative Proposal and the Person making such Alternative Proposal, (i) is reasonably capable of being consummated in accordance with its terms and (ii) would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated by this Agreement.

(h) “Intervening Event” means any event, change, occurrence or development that is material to the Company and its Subsidiaries taken as a whole that (i) is unknown and not reasonably foreseeable to the Board of Directors as of the date hereof, or if known and reasonably foreseeable to the Board of Directors as of the date hereof, the material consequences of which were not known and reasonably foreseeable to the Board of Directors as of the date hereof, (ii) becomes known prior to the receipt of the Company Stockholder Approval and (iii) does not involve or relate to any Alternative Proposal.

Section 5.5 Filings; Other Actions.

(a) As promptly as reasonably practicable after the date hereof (and in any event within twenty Business Days after the date hereof), the Company shall prepare and file with the SEC the Proxy Statement, which shall, subject to Section 5.4, include the Recommendation, and shall use reasonable best efforts to respond to any comments by the SEC staff in respect of the Proxy Statement as promptly as reasonably practicable after the receipt thereof, to have the Proxy Statement cleared by the SEC staff as promptly as reasonably practicable and shall cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Meeting promptly following the time the Proxy Statement is cleared by the SEC for mailing to the Company’s stockholders (and in any event within five Business Days after such time). Unless the Board of Directors has made a Change of Recommendation in accordance with Section 5.4(c) or Section 5.4(d), the Recommendation shall be included in the Proxy Statement. Parent and Merger Sub shall provide to the Company such information concerning themselves and their Affiliates as is customarily included in a proxy statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by applicable Law, requested by the SEC or its staff or as the Company may reasonably request. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide Parent and its counsel a reasonable opportunity to review and to propose comments on such document or response and consider in good faith such comments reasonably proposed by Parent or its counsel for inclusion therein. If at any time prior to the Company Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a party, which information should be set forth in an amendment or supplement to the Proxy Statement, so that either the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party and the Company shall prepare (with the assistance of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.

(b) Subject to the other provisions of this Agreement, the Company shall (i) take all action required, including under the DGCL and its certificate of incorporation and bylaws, to set a record date for, duly call, give notice of, convene and hold promptly following the mailing of the Proxy Statement a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”), it being understood that the Company Meeting may also be the Company’s annual meeting of stockholders, with the record date and meeting date of the Company Meeting to be selected after reasonable consultation with Parent, and (ii) subject to a Change of Recommendation in accordance with Section 5.4, use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the adoption of this Agreement. The Company shall keep Parent reasonably informed on a reasonably current basis, and promptly upon the Company’s request, of the status of its efforts to solicit such approval. The Company may postpone or adjourn the Company Meeting (A) with the written consent of Parent, (B) if a quorum has not been established at the time of the originally scheduled Company Meeting, (C) if required by applicable Law, (D) after consultation with Parent, with respect to any supplemental or amended disclosure that the Board of Directors has determined in good faith after consultation with its outside legal counsel is necessary under applicable Law, to the extent necessary to ensure such supplemental or amended disclosure is provided to stockholders of the Company within a reasonable amount of time in advance of the Company Meeting or (E) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval; provided that the Company Meeting shall not be postponed or adjourned to a date that is more than thirty (30) days after the date on which the Company Meeting was (or was required to be) originally scheduled without the prior written consent of Parent. In no event will the record date of the Company Meeting be changed without Parent’s prior written consent, unless required by applicable Law.

Section 5.6 Employee Matters.

(a) From and after the Effective Time, the Company shall, and Parent shall cause the Company to, honor all Company Benefit Plans in accordance with their terms as in effect immediately before the Effective Time. For a period of one year following the Effective Time (or if earlier, the date of the Company Employee’s termination of employment with the Company or the applicable Subsidiary), Parent shall provide, or shall cause to be provided, to each employee of the Company and its Subsidiaries who is employed at the Effective Time (“Company Employees”) (i) base compensation and a target annual cash incentive opportunity that are no less favorable than those that were provided to the Company Employee immediately before the Effective Time, and (ii) all other compensation and employee benefits (excluding equity-based and long-term incentive compensation) that are substantially comparable, in the aggregate, to all other compensation and employee benefits (excluding equity-based and long-term incentive compensation) provided by the Company or its Subsidiaries to such Company Employee immediately prior to the Effective Time. Without limiting the generality of the immediately preceding sentence, (A) Parent shall or shall cause the Surviving Corporation to provide to each Company Employee whose employment terminates during the one-year period following the Effective Time severance benefits equal to the severance benefits, if any, that would have been provided to the Company Employee under the Company’s severance arrangements in effect immediately prior to the Effective Time, and (B) during such one-year period following the Effective Time, severance benefits offered to each Company Employee shall be determined without taking into account any reduction after the Effective Time in compensation paid or benefits provided to such Company Employee.

(b) For all purposes (including for purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Effective Time, to the same extent as such Company Employee was entitled, before the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time, provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Effective Time, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) The Company may implement a retention program in accordance with Section 5.6(c) of the Company Disclosure Letter.

(d) If the Effective Time occurs prior to the time annual bonuses in respect of 2018 would be paid by the Company in the ordinary course of business, then Parent shall pay annual bonuses in respect of 2018 based on actual performance to each Company Employee who participates in an annual bonus plan covering 2018 as of the Effective Time and who remains employed with Parent, the Company or their respective Subsidiaries through the applicable payment date; provided that, if, prior to the applicable payment date, the Company Employee experiences a termination of employment entitling such Company Employee to severance benefits under any Company Benefit Plan or New Plan, then Parent shall pay such Company Employee a prorated annual bonus (calculated based on actual performance) for the portion of 2018 elapsed through such termination of employment. The level of achievement of the performance goals for such 2018 annual bonuses may be made (i) without regard to any expenses or costs incurred or accrued by the Company and its Subsidiaries during 2018 that are associated with, or arise as a result of, or in connection with the transactions contemplated by this Agreement (including any advisory or consulting fees) or any nonrecurring charges that would not reasonably be expected to have been incurred by the Company and its Subsidiaries had the transactions contemplated by this Agreement not arose, and (ii) such that any acquisition shortfall or unanticipated divestiture does not count against target achievement.

(e) Without limiting the generality of Section 8.10, the provisions of this Section 5.6 are solely for the benefit of the parties to this Agreement, and no current or former director, employee or individual independent contractor or any other Person shall be a third-party beneficiary of this Agreement, and nothing herein shall be construed as an amendment to any Company Benefit Plan or other compensation or benefit plan or arrangement for any purpose.

Section 5.7 Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use all reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as promptly as practicable after the date hereof and in any event prior to the End Date, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals and expirations or terminations of waiting periods, including the Specified Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any Actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and (v) promptly, but in no event later than 15 Business Days after the date hereof, file or cause to be filed any and all required notifications, applications and other filings set forth on Section 5.7(a) of the Company Disclosure Letter; provided, however, that in no event shall the Company or any of its Subsidiaries be required to pay, or pay any non-de minimis amounts without the prior written consent of Parent, prior to the Effective Time any fee, penalty or other consideration to any third party for any consent or approval required for or triggered by the consummation of the transactions contemplated by this Agreement under any contract or agreement or otherwise.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, the Company, Parent and its Subsidiaries and Merger Sub shall (i) promptly, but in no event later than 15 Business Days after the date hereof, file or cause to be filed any and all required notification and report forms under the HSR Act with respect to the Merger and the other transactions contemplated by this Agreement, and use all reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) use all reasonable best efforts to cooperate with each other in (A) determining whether any other filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any Governmental Entities pursuant to any Antitrust Law in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) promptly making all such filings and timely obtaining all such consents, permits, authorizations, waivers, clearances, approvals or expirations or terminations of waiting periods, (iii) supply or cause to be supplied to any Governmental Entity pursuant to any Antitrust Law as promptly as reasonably practicable any additional information or documents that may be requested pursuant to any such Antitrust Law or by such Governmental Entity pursuant to any Antitrust Law and (iv) take, or cause to be taken, all such further action as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities, or any other Governmental Entity may assert pursuant to any Antitrust Law with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as promptly as practicable after the date hereof (and in any event no later than the End Date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or disposition of any and all of the share capital or other equity voting interest, assets (whether tangible or intangible), products or businesses of Parent or its Subsidiaries or of the Company or its Subsidiaries and (y) otherwise taking or committing to take any actions that after the Closing Date would limit Parent’s or its Subsidiaries’ (including the Surviving Corporation’s) freedom of action with respect to, or their ability to retain, one or more of their Subsidiaries’ (including the Surviving Corporation’s) assets (whether tangible or intangible), products, or businesses, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any Action pursuant to any Antitrust Law that would otherwise have the effect of preventing the Closing, delaying the Closing or delaying the Closing beyond the End Date; provided that with respect to the matters in this Section 5.7, Parent shall in any event control the strategy and process relating to obtaining all approvals under any Antitrust Law so long as Parent reasonably consults in advance with the Company and considers in good faith the views of the Company with respect thereto. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.7(b) or elsewhere in this Agreement shall require Parent or Merger Sub to take or agree to take any action with respect to any of their Affiliates (other than Parent, the Surviving Corporation and their Subsidiaries), including selling, divesting, conveying, holding separate or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations or interest therein of any such Affiliates (other than Parent, the Surviving Corporation and their Subsidiaries) or any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of Parent or Merger Sub (other than the Surviving Corporation and its Subsidiaries). Notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Subsidiaries shall be required to become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, divest, license, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets, operations or business of the Company or any of its Subsidiaries, unless such requirement, condition, understanding, agreement or order is binding on or otherwise applicable to the Company or its Subsidiaries only from and after the Effective Time in the event that the Closing occurs. Except as otherwise permitted under this Agreement, the Company, Parent and Merger Sub shall not (and shall cause their Subsidiaries not to) take or agree to take any action that would be reasonably likely to prevent or materially delay the Closing.

(c) The Company, Parent and Merger Sub shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other actions pursuant to this Section 5.7(c), and, subject to applicable legal limitations and the instructions of any Governmental Entity, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or HSR Affiliates, from any third party and/or any Governmental Entity pursuant to any Antitrust Law with respect to such transactions and promptly notifying the other of any transaction or agreement to effect any transaction known to the Company, Parent, or their respective Subsidiaries or HSR Affiliates, which would reasonably be expected to, individually or in aggregate, prevent or materially delay or impede the ability of any of the parties hereto to obtain any necessary approvals or clearances of any Governmental Entity required for the transactions contemplated hereby; provided that the foregoing shall not apply to third-party hedge fund or asset managers in which KKR & Co. L.P. or any Affiliate thereof owns a minority stake. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity pursuant to any Antitrust Law. Any materials shared under this Section 5.7(c) may be redacted (x) to remove references concerning the valuation of the businesses of the Company and its Subsidiaries, or proposals from third parties made prior to the date hereof with respect thereto, (y) as necessary to comply with contractual agreements and (z) as necessary to address reasonable privilege or confidentiality concerns, and may be provided on an outside counsel only basis. Each of the Company, Parent and Merger Sub agrees not to participate in any meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party (or its outside counsel, as appropriate) the opportunity to attend and participate.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.7, but subject to the other provisions of this Section 5.7, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, each of the Company, Parent and Merger Sub shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such Action or proceeding and to have vacated, lifted, reversed or overturned any Action, decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger and the other transactions contemplated by this Agreement.

Section 5.8 Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the

Company, Parent and Merger Sub and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 5.9 Public Announcements. The Company, Parent and Merger Sub shall consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or as may be requested by a Governmental Entity; provided that the restrictions in this Section 5.9 shall not apply to any Company communication regarding an Alternative Proposal or with respect to a Change of Recommendation, in each case to the extent permitted by Section 5.4(c). Parent and the Company agree to issue a joint press release as the first public disclosure of this Agreement. Notwithstanding the foregoing, each of Parent and its Affiliates may, without any such consultation, make ordinary course disclosures and communications to existing or prospective general and limited partners, equityholders, members, managers and investors of such Person or any of its Affiliates, in each case who are subject to customary confidentiality restrictions, and on such Person’s website in the ordinary course of business.

Section 5.10 Indemnification and Insurance.

(a) Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of the Company or its Subsidiaries as provided in their respective certificates of incorporation or bylaws or other organizational documents or in any indemnification agreement set forth on Section 5.10 of the Company Disclosure Letter, shall survive the Merger and shall continue at and after the Effective Time in full force and effect. For a period of six years after the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s certificates of incorporation and bylaws or similar organizational documents as in effect as of the date of this Agreement or in any indemnification agreements of the Company or its Subsidiaries with any of their respective directors or officers set forth on Section 5.10 of the Company Disclosure Letter as in effect as of the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who at the Effective Time were current or former directors or officers of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the final disposition of such Action or resolution of such claim, even if beyond such six-year period. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.10.

(b) For a period of six years after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing or any related expenses in accordance herewith) each current and former director or officer of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of the Company or its Subsidiaries (each, together with such Person’s heirs, executors or administrators, and successors and assigns, an “Indemnified Party”) against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any Action to each Indemnified Party to the fullest extent permitted by Law following receipt of an undertaking by or on behalf of such Person to repay such amount if it is ultimately determined that such Person was not entitled to indemnification under this Section 5.10), judgments, fines, losses, claims, damages, obligations, costs, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an

“Action”), arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before or after the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director, employee or other fiduciary in any entity if such service was at the request or for the benefit of the Company or its Subsidiaries). In the event of any such Action, Parent and the Surviving Corporation shall have the right to control the defense thereof, and the Indemnified Party shall reasonably cooperate with the Surviving Corporation in the defense of any such Action.

(c) For a period of six years from the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time; provided, however, that after the Effective Time, Parent shall not be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. In lieu of the foregoing, Parent or the Company (with the written consent of Parent) may purchase, prior to the Effective Time, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated hereby at a cost not exceeding 300% of the last annual premium paid by the Company prior to the date hereof with respect to such coverage. If such prepaid “tail” policy has been obtained by Parent or the Company prior to the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain such policy in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder.

(d) Parent shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.10.

(e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificates of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation, any other indemnification arrangement set forth on Section 5.10 of the Company Disclosure Letter, the DGCL or otherwise. The provisions of this Section 5.10 shall survive the consummation of the Merger and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(f) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.10.

Section 5.11 Financing.

(a) Parent and Merger Sub shall, and shall use reasonable best efforts to cause their Representatives and Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain the proceeds of the Financing on the terms and conditions described in the Commitment Letters (including the “flex” provisions of any Fee Letter related to the Debt Financing) as promptly as practicable after the date hereof (taking into account the timing of the Marketing Period) and in any event prior to the End Date, including using reasonable best efforts with respect to:

(i) maintaining in effect the Commitment Letters,

(ii) negotiating and entering into definitive agreements with respect to the Debt Financing (the “Definitive Agreements”) consistent with the terms and conditions contained therein (including, as necessary, the “flex” provisions contained in any related fee letter) or on other terms that (1) are acceptable to Parent and Merger Sub in their sole discretion and (2) would not reasonably be expected to delay (taking into account the timing of the Marketing Period) or adversely affect the ability of Parent and Merger Sub to consummate the transactions contemplated hereby,

(iii) satisfying on a timely basis (taking into account the timing of the Marketing Period) all conditions under its control in the Commitment Letters and the Definitive Agreements,

(iv) complying with its obligations under the Commitment Letters,

(v) in the event that all conditions contained in the Commitment Letters (other than, with respect to the Debt Financing, the availability of the Cash Equity, and those conditions that by their nature are to be satisfied or waived at the Closing) have been satisfied or waived, subject to Section 8.5, enforcing its rights under the Commitment Letters (including by promptly commencing a litigation proceeding against any breaching lender or other financial institution to compel such breaching party to provide its portion of the Debt Financing or otherwise comply with its obligations under the Debt Commitment Letter or the relevant Definitive Agreement), and

(vi) consummating the Financing at or prior to the Closing Date (including drawing on any interim or bridge financing under the Debt Commitment Letter on the Closing Date to the extent necessary to obtain the Applicable Amount).

Without limiting the foregoing, in the event that all conditions contained in the Commitment Letters (other than, with respect to the Debt Financing, the availability of the Cash Equity, and those conditions that by their nature are to be satisfied or waived at the Closing) have been satisfied or waived, Parent shall use its reasonable best efforts to cause the Lenders and the Sponsor to fund the Financing required to consummate the transactions contemplated by this Agreement and to pay related fees and expenses on the Closing Date. Parent shall not, without the prior written consent of the Company: (A) permit any amendment, alteration or modification to, or any waiver of any provision or remedy under, the Commitment Letters or any related fee letters if such amendment, modification, waiver or remedy (w) adds new (or adversely modifies any existing) conditions to the consummation of the Financing as compared to those in the Commitment Letters or any related Fee Letters as of the date hereof, (x) reduces the amount or value of the Financing available to Parent or Merger Sub on the Closing Date to an amount such that Parent and Merger Sub will have funds that are less than the Applicable Amount, (y) adversely affects the ability of Parent to enforce its rights against other parties to the Commitment Letters or the Definitive Agreements as so amended, replaced, supplemented or otherwise modified, relative to the ability of Parent to enforce its rights against such other parties to the Commitment Letters as in effect on the date hereof or in the Definitive Agreements or (z) could reasonably be expected to prevent, impede or delay (taking into account the timing of the Marketing Period) the consummation of the Merger and the other transactions contemplated by this Agreement; or (B) terminate any Commitment Letter. Parent shall promptly deliver to the Company copies (redacted only as to fee amounts, dates and certain other economic terms, including in respect of “market flex” (but none of which (x) subject the funding of the Debt Financing to any additional conditions precedent or other contingencies or (y) could reduce the total amount of the Debt Financing available to Parent or Merger Sub on the Closing Date (other than customary OID flex) to an amount such that Parent and Merger Sub will have funds that are less than the Applicable Amount) in the case of fee letters related to the Debt Financing) of any such amendment, replacement, supplement or other modification or waiver of the Commitment Letters or any related fee letters. In the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor, Parent shall (1) use its reasonable best efforts to obtain as promptly as practicable (taking into account the timing of the Marketing Period) alternative debt financing (in an amount sufficient, when taken together with Cash Equity and any cash of the Company and its Subsidiaries on hand at the Closing Date, to consummate the transactions contemplated by this Agreement and to pay related fees and expenses) on substantially equivalent or more favorable terms from the same or other sources and which do not include any new conditions to the consummation of such alternative debt financing that are more onerous than the conditions set forth in the Debt Financing and (2) promptly notify the Company of such unavailability and the reason therefor; provided that in no event shall Parent and Merger Sub be obligated to accept or pursue any such alternative financing if it is less favorable to Parent in any material respect than the Debt Financing. If any alternative financing is required in accordance with the immediately preceding sentence, Parent shall use its reasonable best efforts to obtain, and when obtained, provide the Company with a copy of, a new financing commitment that provides for such alternative financing, and Parent shall comply with its covenants in this Section 5.11(a) with respect to such new financing commitment (as if such financing commitment were the Debt Commitment Letter). For the purposes of this Agreement, the term “Debt Commitment Letter” shall be deemed to include any commitment letter (or similar agreement) with respect to any alternative financing contemplated hereby (and any Debt Commitment Letter remaining in effect at the time in question). Parent shall provide the Company with prompt oral and written notice of (i) any breach or default by any party to any Commitment Letters or the Definitive Agreements or any purported termination or repudiation of the Commitment Letters or the Definitive Agreements, in each case, of which Parent becomes aware and (ii) the receipt of any written notice or other written communication from any Lender, the Sponsor or other financing source with respect to any breach, default, termination or repudiation by any party to any Commitment Letters or the Definitive Agreements of any provision thereof. Parent shall keep the Company reasonably informed on a reasonably current basis, and promptly upon the Company’s request, of the status of its efforts to consummate the Financing. Notwithstanding the foregoing, compliance by Parent with this Section 5.11 shall not relieve Parent of its obligation to consummate the transactions contemplated by this Agreement whether or not the Financing is available. Notwithstanding anything to the contrary contained herein, in no event shall Parent and Merger Sub be required pursuant to this Agreement to pay any additional fees or to increase any interest rates or original issue discounts applicable to the Financing, except as expressly required pursuant to the Commitment Letters as in effect on the date hereof (including the “flex” provisions of any Fee Letter). The Company acknowledges and agrees that Parent and Merger Sub shall not be required to consummate the Financing until the final day of the Marketing Period. In addition, Parent shall, as promptly as practicably, deliver to the Company, in writing, all Parent Pro Forma Information, and shall otherwise provide all assistance reasonably requested by the Company from time to time in connection with the preparation of the pro forma financial statements described in paragraphs (i)-(iv) of clause (c) of the definition of Required Information.

(b) Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to cause its and their respective Representatives to, use reasonable best efforts to provide such cooperation to Parent as is reasonably requested by Parent in connection with, and reasonably necessary or advisable for the arrangement of, the Debt Financing (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company or its Subsidiaries), including using commercially reasonable efforts to, upon the reasonable request of Parent:

(i) prepare and furnish Parent (which Parent may furnish to its Financing Sources) as promptly as practicable all financial and other pertinent information and disclosures regarding the Company and its Subsidiaries (including the Required Information) as may be reasonably requested by Parent or Merger Sub in connection with the preparation of the Offering Documents and all supplements thereto and projections included in the Offering Documents;

(ii) participate, and have appropriate senior management of the Company and its Subsidiaries participate, in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, in each case at mutually agreed times;

(iii) facilitate the pledging of collateral, effective no earlier than the Effective Time (including using reasonable best efforts to facilitate the delivery, on the Closing Date, of original share certificates, together with share powers executed in blank, with respect to the Company and each of its Subsidiaries), including taking reasonable actions necessary to permit the Financing Sources to evaluate the Company’s and its Subsidiaries’ assets, inventory, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements (including using reasonable best efforts to assist in establishing bank and other accounts and blocked account and control agreements in connection with the foregoing);

(iv) assist Parent in the preparation of any Offering Documents (and any supplement thereto);

(v) if and to the extent Parent elects to prepay, redeem, terminate or otherwise discharge any of the Company’s existing indebtedness, including any Company Notes, at or after the Effective Time, assist Parent, at Parent’s request, in:

(A) at the Effective Time, terminating the Company’s existing asset-based revolving credit agreement and senior secured term loan facility, subject to and in compliance with the terms of the relevant documents governing such indebtedness;

(B) communicating with agents, lenders, and trustees as to such indebtedness;

(C) with respect to the Company’s existing asset-based revolving credit agreement and senior secured term loan facility, obtaining customary payoff letters and lien terminations at Closing;

(D) the redemption of the Company Notes, including delivering or causing the applicable trustee to deliver redemption notices, including any notices required to extend the redemption date(s) in the case of any Conditional Redemption Notice, provided that any such notices shall (I) be delivered on such date(s) requested by Parent prior to or at Closing as is reasonably determined by Parent in consultation with the Company; (II) comply with applicable Law and with the indenture governing the applicable Company Notes in all respects; (III) to the extent any such redemption notice is delivered before closing (a “Conditional Redemption Notice”), expressly provide that the applicable redemption shall be conditioned on the occurrence of the Closing; and (IV) otherwise be in form and substance reasonably satisfactory to each of the Company and Parent; and

(E) facilitating and using its reasonable best efforts to cause the applicable trustee to cooperate with the discharge of any Company Notes at Closing;

(vi) provide at least three Business Days prior to the Closing Date all documentation and other information about the Company and each of its Subsidiaries as is reasonably requested in writing by Parent or Merger Sub at least nine Business Days prior to the Closing Date with respect to applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act

(vii) (A) obtain customary consents of independent accountants of the Company and its Subsidiaries for use of their auditor opinions in any materials relating to the Financing at the expense of and as reasonably requested by Parent on behalf of the Financing Sources, (B) cause such accountants to partake in customary accounting and auditor due diligence sessions, and (C) cause its independent accountants to provide any customary “comfort letters” (including customary negative assurance comfort) with respect to the financial statements set forth in clauses (a)-(c) of the definition of “Required Information” from such independent accountants in connection with the non-convertible debt securities being issued as part of the Debt Financing (and to provide drafts of such comfort letters in advance of the commencement of the Marketing Period);

(viii) assist Parent and Merger Sub in obtaining any corporate credit and family ratings from any ratings agencies in respect of the relevant borrower, issuer or parent guarantors under the Debt Financing, including using commercially reasonable efforts to assist Parent, Merger Sub and the Financing Sources in the preparation of materials for rating agency presentations;

(ix) assist Parent in connection with the preparation of customary projections to be included in any Offering Documents;

(x) assist in facilitating the preparation, execution and delivery of the Definitive Documentation, including guarantee and collateral documents and other certificates and documents as may reasonably be requested by Parent;

(xi) subject (except with respect to the Authorization Letters) to the occurrence of the Closing and not prior to the Effective Time, cause the execution and delivery of such documents as Parent may reasonably request, including (x) a certificate of the chief financial officer of the Company with respect to solvency matters as of the Closing, on a pro forma basis, in the form attached to the Debt Commitment Letter (or substantially similar provisions in any alternative financing) and (y) the Authorization Letters; and

(xii) take all organizational actions, subject to the occurrence of the Closing and not prior to the Effective Time, reasonably requested by Parent to permit the consummation of the Financing.

The foregoing notwithstanding:

(A) neither the Company or its Subsidiaries nor any Persons who are directors, officers or employees of the Company or its Subsidiaries shall be required to (I) pass resolutions or consents (except those which are subject to the occurrence of the Closing passed by directors or officers continuing in their positions following the Closing) or (II) except for (x) any Authorization Letters or (y) in connection with any Conditional Redemption Notices, execute any document or Contract or incur any liability that is effective prior to the occurrence of the Closing, in each case in connection the Debt Financing or the cooperation contemplated by this Section 5.11(b);

(B) no obligation of the Company or any of its Subsidiaries or any of their respective Representatives undertaken pursuant to the Debt Financing or the cooperation contemplated by this Section 5.11(b) shall be effective until the Effective Time;

(C) none of the Company or its Subsidiaries or any of their respective Representatives shall be required (x) to pay any commitment or other similar fee or (y) incur any other cost or expense that is not promptly fully reimbursed by Parent in connection with the Debt Financing or the cooperation contemplated by this Section 5.11(b) prior to the Closing;

(D) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to disclose or provide any information in connection with the Debt Financing, the disclosure of which, in the judgment of the Company, is restricted by Contract or applicable Law, is subject to attorney-client privilege or could result in the disclosure of any trade secrets or the violation of any confidentiality obligation, provided that the Company or such Subsidiary shall use reasonable best efforts to provide an alternative means of disclosing or providing such information;

(E) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to deliver for inclusion in any Offering Documents any financial information with respect to a fiscal period that has not yet ended;

(F) none of the Company or its Subsidiaries or any of their respective Representatives shall be required to prepare any (I) pro forma financial information other than, subject to receipt of the Parent Pro Forma Information, that which is expressly described in paragraphs (i)-(iv) of clause (c) of the definition of Required Information or (II) projections (without limiting the obligations of the Company to reasonably assist in the preparation of projections as contemplated by clause (ix) of Section 5.11(b) above); and

(G) none of the Company or its Subsidiaries or any of their respective Representatives will be required to provide, or cause to be provided, any legal opinions.

In addition, nothing contained in this Section 5.11(b) or otherwise shall require the Company or any of its Subsidiaries, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or its Subsidiaries or their respective Representatives in connection with the Debt Financing or the cooperation contemplated by this Section 5.11(b) and shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the Debt Financing, any action taken by them pursuant to this Section 5.11(b), and any information utilized in connection therewith (other than information including in any marketing materials concerning the Company or its Subsidiaries to the extent provided in writing thereby for inclusion in such materials). The obligations of Parent pursuant to the immediately foregoing sentence shall survive termination of this Agreement.

(c) All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent or its Representatives pursuant to Section 5.11(b) or otherwise in connection with the Debt Financing shall be kept confidential in accordance with the Confidentiality Agreements. The Company hereby consents to the use of its and its Subsidiaries’ logos in a customary manner in connection with the Financing, provided such use is in a manner reasonably acceptable to the Company. The Company hereby consents pursuant to Section 19(a)(ii) of the Confidentiality Agreement dated February 5, 2018 that potential sources of debt or equity financing with respect to the Merger and the other transactions contemplated hereby (including the Persons specified in clauses (i) and (ii) below) shall be “Representatives” for all purposes of this Agreement and the Confidentiality Agreements. Without limiting Parent’s obligations hereunder or the terms of the Equity Commitment Letter, Parent and its controlled Affiliates and their respective Representatives may seek and obtain equity commitments and equity financing (and provide such Persons confidential information in connection therewith in accordance with this Section 5.11(c) and the Confidentiality Agreements) at any time from (i) any limited partners of the active investment funds, managed accounts affiliated with Sponsor or an investor in a vehicle controlled or managed by an affiliate of the Sponsor or any other Person engaged in the private equity business or who is a financial investor and (ii) any other Person to which the Sponsor or any of its Affiliates is obligated to offer the opportunity to invest in connection with transactions similar to the transactions contemplated by this Agreement; provided that such actions do not delay or prevent the Closing or otherwise impair the ability of the parties to consummate the Closing.

Section 5.12 Reserved.

Section 5.13 Stock Exchange De-listing; 1934 Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE and the SEC to enable the de-listing by the Surviving Corporation of the Common Stock from the NYSE and the deregistration of the Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Section 5.14 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.15 Stockholder Litigation. Each of the Company and Parent shall notify the other and keep the other reasonably informed of, and cooperate with such party in connection with, any stockholder litigation or claim against such party and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement. Without limiting the foregoing, the Company shall give Parent a reasonable opportunity to participate in the defense or settlement of any such litigation or claim and the Company shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any litigation or claim arising or resulting from the transactions contemplated by this Agreement or consent to the same without the prior written consent of Parent. Notwithstanding anything to the contrary in this Section 5.15, any litigation or claim relating to Dissenting Shares shall be governed by Section 2.1(b).

Section 5.16 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE 6

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction (or waiver by Parent and the Company to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Legal Restraints. No injunction or similar order by any court of competent jurisdiction that prohibits the consummation of the Merger and the other transactions contemplated hereby shall have been entered and shall continue to be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

(c) Regulatory Approvals. Any waiting period under the HSR Act applicable to the Merger shall have expired or been earlier terminated.

Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company to the extent permitted by applicable Law) of the following conditions:

(a) The representations and warranties of Parent and Merger Sub set forth in Article 4 (without regard to any qualifications as to materiality or Parent Material Adverse Effect contained in such representations and warranties) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time.

(c) Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3 Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated hereby are further subject to the satisfaction (or waiver by Parent and Merger Sub to the extent permitted by applicable Law) of the following conditions:

(a) (i) The representations and warranties of the Company set forth in Section 3.2(a), Section 3.2(b) and the first sentence of Section 3.10 shall be true and correct in all respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), other than, solely in the case of Section 3.2(a) and Section 3.2(b), de minimis inaccuracies; (ii) the representations and warranties of the Company set forth in Section 3.1(a) solely with respect to the Company’s due organization, valid existence, good standing and corporate power and authority, Section 3.3(a) and Section 3.21 shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iii) the other representations and warranties of the Company set forth in

Article 3 (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (iii) where the failure of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time.

(c) The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

ARTICLE 7

TERMINATION

Section 7.1 Termination or Abandonment. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval by the stockholders of the Company of the matters presented in connection with the Merger:

(a) by the mutual written consent of the Company and Parent;

(b) by either the Company or Parent if (i) the Effective Time shall not have occurred on or before December 10, 2018 (provided that if either, (A) as of such date all conditions set forth in Section 6.1, Section 6.2 and Section 6.3 shall have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)), but the Marketing Period shall not have been completed (or the third Business Day after the Marketing Period shall not have occurred) or (B) as of such date all conditions set forth in Section 6.1, Section 6.2 and Section 6.3 shall have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)) other than the condition set forth in Section 6.1(b) (but only if the applicable legal restraint relates to any U.S. Antitrust Law) and/or Section 6.1(c), then such date shall automatically be extended for up to two consecutive periods of 60 days) (as such date may be so extended, the “End Date”) and (ii) the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that has been the primary cause of the failure to consummate the Merger on or before such date;

(c) by either the Company or Parent if any Governmental Entity shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement (including consummation of the Merger), and such order, decree or ruling shall have become final and nonappealable, provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall not have breached in any material respect its obligations under this Agreement in any manner that has primarily caused such order, decree or ruling;

(d) by either the Company or Parent if the Company Meeting (including any adjournments or postponements thereof) shall have concluded, a vote on the adoption of this Agreement shall have been taken and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained;

(e) by the Company, if Parent or Merger Sub shall have breached or failed to perform any of their representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 Business Days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination; provided that, the Company is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;

(f) by Parent, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 Business Days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination; provided that Parent or Merger Sub is not then in material breach of any representation, warranty, agreement or covenant contained in this Agreement;

(g) (i) by the Company, prior to obtaining the Company Stockholder Approval, in order to enter into a definitive agreement providing for a Superior Proposal if the Company shall have complied with Section 5.4(c); provided that the Company shall pay pursuant to Section 7.3(a) the Company Termination Fee prior to or concurrently with such termination; or (ii) by Parent if (A) prior to obtaining the Company Stockholder Approval, the Board of Directors shall have effected a Change of Recommendation or (B) the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement or the Board of Directors shall have authorized or approved the execution of an Alternative Acquisition Agreement; and

(h) by the Company if (i) the conditions set forth in Section 6.1 and Section 6.3 have been and continue to be satisfied or waived at the time the Closing is required to have occurred pursuant to Section 1.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), (ii) Parent fails to consummate the Closing by the date that is two Business Days after the first date upon which Parent is required to consummate the Closing pursuant to Section 1.2, and (iii) the Company has irrevocably confirmed to Parent in writing that it is prepared to consummate the Closing and that at all times during such two Business Day period the Company stood ready, willing and able to consummate the Closing.

Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, the terminating party shall forthwith give written notice thereof to the other party or parties and this Agreement shall terminate, and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Company, Parent, Merger Sub or their respective Subsidiaries or Affiliates, except that (i) no such termination shall relieve any party of its obligation to pay the Company Termination Fee or the Parent Termination Fee, if, as and when required pursuant to Section 7.3; (ii) no such termination shall relieve any party for liability for such party’s willful and material breach of any covenant or agreement of this Agreement prior to its termination; and (iii) the Confidentiality Agreements, Section 5.3(b), the last two sentences of Section 5.11(b), this Section 7.2, Section 7.3 and Article 8 shall survive the termination hereof.

Section 7.3 Termination Fees.

(a) Company Termination Fee. Any provision in this Agreement to the contrary notwithstanding, if (i) the Company shall have terminated this Agreement pursuant to Section 7.1(g)(i), (ii) Parent shall have terminated this Agreement pursuant to Section 7.1(g)(ii) or (iii) (A) after the date of this Agreement, an Alternative Proposal (substituting in the definition thereof “fifty percent (50%)” for “twenty percent (20%)” in each place it appears) is publicly proposed or publicly disclosed or, in the case of a termination pursuant to Section 7.1(b) or Section 7.1(f), an Alternative Proposal has otherwise become known, disclosed or communicated to the Company’s senior management or the Board of Directors (x) prior to, and is not withdrawn at least two Business Days prior to, the Company Meeting in the event of a termination pursuant to Section 7.1(d), (y) prior to the End

Date in the event of a termination pursuant to Section 7.1(b) or (z) prior to the breach that forms the basis of such termination in the event of a termination pursuant to Section 7.1(f), (B) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(f) (provided that in the case of a termination pursuant to Section 7.1(b), the Company Stockholder Approval has not been obtained) and (C) concurrently with or within twelve months after such termination, the Company shall have entered into a definitive agreement providing for any Alternative Proposal or completed any Alternative Proposal, then the Company shall pay, by wire transfer of immediately available funds to an account designated by Parent, a fee of $167 million in cash (the “Company Termination Fee”), such payment to be made prior to or concurrently with termination in the case of clause (i) above, within three Business Days after such termination in the case of clause (ii) above, or within three Business Days after the last to occur of the events set forth in clause (iii) above; it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Upon the payment by the Company of the Company Termination Fee as and when required by this Section 7.3(a), together with any fees, costs, expenses and interest payable pursuant to Section 7.3(c) and any Proxy Costs payable pursuant to Section 8.2, no Company Related Party or its Representatives shall have any further liability with respect to this Agreement or the transactions contemplated hereby to Parent, Merger Sub or their respective Affiliates or Representatives, except as expressly provided in Section 7.3(c)(iii).

(b) Parent Termination Fee. If this Agreement (i) is terminated by the Company pursuant to (A) Section 7.1(e) or (B) Section 7.1(h) or (ii) is terminated by Parent pursuant to Section 7.1(b) and at such time the Company could have terminated this Agreement under Section 7.1(e) or Section 7.1(h), then Parent shall pay, by wire transfer of immediately available funds to an account designated by the Company, a fee of $275 million in cash (the “Parent Termination Fee”), such payment to be made within three Business Days of such termination; it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Upon the payment by Parent of the Parent Termination Fee as and when required by this clause (b), together with any fees, costs, expenses and interest payable pursuant to Section 7.3(c), any amounts payable pursuant to Section 5.11(b) and any Filing Fees payable pursuant to Section 8.2, no Parent Related Party or its Representatives shall have any further liability with respect to this Agreement or the transactions contemplated hereby to the Company or its Affiliates or Representatives.

(c) Acknowledgements.

(i) Each party acknowledges that the agreements contained in this Section 7.3 are an integral part of this Agreement and that, without Section 7.3(a), Parent would not have entered into this Agreement and that, without Section 7.3(b), the Company would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 7.3, the Company or the Parent, as applicable, shall pay to Parent or the Company, respectively, all fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Company Termination Fee or the Parent Termination Fee, as applicable, at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made. The parties further acknowledge that neither the Company Termination Fee nor the Parent Termination Fee shall constitute a penalty but is liquidated damages, in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which the Company Termination Fee or the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The parties acknowledge that the right to receive the Company Termination Fee or the Parent Termination Fee, as applicable, shall not limit or otherwise affect any such party’s right to specific performance as provided in Section 8.5. While each of the Company and Parent may pursue both a grant of specific performance in accordance with Section 8.5 and the payment of the Parent Termination Fee or the Company Termination Fee, as applicable, under no circumstances shall the Company or Parent be permitted or entitled to receive both a grant of specific performance that results in the Effective Time occurring and the Parent Termination Fee or the Company Termination Fee, as applicable.

(ii) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 8.5, each of the parties hereto expressly acknowledges and agrees that the Company’s right to terminate this Agreement and receive payment of the Parent Termination Fee pursuant to Section 7.3(b), together with any fees, costs, expenses and interest payable pursuant to Section 7.3(c), any amounts payable pursuant to Section 5.11(b) and any Filing Fees payable pursuant to Section 8.2, shall constitute the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company and its Subsidiaries and their respective Affiliates and any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) against Parent, Merger Sub, the Sponsor and their respective Affiliates, the Financing Sources, any other potential debt or equity financing source and any of their respective former, current or future general or limited partners, stockholders, equityholders, members, managers, directors, officers, employees, agents or Affiliates or any former, current or future general or limited partner, stockholder, equityholder, member, manager, director, officer, employee, agent or Affiliate of any of the foregoing (collectively, the “Parent Related Parties”) for all losses and damages in respect of this Agreement (or the termination thereof) or the transactions contemplated by this Agreement (or the failure of such transactions to occur for any reason or for no reason) or any breach (whether willful (including willful and material breach), intentional, unilateral or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith, and upon payment of the Parent Termination Fee to the Company pursuant to Section 7.3(b), together with any fees, costs, expenses and interest payable pursuant to Section 7.3(c), any amounts payable pursuant to Section 5.11(b) and any Filing Fees payable pursuant to Section 8.2, (A) none of the Parent Related Parties shall have any further liability or obligation to any of the Company Related Parties relating to or arising out of this Agreement, the Guarantee, the Commitment Letters or the transactions contemplated hereby or thereby, and (B) none of the Company Related Parties shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or the transactions contemplated hereby or any oral representation made or alleged to be made in connection herewith. For the avoidance of doubt, in no event shall Parent or Merger Sub be subject to (nor shall any Company Related Party seek to recover) monetary damages in excess of an amount equal to the Parent Termination Fee, in the aggregate (the “Damage Cap”), for any losses or other liabilities arising out of or in connection with breaches (whether willful (including willful and material breach), intentional, unilateral or otherwise) by Parent or Merger Sub of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that any Company Related Party may have with respect thereto, including for a breach of Section 2.2(a) as a result of the Debt Financing not being available to be drawn down or otherwise arising from the Commitment Letters or the Guarantee or in respect of any oral representation made or alleged to be made in connection herewith or therewith.

(iii) Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 8.5 and except for the right of Parent and/or Merger Sub to seek damages with respect to this Agreement as described in the immediately following sentence (subject to the limitations described therein), each of the parties hereto expressly acknowledges and agrees that: Parent’s right to terminate this Agreement and receive payment of the Company Termination Fee pursuant to Section 7.3(a), together with any fees, costs, expenses and interest payable pursuant to Section 7.3(c) and any Proxy Costs payable pursuant to Section 8.2, shall constitute the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Parent Related Parties against the Company Related Parties for all losses and damages in respect of this Agreement (or the termination thereof) or the transactions contemplated by this Agreement (or the failure of such transactions to occur for any reason or for no reason) or any breach (whether willful (including any willful and material breach), intentional, unilateral or otherwise) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith, and upon payment of the Company Termination Fee to Parent pursuant to Section 7.3(a), together with any fees, costs, expenses and interest payable pursuant to

Section 7.3(c) and any Proxy Costs payable pursuant to Section 8.2, (A) none of the Company Related Parties shall have any further liability or obligation to any of the Parent Related Parties relating to or arising out of this Agreement or the transactions contemplated hereby or thereby, and (B) none of the Parent Related Parties shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or the transactions contemplated hereby or any oral representation made or alleged to be made in connection herewith. Notwithstanding the foregoing, following termination of this Agreement by either Parent or the Company, Parent may seek monetary damages from the Company for its willful and material breach of this Agreement; provided that, in no event shall the Company be subject to (nor shall any Parent Related Party seek to recover) monetary damages in excess of an amount equal to the Damage Cap, or payment of both monetary damages and the Company Termination Fee in a combined amount in excess of the Damage Cap, for any losses or other liabilities arising out of or in connection with breaches (whether willful (including willful and material breach), intentional, unilateral or otherwise) by the Company of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that any Parent Related Party may have with respect thereto, including in respect of any oral representation made or alleged to be made in connection herewith.

ARTICLE 8

MISCELLANEOUS

Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

Section 8.2 Expenses. Except as set forth in Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such expenses, except that expenses incurred by any party in connection with the printing, filing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be borne by the Company (such expenses, “Proxy Costs”), and all filing fees paid by any party in respect of any HSR Act or other regulatory filing shall be borne by Parent (such fees, “Filing Fees”); provided that, except as otherwise set forth in Section 2.2(b)(ii), the Company shall be exclusively responsible for any transfer or similar Taxes imposed on the Company or its Subsidiaries with respect to, or as a result of, the Merger.

Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in counterparts (including by facsimile, by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, facsimile, electronic mail or otherwise as authorized by the prior sentence) to the other parties.

Section 8.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8.4, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, claims and actions that may be based upon, arise out of, or relate to the Debt Financing or involve the Financing Sources (whether in law, contract, tort, equity or otherwise) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York; provided that it is understood and agreed that (i) the interpretation of the definition of “Company Material Adverse Effect” (and whether or not a Company Material Adverse Effect has occurred), (ii) the determination of the accuracy of any Specified Representations (as defined in the Debt Commitment Letter) and whether as a result of any inaccuracy thereof Parent and Merger Sub have the right (taking into account any applicable cure provisions) to terminate their respective obligations under this Agreement or decline to consummate the transaction contemplated hereby and (iii) the determination of whether the Merger has been consummated in accordance with the terms of this Agreement, in each case shall be governed by, and construed in accordance with, the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Further, notwithstanding anything to the contrary in this Agreement, each party agrees (on behalf of itself and its Affiliates) that it will not bring or support any action, proceeding, cause of action, claim, cross-claim or third party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source in any way relating to this Agreement, including any dispute arising out of the Commitment Letters or the performance thereof or the Financing, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York in the County of New York (and the appropriate appellate courts therefrom), and each party submits for itself and its property with respect to any such action or Action to the exclusive jurisdiction of such court and agrees not to bring any such action or Action in any other court.

Section 8.5 Specific Enforcement.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, subject to the next succeeding sentence, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages subject to Section 7.3) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach.

(b) In circumstances where Parent and Merger Sub are obligated to consummate the Merger and the Merger has not been consummated, Parent and Merger Sub expressly acknowledge and agree that the Company shall have suffered irreparable harm, that monetary damages will be inadequate to compensate the Company, and that the Company shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages, subject, in each case, to Section 7.3) to specific performance:

(i) of Parent’s obligation to cause the Cash Equity to be funded under the Equity Commitment Letter and Parent’s and Merger Sub’s obligations to consummate the Merger if, but only if, (i) all of the conditions in Section 6.1 and Section 6.3 have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)) at the time the Closing is required to occur pursuant to Section 1.2 and Parent and Merger Sub fail to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (ii) the Debt Financing (or, any alternative debt financing required by Section 5.11(a), as the case may be) has been funded or will be funded at the Closing if the Cash Equity is funded at the Closing and (iii) the Company has irrevocably confirmed in writing that, if specific performance is granted and the Cash Equity and Debt Financing are funded, then the Closing will occur in accordance with Article 1; and

(ii) of Parent’s and Merger Sub’s rights to enforce the terms of the Debt Commitment Letter and the obligations of the Lenders to fund the Debt Financing if, but only if, (i) all of the conditions in Section 6.1 and Section 6.3 have been satisfied or waived (other than those conditions that, by their nature, are to be satisfied at the Closing (but subject to such conditions being capable of being satisfied at the Closing)) at the time the Closing is required to occur pursuant to Section 1.2 and Parent and Merger Sub fail to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (ii) all of the conditions (other than those conditions that by their nature are to be satisfied at the Closing under the Debt Commitment Letter, provided that those other conditions would be satisfied if the Closing were on such date) to the consummation of the financing provided for in the Debt Commitment Letter have been satisfied and (iii) the Company has irrevocably confirmed in writing that, if specific performance is granted and the Cash Equity and Debt Financing are funded, then the Closing will occur in accordance with Article 1.

(c) Each party further agrees that no other party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING THE DEBT FINANCING). EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 8.6.

Section 8.7 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by email, facsimile transmission, by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

To Parent or Merger Sub:

Enterprise Parent Holdings Inc.

Enterprise Merger Sub Inc.

c/o Kohlberg Kravis Roberts & Co. L.P.

2800 Sand Hill Road, Suite 200

Menlo Park, California 94025

Attention:	Jim Momtazee
Max Lin
Facsimile:	(650) 233-6553
Email:	jim.momtazee@kkr.com
max.lin@kkr.com

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:	Marni J. Lerner
Michael T. Holick
Facsimile:	(212) 455-2502
Email:	mlerner@stblaw.com
mholick@stblaw.com

To the Company:

Envision Healthcare Corporation

1A Burton Hills Boulevard

Nashville, Tennessee 37215

Attention:	Craig Wilson, General Counsel
Facsimile:	(303) 495-1288

E-mail: craig.wilson@evhc.net

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Steven A. Rosenblum
David A. Katz
Facsimile:	(212) 403-2000
Email:	SARosenblum@wlrk.com
DAKatz@wlrk.com

and

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Attention:	J. James Jenkins, Jr.
Facsimile:	(615) 742-2736
Email:	jjenkins@bassberry.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered (a) when received when sent by email or facsimile, provided that the recipient confirms in writing its receipt thereof, (b) upon proof of service when sent by reliable overnight delivery service, (c) upon personal delivery in the case of hand delivery or (d) upon receipt of the return receipt when sent by certified or registered mail. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent or Merger Sub, but no such assignment shall relieve Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto), the Equity Commitment Letter, the Guarantee, the Debt Commitment Letter and the Confidentiality Agreements constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof. Except (a) for the provisions of Section 5.10 (which, from and after the Effective Time, shall be for the benefit of the Indemnified Parties), (b) that the Parent Related Parties and the Company Related Parties shall be express third party beneficiaries of Section 7.3(c), Section 8.4, Section 8.6 and this Section 8.10 and (c) that the Parent Related Parties shall be express third party beneficiaries of Section 8.5, Section 8.11 and Section 8.16, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein is intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.11 Amendments; Waivers. At any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company or the sole stockholder of Merger Sub, as applicable. The foregoing notwithstanding, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. To the extent any amendment or waiver of Section 7.3(c), Section 8.4, Section 8.5, Section 8.6, Section 8.10, Section 8.11 or Section 8.16 (and any other provision of this Agreement to the extent an amendment or waiver of such provision would modify the substance of any of the foregoing provisions) is sought that is materially adverse to the rights of any Financing Source, the prior written consent of such materially adversely affected Financing Source shall be required before such amendment or waiver is rendered effective.

Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to “$” or “dollars” shall be to U.S. dollars. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. For the purposes of this Agreement, the term “made available” with respect to any item or document shall mean such item or document has been made available to Parent and its Representatives in the electronic data room maintained by the Company, provided directly (including via email) to Parent or its Representatives or filed by the Company with the SEC, in each case, on or before the calendar day immediately prior to the date of this Agreement.

Section 8.14 Obligations of Merger Sub. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Merger Sub to take such action.

Section 8.15 Definitions. For purposes of this Agreement, the following terms (as capitalized below) will have the following meanings when used herein:

“Action” has the meaning set forth in Section 5.10(b).

“Affiliated Medical Group” means a professional corporation, association, limited liability company or other professional entity owned by one or more physicians for which a Subsidiary of the Company, or another Affiliated Medical Group of the Company, provides management services pursuant to an Affiliated Medical Group Physician Services Agreement, Affiliated Medical Group Management Services Agreement or other similar agreement, and whose physician owners may have entered into a Stock Transfer Agreement and an Indemnity Agreement or other similar agreement.

“Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Affiliated Medical Group Physician Services Agreement” means an agreement between an Affiliated Medical Group and a Subsidiary of the Company, pursuant to which the Affiliated Medical Group provides professional medical services at one or more hospitals and/or other healthcare facilities under contract with such Subsidiary and the Subsidiary provides management services to the Affiliated Medical Group.

“Affiliated Medical Group Management Services Agreement” means an agreement between an Affiliated Medical Group and a Subsidiary of the Company, as applicable, pursuant to which such Subsidiary provides management services to the Affiliated Medical Group for its operations at one or more hospitals and/or other healthcare facilities.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 5.4(a).

“Alternative Proposal” has the meaning set forth in Section 5.4(f).

“Anti-Corruption Laws” shall mean (a) the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. § 78dd1, et seq.), as amended, (b) the Corruption of Foreign Public Officials Act, S.C. 2002, c. 8 (Canada), (c) the UK Bribery Act and (d) all other anti-bribery, anti-corruption, anti-money-laundering and similar applicable Laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any Person associated with or acting on behalf of the Company or any of its Subsidiaries, including any officer, director, employee, agent and Affiliate thereof, is conducting or has conducted business involving the Company or any of its Subsidiaries.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any other applicable Laws, including any state, foreign, or multi-jurisdictional Laws, that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition.

“Authorization Letters” means reasonable and customary authorization letters to Financing Sources in connection with bank information memoranda authorizing the distribution of information to prospective lenders and containing customary representations.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 4.5(f).

“Board of Directors” has the meaning set forth in the Recitals.

“Book-Entry Shares” has the meaning set forth in Section 2.2(a).

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.

“Cancelled Shares” has the meaning set forth in Section 2.1(a)(iii).

“Cash Equity” has the meaning set forth in Section 4.5(b).

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Certificates” has the meaning set forth in Section 2.2(a).

“Change of Recommendation” has the meaning set forth in Section 5.4(c).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” has the meaning set forth in Section 2.2(b)(iii).

“Commitment Letters” has the meaning set forth in Section 4.5(b).

“Common Stock” has the meaning set forth in Section 2.1(a)(i).

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plans” has the meaning set forth in Section 3.9(a).

“Company Disclosure Letter” has the meaning set forth in Article 3.

“Company Employees” has the meaning set forth in Section 5.6(a).

“Company Equity Awards” means Company Options, Company RSUs, Company Restricted Shares and Company PSUs.

“Company Material Adverse Effect” means an event, change, occurrence, effect or development that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, but shall not include events, changes, occurrences, effects or developments relating to or resulting from (a) changes in general economic or political conditions or the securities, equity, credit or financial markets in general, or changes in or affecting domestic or foreign interest or exchange rates, (b) any decline in the market price or trading volume of the Common Stock or any change in the credit rating of the Company or any of its securities (provided that the facts and circumstances underlying any such decline or change may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof), (c) general changes or developments in the industries in which the Company and its Subsidiaries operate, (d) the execution and delivery of this Agreement or the public announcement or pendency or consummation of the Merger or other transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, partnerships, customers or suppliers, (e) the identity of Parent or any of its Affiliates as the acquiror of the Company, (f) the taking or omission of any action required by this Agreement or consented to or requested in writing by Parent, (g) any acts of terrorism or war or other hostilities, including the outbreak, worsening or escalation thereof, (h) any hurricane, tornado, flood, earthquake, natural disasters, acts of God or other comparable events, (i) changes in generally accepted accounting principles or Law or the interpretation or enforcement thereof, in each case, after the date hereof, (j) any litigation relating to or resulting from this Agreement or the transactions contemplated hereby, or (k) any failure to meet internal or published projections, forecasts, guidance or revenue or earning predictions (provided that the facts and circumstances underlying any such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded by the definition thereof); except, with respect to clauses (a), (c), (g), (h) and (i), to the extent that the impact thereof is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, relative to others in the industry or industries in which the Company and its Subsidiaries operate (in which case the incremental material disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect).

“Company Material Contract” has the meaning set forth in Section 3.18(a).

“Company Meeting” has the meaning set forth in Section 5.5(b).

“Company Notes” means, collectively, the Company’s (i) 5.625% Senior Notes due 2022, (ii) 5.125% Senior Notes due 2022 and (iii) 6.25% Senior Notes due 2024.

“Company Option” has the meaning set forth in Section 2.3(a).

“Company Performance Share Award Consideration” has the meaning set forth in Section 2.3(d).

“Company Permits” has the meaning set forth in Section 3.7(b).

“Company PSU” has the meaning set forth in Section 2.3(d).

“Company Related Parties” has the meaning set forth in Section 7.3(c).

“Company Restricted Share” has the meaning set forth in Section 2.3(c).

“Company RSU” has the meaning set forth in Section 2.3(b).

“Company SEC Documents” has the meaning set forth in Section 3.4(a).

“Company Stockholder Approval” has the meaning set forth in Section 3.17.

“Company Termination Fee” has the meaning set forth in Section 7.3(a).

“Conditional Redemption Notice” has the meaning set forth in Section 5.11(b)(v)(D).

“Confidentiality Agreements” has the meaning set forth in Section 5.3(b).

“Contract” means any legally binding contract, note, bond, mortgage, indenture, deed of trust, lease, commitment, agreement or other obligation or arrangement.

“Damage Cap” has the meaning set forth in Section 7.3(c)(ii).

“Debt Commitment Letter” has the meaning set forth in Section 4.5(a).

“Debt Financing” has the meaning set forth in Section 4.5(a).

“Definitive Agreements” has the meaning set forth in Section 5.11(a).

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.1(b).

“Effective Time” has the meaning set forth in Section 1.3.

“End Date” has the meaning set forth in Section 7.1(b).

“Environmental Law” has the meaning set forth in Section 3.8(b).

“Equity Commitment Letters” has the meaning set forth in Section 4.5(b).

“ERISA” has the meaning set forth in Section 3.9(a).

“ERISA Affiliate” has the meaning set forth in Section 3.9(c).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Shares” has the meaning set forth in Section 2.1(a)(iii).

“Exchange Fund” has the meaning set forth in Section 2.2(a).

“Fair Value” has the meaning set forth in Section 4.13(d).

“Fee Letters” has the meaning set forth in Section 4.5(c).

“Filing Fees” has the meaning set forth in Section 8.2.

“Financing” has the meaning set forth in Section 4.5(b).

“Financing Sources” means (a)(i) the entities that have committed to provide or otherwise entered into agreements in connection with the Debt Financing, including the parties to the Debt Commitment Letter or any related engagement letter in respect of the Debt Financing or to any joinder agreements, credit agreements, indentures, notes, purchase agreements or other agreements (including the definitive agreements executed in connection with the Debt Commitment Letter) relating thereto and (ii) any arrangers, bookrunners, administrative agents, collateral agents, in the case of each of clauses (i) and (ii), in such persons’ capacities as such and (b) Affiliates of the foregoing, together with current, former or future officers, directors, employees, partners, trustees, shareholders, equityholders, managers, members, limited partners, controlling Persons, agents and representatives of the foregoing and the successors and assigns of the foregoing (other than the Sponsor, Parent, Merger Sub and their Affiliates and Representatives, but excluding KKR Capital Markets LLC, KKR Corporate Lending (TN) LLC, or any other debt fund Affiliates that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit).

“GAAP” means United States generally accepted accounting principles.

“Governmental Entity” has the meaning set forth in Section 3.3(b).

“Guarantee” has the meaning set forth in Section 4.6.

“Hazardous Substance” has the meaning set forth in Section 3.8(c).

“Health Care Laws” means all applicable Laws relating to the regulation, provision, management, administration of, and payment for, healthcare services and items, including: (1) 42 U.S.C. §§ 1320a-7, 7a and 7b; (2) 42 U.S.C. § 1395nn; (3) 31 U.S.C. §§ 3729-3733; (4) 18 U.S.C. §§ 286, 287 and 666; (5) 42 U.S.C. §§ 1320a through 7b(b); (6) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.) and state health information data breach notification, privacy and security laws; (7) the Controlled Substances Act (21 U.S.C. § 801 et seq.); (8) the Medicare statute (Title XVIII of the Social Security Act) and the Medicaid statute (Title XIX of the Social Security Act); (9) any federal, state or local Laws with respect to healthcare related fraud and abuse, false claims, self-referral, anti-kickback, billing, coding, documentation and submission of claims, dispensing medicines or controlled substances, healthcare professional credentialing and licensing, sales and marketing, healthcare quality and safety, the corporate practice of medicine, fee-splitting, and healthcare facility or agency licensing; and (10) in each case, all regulations progumlated under such Laws and any other similar federal, state or local Laws.

“Health Care Program” means any health care insurance and other similar programs under which the Company or any of its Subsidiaries are directly or indirectly receiving payments, including: any federal or state healthcare program, Medicare, Medicaid, the Tricare program, the Veterans’ Administration, private or commercial insurance programs, third-party administrators, preferred provider organizations, managed care organizations, health maintenance organizations, health plans, self-insured health plans, and any fiscal intermediary or contractor of any of the foregoing.

“Healthcare Approval Waiting Period” means the earlier of (a) 120 days after the date of this Agreement and (b) the receipt of approvals and consents required as a result of the transactions contemplated hereby with respect to the items set forth on Section 8.15(i) of the Company Disclosure Letter.

“Healthcare Professional” has the meaning set forth in Section 3.7(f).

“HSR Act” has the meaning set forth in Section 3.3(b).

“HSR Affiliate” means, with respect to any Person, any Person, trust, affiliated investment fund or other pooled investment or co-investment vehicle that is controlled or otherwise managed by or in conjunction with, or is under common control with, such Person or any of its Affiliates, and any portfolio company or similar asset in which such Person or any of its Affiliates has a greater than five percent (5%) investment.

“Import and Export Laws” means (a) all Sanctions, export and re-export Laws of the United States, including the U.S. International Traffic in Arms Regulation and the Export Administration Regulations, and (b) all other applicable import and export control Laws in any countries in which the Company and its Subsidiaries conduct business.

“Indemnified Party” has the meaning set forth in Section 5.10(b).

“Indemnity Agreement” means an agreement between the physician owner(s) of an Affiliated Medical Group and a Subsidiary of the Company, pursuant to which the Subsidiary indemnifies the physician owner(s) for any liability arising out of the management services provided by the Subsidiary pursuant to an Affiliated Medical Group Physician Services Agreement or Affiliated Medical Group Management Services Agreement.

“Initial Confidentiality Agreement” has the meaning set forth in Section 5.3(b).

“Intellectual Property” has the meaning set forth in Section 3.14(a).

“Intervening Event” has the meaning set forth in Section 5.4(h).

“Intervening Event Notice” has the meaning set forth in Section 5.4(d).

“Knowledge” means (a) with respect to Parent, the actual knowledge of the individuals listed on Section 8.15(ii) of the Parent Disclosure Letter and (b) with respect to the Company, the actual knowledge of the individuals listed on Section 8.15(ii) of the Company Disclosure Letter, in each case, after reasonable inquiry of their direct reports.

“Law” or “Laws” has the meaning set forth in Section 3.7(a).

“Lease” has the meaning set forth in Section 3.15.

“Leased Real Property” has the meaning set forth in Section 3.15.

“Lenders” has the meaning set forth in Section 4.5(a).

“Lien” means a lien, mortgage, pledge, security interest, charge, title defect, claim, option to purchase, restriction on transfer, right of first offer, rights of first refusal or other encumbrance of any kind or nature whatsoever, but excluding any license of Intellectual Property.

“Marketing Period” means the first period of 18 consecutive Business Days after the date of this Agreement throughout and at the end of which:

(a) Parent and Merger Sub shall have received the Required Information from the Company; and

(b)

(i) the conditions set forth in Section 6.1 and Section 6.3 shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), provided that after March 4, 2019 the conditions set forth in Section 6.1(b) (but only if the applicable legal restraint relates to any U.S. Antitrust Law) and Section 6.1(c) need not be satisfied or waived, and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 6.3 to fail to be satisfied assuming the Closing were to be scheduled for any time during such 18 consecutive Business Day period; and

(ii) nothing has occurred and no condition exists that entitles Parent to terminate this Agreement pursuant to Section 7.1;

provided that:

(1)

(i) July 3, 4 and 5, 2018 shall not constitute Business Days for purposes of the Marketing Period, (ii) if the Marketing Period has not ended by August 17, 2018 then the Marketing Period shall not begin before September 4, 2018, (iii) November 21, 2018 and November 23, 2018 shall not be Business Days for purposes of calculating the Marketing Period, (iv) if the Marketing Period has not ended on or prior to December 21, 2018 then the Marketing Period shall not commence prior to January 2, 2019, and (v) if the Marketing Period has not ended on or prior to February 11, 2019 then the Marketing Period shall not commence until audited consolidated balance sheets as of December 31, 2018 and the related audited consolidated statements of operations and comprehensive income and cash flows of the Company have been delivered to Parent;

(2)	the Marketing Period shall not be deemed to have been completed if:

a.

after the date of this Agreement and prior to the completion of the Marketing Period, Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any of the financial statements contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect to such financial statements by Deloitte & Touche LLP or another independent accounting firm reasonably acceptable to Parent;

b.

after the date of this Agreement and prior to the completion of the Marketing Period, the financial statements included in the Required Information that is available to Parent on the first day of any such 18 consecutive Business Day period are not, during each day of such period, the most recent consolidated financial statements of the Company on which Company’s independent accountants have performed and completed an audit or review as described in AU Section 722, Interim Financial Information, in which case the Marketing Period shall not be deemed to commence until the receipt by Parent of such most recent consolidated financial statements;

c.

after the date of this Agreement and prior to the completion of the Marketing Period, the Required Information contains any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading, in which case the Marketing Period shall not be deemed to commence unless and until such Required Information has been updated or amended so that there is no longer any such untrue statement or omission; or

d.

after the date of this Agreement and prior to the completion of the Marketing Period, the Company or any of its Subsidiaries shall have announced (x) any intention to restate any historical financial statements of the Company or any of its Subsidiaries or other financial information included in the Required Information or (y) that any such restatement is under consideration or may be a reasonable possibility, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded no such restatement shall be required; and

(3)	notwithstanding the foregoing, the Marketing Period shall end on any earlier date on which the proceeds of the Debt Financing are obtained in full.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. § 1396 et seq.) and state and local Laws.

“Medicare” means the federal health insurance program established by Title XVIII of the Social Security Act.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(a)(ii).

“Merger Sub” has the meaning set forth in the Preamble.

“Multiemployer Plan” has the meaning set forth in Section 3.9(a).

“New Plans” has the meaning set forth in Section 5.6(b).

“NYSE” means the New York Stock Exchange.

“Offering Documents” means offering and syndication documents and materials, including offering memoranda private placement memoranda, information memoranda and lender and investor presentations, rating agency materials and presentations, and similar documents and materials in connection with the Debt Financing.

“Old Plans” has the meaning set forth in Section 5.6(b).

“Original Company PSU Vesting Date” has the meaning set forth in Section 2.3(d).

“Owned Real Property” has the meaning set forth in Section 3.15.

“Parent” has the meaning set forth in the Preamble.

“Parent Approvals” has the meaning set forth in Section 4.2(b).

“Parent Disclosure Letter” has the meaning set forth in Article 4.

“Parent Material Adverse Effect” has the meaning set forth in Section 4.1.

“Parent Pro Forma Information” means (a) all cost savings, synergies, capitalization, ownership, and other post-Closing or pro forma adjustments (and the assumptions relating thereto) necessary to prepare the pro forma financial statements described in paragraphs (i)-(iv) of clause (c) of the definition of Required Information; and (b)(i) all other information, data and assumptions reasonably requested by the Company concerning the assumptions underlying such post-Closing or pro forma adjustments, or (ii) otherwise necessary to prepare such pro forma financial statements and customarily provided by the private equity sponsor, all of which such information and adjustments described in the foregoing clauses (a) and (b) must be reasonably and accurately prepared in good faith by Parent.

“Parent Related Parties” has the meaning set forth in Section 7.3(c)

“Parent Termination Fee” has the meaning set forth in Section 7.3(b).

“Paying Agent” has the meaning set forth in Section 2.2(a).

“Permits” has the meaning set forth in Section 3.7(b).

“Permitted Lien” means a Lien (a) for Taxes or governmental assessments, charges or claims of payment not yet due, that are being contested in good faith or for which adequate accruals or reserves have been established in accordance with GAAP, (b) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business for amounts not yet past due, (c) that is a zoning, entitlement or other land use or environmental regulation by any Governmental Entity that is not violated in any material respect, (d) that is disclosed on the most recent consolidated balance sheet of the Company or notes thereto (or securing liabilities reflected on such balance sheet), (e) that secures indebtedness (i) in existence on the date of this Agreement and set forth on Section 8.15(iii) of the Company Disclosure Letter or (ii) not prohibited by Section 5.1(b)(ix) or (f) that was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company and would not, individually or in the aggregate, interfere materially with the ordinary conduct of the business of the Company and its Subsidiaries as currently conducted or materially detract from the use, occupancy, value or marketability of the property affected by such Lien.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

“PHI” has the meaning set forth in Section 3.13.

“Preferred Stock” has the meaning set forth in Section 3.2(a).

“Proxy Costs” has the meaning set forth in Section 8.2.

“Proxy Statement” has the meaning set forth in Section 3.12.

“Real Property” has the meaning set forth in Section 3.15.

“Recommendation” has the meaning set forth in Section 3.3(a).

“Representatives” has the meaning set forth in Section 5.3(a).

“Required Information” means the following:

(a) audited consolidated statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries prepared on a consolidated basis in accordance with GAAP (and related notes thereto) for the three (3) most recently completed fiscal years and the related audited consolidated balance sheets as of the end of the two (2) most recently completed fiscal years, in each case ended at least sixty (60) calendar days before the Closing Date (assuming, for purposes of determining the satisfaction of the Marketing Period, that the Closing Date would occur at the end of such Marketing Period);

(b) unaudited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries prepared on a consolidated basis in accordance with GAAP for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Company’s fiscal year) ended at least forty (40) calendar days prior to the Closing Date and the related fiscal quarter of the prior fiscal year (assuming, for purposes of determining the satisfaction of the Marketing Period, that the Closing Date would occur at the end of such Marketing Period);

(c)

(i) a pro forma statement of operations of Parent and its Subsidiaries (including the Company and its Subsidiaries) for the most recently completed fiscal year ended at least sixty (60) calendar days before the Closing Date;

(ii) a pro forma statement of operations of Parent and its Subsidiaries (including the Company and its Subsidiaries) for the latest interim period covered by the financial statements provided pursuant to clause (b) above (and the comparative period of the prior year);

(iii) a pro forma balance sheet as of the most recently completed fiscal year pursuant to clause (a) above or, if later, as of the most recently completed fiscal quarter pursuant to clause (b) above; and

(iv) a pro forma statement of operations of Parent and its Subsidiaries for the 12-month period ending on the last day of the most recently completed fiscal quarter covered by the financial statements provided pursuant to clause (b) above;

in each case, prepared after giving effect to the Merger and the Debt Financing and in compliance with Regulations S-X of the Securities Act; provided that, notwithstanding the foregoing or anything herein to the contrary, the Required Information shall not include the deliveries described in this clause (c), and the Company shall not be required to provide such deliveries described in this clause (c), unless Parent has provided to the Company in writing, reasonably in advance of the date on which the Marketing Period would otherwise have begun, all Parent Pro Forma Information (it being understood that substantially all of the Parent Pro Forma Information must be provided at least 20 Business Days in advance of when the Marketing Period otherwise would have begun if the information described in this clause (c) were not required); and

(d) other customary historical financial information and operating information and data regarding the Company and its Subsidiaries that is reasonably requested by Parent in writing in order to prepare customary Offering Documents which, subject in all respects to the following paragraph, are (I) of type and form required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of securities on Form S-1 under the Securities Act, and (II) customarily included in Offering Documents relating to syndicated credit facilities and offerings of non-convertible debt securities issued pursuant to Rule 144A promulgated under the Securities Act.

Notwithstanding anything to the contrary in this definition or otherwise, nothing herein will require the Company to provide (or be deemed to require the Company to prepare) any (1) description of all or any portion of the Debt Financing, including any “description of notes”, “plan of distribution” and information customarily provided by investment banks or their counsel or advisors in the preparation of an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A, (2) risk factors relating to, or any description of, all or any component of the financing contemplated thereby, (3) or any information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, any information regarding executive compensation related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, (4) consolidating financial statements, separate Subsidiary financial statements, related party disclosures, or any segment information, in each case which are prepared on a basis not consistent with the Company’s reporting practices for the periods presented pursuant to clauses (a) and (b) above, or (5) any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A. In addition, for the avoidance of doubt, “Required Information” shall not include historical financial statements or other historical financial or operating data of Envision Healthcare Holdings, Inc. which would not be required for inclusion in a registered offering of debt securities under Regulation S-X or Regulation S-K. In addition, for the avoidance of doubt, “Required Information” shall not include (X) pro forma financial information (except as expressly set forth in clause (c) above) or (Y) projections. If the Company shall in good faith reasonably believe that the Required Information has been delivered to Parent, the Company may deliver to Parent a written notice to that effect (stating when it believes the delivery of the Required Information to Parent was completed), in which case the Company shall be deemed to have complied with such obligation to furnish the Required Information and Parent shall be deemed to have received the Required Information, unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Information and not later than 5:00 p.m. (New York City time) three (3) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (stating with specificity which such Required Information the Company has not delivered); provided that notwithstanding the foregoing, the delivery of the Required Information shall be satisfied at any time at which (and so long as) Parent shall have actually received the Required Information, regardless of whether or when any such notice is delivered by the Company.

“Sanctioned Person” means a Person that is (i) the subject of Sanctions, (ii) located in or organized under the laws of a country or territory which has been the subject of country- or territory-wide Sanctions within the past five years (including Cuba, Iran, North Korea, Sudan, Syria or the Crimea region) or (iii) majority-owned or controlled by any of the foregoing.

“Sanctions” means those trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures (in each case having the force of Law) administered, enacted or enforced from time to time by (i) the United States (including the Department of the Treasury, Office of Foreign Assets Control and the Department of State), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) Her Majesty’s Treasury or (v) other similar governmental bodies with regulatory authority over the Company or any of its Subsidiaries from time to time.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sensitive Data” has the meaning set forth in Section 3.7(e).

“Share” has the meaning set forth in Section 2.1(a)(i).

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X as promulgated by the SEC.

“Specified Approvals” has the meaning set forth in Section 3.3(b).

“Sponsor” has the meaning set forth in Section 4.6.

“Stock Transfer Agreement” means an agreement between the physician owner(s) of an Affiliated Medical Group and a Subsidiary of the Company pursuant to which such physician owner(s) agree to transfer the equity interests in the Affiliated Medical Group to a designee of the Subsidiary under certain circumstances.

“Subsidiaries” means, with respect to any party, any corporation, partnership, association, trust or other form of legal entity of which (a) more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such party, or (b) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership); provided, that (i) each Affiliated Medical Group shall be considered a Subsidiary of the Company solely for purposes of Article 3, Section 5.1, Section 5.3, Section 5.4, Section 5.11 and, to the extent related to the representations and warranties contained in Article 3, Section 6.3(a) (including in each case for purposes of the definitions of the terms defined in this Agreement that are used in Article 3 and such Sections) and (ii) no corporation, partnership, association, trust or other form of legal entity owned by the Company or its Subsidiaries prior to the date of this Agreement, that is not so owned as of the date of this Agreement, shall be considered a Subsidiary of the Company for purposes of this Agreement, except to the extent the Company has ongoing obligations or liabilities relating to such corporation, partnership, association, trust or other form of legal entity.

“Superior Proposal” has the meaning set forth in Section 5.4(g).

“Superior Proposal Notice” has the meaning set forth in Section 5.4(c).

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax Return” has the meaning set forth in Section 3.13(b).

“Taxes” has the meaning set forth in Section 3.13(b).

“Termination Date” has the meaning set forth in Section 5.1(a).

“willful and material breach” means a material breach that is a consequence of an act undertaken by the breaching party or the failure by the breaching party to take an act it is required to take under this Agreement, with knowledge that the taking of or failure to take such act would, or would reasonably be expected to, result in, constitute or cause a breach of this Agreement.

Section 8.16 No Recourse. This Agreement may only be enforced against, and any Action that may be based upon or under, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No Parent Related Party (other than Parent and Merger Sub to the extent set forth in this Agreement and the Sponsor to the extent set forth in the Equity Commitment Letter and the Guarantee) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any Action (whether at law, in equity in tort, in contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall the Company or any of the Company Related Parties, and the Company agrees not to and to cause the Company Related Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Parent Related Party (other than Parent and Merger Sub under this Agreement, Sponsor under the Guarantee, or Kohlberg Kravis Roberts & Co. L.P. under the Confidentiality Agreements).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ENTERPRISE PARENT HOLDINGS INC.

By:	/s/ Max Lin
Name: Max Lin
Title: Vice President

ENTERPRISE MERGER SUB INC.

By:	/s/ Max Lin
Name: Max Lin
Title: Vice President

[Signature Page to the Agreement and Plan of Merger]

ENVISION HEALTHCARE CORPORATION

By:	/s/ Christopher A. Holden
Name: Christopher A. Holden
Title: CEO

[Signature Page to the Agreement and Plan of Merger]

Annex B

June 10, 2018

The Board of Directors

Envision Healthcare Corporation

1A Burton Hills Boulevard

Nashville, Tennessee 37215

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Envision Healthcare Corporation (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with an indirect wholly-owned subsidiary of Enterprise Parent Holdings Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of June 10, 2018 (the “Agreement”), among the Company, the Acquiror and its indirect wholly owned subsidiary, Enterprise Merger Sub Inc. (“Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock directly owned by the Company in treasury or otherwise, or owned by any subsidiary of the Company or owned by the Acquiror, Merger Sub or any of their respective wholly owned subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $46.00 per share in cash, without interest (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business (including the financial projections identified to us by the Company as the management case (the “Management Case”) and the management sensitivity case (the “Management Sensitivity Case”)); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. As a result of discussions with the

Company’s management and Board of Directors regarding their views of the risks associated with the Management Case and the Management Sensitivity Case, for purposes of our opinion and financial analyses, we have assumed that the Management Case and Management Sensitivity Case are equally likely. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction in any way meaningful to our analysis.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock will trade at any future time.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Acquiror and certain of their affiliates, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and bookrunner on the Company’s term loan which closed in December 2016 and joint lead bookrunner on an offering of equity securities by an affiliate of KKR & Co., L.P. which closed in November 2017. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company and the Acquiror and certain of its affiliates, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 2% of the outstanding common stock of the Company and 3.77 of the outstanding common units of an affiliate of the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. Morgan Securities LLC

J.P. Morgan Securities LLC

Annex C

June 10, 2018

The Board of Directors of

Envision Healthcare Corporation

1A Burton Hills Boulevard

Nashville, TN 37215

Members of the Board of Directors:

We understand that Envision Healthcare Corporation, a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger, expected to be dated as of June 10, 2018 (the “Merger Agreement”), with Enterprise Parent Holdings Inc., a Delaware corporation (“Parent”) and Enterprise Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”). As a result of the Merger, each outstanding share of Common Stock, par value $0.01 per share, of the Company (the “Company Common Stock”), other than Excluded Shares and Dissenting Shares (each as defined in the Merger Agreement), will be converted into the right to receive $46.00 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock entitled to receive such Merger Consideration.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)

reviewed certain non-public historical financial statements and other nonpublic historical financial and operating data relating to the Company prepared and furnished to us by management of the Company;

(iii)

reviewed certain non-public projected financial and operating data relating to the Company reflecting both a “management case” (the “Management Case”) and a “management sensitivity case” (the “Management Sensitivity Case”), each such case prepared under alternative business assumptions and furnished to us by management of the Company;

(iv)

discussed the past and current operations, financial projections reflected, respectively, in the Management Case and the Management Sensitivity Case, and current financial condition of the Company with management of the Company (including their views on the risks and uncertainties of achieving such projections);

(v)	reviewed the reported trading prices and the historical trading activity of the Company Common Stock;

(vi)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vii)	compared the financial performance of the Company and the valuation multiples relating to the Merger with those of certain other transactions that we deemed relevant;

(viii)

reviewed a draft of the Merger Agreement, dated June 8, 2018 (including the Exhibits thereto), which we assume is in substantially final form and from which we assume the final form will not vary in any respect material to our analysis; and

(ix)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company reflected in the Management Case and the Management Sensitivity Case, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company under the alternative business assumptions reflected therein. As a result of discussions with the Company’s management and Board of Directors regarding their views of the risks associated with the Management Case and the Management Sensitivity Case, for purposes of our opinion and financial analyses, we have assumed that the management case and management sensitivity case are equally likely. We express no view as to any projected financial data relating to the Company or the assumptions on which they are based. We have relied, at your direction, without independent verification, upon the assessments of the management of the Company as to the alternative business assumptions.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We also have assumed that the Merger Agreement (including the Exhibits thereto) will not vary from the form of the draft of thereof reviewed by us in any manner that is material to our opinion. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or materially reduce the benefits to the holders of the Company Common Stock of the Merger.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have assumed that any modification to the structure of the Merger will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. We express no opinion herein as to the price at which shares of the Company will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the execution of the Merger Agreement. The Company has also agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee if the Merger is consummated. During the two-year period prior to the date hereof, Evercore Group L.L.C., and its affiliates have provided financial advisory services to the Company for which we have received fees, including the reimbursement of expenses. During the two-year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have also provided financial services to KKR & Co. L.P., an affiliate of Parent, and its affiliates and portfolio companies, for which we have received fees, including the reimbursement of expenses. We may provide financial or other services to KKR & Co. L.P. and its affiliates and portfolio companies in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company and its affiliates and of KKR & Co. L.P. and its affiliates and portfolio companies, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with their evaluation of the Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the shares of Company Common Stock entitled to receive such Merger Consideration.

Very truly yours,

EVERCORE GROUP L.L.C

By:	/s/ Matthew McAskin
Matthew McAskin
Senior Managing Director

Annex D

June 10, 2018

The Board of Directors

Envision Healthcare Corporation

1A Burton Hills Boulevard

Nashville, Tennessee 37215

Members of the Board:

We understand that Envision Healthcare Corporation (“Envision”), Enterprise Parent Holdings Inc. (“Parent”) and Enterprise Merger Sub Inc., an indirect wholly owned subsidiary of Parent (“Merger Sub”), intend to enter into an Agreement and Plan of Merger to be dated as of June 10, 2018 (the “Agreement”) pursuant to which Merger Sub will merge (the “Merger”) with and into Envision, and Envision will become an indirect wholly owned subsidiary of Parent. Pursuant to the Agreement, each of the issued and outstanding shares of the common stock of Envision, par value $0.01 per share (collectively, the “Envision Common Stock”), subject to certain exceptions, will be converted into the right to receive $46.00 per share in cash, without interest (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have asked us to render our opinion as to whether the Merger Consideration to be received by the holders of Envision Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

In the course of performing our reviews and analyses for rendering our opinion, we have:

•	Reviewed the Agreement dated as of June 10, 2018;

•	Reviewed certain publicly available business and financial information regarding Envision;

•

Reviewed certain non-public business and financial information regarding Envision’s business and prospects (including two cases, identified to us by Envision as the management case (the “Management Case”) and the management sensitivity case (the “Management Sensitivity Case,” and collectively with the Management Case, the “Projections”), of financial projections for the years ending December 31, 2018 through December 31, 2022) all as prepared and provided to us by Envision’s senior management;

•

Discussed with Envision’s senior management their strategic and financial rationale for the Merger as well as their views of Envision’s operations, historical and projected financial results and future prospects and the commercial, competitive and industry dynamics in the healthcare services sector;

•	Reviewed the historical prices, trading multiples and trading activity of the Envision Common Stock;

•

Compared the financial performance of Envision and the trading multiples and trading activity of the Envision Common Stock with corresponding data for certain other publicly traded companies that we deemed relevant in evaluating Envision;

•	Reviewed the valuation and financial metrics of certain mergers and acquisitions that we deemed relevant in evaluating the Merger;

•	Performed discounted cash flow analyses for Envision based on the Management Case and the Management Sensitivity Case which comprise the Projections; and

•	Conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

With respect to the information used in arriving at our opinion:

•	We have relied upon and assumed the accuracy, completeness and reasonableness of all industry, business, financial, legal, regulatory, tax, accounting, actuarial and other information (including,

without limitation, the Projections, any other estimates and any other forward looking information) furnished by or discussed with Envision or obtained from public sources, data suppliers and other third parties.

•

We (i) do not assume any responsibility, obligation or liability for the accuracy, completeness, reasonableness, achievability or independent verification of, and we have not independently verified, any such information (including, without limitation, the Projections, any other estimates and any other forward-looking information), (ii) express no view, opinion, representation, guaranty or warranty (in each case, express or implied) regarding the reasonableness or achievability of the Projections, any other estimates and any other forward-looking information or the assumptions upon which they are based and (iii) have relied upon the assurances of Envision’s senior management that they are unaware of any facts or circumstances that would make such information (including, without limitation, the Projections, any other estimates and any other forward-looking information) incomplete, inaccurate or misleading. Furthermore, in assessing and utilizing the Management Case and the Management Sensitivity Case in connection with our financial analyses for purposes of our opinion, we took into account our various discussions with Envision’s Board of Directors and senior management regarding the risks and uncertainties of achieving the Management Case and the Management Sensitivity Case, respectively, in light of (i) the current and prospective industry conditions and competitive dynamics facing Envision, (ii) Envision’s recent financial performance, (iii) the key commercial, operational and financial drivers of the Management Case and the Management Sensitivity Case, respectively, and (iv) various other facts and circumstances regarding the Management Case and the Management Sensitivity Case, respectively.

•

Specifically, with respect to (i) the Projections, any other estimates and any other forward-looking information relating to Envision furnished by or discussed with Envision, (a) we have been advised by Envision’s senior management, and we have assumed, that the Projections, such other estimates and such other forward-looking information utilized in our analyses have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Envision’s senior management as to the expected future performance of Envision and (b) we have assumed that the Projections, such other estimates and such other forward-looking information have been reviewed by Envision’s Board of Directors with the understanding that such information will be used and relied upon by us in connection with rendering our opinion and (ii) any financial projections, any other estimates and any other forward-looking information obtained by us from public sources, data suppliers and other third parties, we have assumed that such information is reasonable and reliable.

During the course of our engagement, we were asked by Envision’s Board of Directors to solicit indications of interest from selected third parties regarding a potential transaction with Envision, and we have considered the results of such solicitations in rendering our opinion.

In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of Envision or any other entity or the solvency or fair value of Envision or any other entity, nor have we been furnished with any such appraisals. We are not legal, regulatory, tax, consulting, accounting, appraisal or actuarial experts and nothing in our opinion should be construed as constituting advice with respect to such matters; accordingly, we have relied on the assessments of Envision’s senior management and its advisors with respect to such matters.

In rendering our opinion, we have assumed that, in all respects meaningful to our analyses, (i) each of the parties to the Agreement will comply with all terms and provisions of the Agreement and (ii) the representations and warranties of the parties contained in the Agreement are true and correct, subject to the qualifications set forth therein, and all conditions to the obligations of each party to the Agreement to consummate the Merger will be satisfied without any waiver, amendment or modification thereof. We also have assumed that the Merger will be consummated in a timely manner in accordance with the terms of the Agreement and in compliance with all applicable laws, documents and other requirements, without any delays, limitations, restrictions, conditions, waivers, amendments or modifications (regulatory, tax-related or otherwise) that would have an effect on Envision or the Merger in any way meaningful to our analyses or opinion.

In rendering our opinion, we do not express any view or opinion as to the price or range of prices at which the shares of common stock or other securities or financial instruments of or relating to Envision may trade or otherwise be transferable at any time, including subsequent to the announcement or consummation of the Merger.

We have acted as a financial advisor to Envision in connection with the Merger and related matters and will receive agreed upon fees for such services, a substantial portion of which is contingent on the successful consummation of the Merger. In addition, Envision has agreed to reimburse us for certain expenses and to indemnify us against certain liabilities arising out of our engagement.

During the past two years, we have been engaged as Envision’s financial advisor in connection with the sale of its American Medical Response, Inc. unit to Air Medical Group Holdings, LLC, a portfolio company of KKR & Co., L.P. (“KKR”), which closed in March 2018. In addition, we acted as financial advisor to Amsurg Corp. in connection with its merger with Envision, which closed in December 2016. During the past two years, we have also been engaged to provide financial advisory, capital markets and other investment banking services in connection with matters unrelated to the Merger that involve KKR and its affiliates, for which we have received agreed upon compensation. These matters include, among other transactions, the reorganization of Energy Futures Holdings Corporation, various financings for Life Time Fitness, Inc., initial public offerings and follow-on equity offerings for National Vision, Inc. and US Foods Holding Corp. and the acquisition of Entellus Medical, Inc. by Stryker Corporation. We may in future seek to provide Envision, KKR and their respective affiliates with certain financial advisory and investment banking services unrelated to the Merger, for which services we would expect to receive compensation.

Guggenheim Securities, LLC (“Guggenheim Securities”) and our affiliates and related entities engage in a wide range of financial services activities for our and their own accounts and the accounts of customers, including but not limited to: asset, investment and wealth management; insurance services; investment banking, corporate finance, mergers and acquisitions and restructuring; merchant banking; fixed income and equity sales, trading and research; and derivatives, foreign exchange and futures. In the ordinary course of these activities, Guggenheim Securities and its affiliates and related entities may (i) provide such financial services to Envision, Parent, other participants in the Merger and their respective affiliates, investment funds and portfolio companies, for which services Guggenheim Securities and its affiliates and related entities may have received, and may in the future receive, compensation and (ii) directly and indirectly hold long and short positions, trade and otherwise conduct such activities in or with respect to debt and equity securities, loans and derivative products of or relating to Envision, Parent, other participants in the Merger and their respective affiliates, investment funds, and portfolio companies. Furthermore, Guggenheim Securities and its affiliates and related entities and our or their respective directors, officers, employees, consultants and agents may have investments in Envision, Parent, other participants in the Merger and their respective affiliates, investment funds, and portfolio companies.

Consistent with applicable legal and regulatory guidelines, Guggenheim Securities has adopted certain policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Guggenheim Securities’ research analysts may hold views, make statements or investment recommendations and publish research reports with respect to Envision, Parent, other participants in the Merger and their respective affiliates and the Merger that differ from the views of Guggenheim Securities’ investment banking personnel.

Our opinion has been provided to Envision’s Board of Directors (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger Consideration. Our opinion may not be disclosed publicly, made available to third parties or reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Envision Common Stock in connection with the Merger.

Our opinion and any materials provided in connection therewith do not constitute a recommendation to Envision’s Board of Directors with respect to the Merger nor does our opinion constitute advice or a recommendation to any holder of Envision Common Stock as to how to vote or act in connection with the Merger or otherwise. Our opinion does not address Envision’s underlying business or financial decision to pursue the Merger, the relative merits of the Merger as compared to any alternative business or financial strategies that might exist for Envision, the financing of the Merger by Parent, or the effects of any other transaction in which Envision might engage. Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to the extent expressly specified herein. We do not express any view or opinion as to (i) any other term, aspect or implication of (a) the Merger (including, without limitation, the form or structure of the Merger) or the Agreement or (b) any other agreement, transaction document or instrument contemplated by the Agreement or to be entered into or amended in connection with the Merger or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities (other than as expressly specified herein), creditors or other constituencies of Envision. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Envision’s directors, officers or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise.

Our opinion has been authorized for issuance by the Fairness Opinion and Valuation Committee of Guggenheim Securities. Our opinion is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on economic, capital markets and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on facts, circumstances or events occurring after the date hereof.

Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Envision Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Guggenheim Securities, LLC

GUGGENHEIM SECURITIES, LLC

Annex E

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection.

An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex F

The following is our proposed third amended and restated certificate of incorporation as described in Proposal 5, with deletions relative to our current second and amended restated certificate of incorporation indicated by strikethroughs and additions indicated by double underlining.

~~SECOND~~ THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENVISION HEALTHCARE CORPORATION

FIRST. Name. The name of the corporation is Envision Healthcare Corporation (the “Corporation”).

SECOND. Registered Office. The address of the Corporation’s registered office in the State of Delaware 160 Greentree Drive, Suite 101, City of Dover, County of Kent, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

THIRD. Purpose. The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 1,100,000,000, consisting of: (x) 1,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (y) 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), ~~of which 1,725,000 shares are designated as 5.250% Mandatory Convertible Preferred Stock, Series A-1 (the “Series A-1 Preferred Stock”), and the remainder of~~ which are issuable in one or more series as hereinafter provided. The number of authorized shares of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

1. Provisions Relating to the Common Stock.

(a) Except as otherwise provided in this ~~Second~~ Third Amended and Restated Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.

(b) Subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the preferences and rights, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

2. Provisions Relating to the Preferred Stock.

~~(a) The terms of the Series A-1 Preferred Stock shall be set forth on Exhibit A to this Second Amended and Restated Certificate of Incorporation.~~

(a) ~~(b)~~One or more ~~additional~~ series of Preferred Stock may be issued at any time and from time to time. The Board of Directors is hereby authorized to provide for the issuance of shares out of unissued shares of Preferred Stock that have not been designated as a series in one or more ~~additional~~ series and, by resolution and by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations and restrictions thereof, if any, may be different from those of any and all other series at any time outstanding.

(b) ~~(c)~~The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.

(c) ~~(d)~~Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this ~~Second~~ Third Amended and Restated Certificate of Incorporation including any Preferred Stock Certificate of Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this ~~Second~~ Third Amended and Restated Certificate of Incorporation including any Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

3. Voting in Election of Directors. Except as may be required by the DGCL or as provided in this ~~Second~~ Third Amended and Restated Certificate of Incorporation including any Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

FIFTH. Management of Corporation. The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

1. Except as may otherwise be provided by law, this ~~Second~~ Third Amended and Restated Certificate of Incorporation or the Second Amended and Restated By-laws of the Corporation, as amended from time to time (the “By-laws”), the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Except as otherwise provided in and subject to Article XI of the By-laws, and subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, the number of directors of the Corporation shall be fixed, and may be altered from time to time, exclusively by resolution of the Board of Directors, but in no event may the number of directors of the Corporation be less than one.

3. Other than those directors, if any, elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of this Third Amended and Restated Certificate of Incorporation:

(a) ~~3.The~~ Until the election of directors at the 2019 annual meeting of stockholders, the directors of the Corporation ~~(other than those directors, if any, elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of this Second Amended and Restated Certificate of~~

~~Incorporation)~~ shall be divided into three classes designated Class I, Class II and Class III~~. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate of Incorporation (the “Effective Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Effective Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Effective Date. Directors of each class~~, with the directors in Class I having a term expiring at the 2020 annual meeting of stockholders, the directors in Class II having a term expiring at the 2021 annual meeting of stockholders and the directors in Class III having a term expiring at the 2019 annual meeting of stockholders.

(b) From the election of directors at the 2019 annual meeting of stockholders until the election of directors at the 2020 annual meeting, the directors of the Corporation shall be divided into two classes designated Class I and Class II, with the directors in Class I having a term expiring at the 2020 annual meeting of stockholders and the directors in Class II having a term expiring at the 2021 annual meeting of stockholders. The directors who, immediately prior to the 2019 annual meeting of stockholders, were members of Class I and whose terms were scheduled to expire at the 2020 annual meeting of stockholders shall become members of Class I with a term expiring at the 2020 annual meeting of stockholders; the directors who, immediately prior to the 2019 annual meeting of stockholders, were members of Class II and whose terms were scheduled to expire at the 2021 annual meeting of stockholders shall become members of Class II with a term expiring at the 2021 annual meeting of stockholders; and the directors elected at the 2019 annual meeting of stockholders shall be elected to Class I with a term expiring at the 2020 annual meeting of stockholders.

(c) From the election of directors at the 2020 annual meeting of stockholders until the election of directors at the 2021 annual meeting, the directors elected at the 2020 annual meeting of stockholders shall be elected to Class I for a term that expires at the 2021 annual meeting of stockholders, and the directors who, immediately prior to the 2020 annual meeting of stockholders, were members of Class II shall continue as members of Class II with a term expiring at the 2021 annual meeting of stockholders.

(d) From and after the election of directors at the 2021 annual meeting of stockholders, the Board of Directors shall cease to be classified as provided in Section 141(d) of the DGCL, and the directors elected at the 2021 annual meeting of stockholders (and each annual meeting of stockholders thereafter) shall be elected for a term expiring at the next annual meeting of stockholders.

4. Directors shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. ~~Commencing with the first annual meeting of stockholders following the Effective Date and at each succeeding annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders, subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding to elect directors.~~ If the number of such directors is changed~~, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and~~: (a) until the 2021 annual meeting of stockholders, any ~~such~~ additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, ~~but~~ and (b) from and after the 2021 annual meeting of stockholders, any additional director elected to fill a newly created directorship resulting from an increase in the number of directors shall hold office until the first annual meeting of the stockholders held after such director’s election; provided, however, that in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. ~~The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective class.~~

5. ~~4.~~Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, until the election of directors at the 2021 annual meeting, a director may be removed from office only for cause and then only upon the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote in an election of directors.

6. ~~5.~~Except as otherwise provided by law or as otherwise provided in or subject to Article XI of the By-laws, and subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding, any vacancy in the Board of Directors that results from an increase in the number of directors, from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. ~~A~~ Until the 2021 annual meeting of stockholders, a director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. From and after the 2021 annual meeting of stockholders, a director elected to fill a vacancy or a newly created directorship shall hold office until the first annual meeting of the stockholders held after such director’s election and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

7. ~~6.~~No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except that such directors may be liable (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

8. ~~7.~~To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred, to each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director of the Corporation, provided that, except as otherwise provided in the By-laws, the Corporation shall not be obligated to indemnify or advance expenses to a director of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors. The rights provided by this Section 7 of Article FIFTH shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the Corporation may be entitled, whether as a matter of law, under the By-laws, by agreement, vote of the stockholders, approval of the directors of the Corporation or otherwise.

9. ~~8.~~Unless and except to the extent the By-laws shall so require, the election of directors of the Corporation need not be by written ballot.

SIXTH. Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

SEVENTH. Special Meetings. Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office. The stockholders of the Corporation shall not have the power to call a special meeting of the stockholders of the Corporation or to request the Secretary of the Corporation to call a special meeting of the stockholders.

EIGHTH. Amendment of the Certificate of Incorporation. The Corporation reserves the right to amend, alter or repeal any provision contained in this ~~Second~~ Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation, provided, however, that any amendment, alteration or repeal of Sections

~~6~~7 or ~~7~~ 8 of Article FIFTH shall not adversely affect any right or protection existing under this ~~Second~~ Third Amended and Restated Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal.

NINTH. Amendment of the By-laws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the By-laws, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the By-laws by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office; provided that, during the period beginning at the Merger 2 Effective Time (as defined in the Agreement and Plan of Merger, dated as of June 15, 2016, by and among Envision Healthcare Holdings, Inc., AmSurg Corp. and New Amethyst Corp., as amended from time to time) and ending on the third (3rd) anniversary of the Merger 2 Effective Time, the provisions of Article XI of the By-laws may be amended, altered or repealed by the Board of Directors, and any By-law provision or other resolution inconsistent with Article XI of the By-laws may be adopted by the Board of Directors, only by the affirmative vote of three-fourths of the Board of Directors. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-laws only by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders. Notwithstanding anything to the contrary in this Article NINTH, on the third (3rd) anniversary of the Merger 2 Effective Time, Article XI of the By-laws shall, automatically and without any action on the part of the Board of Directors or the stockholders of the Corporation, become void and be of no further force or effect.

TENTH. Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising out of or pursuant to any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this ~~Second~~ Third Amended and Restated Certificate of Incorporation or the By-laws), or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

~~Exhibit A~~

~~Section 1. Purpose. This Exhibit A sets forth the terms and conditions of the Corporation’s Series A-1 Preferred Stock.~~

~~Section 2. Definitions. The following terms, where used in this Exhibit A, have the following meanings:~~

~~“Accumulated Dividend Amount” shall have the meaning set forth in Section 7(d).~~

~~“Additional Conversion Amount” shall have the meaning set forth in Section 5(c).~~

~~“ADRs” shall have the meaning set forth in Section 11(e).~~

~~“Agent Members” shall have the meaning set forth in Section 21(a).~~

~~“Applicable Market Value” (i) of the Common Stock means, the Average VWAP per share of Common Stock for the 20 consecutive Trading Day period commencing on and including the 22nd Scheduled Trading Day prior to the Mandatory Conversion Date (subject to postponement as described in Section 5(a)) and (ii) with respect to any common stock or ADRs included in the Exchange Property that are traded on a U.S. national securities exchange as described in Section 11(e) shall be determined as provided in the preceding clause (i) as though a share of such common stock or a single ADR were a share of Common Stock.~~

~~“Average Price” shall have the meaning set forth in Section 4(c).~~

~~“Average VWAP” means, for any period, the average of the VWAP on each Trading Day in such period.~~

~~“Board of Directors” means the board of directors of the Corporation or, with respect to any action to be taken by such board, any committee of such board duly authorized to take such action.~~

~~“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.~~

~~“By-laws” means the Amended and Restated By-laws of the Corporation, as amended from time to time.~~

~~“Certificate of Incorporation” means the Corporation’s Second Amended and Restated Certificate of Incorporation, as amended from time to time.~~

~~“Clause A Distribution” shall have the meaning set forth in Section 11(a)(iii).~~

~~“Clause B Distribution” shall have the meaning set forth in Section 11(a)(iii).~~

~~“Clause C Distribution” shall have the meaning set forth in Section 11(a)(iii).~~

~~“Common Equity” of any corporation means the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such corporation.~~

~~“Common Stock” means the common stock, par value $0.01 per share, of the Corporation.~~

~~“Conversion and Dividend Disbursing Agent” shall initially mean Computershare Trust Company N.A., the Corporation’s duly appointed conversion and dividend disbursing agent for the Series A-1 Preferred Stock, and any successor appointed under Section 20.~~

~~“Conversion Date” shall have the meaning set forth in Section 8(a).~~

~~“Conversion Rate” shall be, per share of Series A-1 Preferred Stock (excluding shares of Common Stock, if any, issued in respect of accrued and unpaid dividends pursuant to Section 4(b)), as follows, subject to adjustment pursuant to Section 11:~~

~~(i)~~

~~if the Applicable Market Value of the Common Stock is equal to or greater than $55.13 (the “Threshold Appreciation Price”), then the Conversion Rate shall be 1.8141 shares of Common Stock per share of Series A-1 Preferred Stock (the “Minimum Conversion Rate”);~~

~~(ii)~~

~~if the Applicable Market Value of the Common Stock is less than the Threshold Appreciation Price but greater than $45.00 (the “Initial Price”), then the Conversion Rate shall be $100 divided by the Applicable Market Value of the Common Stock; or~~

~~(iii)~~

~~if the Applicable Market Value of the Common Stock is less than or equal to the Initial Price, then the Conversion Rate shall be 2.2222 shares of Common Stock per share of Series A-1 Preferred Stock (the “Maximum Conversion Rate”).~~

~~“Corporate Trust Office” means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.~~

~~“Corporation” means Envision Healthcare Corporation.~~

~~“Depositary” shall have the meaning set forth in Section 21(a).~~

~~“Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year, commencing on, and including, the first such date on or following the Closing Date and ending on, and including, the Mandatory Conversion Date.~~

~~“Dividend Period” means the period commencing on, and including, a Dividend Payment Date (or if no Dividend Payment Date has occurred, commencing on, and including, the Issue Date), and ending on, and including, the day immediately preceding the next succeeding Dividend Payment Date.~~

~~“DTC” means The Depository Trust Company.~~

~~“Effective Date” means, with respect to a Fundamental Change, the date upon which such Fundamental Change becomes effective.~~

~~“Event of Non-payment” shall have the meaning set forth in Section 15(b).~~

~~“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question from the Corporation or, if applicable, from the seller of such Common Stock (in the form of due bills or otherwise) as determined by such exchange or market.~~

~~“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.~~

~~“Exchange Property” shall have the meaning set forth in Section 11(e).~~

~~“Expiration Date” shall have the meaning set forth in Section 11(a)(v).~~

~~“Expiration Time” shall have the meaning set forth in Section 11(a)(v).~~

~~“Five-Day Average VWAP” (i) with respect to the Common Stock shall mean the Average VWAP per share of Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day~~

~~immediately preceding the applicable Effective Date and (ii) with respect to any common stock or ADRs included in the Exchange Property that are traded on a U.S. national securities exchange as described in Section 11(e) shall be determined as provided in the preceding clause (i) as though a share of such common stock or a single ADR were a share of Common Stock, subject to Section 11(c)(i).~~

~~“Fixed Conversion Rates” means, collectively, the Maximum Conversion Rate and the Minimum Conversion Rate.~~

~~“Floor Price” shall have the meaning set forth in Section 4(d).~~

~~“Fundamental Change” shall be deemed to have occurred if any of the following occurs:~~

~~(i)~~

~~a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Corporation, any of the Corporation’s Subsidiaries or any of the Corporation’s or the Corporation’s Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Equity or the Corporation otherwise becomes aware of such ownership;~~

~~(ii)~~

~~the consummation of (a) any recapitalization, reclassification or change of the Common Stock (other than a change only in par value, from par value to no par value or from no par value to par value, or changes resulting from a subdivision or combination of Common Stock) as a result of which the Common Stock would be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; (b) any share exchange, consolidation or merger of the Corporation pursuant to which the Common Stock will be converted into, or exchanged for, or represent solely the right to receive, stock, other securities, other property or assets; or (c) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries taken as a whole, to any Person other than one of the Corporation’s wholly-owned Subsidiaries; or~~

~~(iii)~~	~~stockholders approve any plan or proposal for the liquidation or dissolution of the Corporation;~~

~~(iv)~~

~~the Common Stock (or other Exchange Property) ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors);~~

~~provided, however, that a transaction or transactions described in clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the Corporation’s common stockholders (excluding cash payments for fractional shares or pursuant to dissenters’ rights) in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Series A-1 Preferred Stock becomes convertible into such consideration, excluding cash payments for fractional shares.~~

~~For the purposes of this definition of “Fundamental Change,” any transaction or event that constitutes a Fundamental Change under both clause (i) and clause (ii) above will be deemed to constitute a Fundamental Change solely under clause (ii) of this definition of “Fundamental Change.”~~

~~“Fundamental Change Conversion” shall have the meaning set forth in Section 7(a).~~

~~“Fundamental Change Conversion Date” shall have the meaning set forth in Section 8(c).~~

~~“Fundamental Change Conversion Period” shall have the meaning set forth in Section 7(a).~~

~~“Fundamental Change Conversion Rate” means, for any Fundamental Change Conversion, a number of shares of Common Stock (or, if applicable, Units of Exchange Property) determined using the table below based on the applicable Effective Date and Stock Price paid (or deemed paid) per share of Common Stock in such Fundamental Change, as set forth in the following table:~~

~~Stock Price~~
~~Effective Date~~	~~$10.00~~	~~$20.00~~	~~$30.00~~	~~$40.00~~	~~$45.00~~	~~$48.00~~	~~$52.00~~	~~$55.13~~	~~$60.00~~	~~$70.00~~	~~$80.00~~	~~$90.00~~	~~$100.00~~	~~$150.00~~	~~$200.00~~
~~July 2, 2014~~	~~2.2286~~	~~2.1851~~	~~2.0702~~	~~1.9474~~	~~1.9006~~	~~1.8783~~	~~1.8547~~	~~1.8406~~	~~1.8248~~	~~1.8091~~	~~1.8051~~	~~1.8058~~	~~1.8077~~	~~1.8134~~	~~1.8143~~
~~July 1, 2015~~	~~2.2257~~	~~2.2102~~	~~2.1273~~	~~1.9962~~	~~1.9378~~	~~1.9087~~	~~1.8774~~	~~1.8585~~	~~1.8375~~	~~1.8166~~	~~1.8111~~	~~1.8108~~	~~1.8118~~	~~1.8141~~	~~1.8142~~
~~July 1, 2016~~	~~2.2233~~	~~2.2219~~	~~2.1916~~	~~2.0726~~	~~1.9958~~	~~1.9535~~	~~1.9061~~	~~1.8775~~	~~1.8468~~	~~1.8200~~	~~1.8144~~	~~1.8138~~	~~1.8140~~	~~1.8141~~	~~1.8141~~
~~July 1, 2017~~	~~2.2222~~	~~2.2222~~	~~2.2222~~	~~2.2222~~	~~2.2222~~	~~2.0833~~	~~1.9231~~	~~1.8141~~	~~1.8141~~	~~1.8141~~	~~1.8141~~	~~1.8141~~	~~1.8141~~	~~1.8141~~	~~1.8141~~

~~The exact Stock Price and Effective Date may not be set forth in the table, in which case:~~

~~(i)~~

~~if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two Effective Date dates in the table, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the two Effective Date dates, as applicable, based on a 365-day year;~~

~~(ii)~~

~~if the Stock Price is greater than $200.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately succeeding paragraph), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate, subject to adjustment pursuant to Section 11; and~~

~~(iii)~~

~~if the Stock Price is less than $10.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to the immediately succeeding paragraph) (the “Minimum Stock Price”), then the Fundamental Change Conversion Rate shall be determined (a) as if the Stock Price equaled the Minimum Stock Price and (b) if the Effective Date is between two Effective Date dates on the table, using straight-line interpolation, as described herein.~~

~~The Stock Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Fixed Conversion Rates are adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table shall be subject to adjustment in the same manner as each Fixed Conversion Rate pursuant to Section 11.~~

~~“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in Section 7(d).~~

~~“Global Preferred Share” shall have the meaning set forth in Section 21(a).~~

~~“Global Shares Legend” shall have the meaning set forth in Section 21(a).~~

~~“Holder” means the Person in whose name shares of the Series A-1 Preferred Stock are registered.~~

~~“Initial Liquidation Preference” means $100 per share of Series A-1 Preferred Stock.~~

~~“Initial Price” shall have the meaning set forth in the definition of Conversion Rate.~~

~~“Issue Date” shall mean the Closing Date (as defined in the Merger Agreement), which is the original issue date of the Series A-1 Preferred Stock.~~

~~“Junior Stock” means the Common Stock and each other class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series A-1 Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation.~~

~~“Liquidation Preference” has the meaning set forth in Section 12(a).~~

~~“Mandatory Conversion” means a conversion pursuant to Section 5.~~

~~“Mandatory Conversion Date” means July 1, 2017.~~

~~“Market Disruption Event” means any of the following events:~~

~~(i)~~

~~any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) or in futures or option contracts relating to the Common Stock (or such other security) on the relevant exchange or quotation system;~~

~~(ii)~~

~~any event (other than a failure to open or a closure as described in clause (iii) of this definition of Market Disruption Event) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock (or such other security) on any relevant exchange or quotation system; or~~

~~(iii)~~

~~the failure to open of one of the exchanges or quotation systems on which futures or options contracts relating to the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after-hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.~~

~~For purposes of clauses (i) and (ii) of this definition of “Market Disruption Event,” the relevant exchange or quotation system will be the New York Stock Exchange; provided that if the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the New York Stock Exchange, the relevant exchange or quotation system will be the principal national securities exchange on which the Common Stock (or such other security) is listed for trading.~~

~~“Maximum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.~~

~~“Merger Agreement” means the Agreement and Plan of Merger, dated as of June 15, 2016, by and among Envision Healthcare Holdings, Inc., AmSurg Corp. and New Amethyst Corp., as amended from time to time.~~

~~“Minimum Conversion Rate” shall have the meaning set forth in the definition of Conversion Rate.~~

~~“Minimum Stock Price” shall have the meaning set forth in the definition of Fundamental Change Conversion Rate.~~

~~“Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.~~

~~“Officer” means the Chief Executive Officer and President, the Executive Chairman, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.~~

~~“Officers’ Certificate” means a certificate of the Corporation that is signed on behalf of the Corporation by two authorized Officers, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Corporation.~~

~~“Optional Conversion” shall have the meaning set forth in Section 6(a).~~

~~“Optional Conversion Additional Conversion Amount” shall have the meaning set forth in Section 6(b).~~

~~“Optional Conversion Average Price” shall have the meaning set forth in Section 6(b).~~

~~“Optional Conversion Date” shall have the meaning set forth in Section 8(c).~~

~~“Parity Stock” means any class of capital stock or series of Preferred Stock of the Corporation established after the Issue Date, the terms of which expressly provide that such class or series will rank equally with the Series A-1 Preferred Stock as to dividend rights and/or rights upon liquidation, dissolution or winding up of the Corporation, in each case without regard to whether dividends accrue cumulatively or non-cumulatively.~~

~~“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.~~

~~“Preferred Director” or “~~Preferred Directors~~” shall have the meaning set forth in Section 15(b).~~

~~“Preferred Stock” means any and all series of preferred stock of the Corporation, including, without limitation, the Series A-1 Preferred Stock.~~

~~“Purchased Shares” shall have the meaning set forth in Section 11(a)(v).~~

~~“Record Date” means, for purposes of a Fixed Conversion Rate adjustment pursuant to Section 11, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property.~~

~~“Record Holders” means, as to any day, the Holders of record of the Series A-1 Preferred Stock as they appear on the stock register of the Corporation at 5:00 p.m., New York City time, on such day.~~

~~“Registrar” means the Transfer Agent.~~

~~“Regular Record Date” means with respect to payment of dividends on the Series A-1 Preferred Stock, the record date fixed by the Board of Directors that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date. The Regular Record Date shall apply regardless of whether such date is a Business Day.~~

~~“Reorganization Event” shall have the meaning set forth in Section 11(e).~~

~~“Scheduled Trading Day” means a day that is scheduled to be a Trading Day, except that if the Common Stock is not listed on a national securities exchange, “Scheduled Trading Day” means a Business Day.~~

~~“Senior Stock” shall have the meaning set forth in Section 15(c)(i).~~

~~“Series A-1 Preferred Stock~~” means the Corporation’s 5.250% Mandatory Convertible Preferred Stock, Series A~~-1.~~

~~“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and directors and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.~~

~~“Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.~~

~~“Spin-Off ” shall have the meaning set forth in Section 11(a)(iii).~~

~~“Stock Price” means:~~

~~(i)~~

~~in the case of a Fundamental Change described in clause (ii) of the definition of Fundamental Change in which the holders of Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock; and~~

~~(ii)~~	~~in the case of any other Fundamental Change, the Five-Day Average VWAP.~~

~~“Subsidiary” means, with respect to the Corporation or any other Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.~~

~~“Threshold Appreciation Price” shall have the meaning set forth in the definition of Conversion Rate.~~

~~“Trading Day” means any day on which:~~

~~(i)~~	~~there is no Market Disruption Event; and~~

~~(ii)~~

~~the New York Stock Exchange is open for trading, or, if the Common Stock (or any other security into which the Series A-1 Preferred Stock becomes convertible in connection with any Reorganization Event) is not listed on the New York Stock Exchange, any day on which the principal national securities exchange on which the Common Stock (or such other security) is listed is open for trading, or, if the Common Stock (or such other security) is not listed on a national securities exchange, any Business Day.~~

~~A “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m., New York City time, or the then standard closing time for regular trading on the relevant exchange or trading system.~~

~~“Transfer Agent” means, initially, Computershare Trust Company N.A. until a successor transfer agent is appointed pursuant to Section 20 and, thereafter, means such successor. The foregoing sentence shall likewise apply to any such subsequent successor or successors.~~

~~“Trigger Event” shall have the meaning set forth in Section 11(a)(iii).~~

~~“Unit of Exchange Property” shall have the meaning set forth in Section 11(e)~~

~~“VWAP” means:~~

~~(i)~~

~~per share of Common Stock, on any Trading Day, the price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page EVHC <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose; and~~

~~(ii)~~

~~per share of capital stock (other than the Common Stock) or per ADR, in each case traded on a U.S. national securities exchange, on any Trading Day, the price per share of such capital stock or per ADR as displayed under the heading “Bloomberg VWAP” on the relevant Bloomberg page (or any successor service) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such Trading Day; or if such price is not available, the market value per share of such capital stock or per ADR on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for such purpose.~~

~~Section 3. Dividends.~~

~~(a) Subject to the rights of Holders of any class of capital stock ranking senior to the Series A-1~~ Preferred Stock with respect to dividends, Holders shall be entitled to receive, when, as and if declared by the Board of Directors and to the extent lawful, cumulative dividends at a rate per year of 5.250% of the Initial Liquidation Preference (equivalent to $5.25 per year per share of Series A~~-1 Preferred Stock), payable in cash, by delivery of shares of Common Stock or by delivery of any combination of cash and shares of Common Stock, as determined by the Corporation in its sole discretion (subject to the limitations described in Section 4). Declared dividends on the Series A-1 Preferred Stock shall be payable quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not declared or in any Dividend Period or Dividend Periods, as the case may be, there have been funds or shares of Common Stock legally available for the payment of such dividends. Dividends will be payable on a Dividend Payment Date to Holders that are Record Holders on the Regular Record Date immediately preceding such Dividend Payment Date, but only to the extent a dividend has been declared to be payable on such Dividend Payment Date, except that dividends payable on the Mandatory Conversion Date will be payable to the Holders presenting the Series A-1 Preferred Stock for conversion. If any Dividend Payment Date is not a Business Day, the dividend payable on such date shall be paid on the next Business Day without any adjustment, interest or other penalty in respect of such delay. Dividends payable on shares of Series A-1 Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend rate by four. Dividends payable on shares of Series A-1 Preferred Stock for any period other than a full Dividend Period shall be based on the number of days elapsed during such Dividend Period and computed on the basis of a 360-day year consisting of twelve 30-day months. Accumulated dividends on shares of Series A-1 Preferred Stock shall not bear interest if they are paid subsequent to the applicable Dividend Payment Date.~~

~~(b) No dividend shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Series A-1 Preferred Stock with respect to any Dividend Period unless all dividends for all preceding Dividend Periods shall have been declared and paid, or declared and a sufficient sum has been set apart for the payment of such dividends, upon all outstanding shares of Series A-1 Preferred Stock. No dividend shall be paid unless and until the Board of Directors declares a dividend payable with respect to the Series A-1 Preferred Stock.~~

~~(c) Holders shall not be entitled to any dividends on the Series A-1 Preferred Stock, whether payable in cash, shares of Common Stock or any combination thereof, in excess of full cumulative dividends.~~

~~(d)~~

~~(i) So long as any share of Series A-1 Preferred Stock remains outstanding:~~

~~(A) no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock, except dividends payable solely in shares of Common Stock;~~

~~(B) no dividend or distribution shall be declared or paid on Parity Stock, except as set forth in this Section 3(d); and~~

~~(C) no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries,~~

~~unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period, on all outstanding shares of Series A-1 Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders on the applicable Regular Record Date).~~

~~(ii) The limitations set forth in Section 3(d)(i) shall not apply to:~~

~~(A) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases of shares of Common Stock in lieu of tax withholding and purchases of shares of Common Stock to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan); provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount;~~

~~(B) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;~~

~~(C) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than for the beneficial ownership by the Corporation or any of its Subsidiaries), including as trustees or custodians; and~~

~~(D) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares.~~

~~When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the Holders thereof on the applicable Regular Record Date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series A-1 Preferred Stock and any shares of Parity Stock, all dividends declared on Series A-1 Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared and paid pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Series A-1 Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors out of funds of the Corporation lawfully available and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors determines not to pay any dividend or a full dividend on a Dividend~~

~~Payment Date, the Corporation will provide a 10 Business Days’ written notice to the Holders prior to such Dividend Payment Date.~~

~~Subject to the foregoing, dividends (payable in cash, securities or other property) as may be determined by the Board of Directors may be declared and paid on any securities of the Corporation, including Common Stock and other Junior Stock, from time to time out of any funds of the Corporation lawfully available for such payment, and Holders shall not be entitled to participate in any such dividends.~~

~~Section 4. Method of Payment of Dividends.~~

~~(a) Subject to the limitations described below, any declared dividend (or any portion of any declared dividend) on the Series A-1 Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period, including in connection with the payment of declared and unpaid dividends, may be paid by the Corporation, as determined in the Corporation’s sole discretion:~~

~~(i) in cash;~~

~~(ii) by delivery of shares of Common Stock; or~~

~~(iii) by delivery, of any combination of cash and shares of Common Stock;~~

~~provided that in the case of a Fundamental Change Conversion that is a Reorganization Event, dividends otherwise payable in shares of Common Stock may be paid by delivery of Units of Exchange Property in accordance with Section 11(e); and provided, further, that if the Board of Directors may not lawfully authorize payment of all or any portion of such accrued and unpaid dividends in cash, it shall authorize payment of such dividends in shares of Common Stock or Units of Exchange Property, as the case may be, if lawfully permitted to do so.~~

~~(b) Each payment of a declared dividend on the Series A-1 Preferred Stock shall be made in cash, except to the extent the Corporation timely elects to make all or any portion of such payment in shares of Common Stock. The Corporation shall give notice to Holders of any such election and the portions of such payment that will be made in cash and in shares of Common Stock no later than 10 Scheduled Trading Days prior to the Dividend Payment Date for such dividend; provided that if the Corporation does not provide timely notice of such election, the Corporation will be deemed to have elected to pay the relevant dividend in cash.~~

~~(c) If the Corporation elects to pay any dividend or portion thereof in shares of Common Stock, such shares of Common Stock shall be valued for such purpose at 97% of the Average VWAP per Common Share over the five consecutive Trading Day period beginning on and including the seventh Scheduled Trading Day prior to the applicable Dividend Payment Date (the “Average Price”).~~

~~(d) Notwithstanding the foregoing, in no event shall the number of shares of Common Stock to be delivered, in connection with any declared dividend on the Series A-1 Preferred Stock, including any dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by $15.75, subject to adjustment in a manner inversely proportional to any adjustment to each Fixed Conversion Rate as set forth in Section 11 (such dollar amount, as adjusted from time to time, the “Floor Price”). To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of Common Stock delivered in connection with such declared dividend and (y) 97% of the Average Price, the Corporation shall, if it is legally able to do so, notwithstanding any notice by the Corporation to the contrary, pay such excess amount in cash.~~

~~(e) To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, shares of Common Stock issued as payment of a dividend on the Series A-1 Preferred Stock, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and~~

~~effective, use its commercially reasonable efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares would be freely tradable without registration by holders thereof that are not “affiliates” of the Corporation for purposes of the Securities Act of 1933, as amended. To the extent applicable, the Corporation shall also use its commercially reasonable efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the shares of Common Stock are not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the shares of Common Stock are then listed).~~

~~(f) In respect of any cash paid, shares of Common Stock issued or Units of Exchange Property delivered in payment or partial payment of a dividend to a Non-U.S. Holder, the Corporation shall withhold and, in the case of such shares of Common Stock or Units of Exchange Property, the Corporation may do so by selling (or directing the Transfer Agent or any paying agent on behalf of the Corporation to withhold and sell) such amount in cash, number of shares of Common Stock or Units of Exchange Property as the Corporation deems necessary, to result in proceeds from such sale (after deduction of customary commissions, which shall be for the account of such Non-U.S. Holder) to pay all or any part of any U.S. withholding tax obligation that the Corporation has (as determined by it in its sole discretion) in respect of the payment or partial payment of such dividend of cash, shares of Common Stock or Units of Exchange Property to such Non-U.S. Holder.~~

~~Section 5. Mandatory Conversion on the Mandatory Conversion Date.~~

~~(a) Each outstanding share of Series A-1 Preferred Stock shall automatically convert on the Mandatory Conversion Date into a number of shares of Common Stock equal to the Conversion Rate, unless such share of Series A-1 Preferred Stock has been converted prior to the Mandatory Conversion Date in the manner described in Section 6 or Section 7; provided that if the Mandatory Conversion Date is not a Business Day, the Mandatory Conversion Date shall be postponed to the following Business Day; provided, further, that if the Applicable Market Value is first determinable on a date later than the Mandatory Conversion Date because there are one or more Scheduled Trading Days that are not Trading Days during the 20 consecutive Scheduled Trading Day period commencing on and including the 22nd Scheduled Trading Day prior to the Mandatory Conversion Date, the Mandatory Conversion Date shall be postponed to such later date.~~

~~(b) Each of the Fixed Conversion Rates, the Initial Price, the Threshold Appreciation Price, the Floor Price, the Fundamental Change Date, and the Applicable Market Value shall be subject to adjustment in accordance with the provisions of Section 11.~~

~~(c) If prior to the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated dividends on the Series A-1 Preferred Stock, the Conversion Rate shall be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of accumulated dividends that have not been declared (the “Additional Conversion Amount”) divided by the greater of the Floor Price and 97% of the Average Price. To the extent that the Additional Conversion Amount exceeds the product of such number of additional shares of Common Stock and 97% of the Average Price, the Corporation shall, if the Corporation is legally able to do so, declare and pay such excess amount in cash pro rata to the Holders.~~

~~Section 6. Optional Conversion at the Option of the Holder~~.

~~(a) Holders shall have the right to convert their shares of Series A-1 Preferred Stock, in whole or in part (but in no event less than one share Series A-1 Preferred Stock) (any conversion pursuant to this Section 6, an “Optional Conversion”), at any time prior to the Mandatory Conversion Date, other than during the Fundamental Change Conversion Period, into shares of Common Stock at the Minimum Conversion Rate, subject to adjustment in accordance with Section 11.~~

~~(b) If as of any Optional Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Optional Conversion Date, the Minimum Conversion Rate shall be adjusted, with respect to the relevant Optional Conversion, so that the converting Holder receives an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared for such full Dividend Periods (the “Optional Conversion Additional Conversion Amount”), divided by the greater of the Floor Price and the Average VWAP per share of Common Stock over the 20 consecutive Trading Day period commencing on, and including, the 22nd Trading Day prior to the Optional Conversion Date (such average being referred to as the “Optional Conversion Average Price”). To the extent that the Optional Conversion Additional Conversion Amount exceeds the product of the number of additional shares and the Optional Conversion Average Price, the Corporation will not have any obligation to pay the shortfall in cash. Except as described in the first sentence of this Section 6(b), upon any Optional Conversion of any shares of the Series A-1 Preferred Stock, the Corporation shall make no payment or allowance for undeclared dividends on such shares of the Series A-1 Preferred Stock, unless such Optional Conversion occurs after the Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holder of the converted shares as of such Record Date, in accordance with Section 3.~~

~~(c) To effect an Optional Conversion, the converting Holder shall comply with the applicable conversion procedures set forth in Section 8. The Corporation shall, in accordance with the instructions provided by the Holder thereof in the written notice of conversion provided to the Corporation pursuant to Section 8, deliver to the Holder the whole number of shares of Common Stock to which the converting Holder shall be entitled upon such Optional Conversion, together with payment of cash in lieu of any fraction of a share of Common Stock, as provided in Section 10, and any certificate or certificates, as the case may be, representing shares of Series A-1 Preferred Stock, as provided in Section 8(d)(i). Such delivery shall take place on the third Business Day succeeding the Optional Conversion Date. If applicable, the Corporation shall instruct the Transfer Agent to register the whole number of shares of Common Stock to which the converting Holder shall be entitled upon such Optional Conversion in the name or names, as the case may be, specified by such Holder in the notice of conversion.~~

~~Section 7. Fundamental Change Conversion~~.

~~(a) If a Fundamental Change occurs on or prior to the Mandatory Conversion Date, Holders, subject to adjustments in accordance with Section 11, shall have the right to:~~

~~(i) convert their Series A-1 Preferred Stock, in whole or in part (but in no event less than one Series A-1 Preferred Stock) (any such conversion pursuant to this Section 7 being a “Fundamental Change Conversion”) at any time during the period (the “Fundamental Change Conversion Period”) from and including the Effective Date of such Fundamental Change to, but excluding, the earlier of (i) the Mandatory Conversion Date and (ii) the date that is 30 calendar days after the Effective Date (any conversion pursuant to this Section 7, a “Fundamental Change Conversion”) (1) into a number of shares of Common Stock equal to the Fundamental Change Conversion Rate per share of Series A-1 Preferred Stock; or (2) if the Fundamental Change also constitutes a Reorganization Event, Units of Exchange Property in accordance with Section 11(e), based on the Fundamental Change Conversion Rate;~~

~~(ii) with respect to such converted shares, receive a Fundamental Change Dividend Make-whole Amount payable in cash or in shares of Common Stock; and~~

~~(iii) with respect to such converted shares, receive the Accumulated Dividend Amount payable in cash or in shares of Common Stock;~~

~~subject, in the case of clauses (ii) and (iii), to the Corporation’s right to deliver shares of Common Stock in lieu of all or part of such amounts as set forth in Section 7(d). Such delivery shall take place on the third Business Day following the applicable Fundamental Change Conversion Date.~~

~~Notwithstanding clauses (ii) and (iii), if such Effective Date or the relevant Fundamental Change Conversion Date falls during a Dividend Period for which the Corporation declared a dividend, the Corporation shall pay such dividend on such Dividend Payment Date to the Record Holders as of such Record Date, in accordance with Section 3, and such dividend shall not be included in the Accumulated Dividend Amount, and the Fundamental Change Dividend Make-whole Amount shall not include the present value of such dividend.~~

~~(b) To the extent practicable, at least 20 calendar days prior to the anticipated Effective Date of the Fundamental Change, but in any event not later than two Business Days following the Corporation’s becoming aware of the occurrence of a Fundamental Change, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Record Holders. Such notice shall contain:~~

~~(i) the date on which the Fundamental Change is anticipated to be effected;~~

~~(ii) the Fundamental Change Conversion Period;~~

~~(iii) the instructions a Holder must follow to effect a Fundamental Change Conversion in connection with such Fundamental Change; and~~

~~(iv) whether the Corporation has elected to pay all or any portion of accrued and unpaid dividends in shares of Common Stock or Units of Exchange Property, as the case may be, and, if so, the portion thereof (as a percentage) that will be paid in shares of Common Stock or Units of Exchange Property.~~

~~(c) To effect a Fundamental Change Conversion, the converting Holder must submit its Series A-1 Preferred Stock for conversion and comply with the applicable conversion procedures set forth in Section 8 at any time during the Fundamental Change Conversion Period. Holders who do not submit Series A-1 Preferred Stock for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Series A-1 Preferred Stock at the Fundamental Change Conversion Rate or to receive the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount. To the extent a Holder does not convert its shares of Series A-1 Preferred Stock pursuant to this Section 7 and a Reorganization Event has occurred, in lieu of shares of Common Stock, the Corporation shall pay or deliver, as the case may be, to such Holder on the Mandatory Conversion Date, Units of Exchange Property as determined in accordance with Section 11(e).~~

~~(d)~~

~~(i) For any shares of Series A-1 Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the shares of Common Stock issued upon conversion at the Fundamental Change Conversion Rate, the Corporation will at its option:~~

~~(A) pay the Holder in cash, to the extent the Corporation is legally permitted to do so, the present value, computed using a discount rate of 5.250% per year, of all dividend payments on the Holder’s Series A-1 Preferred Stock for all the remaining Dividend Periods (excluding any accumulated and unpaid dividends for all Dividend Periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change) from such Effective Date to but excluding the Mandatory Conversion Date (the “Fundamental Change Dividend Make-whole Amount”);~~

~~(B) increase the number of shares of Common Stock to be issued on conversion by a number equal to (x) the Fundamental Change Dividend Make-whole Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price, or~~

~~(C) pay the Fundamental Change Dividend Make-whole Amount in a combination of cash and shares of Common Stock in accordance with the provisions of clauses (A) and (B) above.~~

~~(ii) In addition, for any Series A-1 Preferred Stock that are converted during the Fundamental Change Conversion Period, to the extent that, as of the Effective Date of the Fundamental Change, the Corporation has not declared any or all of the accumulated dividends on the Series A-1 Preferred Stock as of such~~

~~Effective Date (including accumulated and unpaid dividends for all dividend periods ending on or prior to the Dividend Payment Date preceding the Effective Date of the Fundamental Change as well as dividends accumulated to the Effective Date of the Fundamental Change, the “Accumulated Dividend Amount”), Holders who convert Series A-1 Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount upon conversion. The Accumulated Dividend Amount will be payable at the Corporation’s election in either:~~

~~(A) cash, to the extent the Corporation is legally permitted to do so,~~

~~(B) an additional number of shares of Common Stock equal to (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price, or~~

~~(C) a combination of cash and shares of Common Stock.~~

~~(iii) The Corporation shall pay the Fundamental Change Dividend Make-whole Amount and the Accumulated Dividend Amount in cash, except to the extent the Corporation elects on or prior to the second Business Day following the Effective Date of a Fundamental Change to make all or any portion of such payments in shares of Common Stock. If the Corporation elects to deliver shares of Common Stock in respect of all or any portion of the Fundamental Change Dividend Make-whole Amount or Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-whole Amount or the Accumulated Dividend Amount or any portion thereof paid in shares of Common Stock exceeds the product of the number of additional shares the Corporation delivers in respect thereof and 97% of the Stock Price, the Corporation shall, if it is legally able to do so, declare and pay such excess amount in cash.~~

~~(e) Not later than the second Business Day following the Effective Date, the Corporation shall notify Holders of:~~

~~(i) the Fundamental Change Conversion Rate;~~

~~(ii) the Fundamental Change Dividend Make-whole Amount and whether the Corporation will pay such amount in cash, shares of Common Stock or a combination thereof, and specifying the combination thereof, if applicable; and~~

~~(iii) the Accumulated Dividend Amount as of the Effective Date and whether the Corporation will pay such amount in cash, shares of Common Stock or a combination thereof, and if applicable, specifying the combination thereof, if applicable.~~

~~Section 8. Conversion Procedures~~.

~~(a) On the Mandatory Conversion Date, any Fundamental Change Conversion Date or any Optional Conversion Date (each, a “Conversion Date~~”), dividends on any shares of Series A~~-1 Preferred Stock converted to Common Stock shall cease to accrue and cumulate, and on the Mandatory Conversion Date (subject to postponement as described in Section 5(a)), such converted shares of Series A-1 Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders of such shares of Series A-1 Preferred Stock to receive shares of Common Stock (or Units of Exchange Property, if applicable) into which such shares of Series A-1 Preferred Stock were converted and any accrued and unpaid dividends on such shares to which such Holders are otherwise entitled pursuant to Section 5(c), Section 6(b) or Section 7(d), as applicable.~~

~~(b) Subject to postponement as described in Section 5(a), on the Mandatory Conversion Date, pursuant to Section 5, any outstanding shares of Series A-1 Preferred Stock shall automatically convert into shares of Common Stock. The Person or Persons entitled to receive the Common Stock issuable upon any such conversion of the Series A-1 Preferred Stock shall be treated as the record holder or record holders, as the case may be, of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Conversion Date. Except as provided under Section 11, prior to 5:00 p.m., New York City time, on such applicable Conversion Date, shares of Common Stock issuable upon conversion of any shares of Series A-1 Preferred Stock shall not be~~

~~outstanding for any purpose, and Holders of shares of Series A-1 Preferred Stock shall have no rights with respect to such shares of Common Stock, including, without limitation, voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding shares of Series A-1 Preferred Stock. No allowance or adjustment, except as set forth in Section 11, shall be made in respect of dividends payable to holders of record of Common Stock as of any date prior to such applicable Conversion Date.~~

~~(c) To effect an Optional Conversion pursuant to Section 6 or a Fundamental Change Conversion pursuant to Section 7, a Holder who~~

~~(i) holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any; or~~

~~(ii) holds Series A-1 Preferred Stock in definitive, certificated form must:~~

~~(A) complete and manually sign the conversion notice on the back of the Series A-1 Preferred Stock certificate or a facsimile of such conversion notice;~~

~~(B) deliver the completed conversion notice and the certificated Series A-1 Preferred Stock to be converted to the Conversion and Dividend Disbursing Agent;~~

~~(C) if required, furnish appropriate endorsements and transfer documents; and~~

~~(D) if required, pay all transfer or similar taxes or duties, if any.~~

~~(the day on which the Holder complies with such requirements, the “Optional Conversion Date” or the “Fundamental Change Conversion Date”, as the case may be); provided that, the Fundamental Change Conversion Date shall be a date no earlier than the Effective Date of the Fundamental Change and no later than 5:00 p.m., New York City time, on the last day of the Fundamental Change Conversion Period.~~

~~The issuance by the Corporation of shares of Common Stock upon an Optional Conversion shall be deemed effective immediately prior to 5:00 p.m., New York City time, on the Optional Conversion Date.~~

~~(d) With respect to any Optional Conversion or any Fundamental Change Conversion of shares of Series A-1 Preferred Stock:~~

~~(i) if there shall have been surrendered certificate or certificates, as the case may be, representing a greater number of shares of Series A-1 Preferred Stock than the number of shares of Series A-1 Preferred Stock to be converted, the Corporation shall execute and the Registrar shall countersign and deliver to such Holder or such Holder’s designee, at the expense of the Corporation, new certificate or certificates, as the case may be, representing the number of shares of Series A-1 Preferred Stock that shall not have been converted; and~~

~~(ii) if the shares of Series A-1 Preferred Stock converted are held in book-entry form through the facilities of the Depositary, promptly following the relevant Optional Conversion Date or Fundamental Change Conversion Date, as the case may be, the Corporation shall cause the Transfer Agent and Registrar to reduce the number of shares of Series A-1 Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the relevant Global Preferred Share.~~

~~Section 9. Reservation of Common Stock.~~

~~(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common stock, solely for issuance, the full number of shares of Common Stock issuable upon payment of accrued and unpaid dividends and upon conversion of the Series A-1 Preferred Stock at the Maximum Conversion Rate then in effect.~~

~~(b) All shares of Common Stock delivered upon conversion of the Series A-1 Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, charges, security interests and other encumbrances (other than liens, claims, charges, security interests and other encumbrances created by the Holders).~~

~~(c) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A-1 Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder, if any, requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.~~

~~(d) The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series A-1 Preferred Stock and payment of dividends thereon, if any; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Series A-1 Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series A-1 Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.~~

~~Section 10. Fractional Shares.~~

~~(a) No fractional shares of Common Stock or any other common stock or ADRs included in the Exchange Property shall be issued to Holders, including as a result of any conversion of shares of Series A-1 Preferred Stock or as a result of any payment of dividends on the Series A-1 Preferred Stock in shares of Common Stock or Units of Exchange Property.~~

~~(b) In lieu of any fractional share of Common Stock or any other common stock or ADRs included in the Exchange Property otherwise issuable upon Mandatory Conversion, Optional Conversion or Fundamental Change Conversion (including in connection with a dividend payment), that Holder shall be entitled to receive an amount in cash (computed to the nearest cent) based on the VWAP per share of Common Stock, or, if applicable, such other common stock or ADR, on the Trading Day immediately preceding the applicable Conversion Date.~~

~~(c) If more than one share of the Series A-1 Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock, or, if applicable, other common stock or full ADRs, issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered for conversion. If the Corporation pays dividends in Common Stock, other common stock or ADRs pursuant to Section 4(b) on more than one share of Series A-1 Preferred Stock held at any one time by or for the same Holder, the number of full shares of Common Stock, or, if applicable, other common stock or full ADRs, payable in connection with such dividend shall be computed on the basis of the aggregate number of shares of Series A-1 Preferred Stock so surrendered for conversion.~~

~~Section 11. Conversion Rate Adjustments to the Fixed Conversion Rates.~~

~~(a) Each Fixed Conversion Rate shall be adjusted from time to time as follows:~~

~~(i) If the Corporation issues Common Stock as a dividend or distribution to all or substantially all holders of the Common Stock, or if the Corporation effects a subdivision or combination (including, without limitation, a stock split or a reverse stock split) of the Common Stock, each Fixed Conversion Rate shall be adjusted based on the following formula:~~

~~CR1 = CR 0 ×~~	 ~~OS1~~

~~OS0~~

~~where,~~

~~CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution or immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be;~~

~~CR1 = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date or immediately after 9:00 a.m., New York City time, on such effective date, as the case may be;~~

~~OS0 = the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date or immediately prior to 9:00 a.m., New York City time, on such effective date, as the case may be (and prior to giving effect to such event); and~~

~~OS1 = the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.~~

~~Any adjustment made under this Section 11(a)(i) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be. If any dividend, distribution, subdivision or combination of the type described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the earlier of (a) the date the Board of Directors determines not to pay or make such dividend, distribution, subdivision or combination and (b) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Fixed Conversion Rate that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.~~

~~(ii) If the Corporation issues to all or substantially all holders of the Common Stock any rights (other than pursuant to any stockholder rights plan), options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, each Fixed Conversion Rate will be increased based on the following formula:~~

~~CR1 = CR0 ×~~	~~OS0 + X~~

~~OS0 + Y~~

~~where,~~

~~CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such issuance;~~

~~CR1 = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date;~~

~~OS0 = the number of shares of Common Stock outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date;~~

~~X = the number of shares of Common Stock issuable pursuant to such rights, options or warrants; and~~

~~Y = the aggregate price payable to exercise such rights, options or warrants, divided by the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.~~

~~Any increase in the Fixed Conversion Rates made pursuant to this Section 11(a)(ii) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such issuance. To the extent such rights, options or warrants are not exercised prior to their expiration or termination, each Fixed Conversion Rate shall be decreased, effective as of the date of such expiration or termination, to the Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to issue such rights, options or warrants and (b) the date such rights, options or warrants were to have been issued, to the Fixed Conversion Rate that would then be in effect if such issuance had not been announced.~~

~~For purposes of this Section 11(a)(ii), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of the Common Stock at less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.~~

~~(iii) If the Corporation pays a dividend or other distribution to all or substantially all holders of Common Stock of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, excluding:~~

~~(1) any dividend, distribution or issuance as to which an adjustment was effected pursuant to Section 11(a)(i) or Section 11(a)(ii);~~

~~(2) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 11(a)(iv) below;~~

~~(3) Spin-Offs as to which the provisions set forth below in this Section 11(a)(iii) apply; and~~

~~(4) any dividends or distributions in connection with a Reorganization Event that is included in Exchange Property under Section 11(e),~~

~~then each Fixed Conversion Rate shall be increased based on the following formula:~~

~~CR1 = CR0 ×~~	 ~~SP0~~

~~(SP0 -FMV)~~

~~where,~~

~~CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or distribution;~~

~~CR1 = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on such Record Date;~~

~~SP0 = the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such dividend or distribution; and~~

~~FMV = the fair market value (as determined in good faith by the Board of Directors) on the Record Date for such dividend or distribution of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation, expressed as an amount per share of Common Stock.~~

~~If the Board of Directors determines the “FMV” (as defined in this Section 11(a)(iii)) of any dividend or other distribution for purposes of this Section 11(a)(iii) by referring to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such dividend or distribution.~~

~~Notwithstanding the foregoing, if “FMV” (as defined in this Section 11(a)(iii)) is equal to or greater than “SP0” (as defined in this Section 11(a)(iii)), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Series A-1 Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the amount and kind of shares of the Corporation’s capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such dividend or other distribution.~~

~~Any increase made under the portion of this Section 11(a)(iii) above shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or other distribution. If such dividend or distribution is not so paid or made, each Fixed Conversion Rate shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay the dividend or other distribution and (b) the date such dividend or distribution was to have been paid, to the Fixed Conversion Rate that would then be in effect if the dividend or other distribution had not been declared.~~

~~If the transaction that gives rise to an adjustment pursuant to this Section 11(a)(iii) is one pursuant to which the payment of a dividend or other distribution on the Common Stock consists of shares of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Corporation (a “Spin-Off”) that are, or, when issued, will be, traded on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent, then each Fixed Conversion Rate shall instead be increased based on the following formula:~~

~~CR1 = CR 0 ×~~	~~(FMV0 + MP0)~~

~~MP0~~

~~where,~~

~~CR0 = the Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;~~

~~CR1  = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution;~~

~~FMV0 = the Average VWAP per share of such capital stock or similar equity interests distributed to holders of the Common Stock applicable to one share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution; and~~

~~MP0  = the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Ex-Dividend Date for such dividend or distribution.~~

~~The adjustment to each Fixed Conversion Rate under the immediately preceding paragraph shall occur at 5:00 p.m., New York City time, on the 10th consecutive Trading Day immediately following, and including, the Ex-Dividend Date for such dividend or distribution, but will be given effect as of 9:00 a.m., New York City time, on the date immediately following the Record Date for such dividend or distribution. The Corporation shall delay the settlement of any conversion of shares of the Series A-1 Preferred Stock if the Conversion Date occurs after the Record Date for such dividend or distribution and prior to the end of such 10 consecutive Trading Day~~

~~period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates as described above) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.~~

~~For purposes of this Section 11(a)(iii) (and subject in all respects to Section 11(a)(i) and Section 11(a)(ii)):~~

~~(A) rights, options or warrants distributed by the Corporation to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):~~

~~(i) are deemed to be transferred with such shares of the Common Stock;~~

~~(ii) are not exercisable; and~~

~~(iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section~~ 11(a)(iii) (and no adjustment to the Fixed Conversion Rates under this Section 11(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Conversion Rates shall be made under this Section 11(a)(iii).

~~(B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).~~

~~(C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Conversion Rates under this clause (iii)~~ was made:

~~(1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Conversion Rates shall be readjusted as if such rights, options or warrants had not been issued and (y)~~ the Fixed Conversion Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 11(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

~~(2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Conversion Rates shall be readjusted as if such rights, options and warrants had not been issued.~~

~~For purposes of Section 11(a)(i), Section~~ 11(a)(ii) and this Section 11(a)(iii), if any dividend or distribution to which this Section 11(a)(iii) is applicable includes one or both of:

~~(D) a dividend or distribution of shares of Common Stock to which Section~~ 11(a)(i) is applicable (the “Clause A Distribution”); or

~~(E) an issuance of rights, options or warrants to which Section 11(a)(ii) is applicable (the “Clause B Distribution”), then:~~

~~(1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 11(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Conversion Rate adjustment required by this Section 11(a)(iii) with respect to such Clause C Distribution shall then be made; and~~

~~(2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Conversion Rate adjustment required by Section 11(a)(i) and Section 11(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date or immediately prior to 9:00 a.m., New York City time, on such effective date” within the meaning of Section 11(a)(i) or “outstanding immediately prior to 5:00 p.m., New York City time, on such Record Date” within the meaning of Section 11(a)(ii).~~

~~(iv) If the Corporation pays a distribution consisting exclusively of cash to all or substantially all holders of the Common Stock, each Fixed Conversion Rate shall be increased based on the following formula:~~

~~CR1 = CR 0 ×~~	 ~~SP0~~

~~(SP0- C)~~

~~where,~~

~~CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution;~~

~~CR1  = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the Record Date for such distribution;~~

~~SP0 = the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and~~

~~C = an amount of cash per share of Common Stock that the Corporation distributes to holders of the Common Stock.~~

~~Notwithstanding the foregoing, if “C” (as defined in this Section 11(a)(iv)) is equal to or greater than “SP0” (as defined in this Section 11(a)(iv)), in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Series A-1 Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the Record Date for such distribution.~~

~~Any adjustment to the Fixed Conversion Rates pursuant to this Section 11(a)(iv) shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such distribution. If such distribution is not so paid, the Fixed Conversion Rates shall be decreased, effective as of the earlier of (a) the date the Board of Directors determines not to pay such dividend and (b) the date such dividend was to have been paid, to the Fixed Conversion Rates that would then be in effect if such distribution had not been declared.~~

~~(v) If the Corporation or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (except as provided in Section 11(c)(iii)) and the cash and value of any other~~

~~consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), each Fixed Conversion Rate shall be increased based on the following formula:~~

~~CR1 = CR 0 ×~~	 ~~(FMV + (SP1 x OS1))~~
~~(SP1 x OS0)~~

~~where,~~

~~CR0 = the Fixed Conversion Rate in effect immediately prior to 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;~~

~~CR1 = the Fixed Conversion Rate in effect immediately after 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;~~

~~FMV = the fair market value (as determined in good faith by the Board of Directors) as of the Expiration Date of the aggregate value of all cash and any other consideration paid or payable for shares of the Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”);~~

~~OS1  = the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), less any Purchased Shares;~~

~~OS0  = the number of shares of Common Stock outstanding at the Expiration Time, including any Purchased Shares; and~~

~~SP1 = the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.~~

~~The adjustment to each Fixed Conversion Rate under this Section 11(a)(v) shall occur at 5:00 p.m., New York City time, on the tenth consecutive Trading Day immediately following, and including, the Trading Day immediately following the Expiration Date, but will be given effect as of 9:00 a.m., New York City time, on the Expiration Date. The Corporation shall delay the settlement of any conversion of Series A-1 Preferred Stock if the Conversion Date occurs during such 10 consecutive Trading Day period. In such event, the Corporation shall deliver the shares of Common Stock issuable in respect of such conversion (based on the adjusted Fixed Conversion Rates) on the first Business Day immediately following the last Trading Day of such 10 consecutive Trading Day period.~~

~~(vi) If the Corporation has in effect a stockholder rights plan while any shares of Series A-1 Preferred Stock remain outstanding, Holders shall receive, upon a conversion of Series A-1 Preferred Stock, in addition to Common Stock, rights under the Corporation’s stockholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the stockholder rights plan have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders would not be entitled to receive any rights in respect of the Common Stock, if any, that the Corporation is required to deliver upon conversion of Series A-1 Preferred Stock, each Fixed Conversion Rate shall be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, capital stock (other than Common Stock), evidences of the Corporation’s indebtedness, the Corporation’s assets or rights to acquire the capital stock, indebtedness or assets of the Corporation pursuant to Section 11(a)(iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. A distribution of rights pursuant to a stockholder rights plan will not trigger an adjustment to the Fixed Conversion Rates pursuant to Section 11(a)(ii) or Section 11(a)(iii) above.~~

~~(b) Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 11, if the Board of Directors deems it advisable in order to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of the Corporation’s shares (or issuance of rights or warrants to acquire shares) or from any event treated as such for income tax purposes or for any other reasons; provided that the same proportionate adjustment must be made to each Fixed Conversion Rate. If any adjustment to the Fixed Conversion Rate is treated as a distribution to any Non-U.S. Holder which is subject to withholding tax, the Corporation (or Transfer Agent or any paying agent on behalf of the Corporation) may set off any withholding tax that is required to be collected with respect to such deemed distribution against cash payments and other distributions otherwise deliverable to such Non-U.S. Holder.~~

~~(c) Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price, Applicable Market Value and Five-Day Average VWAP.~~

~~(i) All required calculations will be made to the nearest cent or 1/10,000th of a share.~~

~~If an adjustment is made to the Fixed Conversion Rates pursuant to this Section 11, an inversely proportional adjustment shall also be made (x) to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of the definition of Conversion Rate shall apply on the Mandatory Conversion Date (subject to postponement as described in Section 5(a)), and (y) to the Floor Price. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to clause (i), (ii), (iii), (iv) or (v) of Section 11(a) or Section 11(b) and the denominator of which shall be such Fixed Conversion Rate immediately before such adjustment. The Corporation shall make appropriate adjustments to the VWAP per share of Common Stock used to calculate the Applicable Market Value or the Five-Day Average VWAP, as the case may be, to account for any adjustments to the Fixed Conversion Rates that became effective during the period in which the Applicable Market Value or the Five-Day Average VWAP, as the case may be, is being calculated.~~

~~(ii) Notwithstanding Section 11(a), no adjustment to the Fixed Conversion Rates shall be made if Holders participate in the transaction that would otherwise require an adjustment (other than in the case of a share split or share combination), at the same time, upon the same terms and otherwise on the same basis as holders of the Common Stock and solely as a result of holding shares of Series A-1 Preferred Stock, as if such Holders held a number of shares of Common Stock equal to the Maximum Conversion Rate as of the Record Date for such transaction, multiplied by the number of shares of Series A-1 Preferred Stock held by such Holders.~~

~~(iii) The Fixed Conversion Rates shall not be adjusted except as provided herein. Without limiting the foregoing, the Fixed Conversion Rates shall not be adjusted for:~~

~~(A) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in the Common Stock under any plan;~~

~~(B) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation or any Subsidiaries of the Corporation;~~

~~(C) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date;~~

~~(D) a change solely in the par value of the Common Stock;~~

~~(E) stock repurchases that are not tender offers, including structured or derivative transactions;~~

~~(F) as a result of a tender offer solely to holders of fewer than 100 shares of Common Stock;~~

~~(G) a third-party tender or exchange offer; or~~

~~(H) the payment of dividends on the Series A-1 Preferred Stock, whether in cash or in shares of Common Stock.~~

~~(iv) The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors, shall be final and conclusive unless clearly inconsistent with the intent hereof.~~

~~(d) Notice of Adjustment. Whenever a Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, is to be adjusted, the Corporation shall: (i) compute such adjusted Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, and prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth such adjusted Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable, provide, or cause to be provided, a written notice to Holders of the occurrence of such event and (iii) as soon as practicable following the determination of a revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable, provide, or cause to be provided, to Holders a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rate or the Fundamental Change Conversion Rate, as applicable, was determined and setting forth such revised Fixed Conversion Rate or Fundamental Change Conversion Rate, as applicable.~~

~~(e) Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:~~

~~(A) any recapitalization, reclassification or change of the Common Stock (other than changes only in par value or resulting from a subdivision or combination);~~

~~(B) any consolidation or merger of the Corporation with or into another Person or any statutory exchange or binding share exchange; or~~

~~(C) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation and its Subsidiaries;~~

~~in each case as a result of which the shares of Common Stock are exchanged for, or converted into, other securities, property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”), then, at the effective time of such Reorganization Event, each share of Series A-1 Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind and amount of such other securities, property or assets (including cash or any combination thereof) that holders of the Common Stock received in such Reorganization Event (the “Exchange Property”), and, at the effective time of such Reorganization Event, the Corporation shall amend its Certificate of Incorporation to provide for such change in the convertibility of the Series A-1 Preferred Stock; provided that if the kind and amount of Exchange Property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person, then the Exchange Property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election with respect to the kind and amount of Exchange Property so receivable (or of all such holders if none makes an election). The Conversion Rate then in effect shall be applied on the applicable Conversion Date to the amount of such Exchange Property received per share of Common Stock in the Reorganization Event (a “Unit of Exchange Property”), as determined in accordance with this Section 11(e). For the purpose of determining which clause of the definition of Conversion Rate shall apply on the Mandatory Conversion Date (subject to postponement as described in Section 5(a)) and for the purpose of calculating the Conversion Rate if clause (ii) of the definition thereof is applicable, the value of a Unit of Exchange Property shall be determined in good faith by the Board of Directors, except that if a Unit of Exchange Property includes common stock or American Depositary Receipts~~

~~(“ADRs”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs shall be the Applicable Market Value determined with regard to a share of such common stock or a single ADR, as the case may be (or for the purpose of determining the Stock Price on a Fundamental Change Conversion Date, the value of such common stock or ADRs shall be the Five-Day Average VWAP determined with regard to a share of such common stock or a single ADR, as the case may be). For the purpose of paying accrued and unpaid dividends in Units of Exchange Property in accordance with Section 4, the value of a Unit of Exchange Property shall equal 97% of the value determined pursuant to the immediately preceding sentence.~~

~~The above provisions of this Section 11(e) shall similarly apply to successive Reorganization Events and the provisions of Section 11(a)-(d) shall apply to any shares of capital stock of the Corporation (or of any successor) received by the holders of Common Stock in any such Reorganization Event.~~

~~The amendment to the Certificate of Incorporation providing that the Series A-1 Preferred Stock shall be convertible into Exchange Property shall also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under this Section 11. The Corporation shall not become a party to any Reorganization event unless the terms of such transaction are consistent with this Section 11(e).~~

~~The Corporation (or any successor) shall, as soon as reasonably practicable (but in any event within five Business Days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such Reorganization Event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11(e).~~

~~(f) For purposes of this Section 11, the number of shares of Common Stock at any time outstanding shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.~~

~~Section~~ 12. ~~Liquidation Rights.~~

~~(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive for each share of Series A-1 Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any payment or distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other Junior Stock of the Corporation, payment in full in an amount equal to the sum of (x) the Initial Liquidation Preference and (y) an amount equal to any accrued and unpaid dividends on each share of Series A-1 Preferred Stock, whether or not declared, to (but not including) the date fixed for liquidation, dissolution or winding up (such amounts collectively, the “Liquidation Preference”).~~

~~(b) Partial Payment. If in any distribution described in Section 12(a) the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series A-1 Preferred Stock and any Parity Stock as to such distribution, Holders and the holders of such Parity Stock shall share ratably in any such distribution in proportion to the full accrued and unpaid respective distributions to which they are entitled.~~

~~(c) Residual Distributions. After payment of the full amount of the Liquidation Preference, including an amount equal to any accrued and unpaid dividends, to which they are entitled, Holders will have no right or claim to any of the remaining assets of the Corporation (or proceeds thereof).~~

~~(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 12, the merger or consolidation of the Corporation with or into any other corporation or other entity, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.~~

~~Section 13. No Sinking Fund. The Series A-1 Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions.~~

~~Section 14. Status of Converted or Repurchased Shares. Shares of Series A-1 Preferred Stock that are duly converted in accordance herewith or repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock, undesignated as to series and available for future issuance; provided that any such cancelled shares of Series A-1 Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Series A-1 Preferred Stock.~~

~~Section 15. Voting Rights.~~

~~(a) General. Holders shall not have any voting rights in respect of their shares of Series A-1 Preferred Stock except as set forth below or as otherwise from time to time required by law or the Certificate of Incorporation. Except as provided herein with respect to voting rights allocated pro rata with other classes or series of Parity Stock based on the liquidation preference of each such class or series, Holders will be entitled to one vote for each such share on any matter on which Holders are entitled to vote, including any action by written consent.~~

~~(b) Preferred Directors. Whenever, at any time or times, dividends payable on the shares of Series A-1 Preferred Stock have not been paid for an aggregate of six or more Dividend Periods, whether or not consecutive (an “Event of Non-payment”), the Holders will have the right, with holders of shares of any one or more other classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, voting together as a class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to elect two directors (together, the “Preferred Directors” and each, a “Preferred Director”) at the next annual meeting or special meeting of the Corporation’s stockholders and at each subsequent annual meeting or special meeting of the Corporation’s stockholders until all accrued and unpaid dividends have been paid in full or fully set aside for payment on Series A-1 Preferred Stock, at which time such right will terminate, except as otherwise provided herein or expressly provided by law, subject to reverting in the event of each and every Event of Non-payment; provided~~ that it will be a qualification for election for any Preferred Director that the election of such Preferred Director will not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which the Corporation’s securities may then be listed or traded that listed or traded companies, including that the Corporation have a majority of independent directors.

~~Upon any termination of the right set forth in the immediately preceding paragraph, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected as described above.~~

~~Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only at a meeting of the Corporation’s stockholders at which this is a permitted action by the affirmative vote of the Holders of a majority in voting power of the shares of Series A-1 Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Parity Stock upon which like voting rights have been conferred and are exercisable at the time (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the extent the voting rights of such Holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as described above, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred.~~

~~At any time after the right of Holders to elect Preferred Directors has become vested and is continuing but a meeting of the Corporation’s stockholders to elect such Preferred Directors has not yet been held, or if a vacancy shall exist in the office of any such Preferred Director that has not been filled by the remaining Preferred Director, the Board of Directors may, but shall not be required to, call a special meeting of Holders and the~~

~~holders of any one or more classes or series of outstanding Parity Stock upon which like voting rights have been conferred and are exercisable at the time, for the purpose of electing the Preferred Directors that such Holders and holders are entitled to elect; provided that in the event the Board of Directors does not call such special meeting, such election will be held at the next annual meeting. At any such meeting held for the purpose of electing such Preferred Director or Preferred Directors, as the case may be (whether at an annual meeting or special meeting), the presence in person or by proxy of the Holders and holders of shares representing at least a majority of the voting power of the Series A-1 Preferred Stock and any Parity Stock having similar voting rights shall be required to constitute a quorum of the Series A-1 Preferred Stock and any Parity Stock having similar voting rights. The affirmative vote of Holders and the holders of any Parity Stock having similar voting rights constituting a majority of the voting power of such shares present at such meeting, in person or by proxy, shall be sufficient to elect any such Preferred Director.~~

~~(c) Voting Rights as to Particular Matters. So long as any shares of Series A-1 Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the affirmative vote or consent of the Holders of at least two-thirds in voting power of the shares of Series A-1 Preferred Stock at the time outstanding and all other Parity Stock having similar voting rights that are exercisable at the time, voting together as a single class (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), given in person or by proxy, either by vote at any meeting called for such purpose, or by written consent in lieu of such meeting, shall be necessary for effecting or validating:~~

~~(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Series A-1 Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation (“Senior Stock”);~~

~~(ii) Amendment of Series A-1 Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation (including, unless no vote on such merger or consolidation is required by Section 15(c)(iii), any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A-1 Preferred Stock; or~~

~~(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange, a reclassification involving the Series A-1 Preferred Stock, or a merger or consolidation of the Corporation with or into another corporation or other entity, unless in each case (x) the Series A-1 Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y)~~ the Series A-1 Preferred Stock remaining outstanding or such new preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series A-1 Preferred Stock immediately prior to such consummation, taken as a whole;

~~provided~~, however, that for all purposes of this Section 15(c), the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock (including the Series A-1 Preferred Stock), ranking equally with and/or junior to Series A-1 Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the Holders.

~~(d) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and the rules of any national securities exchange or other trading facility on which the Series A-1 Preferred Stock is listed or traded at the time.~~

~~Section 16. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent may deem and treat the Record Holder of any share of Series A-1 Preferred Stock as the absolute, true and lawful owner thereof for all purposes, including, without limitation, for purposes of making payment and settling conversions, to the fullest extent permitted by law and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.~~

~~Section 17. Notices. All notices or communications in respect of Series A-1 Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first-class mail, postage prepaid, or if given in such other manner as may be permitted in the Certificate of Incorporation, the By-laws or by applicable law. Notwithstanding the foregoing, if shares of Series A-1 Preferred Stock are issued in book-entry form through DTC or any similar facility, such notices may be given to the Holders in any manner permitted by such facility.~~

~~Section 18. No Pre-emptive Rights; No Redemption Right. No share of Series A-1 Preferred Stock or share of Common Stock issued upon conversion of the Series A-1 Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. The Series A-1 Preferred Stock are not redeemable.~~

~~Section 19. Replacement Stock Certificates.~~

~~(a) If physical certificates are issued, and any of the Series A-1 Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder thereof, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A-1 Preferred Stock certificate, or in lieu of and substitution for the lost, stolen or destroyed Series A-1 Preferred Stock certificate, a new Series A-1 Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A-1 Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A-1 Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Transfer Agent.~~

~~(b) The Corporation is not required to issue any certificate representing the Series A-1 Preferred Stock on or after the Mandatory Conversion Date (subject to postponement as described in Section 5(a)). In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date (subject to postponement as described in Section~~ 5(a)), the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable, along with any other consideration payable or deliverable, pursuant to the terms of the Series A-1 Preferred Stock formerly evidenced by the certificate.

~~Section 20. Transfer Agent, Registrar, Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar, conversion and dividend disbursing agent for the Series A-1 Preferred Stock shall be Computershare Trust Company N.A. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.~~

~~Section 21. Form.~~

~~(a) The Series A-1 Preferred Stock shall be issued in the form of one or more permanent global shares of Series A-1 Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend (the “Global Shares Legend”) as set forth on the form of Series A-1 Preferred Stock certificate attached hereto as Schedule G (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Certificate of Incorporation. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for DTC (the “Depositary”), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.~~

~~This Section 21(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 21(a), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Incorporation with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares or the Certificate of Incorporation.~~

~~Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Series A-1 Preferred Stock, unless (x) the Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.~~

~~(b) Signature. Two Officers permitted by applicable law shall sign each Global Preferred Share for the Corporation, in accordance with the Corporation’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Series A-1 Preferred Stock.~~

~~Section 22. Stock Transfer and Stamp Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A-1 Preferred Stock or shares of Common Stock or other securities issued on account of Series A-1 Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A-1 Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A-1 Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.~~

~~Section~~ 23. ~~Listing. The Corporation hereby covenants and agrees that, if its listing application for the Series A-1 Preferred Stock is approved, upon such listing, the Corporation shall use its reasonable best efforts to keep the Series A-1 Preferred Stock listed on the New York Stock Exchange.~~

~~If the Global Preferred Share or Global Preferred Shares, as the case may be, or the Series A-1 Preferred Stock represented thereby shall be listed on the New York Stock Exchange or any other stock exchange, the Depositary may, with the written approval of the Corporation, appoint a registrar (acceptable to the Corporation) for registration of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Series A-1 Preferred Stock represented thereby in accordance with the requirements of such exchange. Such registrar (which may be the Registrar if so permitted by the requirements of such exchange) may be removed and a substitute registrar appointed by the Registrar upon the request or with the written approval of the Corporation. If the Global Preferred Share or Global Preferred Shares, as the case may be or the Series A-1 Preferred Stock represented thereby are listed on one or more other stock exchanges, the Registrar will, at the request and expense of the Corporation, arrange such facilities for the delivery, transfer, surrender and exchange of such Global Preferred Share or Global Preferred Shares, as the case may be, or the Series A-1 Preferred Stock represented thereby as may be required by law or applicable stock exchange regulations.~~

~~Section 24. Ranking. Notwithstanding anything in this Certificate of Incorporation to the contrary, the Series A-1 Preferred Stock will, with respect to dividend rights or rights upon the liquidation, winding-up or dissolution of the Corporation rank (i) senior to any Junior Stock, (ii) on parity with any Parity Stock and (iii) junior to any Senior Stock and the Corporation’s existing and future indebtedness (including trade payables).~~

~~Section 25. Other Rights. The shares of Series A-1 Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.~~

~~Schedule G~~

~~[FORM OF FACE OF 5.250% MANDATORY CONVERTIBLE~~

~~PREFERRED STOCK, SERIES A-1]~~

~~[INCLUDE FOR GLOBAL PREFERRED SHARES]~~

~~UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.~~

~~TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT WITH RESPECT TO SHARES. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.~~

~~Certificate Number [ ]~~	~~[Initial] Number of Shares of Series A-1~~	~~Preferred Stock [ ]~~
~~CUSIP [ ]~~
~~ISIN [ ]~~

~~ENVISION HEALTHCARE CORPORATION~~

~~5.250% Mandatory Convertible Preferred Stock, Series A -1~~

~~(par value $0.01 per share)~~

~~(initial liquidation preference $100 per share)~~

~~ENVISION HEALTHCARE CORPORATION, a Delaware corporation (the “Corporation~~”), hereby certifies that [ ] / Cede & Co. (the “~~Holder~~”), is the registered owner of [0] / [the number shown on Schedule I hereto of] fully paid and non-assessable shares of the Corporation’s designated 5.250% Mandatory Convertible Preferred Stock, Series A-1, par value $0.01 per share, initial liquidation preference of $100 per share (the “~~Series A-1 Preferred Stock~~”). The shares of Series A-1 Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A-1 Preferred Stock represented hereby are, and shall in all respects be subject to the provisions of the Second Amended and Restated Certificate of Incorporation dated December 1, 2016, as amended from time to time (the “~~Certificate of Incorporation~~”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Incorporation. The Corporation will provide a copy of the Certificate of Incorporation to a Holder without charge upon written request to the Corporation at its principal place of business.

~~Reference is hereby made to select provisions of the Series A-1 Preferred Stock set forth on the reverse hereof, and to the Certificate of Incorporation, which select provisions and the Certificate of Incorporation shall for all purposes have the same effect as if set forth at this place.~~

~~Upon receipt of this executed certificate, the Holder is bound by the Certificate of Incorporation and is entitled to the benefits thereunder.~~

~~Unless the Registrar has properly countersigned this share certificate representing the shares of Series A-1 Preferred Stock, such shares of Series A-1 Preferred Stock shall not be entitled to any benefit under the Certificate of Incorporation or be valid or obligatory for any purpose.~~

~~IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by an Officer of the Corporation this [ ]th day of [●] [2016].~~

~~ENVISION HEALTHCARE CORPORATION~~

~~By:~~

~~Name:~~
~~Title:~~

~~REGISTRAR’S COUNTERSIGNATURE~~

~~These are shares of Series A-1 Preferred Stock referred to in the within-mentioned Certificate of Incorporation.~~

~~Dated: [    ]~~

~~COMPUTERSHARE TRUST COMPANY N.A.,~~

~~as Registrar~~

~~By:~~

~~Name:~~
~~Title:~~

~~[FORM OF REVERSE OF CERTIFICATE FOR SERIES A-1 PREFERRED STOCK]~~

~~Cumulative dividends on each share of Series A-1 Preferred Stock shall be payable subject to the terms and conditions of, in the manner and at the applicable rate provided in the Certificate of Incorporation.~~

~~The shares of Series A-1 Preferred Stock shall be convertible into shares of common stock, par value $0.01 per share, of the Corporation or Units of Exchange Property, as the case may be, in the manner and in accordance with the terms set forth in the Certificate of Incorporation.~~

~~The Corporation shall furnish without charge to each holder who so requests a summary of the authority of the board of directors to determine variations for future series within a class of stock and the designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.~~

~~NOTICE OF CONVERSION~~

~~(To be Executed by the Holder in order to Convert the~~

~~Mandatory Convertible Preferred Stock, Series A -1)~~

~~The undersigned hereby irrevocably elects to convert (the “Conversion”) [    ] 5.250% Mandatory Convertible Preferred Stock, Series A-1 (the “Series A-1 Preferred Stock”), of Envision Healthcare Corporation (the “Corporation”), represented by stock certificate No(s). [    ] (the “Series A-1 Preferred Stock Certificate(s )”), into shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Second Amended and Restated Certificate of Incorporation establishing the terms of the Series A-1 Preferred Stock (the “Certificate of Incorporation”), as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series A-1 Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.~~

~~Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Incorporation.~~

~~Date of Conversion:~~

~~Applicable Conversion Rate:~~

~~Number of Series A-1 Preferred Stock to be Converted:~~

~~Shares of Common Stock to be Issued:*~~

~~Signature:~~

~~Name:~~

~~Address:**~~

~~Fax No.:~~

~~*~~

~~The Corporation is not required to issue shares of Common Stock until the original Series A-1 Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.~~

~~**~~	~~Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.~~

~~ASSIGNMENT~~

~~FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A-1 Preferred Stock evidenced hereby to:~~

~~(Insert assignee’s social security or taxpayer identification, if any)~~

~~(Insert address and zip code of assignee)~~

~~(Insert assignee’s social security or taxpayer identification, if any)~~

~~and irrevocably appoints:~~

~~as agent to transfer the shares of Series A-1 Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.~~

~~Date:~~

~~Signature:~~

~~(Sign exactly as your name appears on the other side of this Certificate)~~

~~Signature Guarantee:~~

~~(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)~~

~~Schedule II~~

~~Envision Healthcare Corporation~~

~~Global Preferred Share~~

~~5.250% Mandatory Convertible Preferred Stock, Series A -1~~

~~Certificate Number: [    ]~~

~~The number of shares of Series A-1 Preferred Stock initially represented by this Global Preferred Share shall be                 . Thereafter the Transfer Agent and Registrar shall note changes in the number of shares of Series A-1 Preferred Stock evidenced by this Global Preferred Share in the table set forth below:~~

~~Amount of Decrease in Number of Shares Represented by this Global Preferred Share~~	~~Amount of Increase in Number of Shares Represented by this  Global Preferred Share~~	~~Number of Shares  Represented by this  Global Preferred  Share following  Decrease or  Increase~~	~~Signature of Authorized Officer of Transfer Agent and Registrar~~

~~[1]~~	~~Attach Schedule I only to Global Preferred Shares.~~

Annex G

Definitions of Non-GAAP Financial Measures

Adjusted EBITDA. We define Adjusted EBITDA as earnings interest expenses, net income taxes, depreciation, amortization, share-based compensation, noncontrolling interests, and, where appropriate, other items, including transaction and integration costs, impairment charges, debt extinguishment costs, gain or loss on deconsolidations, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions, the impact of the Tax Cuts and Jobs Act of 2017, discontinued operations, unrealized gain or loss on equity securities, and any other applicable one-time or non-recurring items not explicitly stated herein. Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows from operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations attributable to common stockholders is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to Adjusted EBITDA, as defined.

Adjusted EBITDA Margin. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Adjusted EPS. We define Adjusted EPS as net loss attributable to common stockholders, excluding discontinued operations, the gains or loss from deconsolidations, net of noncontrolling interests, which are non-cash in nature, impairment charges, transaction and integration costs, including associated debt extinguishment costs and deferred financing write-off, and acquisition-related amortization expense, changes in contingent purchase price consideration, purchase accounting adjustments related to mergers and acquisitions, the impact of the Tax Cuts and Jobs Act of 2017, share-based compensation expense, and unrealized gain or loss on equity securities. Adjusted EPS should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it is a significant component in understanding and assessing financial performance. Because Adjusted EPS is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. For purposes of calculating Adjusted EPS, we utilize the if-converted method to determine the number of diluted shares outstanding. In periods where utilizing the if-converted method is anti-dilutive, the mandatory convertible preferred stock will not be included in the calculation of diluted shares outstanding.

Unlevered Free Cash Flow. We define Unlevered Free Cash Flow as after-tax unlevered operating cash flow, minus distributions to non-controlling interests, share-based compensation, capital expenditures, acquisition spending and changes in working capital.

G-1

ENVISION HEALTHCARE CORPORATION ATTN: CORPORATE SECRETARY 1A BURTON HILLS BLVD. NASHVILLE, TN 37215 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on September 10, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET on September 10, 2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E50518-P12676 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ENVISION HEALTHCARE CORPORATION The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of June 10, 2018 (as it may be amended from time to time, the “merger agreement”), by and among Envision Healthcare Corporation, a Delaware corporation (“Envision” or the “Company”), Enterprise Parent Holdings Inc., a Delaware corporation (“Parent”) and Enterprise Merger Sub Inc., an indirect wholly owned subsidiary of Parent (the “Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”). 2. To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Envision’s named executive officers in connection with the merger. 3. To approve the adjournment of the annual meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the merger agreement or in the absence of a quorum. 4. To elect four Class II Directors for an additional term. For Against Abstain Nominees: 4a. John T. Gawaluck 4b. Joey A. Jacobs 4c. Kevin P. Lavender 4d. Leonard M. Riggs, Jr., M.D. 5. To amend Envision’s Second Amended and Restated Certificate of Incorporation, dated December 1, 2016 to declassify the Board of Directors and to eliminate the Series A-1 Mandatory Convertible Preferred Stock. For Against Abstain 6. To approve, on an advisory (non-binding) basis, of the compensation of Envision’s named executive officers. 7. To ratify the appointment of Deloitte & Touche LLP as Envision Healthcare Corporation’s independent registered public accounting firm for the year ending December 31, 2018. NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 11, 2018. The Notice of Annual Meeting of Stockholders & Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. E50519-P12676 Proxy — Envision Healthcare Corporation ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 11, 2018 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Christopher A. Holden and Craig A. Wilson, and each of them, as proxies, each with full power of substitution, to vote all shares of common stock of the undersigned as shown on the reverse side of this proxy at the Annual Meeting of Stockholders of Envision Healthcare Corporation (the "Company"), to be held on September 11, 2018, at 150 Third Avenue South, Suite 2800, Nashville, TN 37201 at 9:00 a.m., central daylight savings time (CDT), and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment or postponement thereof. PLEASE MARK (ON REVERSE SIDE), SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
(Continued and to be signed on the reverse side)